     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2000


                                                      REGISTRATION NO. 333-86835
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              DJ ORTHOPEDICS, LLC
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                 3842                                52-2165554
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                       DJ ORTHOPEDICS CAPITAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                 3842                                52-2157537
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                                 DONJOY, L.L.C.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                 3842                                33-0848317
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                            ------------------------
                               2985 SCOTT STREET
                            VISTA, CALIFORNIA 92083
                                 (800) 336-5690
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                LESLIE H. CROSS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              dj ORTHOPEDICS, LLC
                               2985 SCOTT STREET
                            VISTA, CALIFORNIA 92083
                                 (800) 336-5690
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)
                            ------------------------
                                WITH A COPY TO:
                              JAMES M. LURIE, ESQ.
                        O'SULLIVAN GRAEV & KARABELL, LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------------------

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                     Subject to Completion, August 8, 2000


Prospectus

DJ ORTHOPEDICS, LLC
DJ ORTHOPEDICS CAPITAL CORPORATION
12 5/8% SENIOR SUBORDINATED NOTES DUE 2009


     We issued the 12 5/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933 in exchange for our 12 5/8% Senior Subordinated Notes due 2009 in an exchange offer consummated in December 1999.


MATURITY

- The notes will mature on June 15, 2009.

INTEREST

- Interest on the notes will be payable on June 15 and December 15 of each year, beginning December 15, 1999.

REDEMPTION

- We may redeem some or all of the notes at any time after June 15, 2004.

- We may also redeem up to $35,000,000 of the notes before June 15, 2002 using the proceeds of certain equity offerings.


- The redemption prices are described on page 117.

CHANGE OF CONTROL

- If we experience a change of control, we must offer to purchase the notes.

SECURITY AND RANKING

- The notes are unsecured. The notes will be subordinated to all of our existing and future senior debt, will rank equally with all of our other senior subordinated debt and will rank senior to all of our future subordinated debt.
GUARANTEES

- If we fail to make payments on the notes, our parent company must make them instead. This guarantee will be a senior subordinated obligation of our parent company. Our existing subsidiary will not guarantee the notes.


     We prepared this prospectus for use by Chase Securities Inc. ("CSI") in connection with offers and sales related to market-making transactions of the notes. CSI may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales.



     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE NOTES.

                           -------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------
CHASE SECURITIES INC.
                           -------------------------

The date of this Prospectus is August   , 2000

                               TABLE OF CONTENTS


                                 PAGE
                                 ----
Where You Can Find More
  Information..................    i
Forward-Looking Statements.....   ii
Industry Data..................   ii
Prospectus Summary.............    1
Risk Factors...................   15
The Transactions...............   35
Recent Developments............   37
Use of Proceeds................   40
Capitalization.................   41
Selected Historical
  Consolidated Financial
  Data.........................   42
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations...................   45
Business.......................   64



                                 PAGE
                                 ----
Management.....................   89
Security Ownership of Certain
  Beneficial Owners and
  Management...................   97
Certain Relationships and
  Related Transactions.........  103
Description of Credit
  Facility.....................  111
Description of the Notes.......  115
Book-Entry; Delivery and
  Form.........................  168
Plan of Distribution...........  172
Legal Matters..................  172
Experts........................  173
Index To Consolidated Financial
  Statements...................  F-1


                           -------------------------

                      WHERE YOU CAN FIND MORE INFORMATION


     With the initial effectiveness of the Registration Statement of which this prospectus is a part, we began filing annual and quarterly reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). You may read and copy any reports, documents and other information we have filed at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.



     We, together with our parent holding company, have filed a Registration Statement on Form S-4 to register with the Commission the notes issued in exchange for the old notes. This prospectus is part of that Registration Statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the Registration Statement and the exhibits to the Registration Statement.


     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT US OR THE TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED IN THIS PROSPECTUS, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. THE DELIVERY OF THIS PROSPECTUS DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THIS DATE.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including, in particular, the statements about our plans, strategies, and prospects under the headings "Prospectus Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk Factors". All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus.

                                 INDUSTRY DATA


     Information contained in this prospectus concerning the orthopedic products industry and its segments, including the orthopedic recovery products industry, our general expectations concerning that industry and its segments and our market position and market share within that industry or its segments, both domestically and internationally, are based on estimates prepared by us using data from various sources (primarily Frost & Sullivan, an international marketing consulting firm, as well as data from our internal research) and on assumptions made by us, based on that data and our knowledge of the orthopedic products industry and its segments, which we believe to be reasonable. All market share data in this prospectus does not give effect to the Orthotech Acquisition (as defined herein). Industry data is compiled based on the area of usage of the brace or support (i.e. for the knee, ankle, back, wrist or upper extremities) and includes both the non-retail market in which we compete and the retail market. Accordingly, industry data does not correspond to the organization of our operating segments. Thus, for example, knee braces and supports market data generally cover both rigid and soft knee braces and supports. We believe data regarding the orthopedic products industry and its segments and our market position and market share within that industry or its segments are inherently imprecise, but are generally indicative of their size and our market position and market share within that industry or its segments. Data on our market position and market share within the orthopedic recovery products industry or its segments is based on U.S. sales. Estimated revenues for the orthopedic recovery products industry and its segments and the historical growth rates of that industry and its segments are based on information obtained from Frost & Sullivan. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to our general expectations concerning the orthopedic products industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption "Risk Factors" in this prospectus.



     DonJoy(R), ProCare(R), Defiance(R), GoldPoint(R), Monarch(R), RocketSoc(R), IceMan(R), Air DonJoy(R), Quadrant(R), Legend(TM), TROM(TM), Playmaker(TM), PainBuster(TM), OPAL(TM), 4TITUDE(TM), OAdjuster(TM), OfficeCare(SM), and Orthotech(R) are certain of our registered trademarks and trademarks for which we have applications pending.

                               PROSPECTUS SUMMARY


     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes information about the notes, our business, certain recent transactions entered into by us and detailed financial data. We urge you to read this prospectus in its entirety. Unless otherwise indicated,



     - the terms "Company", "dj Ortho", "we", "our", "ours" and "us" refer to dj Orthopedics, LLC and its subsidiaries or, where the context requires, the operations of our predecessor, the Bracing and Support Systems division of Smith & Nephew, Inc. ("Smith & Nephew"),


     - the term "DJ Capital" refers to DJ Orthopedics Capital Corporation, our wholly owned subsidiary and a co-obligor on the notes,

     - the term "Issuers" refers to dj Orthopedics, LLC and DJ Orthopedics Capital Corporation,

     - the term "DonJoy" refers to DonJoy, L.L.C., our parent company, and


     - the term "notes" refers to both the old notes and the notes.



The financial data included in this prospectus come from the financial statements of DonJoy. DonJoy is a guarantor of the notes and of our bank borrowings and has no material assets or operations other than its ownership of 100% of our equity interests. As a result, the consolidated financial position and results of operations of DonJoy are substantially the same as ours. No financial information of DJ Capital, the co-issuer of the notes, is included in this prospectus because management believes such information would not be material given DJ Capital's lack of assets and activities. The pro forma financial information set forth in this prospectus reflects the consummation of the Transactions (as defined below) and the Orthotech Acquisition (as defined below) as if they had occurred as of January 1, 1999 for purposes of the pro forma statements of income and the consummation of the Orthotech Acquisition as if it had occurred as of April 1, 2000 for purposes of the pro forma balance sheet data.


                                  THE COMPANY

OVERVIEW


     We are a world leading designer, manufacturer and marketer of orthopedic recovery products. Based on U.S. sales, we believe we are the leading provider of orthopedic recovery products and certain complementary products in the United States. Our broad product lines of rigid knee braces, soft goods and specialty and other orthopedic products provide a range of solutions for patients and orthopedic professionals during the various stages of the orthopedic treatment and recovery process. Our products can be used before, after and as an alternative to surgery, during and after rehabilitation and for the treatment of osteoarthritis. We are a market leader in the orthopedic recovery products industry, selling more than 600 individual products in over 50 countries throughout the world. We market our products under the DonJoy and ProCare brand names, each of which we believe enjoys one of the highest levels of brand name recognition within the orthopedic recovery products industry. Following the Orthotech Acquisition, we also sell products under the Orthotech brand name; however, we will be integrating the brand into our DonJoy and ProCare brands. In addition to the typical orthopedic patient, our products are used by professional athletes, NCAA athletic programs and the U.S. Ski Team. We believe that our leading market positions, strong brand names, reputation for quality products, broad product lines, established distribution networks in the United States and commitment to research and development provide us with significant opportunities to further grow revenues and earnings. For 1999 and the three months ended April 1, 2000, our net revenues were $114.3 million and $31.6 million, respectively, and our EBITDA (as defined) was $25.1 million and $7.1 million, respectively. On a pro forma basis to give effect to the Orthotech Acquisition, our net revenues and EBITDA would have been $161.0 million and $33.3 million, respectively, for the year ended 1999 and $44.0 million and $9.2 million, for the three months ended April 1, 2000.


     Our product lines include rigid knee braces, soft goods and a portfolio of specialty and other orthopedic products.


     - Rigid Knee Braces. Our rigid knee braces include ligament braces, which provide durable support for knee ligament instabilities, post-operative braces, which provide both knee immobilization and a protected range of motion, and osteoarthritic ("OA") braces, which provide relief of knee pain due to osteoarthritis. These technologically-advanced products are generally prescribed to a patient by an orthopedic professional. Our rigid knee braces are either customized braces, utilizing basic frames which are then custom-manufactured to fit a patient's particular measurements, or are standard braces which are available "off-the-shelf" in various sizes and can be easily adjusted to fit the patient in the orthopedic professional's office. Substantially all of our rigid knee braces are marketed under the DonJoy brand name. These products represented approximately 43% of our net revenues for the year ended December 31, 1999.



     - Soft Goods. Our soft goods products, most of which are fabric or neoprene-based, provide support and/or heat retention and compression for afflictions of the knee, ankle, back and upper extremities, including the shoulder, elbow, neck and wrist. As of December 31, 1999, approximately 61% of our soft goods products were marketed under the ProCare brand name, with the remainder marketed under the DonJoy brand name. These products represented approximately 35% of our net revenues for the year ended December 31, 1999.



     - Specialty and Other Orthopedic Products. Our portfolio of specialty and other orthopedic products, which are designed to facilitate orthopedic rehabilitation, include lower extremity walkers (boots which are an alternative to lower extremity casting), upper extremity braces (shoulder and arm braces and slings), cold therapy systems (a form of pain management which provides continuous cold therapy to assist in the reduction of pain and swelling) and pain management delivery systems (a range of ambulatory infusion pumps for the delivery of local anesthetic directly into a joint following surgery). As of December 31, 1999, approximately 85% of our specialty and other orthopedic products were marketed under the DonJoy brand name, with the remainder marketed under the ProCare brand name.

       These products represented approximately 22% of our net revenues for the year ended December 31, 1999.



     We sell our DonJoy products primarily to orthopedic surgeons, orthotic and prosthetic centers, hospitals, surgery centers, physical therapists and trainers to meet the specific needs of their patients. We sell our ProCare products under private label brand names primarily to third party distributors who generally resell our products to large hospital chains, hospital buying groups, primary care networks and orthopedic physicians. Our products are used by people who have sustained an injury, have recently completed an orthopedic surgical procedure and/or suffer from an affliction of the joint. In addition, a number of high profile professional and amateur athletes who participate in sports such as football, basketball and skiing, choose to use our products.

                                THE TRANSACTIONS

     On June 30, 1999, DonJoy consummated a recapitalization pursuant to an agreement among Chase DJ Partners, LLC ("CDP"), Smith & Nephew, the former owner of 100% of the equity interests of DonJoy, and DonJoy.


     Approximately $207.9 million of cash was required to finance the recapitalization, including approximately $199.1 million of cash paid to Smith & Nephew as consideration for the repurchase of Smith & Nephew's equity interests in DonJoy (other than a retained interest of approximately 7.1%) and $8.8 million in transaction fees and expenses. See "The Transactions." The sources of funds for the recapitalization consisted of:


     - a $64.6 million cash investment in the common membership units (the "Common Units") of DonJoy by CDP;

     - a $1.8 million investment in the Common Units of DonJoy by three members of senior management (the "Management Members"), $1.4 million of which was financed by loans from DonJoy evidenced by management promissory notes;

     - $30.0 million of net proceeds from the purchase by CB Capital Investors L.P. ("CB Capital") and First Union Investors, Inc. ("First Union Investors") of redeemable preferred membership interests (the "Redeemable Preferred Units" and, together with the Common Units, the "Units") of DonJoy having an aggregate liquidation preference of $31.4 million. CB Capital and First Union Investors purchased approximately $21.2 million and $10.2 million, respectively, of Redeemable Preferred Units before payment of $1.4 million of fees to them on a pro rata basis; and

     - our payment to DonJoy for DonJoy's assets and operations, financed by:
       -- approximately $98.0 million from the offering of the old notes, and -- $15.5 million of borrowings under our new senior secured credit facility.


     The recapitalization, the purchase of the Common Units by CDP and the Management Members, the purchase of the Redeemable Preferred Units, the sale of assets by DonJoy to us, the offering of the old notes and the borrowings under our credit facility are collectively referred to in this prospectus as the "Transactions." As a result of the Transactions, we are a wholly-owned direct subsidiary of DonJoy, holding all of its operating assets.

     The sources and uses of funds for the recapitalization are presented in the following table:


                                                               AMOUNT
                                                        ---------------------
                                                             (DOLLARS IN
                                                              MILLIONS)
SOURCES:
  Credit facility(a)..................................         $ 15.5
  Notes...............................................           98.0
  Redeemable Preferred Units(b).......................           30.0
  Common Unit investment in DonJoy by CDP.............           64.6
  Retained Common Unit investment in DonJoy by Smith &
     Nephew...........................................            5.4
  Common Unit investment in DonJoy by Management
     Members..........................................            1.8
                                                               ------
     Total sources....................................         $215.3
                                                               ======
USES:
  Consideration paid to Smith & Nephew................         $199.1
  Retained Common Unit investment in DonJoy by Smith &
     Nephew...........................................            5.4
  Loans to Management Members.........................            1.4
  Fees and expenses...................................            8.8
  Working capital.....................................            0.6
                                                               ------
     Total uses.......................................         $215.3
                                                               ======


-------------------------


(a) Represents the $15.5 million term loan borrowed under our credit facility to consummate the recapitalization.


(b) Represents $31.4 million of proceeds received from the sale of Redeemable Preferred Units, net of $1.4 million of fees paid to CB Capital and First Union Investors on a pro rata basis.


     On July 30, 1999, CB Capital and First Union Investors each transferred to affiliates of TCW/Crescent Mezzanine, L.L.C. ("TCW") approximately $5.2 million of Redeemable Preferred Units of DonJoy and $1.8 million and $0.2 million, respectively, of membership interests in CDP. In December 1999, First Union Investors transferred its remaining interest in DonJoy to DJ Investment, LLC ("DJ Investment"). First Union Investors is the manager of DJ Investment.



                              RECENT DEVELOPMENTS



     On July 7, 2000, DonJoy and the Company completed the purchase of certain assets and assumed certain liabilities (the "Orthotech Acquisition") of DePuy Orthopaedic Technology, Inc. ("DePuy Orthopaedic"), a subsidiary of Johnson & Johnson, related to DePuy Orthopaedic's bracing and soft goods business ("Orthotech").

     Orthotech develops, manufactures, and markets an array of orthopedic products for the sports medicine market including braces, soft goods and specialty products which are similar to the products currently offered by the Company. Orthotech also has an inventory management and billing program that will complement the Company's current OfficeCare program.



     Approximately $50.1 million in cash, subject to a purchase price adjustment based on the actual value of Orthotech's inventory on the closing date of the acquisition, was required to finance the Orthotech Acquisition, including approximately $3.0 million for transaction fees and costs. The sources of funds for the Orthotech Acquisition consisted of:



     - the sale of $8.3 million of Common Units to CDP and the Management Members of which the net proceeds totaled $8.1 million (excluding management promissory notes of $0.2 million),



     - $3.6 million of Redeemable Preferred Units of which the net proceeds totaled $3.4 million (excluding preferred unit fees of $0.2 million) to existing holders of the Redeemable Preferred Units,



     - borrowings under our amended credit agreement of approximately $36.6 million, and



     - $2.0 million in existing cash.



     The sources and uses of funds for the Orthotech Acquisition are presented in the following table:



                                                        AMOUNT
                                                      -----------
                                                      (DOLLARS IN
                                                       MILLIONS)
SOURCES
  Cash..............................................     $ 2.0
  Revolving credit facility.........................      12.6
  Term loan.........................................      24.0
  Redeemable Preferred Units(a).....................       3.4
  Common unit investment by CDP.....................       8.1
  Common unit investment by Management..............       0.2
                                                         -----
                                                         $50.3
                                                         =====
USES
  Cash to DePuy Orthopaedic.........................     $47.1
  Management promissory notes.......................       0.2
  Transaction fees and costs........................       2.6
  Debt issuance costs...............................       0.4
                                                         -----
                                                         $50.3
                                                         =====


---------------

(a) Represents $3.6 million of proceeds received from the sale of Redeemable Preferred Units, net of $0.2 million of fees paid to CB Capital, TCW and DJ Investment on a pro rata basis.

     In accordance with a unit purchase agreement dated as of June 28, 2000, Smith & Nephew sold its entire interest of 54,000 Common Units in DonJoy to CDP and the Management Members for $5.9 million. CDP purchased 52,495 Common Units for a total consideration of $5.7 million and the Management Members purchased the remaining 1,505 units for a total consideration of $0.2 million, which they financed with loans from DonJoy, evidenced by promissory notes.



OWNERSHIP



     As of the date of this prospectus, CDP, the Management Members and the holders of the Redeemable Preferred Units own approximately 92.1%, 2.6% and 5.3%, respectively, of the voting units of DonJoy. In addition, certain members of our management, outside directors and consultants have been granted options to acquire up to approximately 14% of DonJoy's equity interests on a fully diluted basis. See "Management -- 1999 Option Plan".



     CDP is a limited liability company formed by CB Capital, First Union Investors and Fairfield Chase Medical Partners, LLC ("Fairfield Chase"). CB Capital has invested approximately $68.0 million, First Union Investors has invested approximately $7.6 million, Fairfield Chase invested approximately $0.3 million and TCW has invested approximately $2.4 million in CDP. CDP and CB Capital are affiliates of Chase Capital Partners ("CCP"). CCP is the private equity group of The Chase Manhattan Corporation, one of the largest bank holding companies in the United States, and is one of the largest private equity organizations in the United States, with over $16 billion under management. Through its affiliates, CCP invests in leveraged buyouts, recapitalizations and venture capital opportunities by providing equity and mezzanine debt capital. Since its inception in 1984, CCP has made over 1,000 direct investments in a variety of industries. CCP has invested approximately $824 million in 100 health care companies. First Union Investors is the direct equity and mezzanine investment group of First Union Corporation. Fairfield Chase is a private venture capital firm targeting middle market medical device companies created by CCP and Charles T. Orsatti and controlled by Mr. Orsatti. For a description of the ownership, voting and management arrangements regarding DonJoy and CDP, see "Security Ownership of Certain Beneficial Owners and Management."

                       SUMMARY OF THE TERMS OF THE NOTES


Issuers..................................    dj Orthopedics, LLC and DJ
                                             Orthopedics Capital Corporation.


Notes Outstanding........................    $100,000,000 aggregate principal
                                             amount of 12 5/8% Senior
                                             Subordinated Notes due 2009. The
                                             notes were issued in exchange for
                                             $100,000,000 aggregate principal
                                             amount of 12 5/8% Senior
                                             Subordinated Notes (the "old
                                             notes") pursuant to an exchange
                                             offer effected December 1999.


Maturity.................................    June 15, 2009.


Interest.................................    Annual rate:  12 5/8%
                                             Payment frequency: every six months
                                             on June 15 and December 15. First
                                             payment: December 15, 1999.


Optional Redemption......................    On and after June 15, 2004, we may
                                             redeem some or all of the notes at
                                             the redemption prices listed in the
                                             section entitled "Description of
                                             the Notes -- Optional Redemption."
                                             Prior to such date, we may not
                                             redeem the notes, except as
                                             described in the following
                                             paragraph.

                                             At any time prior to June 15, 2002,
                                             we may redeem up to 35% of the
                                             original aggregate principal amount
                                             of the notes with the net cash
                                             proceeds of certain equity
                                             offerings at a redemption price
                                             equal to 112.625% of the principal
                                             amount thereof, plus accrued
                                             interest, so long as (a) at least
                                             65% of the original aggregate
                                             amount of the notes remains
                                             outstanding after each such
                                             redemption and (b) any such
                                             redemption by us is made within 90
                                             days of such equity offering.

Change of Control........................    Upon the occurrence of a change of
                                             control, unless we have exercised
                                             our right to redeem all of the
                                             notes as described above, you will
                                             have the right to require us to
                                             repurchase all or a portion of your
                                             notes at a
                                             purchase price in cash equal to
                                             101% of the principal amount
                                             thereof, plus accrued interest to
                                             the date of repurchase. See
                                             "Description of the Notes -- Change
                                             of Control."


Guarantees...............................    The notes are fully and
                                             unconditionally guaranteed on an
                                             unsecured senior subordinated basis
                                             by DonJoy and certain of our future
                                             subsidiaries. None of our current
                                             subsidiaries guarantee the notes.
                                             If we fail to make payments on the
                                             notes, DonJoy and our future
                                             subsidiaries that are guarantors,
                                             if any, must make them instead.



                                             Our Mexican subsidiary, currently
                                             our only subsidiary besides DJ
                                             Capital, does not guarantee the
                                             notes. As of April 1, 2000, the
                                             aggregate amount of the liabilities
                                             of our Mexican subsidiary as
                                             reflected on its balance sheet was
                                             $0.1 million and such subsidiary
                                             accounted for less than 1% of our
                                             assets.



                                             Guarantees of the notes are
                                             subordinated to the guarantees of
                                             our senior indebtedness under our
                                             credit facility issued by DonJoy
                                             and certain of our future
                                             subsidiaries.



Ranking..................................    The notes are unsecured and:


                                             - subordinate to all of our
                                               existing and future senior debt;


                                             - rank equally with all of our
                                               other future senior subordinated
                                               debt;


                                             - rank senior to all of our future
                                               subordinated debt;

                                             - effectively subordinated to our
                                               secured indebtedness to the
                                               extent of the value of the assets
                                               securing such indebtedness; and


                                             - effectively subordinated to all
                                               liabilities of our Mexican
                                               subsidiary and any other future
                                               subsidiary which does not
                                               guarantee the notes.

                                             Similarly, the guarantees of the
                                             notes by DonJoy and our future
                                             guarantor subsidiaries, if any,
                                             will be unsecured and:


                                             - subordinate to all of the
                                               applicable guarantor's existing
                                               and future senior debt;


                                             - rank equally with all of the
                                               applicable guarantor's other
                                               future senior subordinated debt;


                                             - rank senior to all of the
                                               applicable guarantor's future
                                               subordinated debt; and

                                             - effectively subordinated to any
                                               secured indebtedness of such
                                               guarantor to the extent of the
                                               value of the assets securing such
                                               indebtedness.


                                             Assuming we had completed the
                                             Orthotech Acquisition as of April
                                             1, 2000, on a pro forma basis:



                                             - we would have had $51.7 million
                                               of senior debt to which the notes
                                               would be subordinated (which
                                               amount does not include $12.4
                                               million remaining available under
                                               the revolving credit portion of
                                               our credit facility);



                                             - DonJoy and DJ Capital would have
                                               had no senior debt (other than
                                               their respective guarantees of
                                               our indebtedness under our credit
                                               facility);



                                             - we and DJ Capital would not have
                                               had any senior subordinated debt
                                               other than the notes, and DonJoy
                                               would not have had any senior
                                               subordinated debt other than its
                                               guarantee on the notes;


                                             - we and DonJoy would not have had
                                               any subordinated debt; and


                                             - our Mexican subsidiary, which is
                                               not a guarantor of the notes,
                                               would have had $0.1 million of
                                               liabilities as reflected on its
                                               balance sheet.

                                             As of the date of this prospectus,
                                             the indenture relating to the notes
                                             would permit us to incur additional
                                             senior indebtedness if we satisfy
                                             certain ratio tests.


Certain Covenants........................    The indenture, among other things,
                                             restricts our ability and the
                                             ability of our subsidiaries to:

                                             - borrow money;

                                             - make distributions, redeem equity
                                               interests or redeem subordinated
                                               debt;

                                             - make investments;

                                             - use assets as security in other
                                               transactions;

                                             - sell assets;

                                             - guarantee other indebtedness;

                                             - enter into agreements that
                                               restrict dividends from
                                               subsidiaries;

                                             - merge or consolidate; and

                                             - enter into transactions with
                                               affiliates.

                                             These covenants are subject to a
                                             number of important exceptions. For
                                             more details, see "Description of
                                             the Notes -- Certain Covenants."

                                  RISK FACTORS


     You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before investing in the notes.

                           -------------------------

     dj Orthopedics, LLC is a Delaware limited liability company formed in March 1999 and is a wholly-owned subsidiary of DonJoy, L.L.C., a Delaware limited liability company formed in December 1998 which acquired the assets and certain liabilities of the Bracing and Support Systems division of Smith & Nephew. DJ Orthopedics Capital Corporation, our wholly-owned subsidiary, is a Delaware corporation formed in March 1999 to serve as a co-issuer of the notes. Our principal executive offices are located at 2985 Scott Street, Vista, California 92083 and our telephone number is (800) 336-5690.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following table presents summary historical and pro forma consolidated financial data of DonJoy. DonJoy is a guarantor of the notes and of our credit facility and has no material assets or operations other than its ownership of 100% of our equity interests. As a result, the consolidated financial position and results of operations of DonJoy are substantially the same as ours. The summary historical consolidated financial data for the years ended December 31, 1997, 1998 and 1999 come from DonJoy's audited consolidated financial statements included in this prospectus.



     The summary historical consolidated financial data for the three months ended April 1, 2000 and April 3, 1999 come from DonJoy's unaudited consolidated financial statements included in this prospectus. In the opinion of our management, the unaudited consolidated financial data reflect all adjustments (which include normal recurring adjustments) necessary to present fairly DonJoy's financial position and results of operations for the unaudited periods. The results of operations for the interim periods are not necessarily indicative of operating results for the full year.



     The summary pro forma consolidated financial data set forth below come from the unaudited pro forma financial information included in this prospectus. The pro forma consolidated statements of income data gives effect to the Transactions and the Orthotech Acquisition as if they had occurred on January 1, 1999. The pro forma consolidated balance sheet data gives effect to the Orthotech Acquisition as if it had occurred on April 1, 2000. The summary pro forma financial data does not purport to represent what DonJoy's financial position or results of operations would have been if the Transactions and the Orthotech Acquisition had been completed as of the date or for the periods presented, nor do such data purport to represent DonJoy's financial position or results of operations for any future date or period.



     We urge you to read the financial data set forth below together with DonJoy's historical consolidated financial statements and the information included under "The Transactions," "Recent Developments," "Selected Historical Consolidated Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which is included elsewhere in this prospectus.



                                                                                                           PRO FORMA
                                                                               THREE MONTHS       ---------------------------
                                                                                   ENDED                         THREE MONTHS
                                              YEARS ENDED DECEMBER 31,      -------------------    YEAR ENDED       ENDED
                                            -----------------------------   APRIL 3,   APRIL 1,   DECEMBER 31,     APRIL 1,
                                             1997       1998       1999       1999       2000         1999           2000
                                            -------   --------   --------   --------   --------   ------------   ------------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
  Net revenues............................  $92,624   $100,785   $114,252   $28,400    $31,585      $160,972       $44,026
  Cost of goods sold(a)...................   38,913     45,945     51,056    13,349     12,673        72,301        18,180
                                            -------   --------   --------   -------    -------      --------       -------
  Gross profit............................   53,711     54,840     63,196    15,051     18,912        88,671        25,846
  Operating expenses(a):
    Sales and marketing...................   22,878     25,296     27,424     6,938      7,713        41,210        11,722
    General and administrative............   15,802     16,484     16,755     4,475      4,783        21,316         6,344
    Research and development..............    2,055      2,248      2,115       558        607         2,401           746
    Restructuring costs(b)................       --      2,467         --        --         --           400            --
                                            -------   --------   --------   -------    -------      --------       -------
  Total operating expenses................   40,735     46,495     46,294    11,971     13,103        65,327        18,812
                                            -------   --------   --------   -------    -------      --------       -------
  Income from operations..................   12,976      8,345     16,902     3,080      5,809        23,344         7,034
  Interest expense........................   (2,072)        --     (7,568)       --     (3,811)     (18,656)        (4,704)
  Interest income.........................       --         --        181        --        125           181           125
                                            -------   --------   --------   -------    -------      --------       -------
  Income before income taxes..............   10,904      8,345      9,515     3,080      2,123         4,869         2,455
  Provision for income taxes..............    4,367      3,394      2,387     1,263         --            --            --
                                            -------   --------   --------   -------    -------      --------       -------
  Net income..............................  $ 6,537   $  4,951   $  7,128   $ 1,817    $ 2,123      $  4,869       $ 2,455
                                            =======   ========   ========   =======    =======      ========       =======

                                                                                                           PRO FORMA
                                                                               THREE MONTHS       ---------------------------
                                                                                   ENDED                         THREE MONTHS
                                              YEARS ENDED DECEMBER 31,      -------------------    YEAR ENDED       ENDED
                                            -----------------------------   APRIL 3,   APRIL 1,   DECEMBER 31,     APRIL 1,
                                             1997       1998       1999       1999       2000         1999           2000
                                            -------   --------   --------   --------   --------   ------------   ------------
                                                                         (DOLLARS IN THOUSANDS)
OTHER DATA:
  EBITDA(c)...............................  $17,779   $ 15,665   $ 21,854   $ 4,268    $ 7,076      $ 32,355       $ 9,217
  Adjusted EBITDA(d)......................   22,090     21,957     25,082     5,983      7,076        33,296         9,217
  Depreciation and amortization...........    4,803      4,853      4,952     1,188      1,267         9,011         2,183
  Capital expenditures and acquired
    intangibles...........................    2,273      4,149      4,706       340      1,020         5,539         1,161
  Cash interest expense...................       --         --      6,530        --        367        17,548         1,242
  Ratio of earnings to fixed charges(e)...     4.83x      8.84x      2.06x(f)   14.77x    1.51x         1.32x         1.49x
  Ratio of EBITDA to cash interest
    expense...............................       --         --       3.84x       --       2.01x(g)       1.90x        1.96x(g)
  Ratio of total debt to EBITDA...........       --         --       4.52x       --       4.00x(g)       4.50x        4.06x(g)
CASH FLOWS PROVIDED BY (USED IN):
  Operating activities....................  $11,076   $  3,748   $ 16,065   $ 1,967    $ 4,242           N/A           N/A
  Investing activities....................   (2,322)    (4,049)    (4,776)     (341)    (1,206)          N/A           N/A
  Financing activities....................   (8,401)       200     (6,171)   (2,114)      (287)          N/A           N/A



                                                                AS OF APRIL 1, 2000
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA
Cash........................................................   $  8,676     $  6,696
Working capital.............................................     29,568       32,483
Total assets................................................     93,950      142,081
Total debt, excluding current portion.......................    112,731      148,751
Redeemable Preferred Units..................................     33,878       37,311
Total deficit...............................................    (69,645)     (61,547)


---------------

N/A Not applicable


            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) Historical amounts include various charges and overhead allocations from Smith & Nephew. See note (d) below.


(b) We recorded restructuring costs in 1998 relating to the consolidation of our operations at our Vista, California facility. See Note 9 of Notes to DonJoy's Audited Consolidated Financial Statements, and "Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Overview -- Manufacturing Cost Reduction Initiatives".


(c) "EBITDA" is defined as income from operations plus restructuring costs, and depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. Our definition of EBITDA may not be comparable to that of other companies.

(d) "Adjusted EBITDA" represents EBITDA (as defined above) adjusted to eliminate:


    (1) charges for brand royalties paid by DonJoy to Smith & Nephew for use of the Smith & Nephew trademarks and trade names which amounts are no longer paid following the recapitalization;



    (2) foreign sales corporation commissions paid by DonJoy on sales to foreign sales corporations established by Smith & Nephew for tax planning purposes which amounts are no longer paid following the recapitalization;



    (3) Smith & Nephew overhead allocations for corporate managed accounts and new business expense and corporate management expense which were not incurred following consummation of the recapitalization (the "Eliminated Allocations");


    (4) Smith & Nephew overhead allocations for research and development and for amounts charged by Smith & Nephew for services provided to us for finance (risk management, treasury, audit and taxes), human resources and payroll and legal services (collectively, the "Other Corporate Allocations");


    (5) Eliminates the incremental cost of the fair market value of acquired inventories.


    and adjusted to include the estimated costs we expect to incur to replace the services previously provided by Smith & Nephew as part of the Other Corporate Allocations.

                                                                                                              PRO FORMA
                                                                                  THREE MONTHS       ----------------------------
                                                                                     ENDED
                                                        YEARS ENDED           --------------------                   THREE MONTHS
                                                       DECEMBER 31,                                   YEAR ENDED        ENDED
                                                ---------------------------   APRIL 3,    APRIL 1,   DECEMBER 31,      APRIL 1,
                                                 1997      1998      1999       1999        2000         1999            2000
                                                -------   -------   -------   ---------   --------   -------------   ------------
EBITDA........................................  $17,779   $15,665   $21,854    $4,268      $7,076       $32,355         $9,217
Brand royalties...............................    1,605     3,249     1,817       987          --            --             --
Foreign sales corporation commissions.........      661       439        --        --          --            --             --
Eliminated Allocations........................    1,652     1,726       979       502          --            --             --
Other Corporate Allocations...................    1,193     1,678       832       426          --            --             --
Estimated costs to replace Smith & Nephew
 services.....................................     (800)     (800)     (400)     (200)         --            --             --
Eliminated step-up in inventory...............       --        --        --        --          --           941             --
                                                -------   -------   -------    ------      ------       -------         ------
Adjusted EBITDA...............................  $22,090   $21,957   $25,082    $5,983      $7,076       $33,296         $9,217
                                                =======   =======   =======    ======      ======       =======         ======



    Adjusted EBITDA does not reflect adjustments for Smith & Nephew allocations for bonus, pension and insurance or payroll taxes and benefits or charges for direct legal expenses incurred by Smith & Nephew on our behalf, which costs and expenses we believe we would have incurred in approximately the same amounts on a stand-alone basis, and are of a nature we will continue to incur following the recapitalization. Accordingly, no adjustments for these items have been made. For a more complete description of the corporate charges and allocations, the services performed by Smith & Nephew after the recapitalization and our ability to replace such services, see Note 8 of Notes to DonJoy's Audited Consolidated Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Overview -- Smith & Nephew Allocations and Sales" and "Certain Relationships and Related Transactions -- Other Agreements between DonJoy and Smith & Nephew -- Transition Services Agreement."


    The adjustments described above are reflected in the consolidated pro forma financial data presented in this prospectus.


(e) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs, whether expensed or capitalized, and
    (iii) an allocation of one-third of the rental expense from operating leases which management considers to be a reasonable approximation of the interest factor of rental expense.



(f) Reflects interest expense beginning June 30, 1999 as a result of the Transactions.



(g) Annualized

                                  RISK FACTORS


     In addition to the other matters described in this prospectus, you should carefully consider the specific factors set forth below before making an investment in the notes.


SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.


     As a result of the Transactions and the Orthotech Acquisition, we are highly leveraged, which means we have a large amount of indebtedness in relation to our members' deficit. The following chart shows certain important credit statistics and is presented assuming we had completed the Orthotech Acquisition as of April 1, 2000 in the case of the first three statistics, and the Transactions and the Orthotech Acquisition as of January 1, 1999 in the case of the ratios of earnings to fixed charges:



                                           PRO FORMA AT
                                          APRIL 1, 2000
                                          --------------
                                          (IN THOUSANDS)
Long-term debt (including current
  portion)..............................     $149,831
Redeemable preferred units..............     $ 37,311
Members' deficit........................     $(61,547)



                                    PRO FORMA FOR THE
                         ---------------------------------------
                            YEAR ENDED        THREE MONTHS ENDED
                         DECEMBER 31, 1999      APRIL 1, 2000
                         -----------------    ------------------
Ratio of earnings to
  fixed charges........        1.32x                 1.49x



     We may also incur additional indebtedness from time to time to finance acquisitions as we did in connection with the Orthotech Acquisition, investments or strategic alliances or capital expenditures or for other purposes subject to the restrictions contained in the credit facility and the indenture. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Credit Facility" and "Description of the Notes."


     Our high degree of leverage could have important consequences to us, including the following:

     - Our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms.

     - We will need a substantial portion of our cash flow to pay the principal and interest on our indebtedness, including indebtedness that we may incur in the future.

     - Payments on our indebtedness will reduce the funds that would otherwise be available for our operations and future business opportunities.


     - Debt under the credit facility is secured and matures prior to the notes.


     - A substantial decrease in our net operating cash flows could make it difficult for us to meet our debt service requirements and force us to modify our operations.

     - We may be more highly leveraged than our competitors, which may place us at a competitive disadvantage.

     - Our debt level may make us more vulnerable than our competitors to a downturn in our business or the economy generally.

     - Our debt level reduces our flexibility in responding to changing business and economic conditions.

     - Some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates.

     - There would be a material adverse effect on our business and financial condition if we are unable to service our indebtedness or obtain additional financing, as needed.

ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to pay principal and interest on the notes and to satisfy our other obligations will depend upon, among other things:

     - Our future financial and operating performance, which performance will be affected by prevailing economic conditions and financial, business, regulatory and other factors, certain of which are beyond our control;


     - The future availability of borrowings under the revolving credit facility or any successor facility, the availability of which is or may depend on, among other things, our complying with certain covenants. See "Description of Credit Facility."



     Based on our current and expected levels of operations, we expect that our operating cash flow and borrowings under the revolving credit facility should be sufficient for us to meet our operating expenses, to make necessary capital expenditures and to service our debt requirements as they become due. However, our operating results and borrowings under the revolving credit facility may not be sufficient to service our indebtedness, including the notes. In addition, we may incur additional indebtedness in order to make acquisitions, investments or strategic alliances. If we cannot service our indebtedness, we will be forced to take actions such as reducing or delaying acquisitions, investments, strategic alliances and/or capital expenditures, selling assets, restructuring or refinancing our indebtedness (which could include the notes), or seeking additional equity capital or bankruptcy protection. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all. In addition, the terms of existing or future debt agreements, including the credit facility and the indenture, may restrict us from adopting any of these alternatives.


SUBORDINATION OF THE NOTES AND THE GUARANTEE; STRUCTURAL SUBORDINATION OF THE NOTES -- THE NOTES AND THE GUARANTEE BY DONJOY ARE, AND GUARANTEES BY ANY OF OUR FUTURE SUBSIDIARIES WILL BE, EFFECTIVELY SUBORDINATED TO ALL SENIOR DEBT OF OUR SUBSIDIARIES.

     The notes are subordinated in right of payment to the prior payment in full of all our existing and future senior indebtedness and the guarantee of the notes by DonJoy and any future subsidiaries providing a guarantee of the notes will be subordinated in right of payment to all senior indebtedness of the applicable guarantor. The indenture requires each of our domestic subsidiaries that is formed or acquired in the future to guarantee the notes, unless we designate such subsidiary as an Unrestricted Subsidiary (as defined). Assuming we had completed the Orthotech Acquisition as of April 1, 2000, we would have had approximately $51.7 million of senior indebtedness outstanding (excluding unused commitments under the revolving credit facility), all of which would have been secured, and DonJoy had no senior indebtedness outstanding (other than its guarantee of our borrowings under the credit facility). In addition, the indenture permits us and our Restricted Subsidiaries (as defined in the indenture) to incur additional senior indebtedness, including indebtedness under the credit facility.



     We or the applicable guarantor may not pay principal, premium (if any), interest or other amounts on account of the notes or the guarantee by DonJoy or any subsidiary in the event of a payment default on, or another default that has resulted in the acceleration of, certain senior indebtedness (including debt under the credit facility) unless such indebtedness has been paid in full or the default has been cured or waived. In the event of certain other defaults with respect to certain senior indebtedness, we or the applicable guarantor may not be permitted to pay any amount on account of the notes or the guarantee by DonJoy or any subsidiary for a designated period of time. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us or a guarantor, our assets or a guarantor's assets, as the case may be, will be available to pay obligations on the notes or the guarantor's guarantee, as applicable, only after our senior indebtedness or the senior indebtedness of that guarantor has been paid in full, and there can be no assurance that there will be sufficient assets remaining to pay amounts due on all or any of the notes or any guarantee of the notes.



     Our right to receive assets of any subsidiary which is not a guarantor upon the liquidation or reorganization of that subsidiary (and thus the rights of the holders of notes to realize any value with respect to those assets) will be subject to the prior claims of creditors of that subsidiary (including trade creditors). Accordingly, since our Mexican subsidiary is not a guarantor of the notes, the notes are effectively subordinated to all liabilities (including trade payables and contingent liabilities) of our Mexican subsidiary and any of our future subsidiaries that do not provide a guarantee of the notes except to the extent that we are recognized as a creditor of such subsidiary. However, even if we were recognized as a creditor of a subsidiary that does not guarantee the notes, our claims would still be subordinate to any security interest in the assets of that subsidiary, and any indebtedness of that subsidiary senior to that held by us. As of April 1, 2000, the aggregate amount of the liabilities of our Mexican subsidiary as reflected on its balance sheet was $0.1 million.



LIMITED VALUE OF DONJOY GUARANTEE -- YOU SHOULD NOT RELY ON THE GUARANTEE BY DONJOY IN THE EVENT WE CANNOT MAKE PAYMENTS UPON THE NOTES.



     As a result of the Transactions, all of the operations of DonJoy are conducted through us and DonJoy has no material assets other than its ownership of 100% of our equity interests. Accordingly, DonJoy's cash flow and, consequently, its ability to service debt, including its guarantee of the notes and our credit facility, depends on our operations. As a result, you should not rely on the guarantee by DonJoy for repayment of the notes.

ASSET ENCUMBRANCES TO SECURE THE CREDIT FACILITY -- IF WE DEFAULT UNDER OUR SENIOR DEBT, OUR SENIOR LENDERS CAN FORECLOSE ON THE ASSETS WE HAVE PLEDGED TO SECURE PAYMENT OF THE SENIOR DEBT TO YOUR EXCLUSION.



     In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the notes (and DonJoy's obligations under its guarantee) are unsecured while our obligations under the credit facility (and DonJoy's obligations under its guarantee of our indebtedness under the credit facility) are secured by a security interest in substantially all of our assets and the assets of DonJoy (which consist principally of 100% of our equity interests) and each of our existing and subsequently acquired or organized U.S. and, subject to certain limitations, non-U.S. subsidiaries, including a pledge of all of the issued and outstanding equity interests in our existing or subsequently acquired or organized U.S. subsidiaries and 65% of the equity interests in each of our subsequently acquired or organized non-U.S. subsidiaries. If we are declared bankrupt or insolvent or if we default under the credit facility, the lenders could declare all of the funds borrowed under our credit facility, together with accrued interest, immediately due and payable. If we were unable to repay that indebtedness, the lenders could foreclose on our equity interests pledged by DonJoy, on the pledged equity interests of our subsidiaries and on the assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture at such time. Furthermore, if all equity interests of any future subsidiary guarantor are sold to persons pursuant to an enforcement of the pledge of equity interests in that subsidiary guarantor for the benefit of the senior lenders, then the applicable subsidiary guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. See "Description of Credit Facility."


RESTRICTIVE DEBT COVENANTS -- OUR DEBT AGREEMENTS RESTRICT OUR BUSINESS IN MANY WAYS.


     The credit facility and the indenture impose, and the terms of any future indebtedness may impose, operating and other restrictions on us. Such restrictions affect, and in many respects limit or prohibit, among other things, our ability to:


     - incur additional indebtedness,

     - issue redeemable equity interests and preferred equity interests,

     - pay dividends or make distributions, repurchase equity interests or make other restricted payments,


     - redeem indebtedness that is subordinated in right of payment to the notes,


     - create liens,

     - enter into certain transactions with affiliates,

     - make certain investments,

     - sell assets, or

     - enter into mergers or consolidations.


     The credit facility also requires us to achieve certain financial and operating results and satisfy certain financial ratios and prohibits us from prepaying our other indebtedness (including the notes) while indebtedness under the credit facility is outstanding. Our ability to comply with such provisions may be affected by events beyond our control.

     These restrictions contained in the indenture and the credit facility could


     - limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans, and

     - adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.


     A breach of any of these covenants, ratios, tests or other restrictions could result in an event of default under the credit facility and/or the indenture. Upon the occurrence of an event of default under the credit facility, the lenders could elect to declare all amounts outstanding under the credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. If the lenders under the credit facility accelerate the payment of the indebtedness, there can be no assurance that our assets would be sufficient to repay in full such indebtedness and our other indebtedness, including the notes. See "-- Subordination of the Notes and the Guarantee; Structural Subordination of the Notes," "-- Asset Encumbrances to Secure the Credit Facility," "Description of Credit Facility" and "Description of the Notes -- Certain Covenants."


UNCERTAINTY RELATING TO THIRD PARTY REIMBURSEMENT -- CHANGES IN REIMBURSEMENT POLICIES FOR OUR PRODUCTS BY THIRD PARTY PAYORS OR REDUCTIONS IN REIMBURSEMENT RATES FOR OUR PRODUCTS COULD ADVERSELY AFFECT US.


     The ability of our customers (or persons to whom our customers sell our products) to receive reimbursement for the cost of our products from private third party payors and, to a lesser extent, Medicare, Medicaid and other governmental programs, is important to our business. Except with respect to our OfficeCare Program and our insurance billing service, we are not directly involved in the third party reimbursement process, and while we are unable to give precise data, we believe that a substantial portion of our other sales to customers (or by them to their customers) are reimbursed by third party payors. In the United States, third party reimbursement is generally based on the medical necessity of the product to the user, and generally products which are prescribed by doctors are eligible for reimbursement. As such, we believe that substantially all of our U.S. sales of rigid knee braces and a substantial portion of our U.S. sales of soft goods and specialty and other orthopedic products are reimbursed by third party payors. In response to the historic and forecasted reductions of U.S. reimbursement rates, we and many of our competitors are introducing new product offerings at lower prices. Failure by users of our products to obtain sufficient reimbursement from third party payors for our products or adverse changes in governmental and private payors' policies toward reimbursement for our products could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that third party reimbursement for our products will continue to be available or at what rate such products will be reimbursed.



     Congress and certain state legislatures are considering reforms in the health care industry that may lower reimbursement practices, including controls on health care spending through limitations on the growth of Medicare and Medicaid spending.

     In particular, President Clinton's budget request for 2001 proposes an over $100 million reduction in reimbursement in Fiscal Year 2001 for orthotic and prosthetic devices, including some of our products, and an over $900 million reduction over Fiscal Years 2001-2005. The President's proposal is not specific as to how the reduction in reimbursement would be implemented. We cannot predict whether or in what form the reduction of, or elimination of the annual increases in, reimbursement rates will be adopted, or if adopted, what effect such reduction or elimination will have on reimbursement rates for our products. Congress declined to adopt similar proposals in connection with the Fiscal Year 2000 budget request. Private health insurance plans generally set reimbursement rates at a discount to Medicare. If enacted, Congressional or regulatory measures that reduce Medicare reimbursement rates could reduce reimbursement rates for our products, which could have an adverse effect on our ability to sell our products or cause our customers to use less expensive products, which could have a material adverse effect on our results of operations.



     Similar to our domestic business, our success in international markets also depends upon the eligibility of our products for reimbursement through government sponsored health care payment systems and third party payors, particularly in Europe and Japan, our principal international markets. Reimbursement practices vary significantly by country, with certain jurisdictions, most notably France, requiring products to undergo lengthy regulatory review in order to be eligible for reimbursement. In addition, health care cost containment efforts similar to those we face in the United States are prevalent in many of the foreign jurisdictions in which our products are sold and these efforts are expected to continue. For example, in Germany, our largest foreign market representing approximately 35% of international sales in 1999, reimbursement for our products was decreased in 1997 to 80% from 100% by government sponsored health care payment systems and third party payors. In Italy, our rigid knee bracing products and cold therapy systems, among others, are no longer eligible for reimbursement at all. In the United Kingdom, while reimbursement for our products through the National Health Service ("NHS") is currently available, the cost of our products is not reimbursed by private health insurance plans and orthopedic professionals are being pressured by the NHS to reduce or eliminate the number of rigid knee braces prescribed for orthopedic patients. In France, while we believe our rigid knee braces would be eligible for reimbursement, our knee brace products have not gone through the lengthy regulatory process necessary for reimbursement eligibility and, accordingly, the cost of these products is not currently reimbursed in France. Any developments in our foreign markets that eliminate or reduce reimbursement rates for our products could have an adverse effect on our ability to sell our products or cause our customers to use less expensive products, which could have a material adverse effect on our results of operations.



RESPONSES BY HEALTH CARE PROVIDERS TO PRICE PRESSURES; FORMATION OF BUYING GROUPS -- HEALTHCARE REFORM AND MANAGED CARE AND BUYING GROUPS HAS PUT DOWNWARD PRESSURE ON THE PRICES OF OUR PRODUCTS.



     Within the United States, health care reform and managed care are changing the dynamics of the health care industry as it seeks ways to control rising health care costs. As a result of health care reform, the U.S. health care industry has seen a rapid expansion of managed care at the expense of traditional private insurance. The development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person (referred to as capitation) has given rise to, and is expected to continue to cause, pressures on health care providers to lower costs. The advent of managed care has also resulted in greater attention to the tradeoff between patient need and product cost, so-called demand matching, where patients are evaluated as to age, need for mobility and other parameters and are then matched with an orthopedic recovery product that is cost effective in light of such evaluation. One result of demand matching has been, and is expected to continue to be, a shift toward lower priced products, and any such shift in our product mix to lower margin, off-the-shelf products could have an adverse impact on our operating results. For example, in our rigid knee bracing segment, we and many of our competitors are offering lower priced, off-the-shelf products in response to managed care. These lower priced products have in part contributed to our minimal sales growth in our rigid knee bracing product lines over the past few years and could have a material adverse effect on our business, financial condition and results of operations in the future.

     A further result of managed care and the related pressure on costs has been the advent of buying groups in the United States. Such buying groups enter into preferred supplier arrangements with one or more manufacturers of orthopedic or other medical products in return for price discounts. The extent to which such buying groups are able to obtain compliance by their members with such preferred supplier agreements varies considerably depending on the particular buying groups. In response to the organization of new buying groups, we have entered into national contracts with selected groups and believe that the high levels of product sales to such groups and the opportunity for increased market share can offset the financial impact of discounting. We believe that our ability to enter into more of such arrangements will be important to our future success and the growth of our revenues. However, we may not be able to obtain new preferred supplier commitments for major buying groups, in which case we could lose significant potential sales, to the extent such groups are able to command a high level of compliance by their members. On the other hand, if we receive preferred supplier commitments from particular groups which do not deliver high levels of compliance, we may not be able to offset the negative impact of lower per unit prices or lower margins with any increases in unit sales or in market share, which could have a material adverse effect on our business, financial condition and results of operations.

     In international markets, where the movement toward health care reform and the development of managed care are generally not as advanced as in the United States, we have experienced similar downward pressure on product pricing and other effects of health care reform as we have experienced in the United States. We expect health care reform and managed care to continue to develop in our primary international markets, including Europe and Japan, which we expect will result in further downward pressure in product pricing. The timing and the effects on us of health care reform and the development of managed care in international markets cannot currently be predicted.

POTENTIAL REGULATION LIMITING CUSTOMER BASE -- PROPOSED LAWS COULD LIMIT THE TYPES OF ORTHOPEDIC PROFESSIONALS WHO CAN FIT, SELL OR SEEK REIMBURSEMENT FOR OUR PRODUCTS.

     Congress and state legislatures have from time to time, in response to pressure from certain orthopedic professionals, considered proposals which would have the effect of limiting the types of orthopedic professionals who can fit and/or sell our products or who can seek reimbursement for our products. In particular, Texas and Florida have adopted legislation which prohibits the practice of orthotics and prosthetics, including the measuring, fitting and adjusting of certain medical devices, without a license. The effect of such laws could be to substantially limit our potential customers in those jurisdictions in which such legislation or regulations are enacted and could provide the authorized providers of our products with greater purchasing power. In such event, we would seek to ensure that orthopedic professionals continue to prescribe our products and enhance our relationships with authorized providers. However, we may not be successful in responding to such laws and therefore the adoption of such laws could have a material adverse effect on our business, financial condition and results of operations.

PATENTS AND PROPRIETARY KNOW-HOW -- WE RELY ON INTELLECTUAL PROPERTY TO DEVELOP AND MANUFACTURE OUR PRODUCTS AND OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE LOSE OUR INTELLECTUAL PROPERTY RIGHTS.

     We hold U.S. and foreign patents relating to certain of our components and products and have patent applications pending with respect to certain components and products. We also anticipate that we will apply for additional patents as we deem appropriate. We believe that certain of our existing patents, particularly the patents for our:

     - "Four Points of Leverage" system, the critical element in the design of all of our ligament braces,

     - Custom Contour Measuring System, which serves as an integral part of the measurement process for patients ordering our customized ligament and OA braces,


     - series of hinges for our post-operative braces,


     - pneumatic pad design and production technologies which utilize air inflatable cushions that allow the patient to vary the location and degree of support provided by braces such as the Defiance and the Patient Ready Monarch,


     - Osteoarthritis bracing concepts, including pending patents on the recently released and commercial successful OPAL and OAdjuster braces (Monarch, PR Monarch, OPAL, OAdjuster),



     - Ankle bracing, both rigid and soft (ALP, RocketSoc, ProCare stirrup), and



     - Rigid shoulder bracing (Quadrant).


are and will continue to be extremely important to our success. However, we cannot assure you that:

     - our existing or future patents, if any, will afford us adequate protection,

     - our patent applications will result in issued patents, or

     - our patents will not be circumvented or invalidated.

The patent for our "Four Points of Leverage" system expires in January 2005. The expiration of this patent could have a material adverse effect on our business, financial condition and results of operations.


     In addition, we hold licenses from third parties to utilize certain patents, patents pending and technology utilized in the design of some of our existing products and products under development, including the IceMan and the VISTA system. If we lost these licenses, we would not be able to manufacture and sell the related products, which could have a material adverse effect on our business, financial condition and results of operations.


     Our success also depends on non-patented proprietary know-how, trade secrets, processes and other proprietary information. We employ various methods to protect our proprietary information, including confidentiality agreements and proprietary information agreements with vendors, employees, consultants and others who have access to our proprietary information. However, these methods may not provide us with adequate protection. Our proprietary information may become known to, or be independently developed by, competitors, or our proprietary rights in intellectual property may be challenged, any of which could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Intellectual Property."

PATENT LITIGATION -- WE COULD BE ADVERSELY AFFECTED IF WE BECOME INVOLVED IN LITIGATION REGARDING OUR PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

     The medical device industry has experienced extensive litigation regarding patents and other intellectual property rights. We or our products may become subject to patent infringement claims or litigation or interference proceedings declared by the United States Patent and Trademark Office ("USPTO") to determine the priority of inventions. The defense and prosecution of intellectual property suits, USPTO interference proceedings and related legal and administrative proceedings are both costly and time-consuming. We have from time to time needed to, and may in the future need to, litigate to enforce our patents, to protect our trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. Any future litigation or interference proceedings will result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination in litigation or interference proceedings to which we may become a party could:

     - subject us to significant liabilities to third parties,

     - require disputed rights to be licensed from a third party for royalties that may be substantial, or

     - require us to cease using such technology.

Any one of these outcomes could have a material adverse effect on us. Furthermore, we may not be able to obtain necessary licenses on satisfactory terms, if at all. Accordingly, adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling certain of our products, which would have a material adverse effect on our business, financial condition and results of operations.

UNCERTAINTY OF DOMESTIC AND FOREIGN REGULATORY CLEARANCE AND APPROVAL -- WE MAY NOT RECEIVE REGULATORY CLEARANCE OR APPROVAL FOR OUR PRODUCTS OR OPERATIONS IN THE UNITED STATES OR ABROAD.

     Our products and operations are subject to extensive regulation in the United States by the Federal Food and Drug Administration ("FDA"). The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, promotion, distribution, and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended uses. In particular, in order for us to market certain products for clinical use in the United States, we generally must first obtain clearance from the FDA, pursuant to Section 510(k) of the Federal Food, Drug, and Cosmetic Act ("FFDCA"). Clearance under Section 510(k) requires demonstration that a new device is substantially equivalent to another legally marketed device. In addition, if we develop products in the future that are not considered to be substantially equivalent to a legally marketed device, we will be required to obtain FDA approval by submitting a premarket approval application ("PMA"). All of our currently manufactured products hold the relevant exemption or premarket clearance under the FFDCA. See
"Business -- Government Regulation."

     The FDA may not act favorably or quickly in its review of our 510(k) or PMA submissions, or we may encounter significant difficulties and costs in our efforts to obtain FDA clearance or approval, all of which could delay or preclude sale of new products in the United States. Furthermore, the FDA may request additional data, require us to conduct further testing, or compile more data, including clinical data, in support of a 510(k) submission. The FDA may also, instead of accepting a 510(k) submission, require us to submit a PMA, which is typically a much more complex application than a 510(k). To support a PMA, the FDA would likely require that we conduct one or more clinical studies to demonstrate that the device is safe and effective, rather than substantially equivalent to another legally marketed device. We may not be able to meet the requirements to obtain 510(k) clearance or PMA approval, or the FDA may not grant any necessary clearances or approvals. In addition, the FDA may place significant limitations upon the intended use of our products as a condition to a 510(k) clearance or PMA approval. Product applications can also be denied or withdrawn due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following approval. Failure to obtain FDA clearance or approvals of new products we develop, any limitations imposed by the FDA on new product use or the costs of obtaining FDA clearance or approvals could have a material adverse effect on our business, financial condition and results of operations.

     In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a device, a company must, among other things, apply for and obtain Institutional Review Board ("IRB") approval of the proposed investigation. In addition, if the clinical study involves a "significant risk" (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an investigational device exemption ("IDE") application. We may not be able to obtain FDA and/or IRB approval to undertake clinical trials in the U.S. for any new devices we intend to market in the United States in the future. If we obtain such approvals, we may not be able to comply with the IDE and other regulations governing clinical investigations or the data from any such trials may not support clearance or approval of the investigational device. Failure to obtain such approvals or to comply with such regulations could have a material adverse effect on our business, financial condition and results of operations.

     Once the medical device sponsor obtains clearance or approval for a product, rigorous regulatory requirements apply to medical devices. These requirements include, among other things, the Quality System Regulation ("QSR"), recordkeeping regulations, labeling requirements and adverse event reporting regulations. See "Business -- Government Regulation -- Medical Device Regulation." Failure to comply with applicable FDA medical device regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, repairs, replacements, refunds, recalls or seizures of products, total or partial suspension of production, the FDA's refusal to grant future premarket clearances or approvals, withdrawals or suspensions of current product applications, and criminal prosecution. Any of these actions, in combination or alone, could have a material adverse effect on our business, financial condition, and results of operations.

     In many of the foreign countries in which we market our products, we are subject to regulations affecting, among other things, product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. Many of the regulations applicable to our devices and products in such countries are similar to those of the FDA, including those in Germany, our largest foreign market. In addition, in many countries the national health or social security organizations require our products to be qualified before they can be marketed with the benefit of reimbursement eligibility. Failure to receive, or delays in the receipt of, relevant foreign qualifications could also have a material adverse effect on our business, financial condition, and results of operations. See
"Business -- Government Regulation." Due to the movement towards harmonization of standards in the European Union, we expect a changing regulatory environment in Europe characterized by a shift from a country-by-country regulatory system to a European Union wide single regulatory system. The timing of this harmonization and its effect on us cannot currently be predicted. Any such developments could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON ORTHOPEDIC PROFESSIONALS, AGENTS AND DISTRIBUTORS -- WE RELY HEAVILY ON OUR RELATIONSHIPS WITH ORTHOPEDIC PROFESSIONALS, AGENTS AND DISTRIBUTORS FOR MARKETING OUR PRODUCTS.

     The sales of our rigid knee braces depend to a significant extent on the prescription and/or recommendation of such products by widely recognized orthopedic surgeons and sports medicine specialists. We have developed and maintain close relationships with a number of widely recognized orthopedic surgeons and sports medicine specialists who assist in product research, development and marketing. These professionals often become product "champions", speaking about our products at medical seminars, assisting in the training of other professionals in the use and/or fitting of our products and providing us with feedback on the industry's acceptance of our new products. The failure of our rigid knee braces to retain the support of such surgeons or specialists, or the failure of our new rigid knee braces to secure and retain similar support from leading surgeons or specialists, could have a material adverse effect on our business, financial condition and results of operations.

     Our marketing success in the United States also depends largely upon marketing arrangements with independent agents and distributors. Our success depends upon our agents' and distributors' sales and service expertise and relationships with the customers in the marketplace. Our failure to maintain relationships with agents and distributors could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Sales, Marketing and Distribution."


TRANSITION TO NEW INDEPENDENT DISTRIBUTORS IN INTERNATIONAL MARKETS -- WE COULD BE ADVERSELY AFFECTED IF WE ARE NOT SUCCESSFUL IN FINDING AND RETAINING NEW INDEPENDENT DISTRIBUTORS IN INTERNATIONAL MARKETS.



     In international markets our products have historically been sold through 30 Smith & Nephew sales organizations and 14 independent distributors, with approximately 55% of our international sales having been made through Smith & Nephew sales organizations. As a result of the recapitalization, we have replaced 19 Smith & Nephew sales organizations with independent distributors. As of the date of this prospectus, approximately 20% of our international sales are made through Smith & Nephew sales organizations. We believe that we will be able to increase sales by switching to independent distributors who will be responsible for achieving sales targets and focused on building strong relationships with our targeted customers. However, we may not be able to find and retain independent distributors on favorable terms or successfully effect the transition to such new distributors without a significant disruption or loss of sales in the applicable foreign jurisdiction. In addition, the new distributors may not become technically proficient in the use and benefits of our products in a timely manner, if at all. Accordingly, our transition to new independent distributors could have a material adverse effect on our business, financial condition and results of operations.



     In connection with the recapitalization, we entered into a distribution agreement pursuant to which the 30 Smith & Nephew sales organizations which sold our products prior to the recapitalization would continue to do so, and 11 Smith & Nephew sales organizations continue to sell our products under this agreement. However, Smith & Nephew has the right to cease distributing our products in a specific territory on either 30 or 60 days notice, depending on the territory. See "Certain Relationships and Related Transactions -- Other Agreements between DonJoy and Smith & Nephew -- Distribution Agreement." If Smith & Nephew terminates the distribution of our products in a territory, we may not be able to find a new independent distributor to replace the Smith & Nephew sales organization, which could have a material adverse effect on our sales in such jurisdiction. The termination of distribution by Smith & Nephew in a sufficient number of jurisdictions prior to the time we are able to replace the Smith & Nephew sales organizations being terminated with new independent distributors could have a material adverse effect on our business, financial condition and results of operations. Smith & Nephew has not given notice to terminate any of the remaining distributors.



     Historically, Orthotech sold its products internationally to related party distributors who then re-sold the Orthotech products to the end user consumer. Following the Orthotech Acquisition, we will not utilize Orthotech's related party distributors. Instead, we intend to sell Orthotech products internationally through our existing or new distributors. Under a transition services agreement, DePuy Orthopaedic has agreed to provide transitional services to us for varying periods of time while the operations of Orthotech are integrated into ours. These services include distribution by DePuy Orthopaedic's related party distributors until we can transition to existing or new independent distributors. Disruptions in the transition from Orthotech distribution channels to our independent distributors could have a material adverse effect on our sales in the countries where Orthotech products are sold.



INTERNATIONAL OPERATIONS -- OUR INTERNATIONAL SALES MAY BE ADVERSELY AFFECTED BY FOREIGN CURRENCY EXCHANGE FLUCTUATIONS AND OTHER RISKS.



     Sales in foreign markets, primarily Europe, Canada and Japan, represented approximately 16% of our net revenues for the year ended December 31, 1999, with Germany representing approximately 35% of international net revenues. See Note 6 of Notes to DonJoy's Audited Consolidated Financial Statements. We expect that our international sales will increase. See "Business -- Business Strategy." Since our international sales are denominated in U.S. dollars, our operating results are not directly impacted by foreign currency exchange fluctuations. However, the volume and product mix of our international sales may be adversely impacted by foreign currency exchange fluctuations as changes in the rate of exchange between the U.S. dollar and the applicable foreign currency will affect the cost of our products to our foreign customers and thus may impact the overall level of customer purchases or result in the customer purchasing less expensive, lower margin products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." In addition, future sales of our products may be denominated in foreign currencies which would cause currency fluctuations to more directly impact our operating results.


     We are also subject to other risks inherent in international operations including political and economic conditions, foreign regulatory requirements, exposure to different legal requirements and standards, potential difficulties in protecting intellectual property, import and export restrictions, increased costs of transportation or shipping, difficulties in staffing and managing international operations, labor disputes, difficulties in collecting accounts receivable and longer collection periods and potentially adverse tax consequences. As we continue to expand our international business, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks. These and other factors may have a material adverse effect on our international operations or on our business, financial condition and results of operations.

INTERNATIONAL OPERATIONS -- OUR LACK OF MANUFACTURING OPERATIONS OUTSIDE THE UNITED STATES MAY CAUSE OUR PRODUCTS TO BE LESS COMPETITIVE IN INTERNATIONAL MARKETS.

     We currently have no manufacturing operations in any foreign jurisdiction other than Mexico. The cost of transporting our products to foreign jurisdictions is currently borne by our customers, who are also often required to pay foreign import duties on our products. As a result, the cost of our products to customers who use or distribute them outside the United States is often greater than products manufactured in the local foreign jurisdiction. In addition, foreign manufacturers of competitive products often receive various local tax concessions which lower their overall manufacturing costs. In order to compete successfully in international markets, we may be required to open or acquire manufacturing operations abroad, which would increase our exposure to the risks of doing business in international jurisdictions. We may not be able to successfully operate off-shore manufacturing operations, which could have a material adverse effect on our international operations or on our business, financial condition and results of operations.


LOSS OF SMITH & NEPHEW NAME -- WE MAY BE ADVERSELY AFFECTED BECAUSE WE ARE NO LONGER ABLE TO USE THE SMITH & NEPHEW TRADEMARK AND TRADE NAMES.

     As a result of the recapitalization, we no longer have the right to use the Smith & Nephew trademark and trade names. We believe that the sale of our products have benefited from the use of the Smith & Nephew trademark and trade names, particularly in international markets where some of our products have been resold by Smith & Nephew sales organizations under Smith & Nephew brand names, as well as in obtaining national contracts with buying groups. The impact on our business and operations of our no longer using such trademarks and trade names cannot be fully predicted and could have a material adverse effect on our business, financial condition and results of operations.


LOSS OF JOHNSON & JOHNSON AND DEPUY NAMES -- WE MAY BE ADVERSELY AFFECTED BECAUSE THE ORTHOTECH BUSINESS IS NO LONGER ABLE TO USE THE JOHNSON & JOHNSON AND DEPUY TRADEMARK AND TRADE NAMES.



     As a result of the Orthotech Acquisition, the Orthotech business will no longer have the right to use the Johnson & Johnson and DePuy trademark and trade names. We believe that the sale of Orthotech products has benefited from the use of the Johnson & Johnson and DePuy trademark and trade names. The impact on the Orthotech business and operations of no longer using such trademarks and trade names cannot be fully predicted and could have a material adverse effect on the Orthotech business.


RISKS GENERALLY ASSOCIATED WITH STRATEGIC GROWTH OPPORTUNITIES -- WE INTEND TO PURSUE, BUT MAY NOT BE ABLE TO IDENTIFY, FINANCE OR SUCCESSFULLY COMPLETE STRATEGIC GROWTH OPPORTUNITIES.


     One element of our growth strategy is to pursue acquisitions, such as the Orthotech Acquisition, investments and strategic alliances that either expand or complement our business. We may not be able to identify acceptable opportunities or complete any additional acquisitions, investments or strategic alliances on favorable terms or in a timely manner. Acquisitions and, to a lesser extent, investments and strategic alliances involve a number of risks, including:


     - the diversion of management's attention to the assimilation of the operations and personnel of the new business,


     - adverse short-term effects on our operating results,



     - the inability to successfully integrate the new businesses with our existing business, including financial reporting, management and information technology systems,



     - unforeseen operating difficulties and expenditures,



     - the need to manage a significantly larger business,



     - amortization of large amounts of goodwill and other intangible assets, such as the approximately $42.5 million of goodwill and other intangible assets relating to our acquisition of Orthotech which we will amortize over the next three to fifteen years,

     - the risks of loss of employees of an acquired business, including employees who may have been instrumental to the success or growth of that business, and



     - the use of substantial amount of our available cash to consummate the acquisition.



In addition, as was required in connection with the Orthotech Acquisition, we may require additional debt or equity financings for future acquisitions, investments or strategic alliances which may not be available on favorable terms, if at all. We may not be able to successfully integrate or operate profitably any new business we acquire and we cannot assure you that any other investments we make or strategic alliances we enter into will be successful.


IMPLEMENTATION OF BUSINESS STRATEGY -- IF WE CANNOT SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY, WE MAY NOT BE ABLE TO SERVICE OUR INDEBTEDNESS.

     Our business strategy is to:

     - increase international sales,

     - improve operating efficiencies,


     - introduce new products and product enhancements,



     - pursue strategic growth opportunities.


     Our ability to achieve our objectives is subject to a variety of factors, many of which are beyond our control, and we may not be successful in implementing our strategy. In addition, the implementation of our strategy may not improve our operating results. We may decide to alter or discontinue certain aspects of our business strategy and may adopt alternative or additional strategies due to competitive factors or factors not currently foreseen, such as unforeseen costs and expenses or events beyond our control, such as an economic downturn. See "-- Substantial Leverage and Ability to Service and Refinance Debt."

     Any failure to successfully implement our business strategy may adversely affect our ability to service our indebtedness, including our ability to make principal and interest payments on the notes.

DEPENDENCE UPON KEY PERSONNEL -- WE MAY BE ADVERSELY AFFECTED IF WE LOSE ANY MEMBER OF OUR SENIOR MANAGEMENT.


     We are dependent on the continued services of our senior management team, including Leslie H. Cross, our President and Chief Executive Officer, Cyril Talbot III, our Senior Vice President -- Finance and Chief Financial Officer, and Michael R. McBrayer, our Senior Vice President -- Domestic Sales. The loss of these key personnel could have a material adverse effect on us. See "Management -- Employment Agreements."


COMPETITION -- WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.


     The orthopedic recovery products industry is highly competitive and fragmented. Our competitors include numerous smaller niche companies and a few large, diversified orthopedic companies. Some of our competitors are part of corporate groups that have significantly greater financial, marketing and other resources than us. As such, we may be at a competitive disadvantage with respect to these competitors. Our primary competitors in the rigid knee brace market include Innovation Sports Incorporated, Townsend Industries Inc., Bledsoe Brace

Systems (a division of Medical Technology, Inc.), Generation II USA, Inc. and Breg, Inc. We compete in the non-retail sector of the soft goods products market and our competitors include DeRoyal Industries, Zimmer, Inc. (a division of Bristol-Meyers Squibb Company) and Tecnol Orthopedics (a division of Kimberly Clark Corp.). We compete with a variety of manufacturers of specialty and other orthopedic products, depending on the type of product. In addition, in certain foreign countries, we compete with one or more local competitors.


TECHNOLOGICAL CHANGE -- WE MAY NOT BE ABLE TO DEVELOP AND MARKET NEW PRODUCTS OR PRODUCT ENHANCEMENTS TO REMAIN COMPETITIVE.

     Our competitors may develop new medical procedures, technologies or products that are more effective than ours or that would render our technology or products obsolete or uncompetitive which could have a material adverse effect on us. For example, the recent development and use of joint lubricants to treat osteoarthritis in the knee may prove to be an effective alternative to the use of our OA braces.

     Further, our ongoing success requires the continued development of new products and the enhancement of our existing products. We may not be able to:

     - continue to develop successful new products and enhance existing products,

     - obtain required regulatory approvals for such products,

     - market such products in a commercially viable manner, or

     - gain market acceptance for such products.


Our failure to develop and market new products and product enhancements could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Competition."


PRODUCT LIABILITY EXPOSURE -- WE COULD BE ADVERSELY AFFECTED IF A PRODUCT LIABILITY CLAIM IS BROUGHT AGAINST US AND WE DON'T HAVE ADEQUATE INSURANCE.

     The manufacturing and marketing of our products entails risks of product liability and from time to time we have been subject to product liability claims. Although we maintain product liability insurance in amounts which we believe to be reasonable and standard in the industry, the amount and scope of any coverage may be inadequate to protect us in the event of a substantial adverse product liability judgment.

CONCENTRATION OF OWNERSHIP AND CONTROL OF THE COMPANY -- WE ARE CONTROLLED BY CDP, FAIRFIELD CHASE AND THEIR MEMBERS AND THEIR INTERESTS MAY NOT BE ALIGNED WITH YOURS.


     As of the date of this prospectus CDP owns approximately 92.1% of the outstanding voting units of our parent company, DonJoy, which owns all of our equity interests. The members of CDP are CB Capital, First Union Capital Partners, LLC, and DJ Investment, affiliates of First Union Investors, Fairfield Chase and TCW. CB Capital owns a majority of the interests of CDP and Fairfield Chase, which is controlled by Charles T. Orsatti, is the initial managing member of CDP. In addition, through their ownership of Redeemable Preferred Units, CB Capital, DJ Investment, and TWC also directly own approximately 2.7%, 0.8% and 1.8%, respectively of the outstanding voting units of DonJoy. Accordingly, CDP, Fairfield Chase, which as managing member initially controls CDP, and their members have the power, subject to certain exceptions, to control us and DonJoy. Under certain circumstances CB Capital can become the managing member of CDP. For a description of the ownership, voting and management arrangements regarding DonJoy and CDP, see "Security Ownership of Certain Beneficial Owners and Management." The interests of CDP, Fairfield Chase and their members may not in all cases be aligned with yours.

PURCHASE OF THE NOTES UPON CHANGE OF CONTROL -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.


     Upon a change of control, we are required to offer to purchase all of the notes then outstanding at 101% of the principal amount thereof plus accrued interest. If a change of control were to occur, we may not have sufficient funds to pay the purchase price for the outstanding notes tendered, and we expect that we would require third-party financing. However, we may not be able to obtain such financing on favorable terms, if at all. In addition, the credit facility restricts our ability to repurchase the notes, including pursuant to an offer in connection with a change of control. A change of control under the indenture may also result in an event of default under the credit facility and may cause the acceleration of other senior indebtedness, if any, in which case the subordination provisions of the notes would require payment in full of the credit facility and any other senior indebtedness before repurchase of the notes. Our future indebtedness may also contain restrictions on our ability to repay the notes upon certain events or transactions that could constitute a change of control under the indenture. The inability to repay senior indebtedness upon a change of control or to purchase all of the tendered notes, would each constitute an event of default under the indenture. See "Description of the Notes -- Change of Control" and "Description of Credit Facility."



     The change of control provision in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving us, that may adversely affect you. Such transaction may not involve a change in voting power or beneficial ownership, or, even if it does, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger these provisions. Except as described under "Description of the Notes -- Change of Control", the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.


IMPACT OF ENVIRONMENTAL AND OTHER REGULATION -- WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAWS AND OTHER REGULATIONS WHICH COULD ADVERSELY AFFECT US.

     We are subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations of the U.S. and foreign countries. We cannot assure you that we have been or will be at all times in complete compliance with all such requirements or that we will not incur material costs or liabilities in connection with such requirements in the future. These requirements are complex, constantly changing and have tended to become more stringent over time. It is possible that these requirements may change or liabilities may arise in the future in a manner that could have a material effect on our business. For more information about our environmental compliance and potential environmental liabilities see "Business -- Environmental and Other Matters."

REGULATION OF FRAUD AND ABUSE IN HEALTH CARE -- WE MAY NEED TO CHANGE OUR BUSINESS PRACTICES TO COMPLY WITH HEALTH CARE FRAUD AND ABUSE REGULATIONS.


     We are subject to various federal and state laws pertaining to health care fraud and abuse, including antikickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including Medicare, Medicaid, VA health programs and TRICARE. We have never been challenged by a governmental authority under any of these laws and believe that our operations are in material compliance with such laws. However, because of the far-reaching nature of these laws, we may be required to alter one or more of our practices to be in compliance with these laws. In addition, we cannot assure you that the occurrence of one or more violations of these laws would not result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Government Regulation."



     We may also become subject to litigation for submission of claims for payment that are "not provided as claimed" under federal statutes. Federal false claims litigation can lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These false claims statutes include the Federal False Claims Act, which allows any person to bring suit alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. Such suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that a health care company will have to defend a false claim action, pay fines or be excluded from the Medicare and for Medicaid programs as a result of an investigation arising out of such action.



UNCERTAINTY RELATING TO GOVERNMENTAL AUDITS



     Medicare contractors and Medicaid agencies periodically conduct pre-and post-payment reviews and other audits of claims, and are under increasing pressure to scrutinize more closely health care claims. There can be no assurances that such reviews and/or similar audits of our claims will not result in material recoupments or denials, which could have a material adverse effect on our business, results of operations or financial condition.


FRAUDULENT CONVEYANCE STATUTES -- FEDERAL AND STATE LAWS PERMIT A COURT TO VOID THE NOTES AND GUARANTEES UNDER CERTAIN CIRCUMSTANCES.


     The notes were issued in exchange for the old notes. We used the net proceeds from the offering of the old notes, together with borrowings under the term loan portion of our credit facility, to purchase the assets and operations of DonJoy. DonJoy used such amounts, together with the proceeds from the issuance of the Common Units to CDP and the Management Members and the

Redeemable Preferred Units to purchase a portion of the equity interests of DonJoy owned by Smith & Nephew. The obligations we incurred under the indenture and the old notes and the obligations incurred by DonJoy under the indenture and its guarantee may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit commenced by or on behalf of our or DonJoy's unpaid creditors. Under these laws, if a court were to find that, at the time we issued the old notes or DonJoy issued its guarantee of the old notes, we or DonJoy, as the case may be:


     - incurred such indebtedness with the intent of hindering, delaying or defrauding present or future creditors, or

     - received less than the reasonably equivalent value or fair consideration for incurring such indebtedness, and

        - were insolvent or rendered insolvent by reason of any of the Transactions,

        - were engaged or about to engage in a business or transaction for which our or DonJoy's assets constituted unreasonably small capital to carry on our or its business, or

        - intended to incur, or did incur, or believed that we or DonJoy would incur, debts beyond our or its ability to pay as they matured or became due then, such court might:

     - subordinate the notes or DonJoy's guarantee of the notes to our or DonJoy's presently existing or future indebtedness,

     - void the issuance of the notes (in our case) or DonJoy's Guarantee, or

     - take other actions detrimental to holders of the notes.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction being applied. However, we or DonJoy generally would be considered insolvent at the time we incurred indebtedness under the old notes or DonJoy issued its guarantee, as the case may be, if either:

     - the fair salable value of our or DonJoy's assets, as applicable, were less than the amount required to pay our or DonJoy's probable liability on our or its total existing debts and liabilities (including contingent liabilities) as they become absolute or matured, or

     - the sum of our or DonJoy's debts (including contingent liabilities) were greater than our or DonJoy's assets, at fair valuation.

We cannot predict:

     - what standard a court would apply in order to determine whether we or DonJoy were insolvent as of the date we or DonJoy issued the old notes or its guarantee, or that regardless of the method of valuation a court would determine that we or DonJoy were insolvent on that date, or

     - whether a court would not determine that the payments constituted fraudulent transfers on another ground.

     In rendering their opinions in connection with the Transactions, our counsel and counsel to the initial purchaser of the old notes did not express any opinion as to the applicability of federal bankruptcy or state fraudulent transfer and conveyance laws.

     To the extent a court voids DonJoy's guarantee as a fraudulent conveyance or holds it unenforceable for any other reason, holders of the notes would cease to have any claim in respect of DonJoy and would be creditors solely of us.

     Based upon financial and other information available to us, we believe that we and DonJoy issued the old notes and the guarantee of the old notes for proper purposes and in good faith and that at the time we and DonJoy issued the old notes and the guarantee of the old notes, we and DonJoy (i) were not insolvent or rendered insolvent thereby, (ii) had sufficient capital to run our business and (iii) were able to pay our debts as they mature or become due. In reaching these conclusions, we relied on various valuations and estimates of future cash flow that necessarily involve a number of assumptions and choices of methodology. However, a court may not adopt the assumptions and methodologies we have chosen or concur with our conclusion as to our solvency.

     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against us or DonJoy within 90 days after any payment by us with respect to the notes or by DonJoy under its guarantee of the notes, or if we or DonJoy anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.


     In the event there are any subsidiary guarantors in the future, the foregoing would apply their guarantees.


TRADING MARKET FOR THE NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by CSI that as of the date of this prospectus CSI intends to make a market in the notes. CSI is not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act. Because CSI is our affiliate, CSI is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the notes. Accordingly, the ability of CSI to make a market in the notes may, in part, depend on our ability to maintain a current market-making prospectus.

     The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the notes.

                                THE TRANSACTIONS


THE RECAPITALIZATION



     On June 30, 1999, DonJoy consummated a recapitalization pursuant to a recapitalization agreement dated as of April 29, 1999 among CDP, Smith & Nephew and DonJoy. As of the date of this prospectus, CDP, the Management Members and the holders of the Redeemable Preferred Units own approximately 92.1%, 2.6% and 5.3%, respectively, of the outstanding voting Units of DonJoy.



     Pursuant to the recapitalization, CDP made a $64.6 million cash investment in the common units of DonJoy. The Management Members also made a $1.8 million investment in the Common Units of DonJoy, $1.4 million of which was financed by loans from DonJoy. In addition, DonJoy issued the Redeemable Preferred Units for an aggregate purchase price of $31.4 million, with CB Capital purchasing approximately $21.2 million and First Union Investors purchasing approximately $10.2 million of such Redeemable Preferred Units before payment of $1.4 million of fees to them on a pro rata basis. DonJoy sold all of its assets (other than the cash proceeds from the equity contribution by CDP and the Management Members and the issuance of the Redeemable Preferred Units) to the Company. The Company funded the asset sale using the proceeds from the offering of the old notes and $15.5 million of borrowings under the credit facility. DonJoy used the $207.9 million of proceeds from the asset sale, the issuance of the Redeemable Preferred Units and the issuance of the Common Units to CDP and the Management Members (excluding $1.4 million which was financed through loans to the Management Members) to repurchase from Smith & Nephew its Common Units in DonJoy (other than a retained interest of approximately 7.1%) for approximately $199.1 million, subject to adjustment as described below, and to pay transaction fees and expenses of $8.8 million.


     The sources and uses of funds for the recapitalization are presented in the following table:


                                                       AMOUNT
                                                ---------------------
                                                     (DOLLARS IN
                                                      MILLIONS)
SOURCES:
  Credit facility(a)..........................         $ 15.5
  Notes.......................................           98.0
  Redeemable Preferred Units(b)...............           30.0
  Common Unit investment in DonJoy by CDP.....           64.6
  Retained Common Unit investment in DonJoy by
     Smith & Nephew...........................            5.4
  Common Unit investment in DonJoy by
     Management Members.......................            1.8
                                                       ------
          Total sources.......................         $215.3

                                                       AMOUNT
                                                ---------------------
                                                     (DOLLARS IN
                                                      MILLIONS)
                                                       ======
USES:
  Consideration paid to Smith & Nephew........         $199.1
  Retained Common Unit investment in DonJoy by
     Smith & Nephew...........................            5.4
  Loans to Management Members.................            1.4
  Fees and expenses...........................            8.8
  Working capital.............................            0.6
                                                       ------
          Total uses..........................         $215.3
                                                       ======


-------------------------


(a) Represents the $15.5 million term loan borrowed under the credit facility to consummate the recapitalization.



(b) Represents $31.4 million of proceeds received from the sale of Redeemable Preferred Units, net of $1.4 million of fees paid to CB Capital and First Union Investors on a pro rata basis.



     The loans to the Management Members initially bore interest at the rate of 5.3% and had a seven year maturity. Annual interest payments were initially required until the maturity date, at which time the entire principal amount of the loan must be repaid. The loans to the Management Members are full recourse and secured by a pledge of the Common Units issued to the applicable Management Members. These loans were amended in connection with the loans DonJoy made to the Management Members in connection with the Orthotech Acquisition and the purchase of the Smith & Nephew interests. See "Recent Developments."


     In connection with the recapitalization, DonJoy and Smith & Nephew entered into agreements providing for the continuation or transfer and transition of certain aspects of the Company's business operations. See "Certain Relationships and Related Transactions -- Additional Agreements between DonJoy and Smith & Nephew."


     Upon consummation of the recapitalization, DonJoy adopted an option plan which currently entitles certain members of management, outside directors and consultants to acquire, subject to certain conditions, up to approximately 15% of DonJoy's equity interests on a fully diluted basis. See "Management -- 1999 Option Plan."



     On July 30, 1999, CB Capital and First Union Investors each transferred to TCW approximately $5.2 million of Redeemable Preferred Units of DonJoy and $1.8 million and $0.2 million, respectively, of membership interests in CDP.



     In December 1999, First Union Investors transferred its remaining interest in DonJoy to DJ Investment. First Union Investors is the manager of DJ Investment.

                              RECENT DEVELOPMENTS



THE ORTHOTECH ACQUISITION



     On July 7, 2000, DonJoy and the Company completed the purchase of certain assets and assumed certain liabilities of DePuy Orthopaedic related to DePuy Orthopaedic's bracing and soft goods business. The Orthotech Acquisition was effected pursuant to the terms of the Asset Purchase Agreement dated July 7, 2000 among DonJoy, the Company and DuPuy Orthopaedic, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.



     The Orthotech business develops, manufactures, and markets an array of orthopedic products for the sports medicine market including braces, soft goods and specialty products which are similar to the products currently offered by the Company. The Orthotech business also has an inventory management and billing program that will complement the Company's current OfficeCare program.



     The asset purchase agreement provided for the purchase of certain assets and the assumption of certain liabilities of Orthotech, comprising the Orthotech business, for a purchase price of $47.1 million in cash. The Company purchased primarily inventory, equipment and certain intellectual property. The Company was not required to assume any liabilities existing prior to the closing date. The purchase price will be subject to an adjustment based upon the value of the physical inventory of Orthotech as of closing. If Orthotech's inventory as of closing is greater than the target inventory established in the asset purchase agreement, the purchase price is increased. If Orthotech's inventory as of closing is less than the target inventory, the purchase price is decreased. The adjustment to the purchase price will be determined before September 4, 2000 (i.e., within 60 days of the closing).



     The Orthotech Acquisition has been accounted for using the purchase method of accounting whereby the total purchase price has been preliminary allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values. The Company is in the process of conducting an independent valuation to determine the fair value of the assets acquired. Upon completion of the independent valuation, adjustments to the preliminary allocation may be required.



     The Company did not acquire any of Orthotech's facilities nor did it hire a majority of Orthotech's employees and instead will integrate the Orthotech operations into its existing business. Upon closing of the Orthotech Acquisition, Orthotech retained responsibility with regard to lease obligations on the Orthotech facility and severance obligations for terminated Orthotech employees. The synergies the Company anticipates from the Orthotech Acquisition are due primarily to reduction of headcount, the transfer of the majority of Orthotech's sales force to independent distributors and consolidation of the operations into the Company's manufacturing facilities. In accordance with a transition services agreement dated as of July 7, 2000, DuPuy Orthopaedic has agreed to provide certain transitional services to the Company for varying periods while the operations of Orthotech are integrated into those of the Company. Such services include continued operation of Orthotech's manufacturing facilities, employee payroll service and benefits, computer services and other administrative services.

     DonJoy and the Company required approximately $50.1 million in cash to close the Orthotech Acquisition including approximately $3.0 million for related fees and costs. A total of $0.4 million of the fees and costs have been allocated to debt issuance costs and will be amortized over the life of the related debt instruments. The funds necessary to consummate the Orthotech Acquisition were raised through the sale of $8.2 million of common units of which the net proceeds totaled $8.0 million (excluding management notes receivables of $0.2 million) and $3.6 million of Redeemable Preferred Units to existing holders of the preferred units of which the net proceeds totaled $3.4 million (excluding preferred unit fees of $0.2 million). The Company raised the remaining funds by borrowing approximately $36.6 million under its credit agreement along with use of approximately $2.0 million of existing cash. The credit agreement was amended in connection with the acquisition to increase the amount of term loans available by $24 million to $39.5 million but did not increase the revolving line of credit of $25.0 million. Upon consummation of the Orthothech Acquisition, the Company had approximately $12.4 million remaining available under the revolving line of credit which is available for working capital, general corporate purposes, financing of investments and strategic alliances.



     The sources and uses of funds for the Orthotech Acquisition are presented in the following table:



                                                        AMOUNT
                                                      -----------
                                                      (DOLLARS IN
                                                       MILLIONS)
SOURCES
  Cash..............................................     $ 2.0
  Revolving credit facility.........................      12.6
  Term loan.........................................      24.0
  Redeemable Preferred Units(a).....................       3.4
  Common unit investment by CDP.....................       8.1
  Common unit investment by Management..............       0.2
                                                         -----
                                                         $50.3
                                                         =====
USES
  Cash to DePuy Orthopaedic.........................     $47.1
  Management promissory notes.......................       0.2
  Transaction fees and costs........................       2.6
  Debt issuance costs...............................       0.4
                                                         -----
                                                         $50.3
                                                         =====


---------------

(a) Represents $3.6 million of proceeds received from the sale of Redeemable Preferred Units, net of $0.2 million of fees paid to CB Capital, TCW and DJ Investment on a pro rata basis.



SALE OF SMITH & NEPHEW INTERESTS



     In accordance with the Unit Purchase Agreement dated as of June 28, 2000, Smith & Nephew sold its entire interest of 54,000 common units in DonJoy to CDP and the Management Members for $5.9 million. CDP purchased 52,495 common units for a total consideration of $5.7 million and the Management Members purchased the remaining 1,505 units for a total consideration of $0.2 million substantially all of which was financed by loans from DonJoy, evidenced by promissory notes.



     In connection with the unit purchase agreement, the Company agreed to amend and restate the promissory notes originally issued by the Management Members in connection with the recapitalization. The principal amount of each amended and restated note was equal to the sum of outstanding principal on the original notes and any accrued and unpaid interest on the notes. In addition to increasing the rate of interest payable on the notes from 5.3% to 6.62% per annum, the amended and restated notes permit the Management Member to increase the principal amount due under the note by the amount of a scheduled interest payment (the "PIK Option"). If a Management Member elects the PIK Option, the principal amount of his note is increased by the amount of the scheduled interest payment and interest then accrues on the principal amount of the note as so increased. The amended and restated notes mature in 2007.

                                USE OF PROCEEDS


     This prospectus is delivered in connection with the sale of the notes by CSI in market-making transactions. We will not receive any of the proceeds from these transactions.

                                 CAPITALIZATION


     The following table sets forth DonJoy's consolidated capitalization as of April 1, 2000 on an historical basis and a pro forma basis adjusted to give effect to the Orthotech Acquisition as if it had been consummated on such date. This table should be read in conjunction with the consolidated financial statements, including the notes thereto, "Recent Developments -- Orthotech Acquisition," the Unaudited Pro Forma Consolidated Financial Information of DonJoy, "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.



                                                           AS OF APRIL 1, 2000
                                                         -----------------------
                                                         HISTORICAL    PRO FORMA
                                                         ----------    ---------
                                                         (DOLLARS IN THOUSANDS)
Cash...................................................   $  8,676     $  6,696
                                                          ========     ========
Debt:
  Credit facility, including current portion...........   $ 15,125     $ 51,725
  Notes(a).............................................     98,106       98,106
                                                          --------     --------
          Total debt...................................    113,231      149,831
Redeemable preferred units(b)..........................     33,878       37,311
Members' equity (deficit)..............................    (69,645)     (61,547)
                                                          --------     --------
          Total capitalization.........................   $ 77,464     $125,595
                                                          ========     ========


-------------------------


(a) Net of unamortized debt discount of approximately $1.9 million.



(b) The liquidation preference at April 1, 2000 was $36,616 ($41,100 pro forma).

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following table presents selected historical consolidated financial and other data of DonJoy as of and for the dates and periods indicated. DonJoy is a guarantor of the notes and of the credit facility and has no material assets or operations other than its ownership of 100% of our equity interests. As a result, the consolidated financial position and results of operations of DonJoy are substantially the same as those of the Company. The historical consolidated financial data at December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 are derived from the audited consolidated financial statements of DonJoy and the related notes thereto included elsewhere in this prospectus. The historical financial data at December 31, 1997 (audited) and at and for the years ended December 31, 1995 (audited) and 1996 (audited) are derived from consolidated financial statements of DonJoy that are not included in this prospectus. In September 1995, the Company acquired Professional Care Products Incorporated and its operating results have been included in DonJoy's consolidated financial statements since the date of acquisition. The selected financial data at and for the three-month periods ended April 3, 1999 and April 1, 2000 are derived from the unaudited consolidated financial statements of DonJoy and the related notes thereto included elsewhere in this prospectus (except for the balance sheet data at April 3, 1999 which is not included in this prospectus). In the opinion of management of DonJoy, the unaudited consolidated financial data reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations for the unaudited periods. The results of operations for the interim periods are not necessarily indicative of operating results for the full year. The consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements and the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all included elsewhere in this prospectus.



                                                                                            THREE MONTHS
                                                                                                ENDED
                                                  YEARS ENDED DECEMBER 31,               -------------------
                                      ------------------------------------------------   APRIL 3,   APRIL 1,
                                       1995      1996      1997       1998      1999       1999       2000
                                      -------   -------   -------   --------   -------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net revenues........................  $67,756   $83,112   $92,624   $100,785   114,252    28,400     31,585
Cost of goods sold(a)...............   25,193    36,396    38,913     45,945    51,056    13,349     12,673
                                      -------   -------   -------   --------   -------   -------    -------
Gross profit........................   42,563    46,716    53,711     54,840    63,196    15,051     18,912
Operating expenses(a):
  Sales and marketing...............   18,148    20,067    22,878     25,296    27,424     6,938      7,713
  General and administrative........   10,178    12,941    15,802     16,484    16,755     4,475      4,783
  Research and development..........    1,808     1,766     2,055      2,248     2,115       558        607
  Restructuring costs(b)............       --        --        --      2,467        --        --         --
                                      -------   -------   -------   --------   -------   -------    -------
Total operating expenses............   30,134    34,774    40,735     46,495    46,294    11,971     13,103
                                      -------   -------   -------   --------   -------   -------    -------
Income from operations..............   12,429    11,942    12,976      8,345    16,902     3,080      5,809
Interest expense....................     (989)   (2,459)   (2,072)        --    (7,568)       --     (3,811)
Interest income.....................       --        --        --         --       181        --        125
                                      -------   -------   -------   --------   -------   -------    -------
Income before income taxes..........   11,440     9,483    10,904      8,345     9,515     3,080      2,123
Provision for income taxes..........    4,535     3,828     4,367      3,394     2,387     1,263         --
                                      -------   -------   -------   --------   -------   -------    -------
Net income..........................  $ 6,905   $ 5,655   $ 6,537   $  4,951     7,128     1,817      2,123

                                                                                            THREE MONTHS
                                                                                                ENDED
                                                  YEARS ENDED DECEMBER 31,               -------------------
                                      ------------------------------------------------   APRIL 3,   APRIL 1,
                                       1995      1996      1997       1998      1999       1999       2000
                                      -------   -------   -------   --------   -------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
Less: Preferred stock dividends and
  accretion of preferred unit
  fees..............................       --        --        --         --    (2,343)       --     (1,226)
                                      -------   -------   -------   --------   -------   -------    -------
Net income available to members.....  $ 6,905   $ 5,655   $ 6,537   $  4,951   $ 4,785   $ 1,817    $   897
                                      =======   =======   =======   ========   =======   =======    =======
OTHER DATA:
EBITDA(c)...........................  $15,183   $16,584   $17,779   $ 15,665    21,854     4,268      7,076
Adjusted EBITDA(d)..................       NM    19,187    22,090     21,957    25,082     5,983      7,076
Depreciation and amortization.......    2,754     4,642     4,803      4,853     4,952     1,188      1,267
Capital expenditures and acquired
  intangibles.......................    1,044     1,848     2,273      4,149     4,706       340      1,020
Ratio of earnings to fixed
  charges(e)........................    8.45x     3.94x     4.83x       8.84x     2.06x(f)   14.77x    1.51x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash................................  $   718   $   557   $   910   $    809     5,927       321      8,676
Working capital.....................    8,511     9,675     9,749     15,625    27,413    16,721     29,568
Total assets........................   73,184    70,787    71,288     77,056    89,416    74,908     93,950
Long-term obligations...............       --        --        --         --   112,805        --    112,731
Redeemable preferred units..........       --        --        --         --    32,539        --     33,878
Obligations to Smith & Nephew
  (including current portion).......   44,456    53,428    45,027     45,227        --    43,114         --
Total equity........................   12,593     1,344     7,881     12,832   (70,429)   14,649    (69,645)


-------------------------

NM: Not meaningful

(a) Includes various charges and overhead allocations from Smith & Nephew. See note (d) below.


(b) DonJoy recorded restructuring costs in 1998 relating to the consolidation of its operations at its Vista, California facility. See Note 9 of Notes to DonJoy's Audited Consolidated Financial Statements, "Unaudited Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Overview -- Manufacturing Cost Reduction Initiatives."


(c) "EBITDA" is defined as income from operations plus restructuring costs, and depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. The Company's definition of EBITDA may not be comparable to that of other companies.

(d) "Adjusted EBITDA" represents EBITDA (as defined above) adjusted to eliminate

     (1) charges for brand royalties paid by DonJoy to Smith & Nephew for use of the Smith & Nephew trademarks and trade names which amounts are no longer paid following the recapitalization;



     (2) foreign sales corporation commissions paid by DonJoy on sales to foreign sales corporations established by Smith & Nephew for tax planning purposes which amounts are no longer paid following the recapitalization;



     (3) Smith & Nephew overhead allocations for corporate managed accounts and new business expense and corporate management expense which were not incurred following consummation of the recapitalization (the "Eliminated Allocations");



     (4) Smith & Nephew overhead allocations for research and development and for amounts charged by Smith & Nephew for services provided to DonJoy for finance (risk management, treasury, audit and taxes), human resources and payroll and legal services (collectively, the "Other Corporate Allocations");


     and adjusted to include the estimated costs expected to be incurred by DonJoy to replace the services previously provided by Smith & Nephew as part of the Other Corporate Allocations.


                                                                  THREE MONTHS
                                                                      ENDED
                                  YEARS ENDED DECEMBER 31,     -------------------
                                 ---------------------------   APRIL 3,   APRIL 1,
                                  1997      1998      1999       1999       2000
                                 -------   -------   -------   --------   --------
EBITDA.........................  $17,779   $15,665   $21,854    $4,268     $3,076
Brand royalties................    1,605     3,249     1,817       987         --
Foreign sales corporation
  commissions..................      661       439        --        --         --
Eliminated Allocations.........    1,652     1,726       979       502         --
Other Corporate Allocations....    1,193     1,678       832       426         --
Estimated costs to replace
  Smith & Nephew services......     (800)     (800)     (400)     (200)        --
                                 -------   -------   -------    ------     ------
Adjusted EBITDA................  $22,090   $21,957   $25,082    $5,983     $7,076
                                 =======   =======   =======    ======     ======



     Adjusted EBITDA does not reflect adjustments for Smith & Nephew allocations for bonus, pension and insurance or payroll taxes and benefits or charges for direct legal expenses incurred by Smith & Nephew on DonJoy's behalf, which costs and expenses DonJoy believes it would have incurred in approximately the same amounts on a stand-alone basis, and are of a nature it will continue to incur following the recapitalization. Accordingly, no adjustments for these items have been made. For a more complete description of the corporate charges and allocations, the services performed by Smith & Nephew after the recapitalization and the ability of DonJoy to replace such services, see Note 8 of Notes to DonJoy's Audited Consolidated Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview -- Smith & Nephew Allocations and Sales" and "Certain Relationships and Related Transactions -- Other Agreements between DonJoy and Smith & Nephew -- Transition Services Agreement."


(e) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs, whether expensed or capitalized, and
    (iii) an allocation of one-third of the rental expense from operating leases which management considers to be a reasonable approximation of the interest factor of rental expense.


(f) Reflects interest expense beginning June 30, 1999 as a result of the Transactions.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     DonJoy is a guarantor of the notes and of the credit facility and has no material assets or operations other than its ownership of all our equity interests. As a result, the discussion below of the historical consolidated financial position and results of operations of DonJoy is substantially the same as ours. No financial information of DJ Capital, the co-issuer of the notes, is included in this prospectus because management believes such information would not be material given DJ Capital's lack of assets and activities.



     On June 30 1999, the Company consummated a $215.3 million recapitalization. In connection with the recapitalization transactions, DonJoy established the Company and DJ Capital. DonJoy and DJ Capital sold all of its net assets to the Company for cash which was funded with the net proceeds of $100 million principal amount of 12 5/8% Notes issued by the Company and DJ Capital, as co-issuers, and the remainder by funds borrowed by the Company under a senior credit facility. In addition, new investors, including certain members of management, invested new capital of $96.4 million in equity in DonJoy. The proceeds of the equity investment together with debt financings were used (i) for approximately $199.1 million of consideration paid to redeem a portion of members' equity from the Company's former parent, and (ii) approximately $8.8 million of costs and fees paid in association with the recapitalization. As part of the recapitalization agreement, immediately prior to the recapitalization, the Company's former parent made a capital contribution in an amount equal to our then existing cash balance and canceled our liabilities to it (which included current and deferred income taxes due to former parent) and a then existing restructuring reserve which resulted in an additional capital contribution in those amounts. All such amounts were treated as a capital contribution by the former parent to members' equity.



     On July 7, 2000, DonJoy and the Company completed the purchase of certain assets and assumed certain liabilities of DePuy Orthopaedic related to DePuy Orthopaedic's bracing and soft goods business. The Orthotech business develops, manufactures, and markets an array of orthopedic products for the sports medicine market including braces, soft goods and specialty products which are similar to the products currently offered by the Company. The Orthotech business also has an inventory management and billing program that will complement the Company's current OfficeCare program.



     The asset purchase agreement provided for the purchase of certain assets and the assumption of certain liabilities of DePuy Orthopaedic, comprising the Orthotech business, for a purchase price of $47.1 million in cash. The Company purchased primarily inventory, equipment and certain intellectual property. The Company was not required to assume any liabilities existing prior to the closing date. The purchase price in the Orthotech Acquisition is subject to an adjustment based upon the actual value of the physical inventory of Orthotech as of closing. If Orthotech's inventory as of closing is greater than the target inventory established in the asset purchase agreement, the purchase price is increased. If Orthotech's inventory as of closing is less than the target inventory, the purchase price is decreased. The adjustment to the purchase price will be determined before September 4, 2000.

     The Orthotech Acquisition has been accounted for using the purchase method of accounting whereby the total purchase price has been preliminarily allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values. The Company is in the process of conducting an independent valuation to determine the fair value of the assets acquired. Upon completion of the independent valuation, adjustments to the preliminary allocation may be required.



     The following discussion should be read in conjunction with the Company's and Orthotech's historical consolidated financial statements and the related notes thereto, included in this prospectus, as well as the unaudited pro forma consolidated financial information and the other financial data included elsewhere in this prospectus.


OVERVIEW


     SEGMENTS. The Company designs, manufactures and markets orthopedic recovery products and complementary products. The Company's product lines include rigid knee braces, soft goods and a portfolio of specialty and other orthopedic products. The Company's rigid knee braces include ligament braces, which provide durable support for knee ligament instabilities, post-operative braces, which provide both knee immobilization and a protected range of motion, and OA braces, which provide relief of knee pain due to osteoarthritis. The Company's soft goods products, most of which are fabric or neoprene-based, provide support and/or heat retention and compression for afflictions of the knee, ankle, back and upper extremities, including the shoulder, elbow, neck and wrist. The Company's portfolio of specialty and other orthopedic products, which are designed to facilitate orthopedic rehabilitation, include lower extremity walkers, upper extremity braces, cold therapy systems and pain management delivery systems. The rigid knee brace product lines and the soft goods product lines constitute reportable segments under generally accepted accounting principles. See Note 6 of Notes to DonJoy's Audited Consolidated Financial Statements and Note 3 of Notes to DonJoy's Unaudited Consolidated Financial Statements. Set forth below is revenue and gross profit information for the Company's three product lines for the years ended December 31, 1997, 1998 and 1999 and the first three months of 1999 and 2000. Gross profit information is presented before brand royalties charged by Smith & Nephew for use of Smith & Nephew trademarks and trade names (which charges are no longer incurred by the Company following the recapitalization) and certain other cost of goods sold, primarily manufacturing variances, which have not been directly allocated to any of the product lines. See Note 8 of Notes to DonJoy's Audited Consolidated Financial Statements.

                                                                   THREE MONTHS
                                                                       ENDED
                                   YEARS ENDED DECEMBER 31,     -------------------
                                  ---------------------------   APRIL 3,   APRIL 1,
                                   1997      1998      1999       1999       2000
                                  -------   -------   -------   --------   --------
                                               (DOLLARS IN THOUSANDS)
Rigid knee braces:
  Net revenues..................  $48,310   $48,594   $49,406   $12,947    $13,379
  Gross profit..................   33,910    34,460    35,721     9,418      9,566
  Gross profit margin...........     70.2%     70.9%     72.3%     72.7%      71.5%
Soft goods:
  Net revenues..................  $31,697   $34,233   $39,652   $ 9,495    $10,641
  Gross profit..................   15,541    16,637    19,276     4,632      5,300
  Gross profit margin...........     49.0%     48.6%     48.6%     48.8%      49.8%
Specialty and other orthopedic
  products:
  Net revenues..................  $12,617   $17,958   $25,194   $ 5,958    $ 7,565
  Gross profit..................    6,132     8,978    12,516     2,935      4,494
  Gross profit margin...........     48.6%     50.0%     49.7%     49.3%      59.4%



The Company's total gross profit margin before brand royalties and other cost of goods sold not allocable to specific product lines was 60.0%, 59.6%, 59.1%, 59.8% and 61.3% in 1997, 1998, 1999 and the first three months of 1999 and 2000, respectively.



     The Company's products are marketed globally under the DonJoy and ProCare brand names through several distribution channels. DonJoy brand product sales represented approximately 74% of total net revenues in 1999. The Company markets substantially all of its rigid knee braces, approximately 85% of its specialty and other orthopedic products and approximately 39% of its soft goods products under the DonJoy brand name. ProCare brand product sales represented approximately 26% of total net revenues in 1999. The Company markets approximately 61% of its soft goods products, approximately 15% of its specialty and other orthopedic products and a small percentage of its rigid knee braces under the ProCare brand name. Following the Orthotech Acquisition, the Company is proceeding to integrate the current Orthotech brand name into the DonJoy and ProCare brand names.



     DOMESTIC SALES. In the United States, DonJoy brand products are marketed to orthopedic surgeons, orthotic and prosthetic centers, hospitals, surgery centers, physical therapists and athletic trainers by 25 commissioned agents who employ approximately 185 sales representatives. After a product order is received by a sales representative, the Company ships and bills the product directly to the orthopedic professional and the Company pays a sales commission to the agent. The gross profit and gross profit margins on DonJoy products sold in the United States do not include the commissions paid to the agents on sales of such products, which commissions are reflected in sales and marketing expense in the consolidated financial statements. Domestic sales of DonJoy brand products represented approximately 56% and 61% of total net revenues in 1999 and the first three months of 2000, respectively. As a result of the Orthotech Acquisition, the

Company has added an additional 32 sales representatives and 3 regional general managers.



     ProCare products are sold in the United States to third party distributors, including large, national distributors, regional specialty dealers and medical products buying groups who generally purchase such products at a discount from list prices. These distributors then resell ProCare products to large hospital chains, hospital buying groups, primary care networks and orthopedic physicians for use by the patients. As a result of the Orthotech Acquisition, the Company has added an additional 12 sales representatives and 4 telemarketers. Domestic sales of ProCare products represented approximately 17% and 21% of total net revenues in 1999 and the first three months of 2000, respectively. Domestically, Orthotech products were historically sold through Depuy Orthopaedic sales personnel. As a result of the Orthotech Acquisition, a significant number of such DePuy Orthopaedic sales employees have become sales representatives for our 25 commissioned sales agents.



     INTERNATIONAL SALES. International sales, primarily in Europe, Canada, and Japan, accounted for approximately 18%, 18%, 16%, 18% and 18% of the Company's net revenues in 1997, 1998, 1999, and the first three months of 1999 and 2000, respectively. Sales in Germany, the Company's largest foreign market, accounted for approximately 25% of the Company's international net revenues in the first three months of 2000, and sales in Italy accounted for approximately 14% of the Company's international revenues in the first three months of 2000, with no other country accounting for more than approximately 10% of the Company's international net revenues in the first three months of 2000. Total sales in Europe accounted for approximately 73% of the Company's international net revenues in the first three months of 2000, while sales in Germany, the United Kingdom, France, Spain and Italy, accounted for approximately 51% of the Company's international net revenues in the first three months of 2000. Sales in Japan accounted for approximately 7% of the Company's international revenues in the first three months of 2000. Sales in Germany accounted for approximately 35% of the Company's 1999 international net revenues and sales in Canada accounted for approximately 10% of the Company's 1999 international net revenues, with no other country accounting for more than approximately 10% of the Company's 1999 international net revenues. Total sales in Europe accounted for approximately 72% of the Company's 1999 international net revenues, while sales in Germany, the United Kingdom, France, Spain and Italy, accounted for approximately 51% of the Company's 1999 international net revenues. Sales in Japan accounted for approximately 9% of the Company's 1999 international net revenues.



     International sales are currently made through two distinct channels: independent third party distributors (such as in Germany) and Smith & Nephew sales organizations within certain major countries (such as Canada). Distributors in both of these channels buy and resell the Company's products and have the ability to sell DonJoy and ProCare brand products within their designated countries. DonJoy brand products constituted approximately 84% of total international sales during 1999. Approximately 40% of international sales in 1999 were generated through the Smith & Nephew sales organizations. As of the date of this prospectus, approximately 20% of international sales were generated through Smith & Nephew sales organizations. A significant amount of these sales were transferred from Smith & Nephew sales organizations to independent distributors. The Company believes future opportunities for sales growth within international markets are significant. The Company expects to increase international sales by reorganizing and expanding its international distribution network and implementing the marketing and distribution strategies which it has successfully utilized in the United States and certain international territories, most notably Germany. In particular, the Company has replaced 19 Smith & Nephew sales organizations with independent distributors who will focus on building strong relationships with the Company's targeted customers and will be responsible for achieving specified sales targets. See "Risk Factors -- Transition to New Independent Distributors in International Markets" and "Business -- Business Strategy -- Increase International Sales."



     Historically, Orthotech sold its products internationally to related party distributors who then resold the Orthotech products to the end user consumer. Following the Orthotech Acquisition, we will not utilize Orthotech's related party distributors. Instead, we intend to sell Orthotech products internationally through our existing or new independent distributors. Disruptions in the transition from Orthotech distribution channels to our independent distributors could have a material adverse effect on our sales in the countries where Orthotech products are sold.



     In accordance with a transition services agreement, DePuy Orthopaedic has agreed to provide certain transitional services to the Company for varying periods while the operations of Orthotech are integrated into those of the Company. Such services include distribution by DePuy Orthopedics related party distributors for a period of time until the Company can transition to existing or new independent distributors, continued operation of Orthotech's manufacturing facilities, employee payroll service and benefits, computer services and other administrative services.


     The Company's international sales are made in United States dollars. Accordingly, the Company's results of operations are not directly impacted by foreign currency exchange fluctuations. However, the volume and product mix of international sales may be impacted by foreign currency exchange fluctuations as changes in the rate of exchange between the U.S. dollar and the foreign currency will affect the cost of our products to our customers and thus may impact the overall level of customer purchases or result in the customer purchasing less expensive products. See "Risk Factors -- International Operations."

     THIRD PARTY REIMBURSEMENT; HEALTH CARE REFORM; MANAGED CARE. While national health care reform and the advent of managed care has impacted the orthopedic recovery products industry, its impact has not been as dramatic as experienced by other sectors of the health care market, such as long term care, physician practice management and managed care (capitation) programs. In recent years, efforts to control medical costs within the U.S. orthopedic recovery products industry have been directed towards scrutiny of medical device reimbursement codes, whereby devices are classified to determine the dollar amount eligible for reimbursement, and their applicability toward certain orthopedic procedures. Reimbursement codes covering certain of the Company's products have been lowered or narrowed, thereby reducing the breadth of products for which reimbursement can be sought. The Company expects that a reduction in the total dollar value eligible for reimbursement will occur in the future as the reform process continues.

     In international markets, while the movement toward health care reform and the development of managed care are generally not as advanced as in the United States, the Company has experienced similar downward pressure on product pricing and other effects of health care reform as it has experienced in the United States. The Company expects health care reform and managed care to continue to develop in its primary international markets, including Europe and Japan, which the Company expects will result in further downward pressure in product pricing.

     In response to the historic and forecasted reductions of reimbursement rates and the impact of demand matching (where patients are evaluated as to age, need for mobility and other parameters and are then matched with an orthopedic recovery product that is cost effective in light of such evaluation), the Company and many of its competitors are introducing new product offerings at lower prices. This is particularly evident within the U.S. rigid knee bracing segment of the orthopedic recovery products industry where the Company and many of its competitors are offering lower priced, off-the-shelf products. The minimal sales growth in the Company's rigid knee bracing product lines over the past few years has in part resulted from these price pressures.


     The Company believes that it will not be materially adversely affected by U.S. or international health care reform. The Company currently does not have any capitated health care service arrangements. The Company believes that to the extent it responds to price pressures through lower prices for its products, it will be able to substantially offset the effect of this price erosion through reductions in its manufacturing and other costs. In addition, because of the quality, functionality and reputation of its products, its marketing and sales programs which emphasize strong relationships with customers and the service it provides to its customers, the Company believes it will be able to compete even if reimbursement rates are materially altered. For example, revenues from the IceMan from 1997 to 1999 increased despite elimination of its eligibility for reimbursement.


     A further result of managed care and the related pressure on costs has been the advent of buying groups in the United States which enter into preferred supplier arrangements with one or more manufacturers of orthopedic or other medical products in return for price discounts. The Company has entered into national contracts with selected buying groups and expects to enter into additional national contracts in the future. The Company believes that the high level of product sales to such groups, to the extent such groups are able to command a high level of compliance by their members with the preferred supplier arrangements, and the opportunity for increased market share can offset the financial impact of the price discounting under such contracts. Accordingly, although there can be no assurance, the Company believes that such price discounting will not have a material adverse effect on the Company's operating results in the future. See "Risk Factors -- Responses by Health Care Providers to Price Pressures; Formation of Buying Groups" and "Business -- Sales, Distribution and Marketing -- United States."

     OFFICECARE PROGRAM. In 1996, in response to the needs of its customers, the Company launched OfficeCare, an inventory management and insurance billing program for its U.S. orthopedic physician customers. Under the OfficeCare program, the Company provides the orthopedic physician with an inventory of orthopedic products for immediate disbursement to the physician's patients. The

Company then directly seeks reimbursement from the patient's insurance company, other third party payor or from the patient where self-pay is applicable.

     Since its inception, the OfficeCare program has been promoted specifically to provide the Company's orthopedic physician customers with a full complement of soft goods and certain specialty products (including products of competitors) for immediate patient use. The OfficeCare program is intended to introduce new orthopedic physicians to the Company's product lines without financial risk to the potential customer.


     The OfficeCare program represented approximately 7% and 9% of the Company's net revenues for 1999 and the first three months of 2000, respectively, with sales of soft goods and specialty and other orthopedic products representing the majority of such sales. The OfficeCare program involves the Company's lower priced soft goods products, but is designed to also strengthen the Company's relationship with the customer, thereby also increasing sales of the higher end products. The OfficeCare program has historically experienced a strong growth rate, with an increase of sales of 63% in 1999 over 1998 and 143% in 1998 over 1997 and an increase of sales of 71% in the first three months of 2000 over the first three months of 1999. As a result of the growth of the program, the Company's working capital needs have significantly increased due to higher levels of accounts receivable and inventories necessary to operate the program. In addition, OfficeCare has expanded the Company's involvement in the third party reimbursement process, or in certain cases directly with the patient. The collection period for these receivables as compared to other segments of the Company's business is significantly longer and has also resulted in a need to increase the Company's accounts receivable reserve requirements.



     The Orthotech business acquired by the Company also has an inventory management and billing program that will be integrated with and complement the Company's existing OfficeCare Program. The Company believes that, as the result of the acquisition of the business, the percentage of its net revenues represented by the OfficeCare program will increase in future periods.


     SMITH & NEPHEW ALLOCATIONS AND SALES. Prior to December 29, 1998, the Company's business was operated as the Bracing & Support Systems Division (the "Division") of Smith & Nephew. Effective December 29, 1998, Smith & Nephew contributed the Division's net assets and shares of a Mexican subsidiary to DonJoy, then a newly formed Delaware limited liability company, the sole member of which was Smith & Nephew. Accordingly, the contribution has been accounted for on a predecessor basis for financial reporting purposes.


     As a result of the Company formerly being a division of Smith & Nephew, the Company's historical results of operations reflect certain direct charges from Smith & Nephew as well as certain allocations of Smith & Nephew's overhead and other expenses. These amounts were charged or allocated to the Company on the basis of direct usage where identifiable, with the remainder allocated to the Company on the basis of its annual sales or the capital employed by Smith & Nephew in the Company's business. See Note 9 of Notes to DonJoy's Audited Consolidated Financial Statements.



     The following is a summary of such charges and allocations and their applicability to the Company on a stand-alone basis following the recapitalization.

          (1) Charges for brand royalties historically included in the Company's cost of goods sold resulting from the use by the Company of the Smith & Nephew trademarks and trade name. These charges were $1.6 million, $3.2 million, $1.8 million and $1.0 in 1997, 1998, 1999 and the first three months of 1999, respectively. As a result of the recapitalization on June 30, 1999, the Company no longer has the right to use the Smith & Nephew trademarks and trade names and, accordingly, these charges are no longer incurred by the Company.



          (2) Foreign sales corporation commissions historically included in the Company's general and administrative expense paid by the Company on sales to foreign sales corporations established by Smith & Nephew. The use of foreign sales corporations was a tax planning strategy for Smith & Nephew. These charges were $0.7 million, $0.4 million and $0 in 1997, 1998 and 1999, respectively. As of January 1999, the Company no longer incurs these charges.



          (3) Smith & Nephew allocations for a portion of its corporate managed accounts and new business expense and corporate management expense historically included in the Company's general and administrative expense. These allocations (referred to in this prospectus as the "Eliminated Allocations") were $1.7 million, $1.7 million and $1.0 million and $0.5 million in 1997, 1998, 1999 and the first three months of 1999, respectively. These allocations were for a portion of Smith & Nephew's overhead expenses that the Company has not incurred or replaced following the recapitalization.



          (4) Smith & Nephew allocations for research and development and for finance (risk management, treasury, audit and taxes), human resources and payroll, and legal services historically provided by Smith & Nephew to the Company which were included in the Company's general and administrative expense. These allocations (referred to in this prospectus collectively as the "Other Corporate Allocations") were $1.2 million, $1.7 million, $0.8 million and $0.4 million in 1997, 1998, 1999 and the first three months of 1999, respectively. These allocations were for a portion of Smith & Nephew's overhead expenses. The Company on a stand-alone basis will need to replace these services provided by Smith & Nephew following the recapitalization on June 30, 1999, and will incur additional expenses associated with external auditing and periodic filings with the Securities and Exchange Commission. The Company estimates that the aggregate cost of replacing these services and such additional expenses will be approximately $0.8 million following the recapitalization.


          (5) Other allocations relating to bonuses, pension and insurance historically included in the Company's cost of goods sold, sales and marketing expense and general and administrative expense, and charges for payroll taxes and benefits and direct legal expenses incurred by Smith & Nephew on the Company's behalf included in the Company's general and administrative expense. These costs and expenses are of a nature the Company expects to continue to incur on a stand-alone basis following the recapitalization.


     Under a transition services agreement entered into in connection with the recapitalization, Smith & Nephew continued to provide certain of the administrative services referred to in paragraph (4) above as required by the Company through

December 31, 1999. The transition services agreement was extended for certain services through November 30, 2000. The Company has replaced the services provided by Smith & Nephew with internal staff, including the addition of new employees and through arrangements with third party providers. As noted above, the Company estimates that the services described in paragraph (4) above (which will be reflected as general and administrative expense following the recapitalization) will cost the Company approximately $0.8 million following the recapitalization.



     For the years ended December 31, 1997, 1998 and 1999 and the first three months of 1999 and 2000, the Company's sales to Smith & Nephew and its affiliates (including Smith & Nephew's sales organizations) were $11.8 million, $10.7 million, $8.3 million, $2.9 million and $1.6 million, respectively, or 13%, 11%, 7%, 10% and 5%, respectively, of total sales for these periods. International sales represented the vast majority of sales to Smith & Nephew and its affiliates, accounting for approximately 74%, 91%, 87%, 92% and 78% of total sales to Smith & Nephew and its affiliates in 1997, 1998, 1999 and the first three months of 1999 and 2000, respectively. See Note 6 of Notes to DonJoy's Audited Consolidated Financial Statements. Domestic sales to Smith & Nephew and its affiliates were higher in 1997 as a result of sales to a Smith & Nephew affiliate, which then resold the Company's products to a third party. Beginning in 1998, the Company made these sales directly to the third party. In connection with the recapitalization, Smith & Nephew and its sales organizations which distribute the Company's products internationally entered into agreements with the Company regarding the purchase of Company products following consummation of the recapitalization. However, neither Smith & Nephew nor such sales organizations have any obligation to purchase any specific or minimum quantity of products pursuant to such agreements. See "Certain Relationships and Related Transactions -- Other Agreements between DonJoy and Smith & Nephew -- Supply Agreement" and "-- Distribution Agreement". Accordingly, while the Company believes that Smith & Nephew and its sales organizations will continue to purchase Company products following the recapitalization, there can be no assurance that sales to Smith & Nephew following the recapitalization will continue at historical levels or that such sales in the future will not be significantly reduced.



     MANUFACTURING COST REDUCTION INITIATIVES. Over the past several years, the Company has undertaken two initiatives designed to lower its overall manufacturing cost structure. First, in order to take advantage of the lower labor costs in Mexico, the Company in 1993 began manufacturing certain of its labor intensive products, principally soft goods products, subassemblies and pads used in rigid knee braces and covers, in two facilities in Tijuana, Mexico. Secondly, in 1998 the Company completed the consolidation of its domestic operations into one location in Vista, California. As a result, the Company incurred $2.5 million of restructuring costs in 1998, substantially all of which related to lease termination costs on the vacated facility. Pursuant to the recapitalization agreement, the remainder of the restructuring reserve, which amounted to $0.9 million at June 29, 1999 and consisted of the remaining lease obligations on the vacated facility, was assumed by Smith & Nephew. In addition, 1998 general and administrative expense included $0.2 million of costs related to moving costs resulting from the consolidation of the facilities. Operating results for the first three quarters of 1998 were adversely affected by the consolidation due to disruption caused as the Company totally integrated manufacturing operations of the DonJoy and ProCare brands which were previously separate and distinct, but returned to prior levels in the fourth quarter of 1998 and sustained these through the remainder of 1999.



     The Company has identified additional opportunities to reduce manufacturing costs and improve operating efficiencies. The Company will move as appropriate greater portions of its labor intensive operations to its facilities in Mexico to generate further labor cost savings for its more labor intensive products and utilize the resulting additional capacity in its U.S. facilities to manufacture its more technologically advanced products. By upgrading its computer systems to achieve more efficient production, the Company expects to achieve material and labor cost reductions as well as economies of scale across its manufacturing operation. In addition, the Company intends to further automate its manufacturing operations through the use of more technologically advanced fabrication and equipment systems. The Company will continue to rationalize raw materials used in the production of its existing products, thereby enabling the Company to leverage its purchasing power. Finally, in order to achieve further cost savings, the Company intends to further reduce its number of stock keeping units (SKUs) without impacting service or breadth of the Company's product range.



     BASIS OF PRESENTATION; TAXES. The Company's former parent files a consolidated federal income tax return which includes all of its eligible subsidiaries and divisions, which prior to the recapitalization included the Company. The provision for income taxes has been presented assuming the Company filed a separate federal income tax return. The recapitalization had no impact on the historical basis of the Company's assets and liabilities as reflected in the consolidated financial statements except for the elimination of the intercompany accounts. However, as a result of the recapitalization, for federal income tax purposes, the Company has recorded an increase in the tax basis of its fixed and intangible assets in an amount approximately equal to the taxable gain recognized by Smith & Nephew on the sale of its interest in DonJoy. The increase in tax basis as of December 31, 1999 is as follows (in thousands):



Inventory...........................................  $  3,670
Property, plant & equipment.........................     4,145
Goodwill............................................   130,543
                                                      --------
                                                      $138,358
                                                      ========



     As a result, after the recapitalization, for tax purposes the Company is able to depreciate assets with a higher tax basis than for financial reporting purposes. Prior to the recapitalization, the Company's results of operations were included in the consolidated federal income tax returns which Smith & Nephew filed in the United States and the historical financial statements reflect a provision for income taxes assuming that DonJoy had filed a separate federal income tax return. As limited liability companies, DonJoy and the Company are not subject to income taxes following the recapitalization. Instead, DonJoy's earnings following the recapitalization will be allocated to its members and included in the taxable income of its members. The indenture and the credit facility permit the Company to make distributions to DonJoy in certain amounts to allow DonJoy to make distributions to its members to pay income taxes in respect of their allocable share of taxable income of DonJoy and its subsidiaries, including the Company.

RESULTS OF OPERATIONS


     The Company operates its business on a manufacturing calendar, with its fiscal year always ending on December 31. Each quarter is 13 weeks, consisting of one five-week and two four-week periods. The first and fourth quarters may have more or less working days from year to year based on what day of the week holidays fall on.


     The following table sets forth the Company's operating results as a percentage of net revenues.


                                                                     THREE MONTHS
                                                                         ENDED
                                     YEARS ENDED DECEMBER 31,     -------------------
                                    ---------------------------   APRIL 3,   APRIL 1,
                                     1997      1998      1999       1999       2000
                                    -------   -------   -------   --------   --------
Net revenues
  Rigid knee bracing..............     52.2%     48.2%     43.2%     45.6%      42.3%
  Soft goods......................     34.2      34.0      34.7      33.4       33.7
  Specialty and other orthopedic
     products.....................     13.6      17.8      22.1      21.0       24.0
                                    -------   -------   -------    ------     ------
Total consolidated net revenues...    100.0     100.0     100.0     100.0      100.0
Cost of goods sold allocable to
  product lines...................     40.0      40.4      40.9      40.2       38.7
                                    -------   -------   -------    ------     ------
Gross profit exclusive of brand
  royalties and other cost of
  goods sold......................     60.0      59.6      59.1      59.8       61.3
  Brand royalties.................      1.7       3.2       1.6       3.5         --
  Other cost of goods sold........       .3       2.0       2.2       3.3        1.4
                                    -------   -------   -------    ------     ------
Gross profit......................     58.0      54.4      55.3      53.0       59.9
Sales and marketing...............     24.7      25.1      24.0      24.4       24.4
General and administrative........     17.1      16.4      14.7      15.8       15.2
Research and development..........      2.2       2.2       1.8       2.0        1.9
Restructuring costs...............       --       2.4        --        --         --
                                    -------   -------   -------    ------     ------
Income from operations............     14.0       8.3      14.8      10.8       18.4
Interest income (expense), net....     (2.2)       --      (6.6)       --      (11.7)
                                    -------   -------   -------    ------     ------
Income before income taxes........     11.8       8.3       8.3      10.8        6.7
Provision for income taxes........      4.7       3.4       2.1       4.4         --
                                    -------   -------   -------    ------     ------
Net income........................      7.1%      4.9%      6.2%      6.4%       6.7%
                                    =======   =======   =======    ======     ======
EBITDA(a) data:
Income from operations............  $12,976   $ 8,345   $16,902    $3,080     $5,809
Restructuring costs...............       --     2,467        --        --         --
Depreciation and amortization.....    4,803     4,853     4,952     1,188      1,267
                                    -------   -------   -------    ------     ------
                                     17,779    15,665    21,854     4,268      7,076
Brand royalties...................    1,605     3,249     1,817       987         --
Foreign sales corporation
  commissions.....................      661       439        --        --         --

                                                                     THREE MONTHS
                                                                         ENDED
                                     YEARS ENDED DECEMBER 31,     -------------------
                                    ---------------------------   APRIL 3,   APRIL 1,
                                     1997      1998      1999       1999       2000
                                    -------   -------   -------   --------   --------
Eliminated Allocations............    1,652     1,726       979       502         --
Other Corporate Allocations.......    1,193     1,678       832       426         --
Estimated costs to replace Smith &
  Nephew services.................     (800)     (800)     (400)     (200)        --
                                    -------   -------   -------    ------     ------
Adjusted EBITDA...................  $22,090   $21,957   $25,082    $5,983     $7,076
                                    =======   =======   =======    ======     ======


-------------------------

(a) "EBITDA" is defined as income from operations plus restructuring costs, and depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. Our definition of EBITDA may not be comparable to that of other companies.



     The following table summarizes certain of the Company's operating results by quarter for 1998 and 1999 and the first three months of 2000.



                                              1998                                    1999                     2000
                              -------------------------------------   -------------------------------------   -------
                                Q1        Q2        Q3        Q4        Q1        Q2        Q3        Q4        Q1
                              -------   -------   -------   -------   -------   -------   -------   -------   -------
Net revenues................  $24,502   $23,388   $24,678   $28,217   $28,400   $25,858   $30,221   $29,773   $31,585
Gross profit................   12,940    13,008    13,272    15,620    15,051    13,960    17,370    16,815    18,912
Income from operations......       79     1,931     2,174     4,161     3,080     2,739     5,637     5,446     5,809
Number of operating days....       60        63        63        65        64        61        66        60        65



THREE MONTHS ENDED APRIL 1, 2000 COMPARED TO THREE MONTHS ENDED


APRIL 3, 1999.



     NET REVENUES. Net revenues increased $3.2 million, or 11.2%, to $31.6 million for the first three months of 2000 from $28.4 million for the first three months of 1999. The first three months of 2000 contained one more business day than the first three months of 1999, which resulted in approximately $0.5 million more revenue in the first three months of 2000 as compared to the first three months of 1999. Net revenues for the rigid knee bracing segment increased $0.4 million over the prior period due to increased sales of ligament braces and post-operative braces, including the introduction of the 4TITUDE brace in June 1999. Soft goods sales increased by $1.1 million over the prior period due primarily to increased sales volumes of wrist splints, ankle braces, knee braces and other general soft good supports. These increases also reflect the growth of the OfficeCare program. Specialty and other orthopedic products sales increased by $1.6 million over the prior period due primarily to the recently introduced PainBuster(TM) Pain Management Systems, cold therapy units, shoulder bracing and to increased sales of lower extremity walkers as well as the growth of the OfficeCare program.

     GROSS PROFIT. Gross profit increased $3.9 million, or 25.7%, to $18.9 million for the first three months of 2000 from $15.1 million for the first three months of 1999. Gross profit margin, exclusive of brand royalties and other cost of goods sold not allocable to specific product lines, increased from 59.8% for the first three months of 1999 to 61.3% for the first three months of 2000 primarily as a result of increased specialty and other orthopedic product sales combined with the implementation of efficient manufacturing techniques. Gross profit for the rigid knee bracing segment increased $0.1 million, with gross profit margin decreasing to 71.5% for the first three months of 2000 from 72.7% for the comparable period in 1999. This decrease in gross profit margin reflects the change in product mix. Gross profit for the soft goods segment increased $0.7 million, with gross profit margin increasing to 49.8% for the first three months of 2000 from 48.8% for the comparable period in 1999. This increase is primarily a result of the change in product mix. Gross profit for the specialty and other orthopedic products segment increased $1.6 million, with gross profit margin increasing to 59.4% for the first three months of 2000 from 49.3% for the comparable period in 1999. The increase in gross profit margin reflects lower costs associated with the production of walkers, which resulted from the production of these walkers moving to the Company's facilities in Mexico in the first quarter of 2000 to take advantage of labor cost savings. Additionally, the increase is a result of more favorable pricing terms on the PainBuster(TM) Pain Management System.



     As a result of the consummation of the recapitalization on June 30, 1999, the Company no longer has the right to use the Smith & Nephew trademarks and trade names and, accordingly, charges for brand royalties are no longer incurred by the Company. In the first three months of 2000, other cost of goods sold not allocable to specific product lines decreased from the comparable period in 1999 primarily due to increased manufacturing efficiencies.



     SALES AND MARKETING EXPENSES. Sales and marketing expenses increased $0.8 million, or 11.2%, to $7.7 million for the first three months of 2000 from $6.9 million for the first three months of 1999. The increase primarily reflected an increase in commissions associated with higher sales of DonJoy products in the United States and increased costs associated with the OfficeCare program.



     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, or 6.9%, to $4.8 million for the first three months of 2000 from $4.5 million for the first three months of 1999. The increase was primarily due to increased salaries and benefits and an increase in consulting expenses related to the implementation of a new Enterprise Resource Planning ("ERP") system, offset by the elimination of the Smith & Nephew overhead charges in 2000. Overall, general and administrative expenses declined as a percentage of revenues to 15.2% for the first three months of 2000 from 15.8% for the comparable period of 1999.



     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were approximately equal over the two periods. During the first three months of 2000, the majority of resources were focused on the development of the OAdjuster(TM) brace, introduced in March 2000, along with the VISTA System, which is expected to be introduced in the second half of 2000.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998



     NET REVENUES. Net revenues increased $13.5 million, or 13.4%, to $114.3 million in 1999 from $100.8 million in 1998. Net revenues for the rigid knee bracing segment increased $0.8 million over the prior year due to increased sales of ligament braces, including the introduction of the 4-TITUDE brace and post-operative braces. Soft goods sales increased by $5.4 million over the prior year due primarily to increased sales volumes of neoprene bracing products, wrist splints, ankle braces and other soft good supports, including the introduction of the On-Track system. These increases primarily reflect the effect of national contracts entered into in the second half of 1998 as well as the growth of the OfficeCare program. Specialty and other orthopedic products sales increased by $7.2 million over the prior year due primarily to the recently introduced Painbuster(TM) Pain Management Systems, cold therapy units and to increased sales of lower extremity walkers as well as growth of the OfficeCare program.



     GROSS PROFIT. Gross profit increased $8.4 million, or 15.2%, to $63.2 million in 1999 from $54.8 million in 1998. Gross profit margin, exclusive of brand royalties and other cost of goods sold not allocable to specific product lines, decreased to 59.1% in 1999 from 59.6% in 1998. Gross profit for the rigid knee bracing segment increased $1.3 million, with gross profit margin increasing to 72.3% from 70.9%. These increases reflected the improved product mix. Gross profit for the soft goods segment increased $2.6 million as a result of increased sales volume, with gross profit margin consistent at 48.6% between periods. Gross profit for the specialty and other orthopedic products segment increased $3.5 million, with gross profit margin decreasing to 49.7% from 50.0%, reflecting increased sales of lower margin products. As a result of the consummation of the recapitalization on June 30, 1999, the Company no longer has the right to use the Smith & Nephew trademarks and trade names and, accordingly, charges for brand royalties are no longer incurred by the Company. Other cost of goods sold not allocable to specific product lines increased to $2.5 million in 1999 from $2.0 million in 1998. This increase is primarily due to costs associated with support of the SKU reduction plan, the OfficeCare program and the amortization of the Painbuster(TM) Pain Management System distribution rights.



     SALES AND MARKETING EXPENSES. Sales and marketing expenses increased $2.1 million, or 8.4%, to $27.4 million in 1999 from $25.3 million in 1998. The increase primarily reflected an increase in commissions associated with higher sales of DonJoy products in the United States and increased costs associated with the OfficeCare program.



     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, or 1.6%, to $16.8 million in 1999 from $16.5 million in 1998. The increase was primarily due to an increase in salaries and benefits offset by a reduction in corporate allocations from Smith & Nephew of $1.9 million. General and administrative expenses declined as a percentage of revenues to 14.7% from 16.4% primarily due to the reduction in Smith & Nephew allocations.



     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were approximately equal over the two periods. Significant resources within the department were re-deployed to focus primarily on the development of the VISTA System as well as the development and release of the new 4-TITUDE brace in 1999.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997


     NET REVENUES. Net revenues increased $8.2 million, or 8.8%, to $100.8 million in 1998 from $92.6 million in 1997. Net revenues in the rigid knee bracing segment increased marginally between the periods. Lower unit sales of ligament and OA braces were offset by an increase in unit sales of post-operative braces and an overall improvement in product mix. Soft goods sales increased by $2.5 million over the prior year period due to increased sales volumes of wrist splints, slings and immobilizers and other soft good supports. The increased sales volumes of these products were primarily the result of growth in the OfficeCare program. Specialty and other orthopedic products sales increased $5.3 million over the prior year period primarily due to increased sales volumes of lower extremity walkers, shoulder products, cold therapy units and other specialty products. In addition, the introduction of the PainBuster(TM) pain management delivery systems during the fourth quarter of 1998 contributed to increased sales within this segment.



     GROSS PROFIT. Gross profit increased $1.1 million, or 2.1%, to $54.8 million in 1998 from $53.7 million in 1997. Gross profit margin, exclusive of brand royalties and other cost of goods sold not allocable to specific product lines, decreased to 59.6% in 1998 from 60.0% in 1997. Gross profit for the rigid knee bracing segment increased $0.6 million, with gross profit margin increasing to 70.9% from 70.2%. These increases reflected the improved product mix. Gross profit for the soft goods segment increased $1.1 million, with gross profit margin decreasing to 48.6% from 49.0%, reflecting increased sales of lower margin products. Gross profit for the specialty and other orthopedic products segment increased $2.8 million, with gross profit margin increasing to 50.0% from 48.6%. These changes reflected the change in product mix. Brand royalties charged by Smith & Nephew which are included within cost of goods sold increased to 3.2% of revenues from 1.7% over the prior year period. Other cost of goods sold not allocable to specific product lines increased to $2.0 million in 1998 from $0.3 million in 1997. This increase primarily resulted from the disruption caused as the Company totally integrated manufacturing operations of the DonJoy and ProCare brands which were previously separate. By the fourth quarter of 1998, manufacturing operations had returned to previous levels.


     SALES AND MARKETING EXPENSES. Sales and marketing expenses increased $2.4 million, or 10.6%, to $25.3 million in 1998 from $22.9 million in 1997. This increase primarily reflected an increase in commissions associated with higher sales of DonJoy products in the United States, as well as advertising and delivery expenses.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.7 million, or 4.3%, to $16.5 million in 1998 from $15.8 million in 1997. The increase was primarily due to $0.3 million in year 2000 compliance costs, $0.2 million in moving costs related to the Company's consolidation of its two U.S. facilities and a $0.2 million increase in corporate allocations from Smith & Nephew. However, these expenses declined as a percentage of revenues to 16.4% from 17.1%.


     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were approximately equal over the two periods. As a result of the Company's research and development efforts, the OPAL OA knee brace, the enhanced

Defiance custom knee brace and the TROM post-operative brace were introduced during 1998.


LIQUIDITY AND CAPITAL RESOURCES



     The Company's principal liquidity requirements are to service its debt and meet its working capital and capital expenditure needs. At December 31, 1998, the Company had long-term intercompany obligations to Smith & Nephew of $44.0 million. On June 29, 1999, all long-term intercompany obligations and certain other current liabilities owed to Smith & Nephew were contributed to members equity in accordance with the recapitalization agreement. The Company's long-term indebtedness at April 1, 2000 was $113.2 million and $149.8 million on a pro forma basis after giving effect to the Orthotech Acquisition.



     Net cash provided by operating activities was $11.1 million, $3.7 million, $16.1 million, $2.0 million and $4.2 million in 1997, 1998, 1999, and the first three months of 1999 and 2000, respectively. The increase of $2.2 million in the first three months of 2000 reflects the increase in net income, including accrued interest expense, in the first three months of 2000 as compared to the first three months of 1999, offset by an increase in accounts receivable during the first three months of 2000. The increase of $12.4 million in 1999 reflects the increase in net income in 1999 as compared to 1998, a decrease in inventories and intercompany obligations and a general increase in working capital. The decrease of $7.3 million in 1998 was primarily due to the decrease in net income in 1998 as compared to 1997, the increased levels in accounts receivable and inventories offset in part by an increase in accounts payable and the effect of the restructuring in 1998.



     Cash flows used in investing activities were $2.3 million, $4.0 million, $4.8 million, $0.3 million and $1.2 million in 1997, 1998, 1999 and the first three months of 1999 and 2000, respectively. Capital expenditures in the first three months of 2000 primarily reflected an increase in construction in progress related to the capitalization of costs directly associated with the Company's ERP implementation. Capital expenditures in 1999 primarily reflected payments relating to the purchase of new enterprise resource planning software and the exclusive North American distribution rights for the PainBuster(TM) Pain Management System. Capital expenditures in the first six months of 1998 reflected leasehold improvements on the expanded Vista, California facility. The increase of $1.7 million in 1998 as compared to 1997 related to increased capital expenditures related to leasehold improvements on the expanded Vista facility and a payment relating to the purchase of intellectual property rights from IZEX Technologies to design, manufacture and distribute the VISTA System.



     Cash flows provided by (used in) financing activities were $(8.4) million, $0.2 million, $(6.2) million, $(2.1) million and $(0.3) million in 1997, 1998,
1999 and the first three months of 1999 and 2000, respectively. The changes are a result of the change in intercompany obligations. Prior to the recapitalization, the Company participated in Smith & Nephew's central cash management program, wherein all of the Company's cash receipts were remitted to Smith & Nephew and all cash disbursements were funded by Smith & Nephew. Following the recapitalization, the Company no longer participates in Smith & Nephew's cash management program. See Note 8 of Notes to DonJoy's Audited Consolidated Financial Statements.



     Interest payments on the notes and on borrowings under the credit facility have significantly increased the Company's liquidity requirements. The credit facility provides for two term loans totalling $39.5 million. The first term loan, in the amount of $15.5 million, was borrowed in connection with the recapitalization and the second term loan, in the amount of $24 million, was borrowed to finance the Orthotech Acquisition. The Company also has available up to $25.0 million of revolving credit borrowings under the revolving credit facility, which are available for working capital and general corporate purposes, including financing of acquisitions, investments and strategic alliances. As of April 1, 2000, the Company had no borrowings outstanding under the revolving credit facility and subsequently borrowed $12.6 million under that facility to consummate the Orthotech Acquisition. Borrowings under the term loans and the revolving credit facility bear interest at variable rates plus an applicable margin. See "Description of Credit Facility." See Note 3 of Notes to DonJoy's Audited Consolidated Financial Statements.



     The following table sets forth the principal payments on the term loans for the nine months ended December 31, 2000 through its maturity in 2005:



                                               PRINCIPAL
                    YEAR                        PAYMENT
                    ----                       ---------
2000.........................................   $   762
2001.........................................   $ 1,274
2002.........................................   $ 1,274
2003.........................................   $ 1,274
2004.........................................   $17,202
2005.........................................   $17,339



     In addition, commencing with the year ending December 31, 1999, the Company is required to make annual mandatory prepayments of the term loans under the credit facility in an amount equal to 50% of excess cash flow (as defined in the credit facility) (75% if the Company's leverage ratio exceeds a certain level). The Company had no excess cash flow at December 31, 1999. In addition, the term loans are subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of certain equity and debt issuances by DonJoy, the Company or any of its subsidiaries and (b) 100% of the net cash proceeds of certain asset sales or other dispositions of property by DonJoy, the Company or any of its subsidiaries, in each case subject to certain exceptions. No mandatory prepayments were required by the Company at December 31, 1999.



     The credit facility and the indenture impose certain restrictions on the Company, including restrictions on its ability to incur indebtedness, pay dividends, make investments, grant liens, sell its assets and engage in certain other activities. In addition, the credit facility requires the Company to maintain certain financial ratios. Indebtedness under the credit facility is secured by substantially all of the assets of the Company, including the Company's real and personal property, inventory, accounts receivable, intellectual property and other intangibles. See "Description of Credit Facility."



     The Company incurred fees and expenses of $8.8 million in connection with the recapitalization. Approximately $7.3 million, principally relating to financing fees and expenses, has been capitalized and amortized over the terms of the related debt instruments.



     As part of its strategy, the Company intends to pursue acquisitions, such as the Orthotech Acquisition, investments and strategic alliances. The Company may require new sources of financing to consummate any such transactions, including additional debt or equity financing. There can be no assurance that such additional sources of financing will be available on acceptable terms if at all.


     The Company's ability to satisfy its debt obligations and to pay principal and interest on its indebtedness, including the notes, fund working capital requirements and make anticipated capital expenditures will depend on its future performance, which is subject to general economic, financial and other factors, some of which are beyond its control. Management believes that based on current levels of operations and anticipated growth, cash flow from operations, together with other available sources of funds including the availability of borrowings under the revolving credit facility, will be adequate for the foreseeable future to make required payments of principal and interest on the Company's indebtedness, including the notes, to fund anticipated capital expenditures and for working capital requirements. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available under the revolving credit facility in an amount sufficient to enable the Company to service its indebtedness, including the notes, or to fund its other liquidity needs.



MARKET RISK



     The Company is exposed to certain market risks as part of its ongoing business operations. Primary exposure includes changes in interest rates. The Company is exposed to interest rate risk in connection with the term loans which bear interest at floating rates based on London InterBank Offered Rate ("LIBOR") or the prime rate plus an applicable borrowing margin. The Company manages its interest rate risk by balancing the amount of fixed and variable debt. For fixed rate debt, interest rate changes affect the fair market value but do not impact earnings or cash flows. Conversely, for variable rate debt, interest rate changes generally do not affect the fair market value but do impact future earnings and cash flows, assuming other factors are held constant. On a pro forma basis, to give effect to the Orthotech Acquisition, as of April 1, 2000 the Company would have had $98.1 million principal amount of fixed rate debt represented by the notes and $51.7 million of variable rate debt represented by borrowings under the credit facility (at an interest rate of 9.18% as of April 1, 2000). Based on the Company's current balance outstanding under the term loans, an immediate increase of one percentage point in the applicable interest rate would cause an increase in interest expense of approximately $0.5 million on an annual basis. Up to $12.4 million of variable rate borrowings remains available under the revolving credit facility. The Company may use derivative financial instruments, where appropriate, to manage its interest rate risks. However, the Company, as a matter of policy, does not enter into derivative or other financial investments for trading or speculative purposes. All of the Company's sales are denominated in U.S. dollars, thus the Company is not subject to any foreign currency exchange risks.



SEASONALITY



     The Company generally records its highest net revenues in the first and fourth quarters due to the greater number of orthopedic surgeries and injuries resulting from increased sports activity, particularly football and skiing. In addition, during the fourth quarter, a patient has a greater likelihood of having satisfied his annual insurance deductible than in the first three quarters of the year, and thus there is an increase in the number of elective orthopedic surgeries. Conversely, the Company generally has lower net revenues during its second and third quarters as a result of decreased sports activity and fewer orthopedic surgeries. The Company's results of operations would be adversely and disproportionately affected if the Company's sales were substantially lower than those normally expected during its first and fourth quarters.


YEAR 2000



     During fiscal 1999, the Company continued its company-wide program to prepare the Company's computer systems for year 2000 compliance. The year 2000 issue relates to computer systems that use the last two digits rather than all four to define a year and whether such systems would properly and accurately process information when the year changed to 2000. As of the date of this prospectus, the Company had not yet experienced any material problems related to the year 2000. The Company has not become aware of any significant year 2000 issues affecting the Company's major customers or suppliers. The Company also has not received any material complaints regarding any year 2000 issues related to its products. Year 2000 related costs through April 1, 2000 were approximately $360,000 and have been expensed as incurred. These costs included labor expended in contacting customers and suppliers, testing systems and software, and software upgrades for year 2000.



RECENT ACCOUNTING PRONOUNCEMENTS



     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and hedging activities. The Statement will require the recognition of all derivatives on the Company's balance sheet at fair value. The Financial Accounting Standards Board has subsequently delayed implementation of the standard for the financial years beginning after June 15, 2000. The Company expects to adopt the new Statement effective January 1, 2000. The impact on the Company's financial statements is not expected to be material.



     In May 2000, the Emerging Issues Task Force ("EITF") reached a tentative consensus on Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." The Issue addresses, in the context of a sale transaction for goods, how the seller should classify amounts billed and incurred for shipping and handling in the income statement. It has no impact on net income. In July 2000, the EITF concluded that all amounts billed to a customer in a sale transaction represent the fees earned for the goods provided and, accordingly, should be included with revenues in the statement of income; however, the EITF did not reach a consensus on how shipping and handling should be classified. The EITF indicated that the consensus must be followed even by those entities that believe that they are, in substance, acting as an agent in providing the shipping and handling services and desire to record revenue net. The Company plans to implement Issue 00-10 in the fourth quarter of 2000 at which time revenues will be increased by the amounts billed for customers but previously offset against sales and marketing expenses.


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

                                    BUSINESS

OVERVIEW


     The Company is a world leading designer, manufacturer and marketer of orthopedic recovery products. Based on U.S. sales, the Company believes it is the leading provider of orthopedic recovery products and certain complementary products in the United States. The Company's broad product lines of rigid knee braces, soft goods and specialty and other orthopedic products provide a range of solutions for patients and orthopedic professionals during the various stages of the orthopedic treatment and recovery process. The Company's products are used before, after and as an alternative to surgery, during and after rehabilitation and for the treatment of osteoarthritis. The Company is a market leader in the orthopedic recovery products industry, selling more than 600 individual products in over 50 countries throughout the world. The Company sells its products under the DonJoy and ProCare brand names, each of which the Company believes enjoys one of the highest levels of brand name recognition within the orthopedic recovery products industry. Following the Orthotech Acquisition, we also sell products under the Orthotech brand name; however, we will be integrating the brand into our DonJoy and ProCare brands. In addition to the typical orthopedic patient, the Company's products are used by professional athletes, NCAA athletic programs and the U.S. Ski Team. The Company believes that its leading market positions, strong brand names, reputation for quality products, broad product lines, established distribution networks in the United States and commitment to research and development provide it with significant opportunities to further grow revenues and earnings. For 1999 and the three months ended April 1, 2000, the Company's net revenues were $114.3 million and $31.6 million, respectively, and the Company's pro forma EBITDA (as defined) was $25.1 million and $7.1 million, respectively. On a pro forma basis, to give effect to the Orthotech Acquisition, our net revenues and EBITDA would have been $161.0 million and $33.3 million, respectively, for the year ended 1999 and $44.0 million and $9.2 million for the first three months ended April 1, 2000.


     The Company's product lines include rigid knee braces, soft goods and a portfolio of specialty and other orthopedic products.


     - RIGID KNEE BRACES. The Company's rigid knee braces include ligament braces, which provide durable support for knee ligament instabilities, post-operative braces, which provide both knee immobilization and a protected range of motion; and OA braces, which provide relief of knee pain due to osteoarthritis. These technologically-advanced products are generally prescribed to a patient by an orthopedic professional. The Company's rigid knee braces are either customized braces, utilizing basic frames which are then custom-manufactured to fit a patient's particular measurements, or are standard braces which are available "off-the-shelf" in various sizes and can be easily adjusted to fit the patient in the orthopedic professional's office. Substantially all of the Company's rigid knee braces are marketed under the DonJoy brand name. These products represented approximately 43% of the Company's net revenues for the year ended December 31, 1999.


     - SOFT GOODS. The Company's soft goods products, most of which are fabric or neoprene-based, provide support and/or heat retention and compression for afflictions of the knee, ankle, back and upper extremities, including the shoulder, elbow, neck and wrist. As of December 31, 1999, approximately 61% of the Company's soft goods products are marketed under the ProCare brand name, with the remainder marketed under the DonJoy brand name. These products represented approximately 35% of the Company's net revenues for the year ended December 31, 1999.



     - SPECIALTY AND OTHER ORTHOPEDIC PRODUCTS. The Company's portfolio of specialty and other orthopedic products, which are designed to facilitate orthopedic rehabilitation, include lower extremity walkers (boots which are an alternative to lower extremity casting), upper extremity braces (shoulder and arm braces and slings), cold therapy systems (a form of pain management which provides continuous cold therapy to assist in the reduction of pain and swelling) and pain management delivery systems (a range of ambulatory infusion pumps for the delivery of local anesthetic directly into a joint following surgery). As of December 31, 1999, approximately 85% of the Company's specialty and other orthopedic products are marketed under the DonJoy brand name, with the remainder marketed under the ProCare brand name. These products represented approximately 22% of the Company's net revenues for the year ended December 31, 1999.


     The Company sells its DonJoy products primarily to orthopedic surgeons, orthotic and prosthetic centers, hospitals, surgery centers, physical therapists and trainers to meet the specific needs of their patients. The Company sells its ProCare products under private label brand names primarily to third party distributors who generally resell the Company's products to large hospital chains, hospital buying groups, primary care networks and orthopedic physicians. The Company's products are used by people who have sustained an injury, have recently completed an orthopedic surgical procedure and/or suffer from an affliction of the joint. In addition, a number of high profile professional and amateur athletes who participate in sports such as football, basketball and skiing, choose to use the Company's products.

COMPETITIVE STRENGTHS

     The Company believes that the following competitive strengths provide it with a strong and stable base to enable the Company to further enhance growth and profitability.

     LEADING MARKET POSITIONS. The Company is a world leading designer, manufacturer and marketer of orthopedic recovery products and, based on U.S. sales, the Company believes it is the leading provider of orthopedic recovery products and certain complementary products in the United States, with an estimated market share of 20%. Based on U.S. sales, the Company believes it holds the leading U.S. market position for ligament and post-operative braces, with estimated market shares of 28% and 25%, respectively, the number two market position for OA braces, with an estimated market share of 13%, and leading positions in the markets for certain of the Company's other products. The Company has established its leadership positions:

     - by delivering innovative products that provide patients with superior quality and value;

     - through successful marketing and sales programs which focus on gaining the support of widely recognized orthopedic professionals and maintaining strong relationships with the Company's customers; and

     - by delivering quality products with a high standard of customer service, including by shipping the majority of the Company's products within 24 hours of receipt of the customer order, or 72 hours in the case of customized knee braces.


     All market share data in this prospectus does not give effect to the Orthotech Acquisition.


     STRONG BRAND NAME RECOGNITION AND REPUTATION FOR QUALITY. The Company's products have achieved a high degree of brand name recognition and loyalty from its customers. The Company believes DonJoy is the most recognized brand name of knee braces in the orthopedic recovery products industry. In addition, the Company's ProCare brand name is well recognized by third party distributors of soft goods in the orthopedic recovery products industry. The Company's other trademarks include product names that are well known among orthopedic professionals which the Company believes provide it with a significant competitive advantage. The Company's products are known for their design, quality construction and durability. The Company's braces are used by a number of professional athletes and NCAA athletic programs. The Company is also the official and exclusive supplier of braces and supports to the U.S. Ski Team and the Company believes it is the leading supplier of knee braces to players in the National Football League.

     BROAD PRODUCT LINES. The Company believes that it has one of the broadest product lines in the orthopedic recovery products industry. The Company markets over 500 individual products which provide solutions to patients and orthopedic professionals in addressing the various stages of the orthopedic treatment and recovery process.

     - The Company's quality soft goods products are used by patients to address a wide range of orthopedic injuries and afflictions.

     - The Company's customized and off-the-shelf rigid knee braces are used as an alternative to surgery, to help bring patients back to pre-injury levels post-surgery or to support the normal functioning of the knee for patients who have returned to pre-injury activity levels.

     - The Company's other specialized devices such as cold therapy systems and pain management delivery systems are used by patients who have just undergone orthopedic surgery.


     ESTABLISHED U.S. DISTRIBUTION NETWORKS. The Company has established broad distribution networks within the United States. The Company's DonJoy product lines are marketed by 25 commissioned sales organizations (referred to as agents in this prospectus) which employ approximately 185 sales representatives. These sales representatives undergo extensive training by both the Company and the agent and use their technical expertise to market our products to orthopedic surgeons, orthotic and prosthetic centers, hospitals, surgery centers, physical therapists and trainers. The Company sells its ProCare products primarily to large, national third party distributors, including Owens & Minor Inc., McKesson Corp.,

General Medical Corp. and Bergen Brunswig Corp., as well as to regional medical surgical dealers and medical products buying groups. The Company believes that its strong distribution networks in the United States provide the Company with an established base from which to introduce new or enhanced products and expand sales of existing product lines.


     As a result of the Orthotech Acquisition, the Company has added an additional 32 sales representatives and 3 regional general managers for its DonJoy product lines and 12 sales representatives and 4 telemarketers for its ProCare product line.



     SUCCESSFUL RECORD OF NEW PRODUCT DEVELOPMENT. The Company has developed a reputation as a research and development leader by introducing a steady flow of product enhancements and new products into the market. Since 1995, the Company introduced 10 significant new products, sales of which represented approximately 32% of the Company's net revenues for the year ended December 31, 1999. The Company owns or has licensing rights to more than 50 patents, including the "Four Points of Leverage" system, which is a critical element in the design of the Company's ligament braces. In addition, the Company maintains close relationships with a number of widely recognized orthopedic surgeons and sports medicine specialists who assist in product research, development and marketing. These professionals often become product "champions," speaking about the Company's products at medical seminars, assisting in the training of other professionals in the use and/or fitting of the products and providing us with feedback on the industry's acceptance of the new products.



     EXPERIENCED AND INCENTIVIZED MANAGEMENT TEAM. The Company's management team has extensive experience in the orthopedic recovery products industry. The Company's six senior executives have an average of 10 years of experience with the Company and an average of over 18 years of experience within the orthopedic recovery products industry. Management owns or has the right to acquire pursuant to options, subject to certain conditions, up to approximately 15% of DonJoy's equity interests on a fully diluted basis.


BUSINESS STRATEGY

     The Company's strategic objectives are to strengthen its leadership position in the orthopedic recovery products industry and to increase its revenues and profitability. As a stand alone entity, the Company will be able to pursue strategic initiatives which were previously not possible. The Company intends to:

     - broaden its market reach,

     - enhance and grow its core business, and

     - expand its business platform.

The key elements of its business strategy are to:


     INCREASE INTERNATIONAL SALES. International sales, primarily in Europe, Canada and Japan, accounted for approximately 16% of the Company's net revenues for the year ended December 31, 1999, and represent a significant area for potential growth. The Company plans to increase its international sales by continuing the reorganization and expansion of its international distribution network started in 1999 and implementing the marketing and distribution strategies which the Company successfully utilizes in the United States and certain international territories. For example, in Germany, the Company's largest international market representing approximately 35% of international revenues in 1999, where the Company markets its products through an independent distributor, the Company believes it has achieved market shares comparable to those it has achieved in the United States through an independent distributor. Historically, approximately 55% of the Company's international sales were made through 30 Smith & Nephew sales organizations, with the remainder made through 14 independent distributors. The Company has replaced 19 Smith & Nephew sales organizations with independent distributors who will focus on building strong relationships with its targeted customers and will be responsible for achieving specified sales targets. In addition, the Company is developing relationships with orthopedic professionals who are well recognized in our targeted countries, some of whom the Company expects will become product "champions," similar to orthopedic professionals in the United States who speak about our product at medical seminars, assist in training other professionals how to use and fit our products and provide us with feedback on industry's acceptance of our new products. The Company will focus on implementing its strategies in the United Kingdom, France, Italy and Spain and will continue its focus in Germany, all countries with substantial per capita health care expenditures.



     IMPROVE OPERATING EFFICIENCIES. The Company is actively pursuing opportunities to improve the efficiencies of its vertically integrated manufacturing operations. By upgrading its computer systems to achieve more efficient production, the Company expects to achieve material and labor cost reductions as well as economies of scale across its entire manufacturing operation. The Company also plans to further automate its manufacturing operations through the use of more technologically advanced fabrication equipment and systems. In addition, the Company will continue to move portions of its labor intensive operations to its facilities in Mexico to generate labor cost savings and utilize the resulting additional capacity in its U.S. facility to manufacture its more technologically advanced products. The Company also intends to implement efficient manufacturing techniques and further automate its manufacturing operations through the use of more technologically advanced fabrication and equipment systems. The Company will continue to rationalize the raw materials used in the production of its existing products, thereby enabling the Company to leverage its purchasing power. The Company also plans to achieve cost savings by further reducing the number of stock keeping units (SKUs) without impacting service or breadth of the Company's product range.



     INTRODUCE NEW PRODUCTS AND PRODUCT ENHANCEMENTS. The Company intends to maintain its position as a leading innovator of orthopedic recovery products through its commitment to research and development and its close working relationships with orthopedic professionals. Using its materials, process and design expertise in bracing and supports, the Company will continue to enhance its current range of products to address changing customer needs. In addition, the Company intends to add complementary products through its own research and development efforts and arrangements with third parties. For example, the Company has introduced two pain management systems, the IceMan, a cold therapy system which it developed, and, more recently, the PainBuster(TM) Pain Management System, a range of ambulatory infusion pumps which it distributes under a licensing arrangement and which the Company believes provides it with a platform for further opportunities in the surgical market. The Company is also currently developing the VISTA System, a computerized post-operative brace designed to optimize a patient's rehabilitation in the treatment of knee injuries, which the Company believes is the only such system currently under development.


     PURSUE STRATEGIC GROWTH OPPORTUNITIES. The orthopedic recovery products industry is highly fragmented and provides the Company with a number of potential acquisition, investment and strategic alliance opportunities. The Company intends to continue to pursue strategic growth opportunities, like the Orthotech Acquisition, that will allow it to leverage its existing distribution networks, brand name recognition and expertise in research and development to increase revenues and cash flow. For example, the Company will seek growth opportunities through acquisitions, investments or strategic alliances that will:


     - expand the Company's core business,

     - enable the Company to offer complementary products, and

     - diversify into the broader orthopedic products industry.

INDUSTRY


     The orthopedic recovery products industry, the primary industry in which the Company currently competes, is a segment of the worldwide orthopedic products industry, which had estimated sales in 1998, the last year for which data is available, of $8.5 billion, including estimated U.S. sales of $5.1 billion. The worldwide orthopedic products market includes reconstructive implants, tissue fixation and healing products, orthopedic recovery products, spinal implants, arthroscopy products, and other related products. The orthopedic recovery products industry includes retail and non-retail sales of braces and supports for the knee, ankle, back and upper extremities, including the shoulder, elbow, neck and wrist and other related products. The U.S. orthopedic recovery products industry generated estimated revenues of $630 million in 1998. The Company currently competes in the non-retail segment of the U.S. orthopedic recovery products industry, which generated estimated revenues of $535 million in 1998. The European orthopedic recovery products industry generated estimated revenues of $330 million in 1998. Comparable data for the rest of the world is not readily available. Complementary market segments to the orthopedic recovery products industry within the overall orthopedic products industry include orthopedic pain management systems and devices, a market in which the Company currently competes, and which generated estimated 1998 U.S. revenues of $150 million, and soft tissue fixation products and tissue healing products, which represent attractive markets for the Company and which generated estimated 1998 U.S. revenues of $350 million. Comparable data for Europe and the rest of the world is not readily available.


     The orthopedic recovery products industry is highly fragmented and characterized by competition among a few large, diversified orthopedic companies and numerous smaller niche competitors. Revenues in the U.S. orthopedic recovery products industry grew at an estimated compound annual growth rate of 3.5% from 1994 through 1998. This growth has been driven by increased participation in exercise, sports and other physical activity, the aging "baby boomer" population including adults suffering from osteoarthritis, and a growing awareness of the

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


importance of preventative bracing. Comparable data for 1999 and for Europe and the rest of the world is not readily available.



     The Company believes data set forth in this prospectus regarding the orthopedic products industry and its segments and the Company's market position and market share within that industry or its segments are inherently imprecise, but are generally indicative of their relative size and the Company's market position and market share within that industry or its segments. Estimated revenues for the orthopedic recovery products industry and its segments and the historical growth rates for such industry and its segments are based on information obtained from Frost & Sullivan. All market share data in this prospectus does not give effect to the Orthotech Acquisition. See "Industry Data."



     The following are descriptions of segments of the U.S. orthopedic recovery products industry. Comparable data for 1999 and for Europe and the rest of the world is not readily available.


KNEE BRACES AND SUPPORTS

     The retail and non-retail knee brace and support market generated estimated revenues of $272 million in 1998, of which approximately $242 million was generated in the non-retail segment in which the Company competes. The knee brace and support market consists of ligament braces, post-operative braces, osteoarthritic braces, and soft knee supports. Revenues in this segment of the industry grew at an estimated compound annual growth rate of 3.0% from 1994 through 1998. This stable market growth is characterized by increased volume and modestly declining prices. Knee injuries are the most common affliction treated by orthopedic professionals, with approximately 644,000 knee procedures performed in 1998, including ligament repair, tissue repair and total knee replacement procedures.

     The Company believes it is the U.S. market leader in ligament braces and post-operative braces with an estimated 28% and 25% market share, respectively, and the number two U.S. provider of OA braces, with an estimated 13% market share. The knee brace and support market is highly fragmented. Many of the participants in this market are primarily suppliers of soft knee supports.

ANKLE BRACES AND SUPPORTS

     The retail and non-retail ankle brace and support market generated estimated revenues of $157 million in 1998, of which approximately $131 million was generated in the non-retail segment in which the Company competes. The ankle brace and support market consists of lower extremity walkers, rigid ankle stirrups and soft ankle supports sold through an orthopedic prescribing professional and other soft ankle supports sold primarily in the retail segment. Revenues in this segment of the industry grew at an estimated compound annual growth rate of 6.6% from 1994 through 1998. In 1998, over 2,000,000 people sought medical attention for ankle and foot injuries. In the non-retail segment, the Company believes it is the market leader in soft ankle supports with an estimated 17% market share and one of the market leaders of lower extremity walkers with an estimated 10% market share.

BACK, WRIST, AND UPPER EXTREMITY BRACES AND SUPPORTS

     The retail and non-retail back, wrist and upper extremity markets collectively generated estimated revenues of $175 million in 1998, of which approximately $147 million was generated in the non-retail segment in which the Company competes. The back, wrist and upper extremity markets consist of orthopedic braces and supports to address afflictions of the back, wrist, shoulder, elbow and neck which are sold in the prescriptive non-retail segment as well as in the retail segment. Aggregate revenues in these segments of the industry grew at an estimated compound annual growth rate of 3.1% from 1994 through 1998. The Company believes certain of the Company's products enjoy leading market positions in these markets.

COMPLEMENTARY ORTHOPEDIC PRODUCTS


     Complementary orthopedic products include orthopedic pain management systems and devices, markets in which the Company currently competes, and soft tissue fixation and tissue healing products, which represent attractive markets for the Company. These markets represented revenues of approximately $150 million and approximately $350 million, respectively, in 1998. Pain management systems and devices include infusion pumps that administer local anesthetic into the joint after a patient has undergone surgery. Soft tissue fixation products include devices to reattach soft tissue to the bone and tissue healing products include bone growth stimulation products.


PRODUCTS

     The Company offers a broad range of products that provide a range of solutions for patients and orthopedic professionals during various stages of the orthopedic treatment and recovery process. The Company's core products are rigid knee braces and soft goods. In addition, the Company offers a growing number of complementary specialty and other orthopedic products. The Company's product lines provide a range of treatment during the orthopedic recovery process, from soft goods which are generally used after injury, whether or not surgery is contemplated, to rigid knee braces and other specialty products which are generally prescribed for use after surgery and during and after rehabilitation.


     The Company markets its products under the DonJoy and ProCare brand names. The Company marketed approximately 96% of its rigid knee braces, 85% of its specialty and other orthopedic products and 39% of its soft goods products under the DonJoy brand name during the year ended December 31, 1999. The Company believes DonJoy is the most recognized brand name of knee braces in the orthopedic recovery products industry. The Company marketed approximately 61% of its soft goods products, 15% of its specialty and other orthopedic products and 4% of its rigid knee braces under the ProCare brand name during the year ended December 31, 1999. The ProCare brand name is well recognized by third party distributors of soft goods in the orthopedic recovery products industry.



     On July 7, 2000, DonJoy and the Company completed the Orthotech Acquisition. Orthotech develops, manufactures, and markets an array of orthopedic products for the sports medicine market including braces, soft goods and specialty products which are similar to the products currently offered by the Company.

Following the Orthotech Acquisition, we also sell products under the Orthotech brand name; however, we will be integrating the brand into our DonJoy and ProCare brands. Orthotech also has an inventory management and billing program that will complement the Company's current OfficeCare program.


RIGID KNEE BRACING


     The Company designs, manufactures and markets a broad range of rigid knee bracing products, including ligament braces, post-operative braces and OA braces. These technologically-advanced products are generally prescribed to a patient by an orthopedic professional. The Company's rigid knee braces are either customized braces, utilizing basic frames which are then custom-manufactured to fit a patient's particular measurements, or are standard braces which are available "off-the-shelf" in various sizes and can be easily adjusted to fit the patient in the orthopedic professional's office. Rigid knee bracing products represented approximately 43% of the Company's net revenues for the year ended December 31, 1999.


     LIGAMENT BRACES. Ligament braces provide durable support for moderate to severe knee ligament instabilities to help patients regain range-of-motion capability so they can successfully complete rehabilitation and resume the activities of daily living after knee surgery or injury. They are generally prescribed six to eight weeks after knee surgery, often after use of a more restrictive post-operative brace. The Company's ligament braces can also be used to support the normal functioning of the knee for patients who have returned to pre-injury activity levels. The Company's ligament bracing product line includes premium customized braces generally designed for strenuous athletic activity and off-the-shelf braces generally designed for use in less rigorous activity. All of the Company's ligament braces are designed using the Company's patented "Four Points of Leverage" system.

     POST-OPERATIVE BRACES. Post-operative braces limit a patient's range of motion after knee surgery and protect the repaired ligaments/joints from stress and strain which would otherwise slow or prevent a healthy healing process. The products within this line provide both immobilization and a protected range of motion, depending on the rehabilitation protocol prescribed by the orthopedic surgeon. The Company's post-operative bracing product line includes a range of premium to lower-priced off-the-shelf braces and accessory products.

     OA BRACES. OA braces are used to treat patients suffering from osteoarthritis, a form of damage to the articular surface of the knee joint. The Company's line of customized and off-the-shelf OA braces is designed to shift the resultant load going through the knee, providing additional stability and reducing pain, and in some cases may serve as a cost-efficient alternative to total knee replacement.

     The following table sets forth information on the Company's primary products within the three rigid knee bracing product lines, all of which are sold under the DonJoy brand name and a new product category for the VISTA technology:



------------------------------------------------------------------------------------------------------
                                                          YEAR
     PRODUCT                         TYPE OF BRACE     INTRODUCED       FUNCTION/DESCRIPTION
------------------------------------------------------------------------------------------------------
     DEFIANCE CUSTOM KNEE BRACE      Ligament/            1992     The Company's hallmark premium
                                     Osteoarthritic                brace. Custom-built,
     ENHANCED DEFIANCE CUSTOM KNEE                        1998     lightweight, strong and
     BRACE                                                         durable. Designed for
                                                                   strenuous athletic activity.
     4TITUDE BRACE                   Ligament             1999     The Company's newest off-the-
                                                                   shelf brace. Introduced in
                                                                   June 1999.
     LEGEND BRACE                    Ligament             1995     Sturdy, low-profile,
                                                                   off-the-shelf brace. Designed
                                                                   for athletic use.
------------------------------------------------------------------------------------------------------
     TROM POST-OPERATIVE BRACE       Post-operative       1998     Allows for both immobilization
                                                                   and protected range of motion
                                                                   after surgery. Utilizes the
                                                                   Company's easy-to-use patented
                                                                   hinge assembly.
     TROM REHABILITATION BRACE       Post-operative       1998     Designed to provide protection
                                                                   for the recovering knee for up
                                                                   to 8 months within a program
                                                                   of aggressive long-term reha-
                                                                   bilitation. Utilizes the
                                                                   Company's easy-to-use patented
                                                                   hinge assembly.
     IROM BRACE                      Post-operative       1992     Used for ligament
                                                                   instabilities. Allows for both
                                                                   immobilization and protected
                                                                   range of motion.
------------------------------------------------------------------------------------------------------
     MONARCH CUSTOM OA BRACE         Osteoarthritic       1994     Custom-built or off-the-shelf,
                                                                   flexible premium braces
     PATIENT READY MONARCH OA BRACE                       1996     recommended for relief of
                                                          1999     osteoarthritic pain and ease
                                                                   of use. Can be easily adjusted
                                                                   by the patient.
     OADJUSTER BRACE                 Osteoarthritic       2000     The OAdjuster off-the-shelf
                                                                   brace was introduced in March
                                                                   2000.
     OPAL OA KNEE BRACE              Osteoarthritic       1998     Off-the-shelf, comfortable,
                                                                   light-weight, low-profile,
                                                                   slip-on sleeve-style Drytex
                                                                   brace. Specifically designed
                                                                   for women.
------------------------------------------------------------------------------------------------------
     VISTA TECHNOLOGY                Rehabilitation       2000     The VISTA System includes a
                                     System              (anti-    post-op brace, hand-held
                                                        cipated)   patient device and clinician
                                                                   computer software to reduce
                                                                   the overall cost to rehab an
                                                                   ACL reconstruction. The rehab
                                                                   system has individualized
                                                                   protocols and records the
                                                                   patients' progress and
                                                                   compliance.
------------------------------------------------------------------------------------------------------

     Following the Orthotech Acquisition, we also sell products under the Orthotech brand name; however, we will be integrating the brand into our DonJoy and ProCare brands.


SOFT GOODS


     The Company's soft goods products, most of which are fabric or neoprene-based, provide support and/or heat retention and compression for afflictions of the knee, ankle, back and upper extremities, including the shoulder, elbow, neck and wrist. The Company currently offers products ranging from simple neoprene knee sleeves to complex products that incorporate advanced materials and features such as air-inflated cushions and metal alloy hinge components. The Company's soft goods products include the RocketSoc, an ankle support designed for chronic sprains, the Playmaker, a neoprene knee brace for mild to moderate ligament instabilities, and the Air DonJoy, a line of knee sleeves with air inflatable cushions designed to treat and ease pain from knee malalignment. Soft goods products represented approximately 35% of the Company's net revenues for the year ended December 31, 1999.


SPECIALTY AND OTHER ORTHOPEDIC PRODUCTS


     The Company has a portfolio of specialty and other orthopedic recovery products designed to facilitate orthopedic rehabilitation, including lower extremity walkers, upper extremity braces, cold therapy systems, pain management delivery systems and other related products and accessories. These products represented approximately 22% of the Company's net revenues for the year ended December 31, 1999.



     LOWER EXTREMITY WALKERS. These products are boots which fit on a patient's foot and provide comfort and stability for ankle and foot injuries. Because they can be removed for showering or therapy, the Company's walkers are used as an alternative to traditional casts. Sales of walkers represented approximately 37% of the net revenues from specialty and other orthopedic products in 1999.


     UPPER EXTREMITY BRACES. The Company offers a line of shoulder and arm braces and slings, including the Quadrant Shoulder Brace and the UltraSling. The Quadrant Shoulder Brace is technologically advanced and designed for immobilization after shoulder surgery and allows for controlled motion. The UltraSling is a durable oversized sling which offers lower-priced immobilization and support for mild shoulder sprains and strains.

     COLD THERAPY SYSTEMS. The Company manufactures, markets and sells the IceMan, a cold therapy product which was introduced in 1996, as well as other cold therapy products such as ice packs and wraps. The IceMan is a portable device used after surgery or injury to reduce swelling, minimize the need for post-operative pain medications and accelerate the rehabilitation process. The product consists of a durable quiet pump and control system which is used to circulate cold water from a reservoir to a pad which is designed to fit the afflicted area, such as the ankle, knee or shoulder. The IceMan uses a patented circulation system to provide constant fluid flow rates, thereby minimizing temperature fluctuations which can reduce device effectiveness and create the potential for tissue or nerve damage.

     PAIN MANAGEMENT DELIVERY SYSTEMS. The Company entered into an arrangement in 1998 with I-Flow Corporation ("I-Flow") for the exclusive North American distribution rights for the PainBuster(TM) Pain Management System manufactured by I-Flow for use after surgical procedures. These pain management and relief systems provide a continuous infusion of local anesthetic dispensed by the physician directly into the wound site following surgical procedures. The portable PainBuster(TM) Pain Management System consists of a range of introducer needles, catheters for easy insertion and connection during surgery and pumps for continuous infusion for up to 120 hours. The PainBuster(TM) Pain Management System is intended to provide direct pain relief, reduce hospital stays and allows earlier and greater ambulation. The Company believes that the PainBuster(TM) Pain Management System provides it with a platform for further opportunities in the surgical market.



     The Company has reached agreement with I-Flow on certain interpretive questions which had arisen under the agreement as a result of the distribution of the product in North America by another company and the regulatory registration for the distribution rights granted by I-Flow to the Company under the agreement. The Company continues to make the PainBuster(TM) Pain Management System available for sale under the amended agreement.


RESEARCH AND DEVELOPMENT


     The Company's research and development program is aimed at developing and enhancing products, processes and technologies to maintain the Company's position as a leading innovator in the orthopedic recovery products industry. The Company's research and development expenditures were $2.1 million, $2.2 million and $2.1 million during the years ended December 31, 1997, 1998 and 1999 respectively.



     The Company's research and development activities are conducted in its Vista facility by a group of 14 product engineers and designers who have an average of 10 years experience in developing and designing products using advanced technologies, processes and materials. The research and development team uses a variety of computational tools and computer aided design (CAD) systems during the development process, which allow a design to be directly produced on computer-based fabrication equipment, reducing both production time and costs.



     The Company's current research and development activities are focused on using new materials, innovative designs and state of the art manufacturing processes to develop new products and to enhance the Company's existing products. The Company is also pursuing strategic initiatives to identify areas for technological innovation and to develop products that improve rehabilitation by utilizing advanced technologies. For example, the Company is currently developing the VISTA system, a rehabilitation management system that incorporates an instrumented post-op brace, patient hand-held device and PC software. The VISTA system is designed to lower the cost and enhance the delivery of rehabilitation for knee injuries.


     The Company has developed and maintains close relationships with a number of widely recognized orthopedic surgeons and sports medicine specialists who assist in product research, development and marketing. These professionals often become product "champions", speaking about the Company's products at medical seminars, assisting in the training of other professionals in the use and/or fitting of the products and providing the Company with feedback on the industry's acceptance of the new products. Some of these surgeons and specialists who participate in the design of products and/or provide consulting services have contractual relationships with the Company under which they receive royalty payments or consultant fees in connection with the development of particular products with which they have been involved. See "-- Government Regulation."


     The Company maintains the Clinical Education Research Facility (CERF) Laboratory in its Vista facility which is used by orthopedic surgeons to practice surgical techniques. These surgeons often provide the Company with feedback which assists the Company in the development and enhancement of products. In addition, the Company utilizes its biomechanical laboratory in its Vista facility to test the effectiveness of the Company's products. U.S. based and international surgeons/researchers collaborate with the research staff to perform biomechanical testing. The tests are designed to demonstrate functionality of new products and effectiveness of new surgical procedures. State of the art mechanical models are used to simulate behavior of normal, injured and osteoarthritic knees and look at the performance of new product designs as well as competitive products. The Company believes it is the only orthopedic recovery products manufacturer which has both surgical techniques and biomechanical laboratories, the combination of which allows professionals to practice procedures and then to measure the effectiveness of those procedures. In addition, the Company provides external clinical and academic research grants to leading health care professionals and institutions. The focus of these projects is to evaluate treatments on specific patient populations, for example, after knee surgery or subjects with knee osteoarthritis. Recent projects include measurement of ACL strain with and without brace use, patient outcome after ACL surgery with and without brace use, strength of ACL fixation devices, and cold therapy effectiveness.


SALES, MARKETING AND DISTRIBUTION


     The Company distributes its products in the U.S. and international markets primarily through networks of agents and distributors who market and sell to orthopedic surgeons, orthotic and prosthetic centers, third party distributors, hospitals, surgery centers, physical therapists and trainers within the orthopedic community. The Company's products are used by people who have sustained an injury, have recently completed an orthopedic surgical procedure and/or suffer from an affliction of the joint. In addition, a number of high profile professional and amateur athletes who participate in sports such as football, basketball and skiing, choose to use the Company's products. The Company is the official and exclusive supplier of braces and supports to the U.S. Ski Team. In addition, the Company believes it is the leading supplier of knee braces to players in the National Football League, among whom use of knee braces has more than tripled over the last two years according to a recent survey of NFL team physicians. No individual agent or distributor accounted for more than 10% of the Company's net revenues for the year ended December 31, 1999.



     The Company is committed to providing its customers with a superior standard of customer service. The Company's 25 customer service representatives strive for prompt product processing and delivery by coordinating between the customer and the Company's sales, operations and shipping departments. The Company ships the majority of its products within 24 hours of receipt of the customer order, or 72 hours in the case of customized braces. In addition, customer service representatives provide follow-up and technical support.

UNITED STATES


     The Company markets products in the United States under the DonJoy and ProCare brands through two distinct sales and distribution channels as well as under national contracts and through the OfficeCare program. Sales in the United States accounted for approximately 84% of the Company's net revenues for the year ended December 31, 1999.



     DONJOY. DonJoy products are marketed by 25 commissioned sales organizations (referred to herein as agents) which employ approximately 185 sales representatives. These sales representatives market to orthopedic surgeons, orthotic and prosthetic centers, hospitals, surgery centers, physical therapists and trainers. Because the DonJoy product line generally requires customer education on the application and use of the product, the sales representatives are technical specialists who receive extensive training from both the Company and the agent and use their technical expertise to help fit the patient with the Company's product and assist the orthopedic professional in choosing the appropriate product to meet the patient's needs. After a product order is received by a sales representative, the Company ships and bills the product directly to the orthopedic professional and the Company pays a sales commission to the agent.



     The Company enjoys long-standing relationships with most of its 25 agents and 185 sales representatives, many of which have marketed DonJoy products for over 10 years. Under the arrangements with the agents, each agent is granted an exclusive geographic territory for sales of the Company's products and is not permitted to market products, or represent competitors who sell or distribute products, that compete with the Company. The agents receive a commission which varies based on the type of product being sold. If an agent fails to achieve specified sales quotas during any quarter, the Company may terminate the agent, which the Company has done in the past.



     As a result of the Orthotech Acquisition, the number of sales representatives at the Company's commissioned sales organizations has increased by 32 sales representatives and we have hired 3 Orthotech employees as regional general managers.


     PROCARE. ProCare products are sold in non-exclusive territories under private label brand names to third party distributors. These distributors include large, national third party distributors such as Owens & Minor Inc., McKesson Corp., General Medical Corp., Allegiance Corp., PSS World Medical Inc. and Bergen Brunswig Corp.; regional medical surgical dealers; and medical products buying groups which consist of a number of dealers who make purchases through the buying group. These distributors generally resell the ProCare products to large hospital chains, hospital buying groups, primary care networks and orthopedic physicians for use by the patient. Unlike DonJoy products, ProCare products generally do not require significant customer education for their use.

     As a result of the Orthotech Acquisition, the number of sales representatives at the Company's commissioned sales organizations has increased by 12 sales representatives and we have hired 4 Orthotech employees as telemarketers.



     NATIONAL CONTRACTS. In response to the emergence of managed care and the formation of buying groups, national purchasing contracts and various bidding procedures imposed by hospitals and buying groups, the Company has entered into national contracts for DonJoy and ProCare products with large health care providers and buying groups, such as HealthSouth Corp., NovaCare Inc., Premier Purchasing Partners, L.P., AmeriNet Inc., US Government/Military hospitals, Shared Services HealthCare, National Purchasing Alliance, Magnet, and Hospital Purchasing Services. Under these contracts, the Company provides discounted pricing to the buying group and is generally designated as one of several preferred purchasing sources for the members of the buying group for specified products, although the members are not obligated to purchase the Company's products. The Company is also sole supplier for Kaiser Permanente, Columbia HCA, and Novation. The Company expects that in the future it will enter into additional national contracts with other health care providers and buying groups. See "Risk Factors -- Responses by Health Care Providers to Price Pressures; Formation of Buying Groups" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview -- Third Party Reimbursement; Health Care Reform; Managed Care."


     OFFICECARE. The Company provides an inventory management and insurance billing system to orthopedic physicians in the U.S. through its OfficeCare program, which was initiated in 1996. The Company supplies the physician with a working inventory of orthopedic products for immediate disbursement to the physician's patients. The Company then directly seeks reimbursement from the patient's insurance company or other third party payor or from the patient where self-pay is applicable.

INTERNATIONAL


     The Company markets products in over 50 countries, primarily in Europe, Canada and Japan, under the DonJoy and ProCare brand names. International sales accounted for approximately 16% and 18% of the Company's net revenues for the year ended December 31, 1999 and 1998, respectively. Sales in Germany, the Company's largest foreign market, accounted for approximately 35% of the Company's 1999 international net revenues, and sales in Canada accounted for approximately 10% of the Company's 1999 international net revenues with no other country accounting for more than approximately 10% of the Company's 1999 international net revenues. Total sales in Europe accounted for 72% of the Company's 1999 international net revenues, while sales in Germany, the United Kingdom, France, Spain and Italy, accounted for approximately 51% of the Company's 1999 international net revenues. Sales in Japan accounted for approximately 9% of the Company's 1999 international net revenues. The Company expects its international net revenues to increase as a percentage of its total net revenues in the future.


     Historically, the Company has sold and distributed its products in foreign markets through 30 Smith & Nephew sales organizations and 14 independent distributors. The Company plans to increase its international sales by continuing the reorganization and expansion of its international distribution network started in 1999 and implementing the marketing and distribution strategies which the Company successfully utilizes in the United States and certain international territories. For example, in Germany, where the Company markets its products through an independent distributor, the Company believes it has achieved market shares comparable to those it has achieved in the United States. Historically, approximately 55% of the Company's international sales have been made through Smith & Nephew sales organizations. The Company has replaced 19 Smith & Nephew sales organizations with independent distributors who will focus on building strong relationships with its targeted customers and will be responsible for achieving specified sales targets. In addition, the Company is developing relationships with orthopedic professionals who are well recognized in targeted countries and who are expected to become product "champions", similar to orthopedic professionals in the United States. The Company will focus on implementing its strategies in the United Kingdom, France, Italy and Spain and will continue its focus in Germany, all countries with substantial per capita health care expenditures. See "Risk Factors -- Transition to New Independent Distributors in International Markets," "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- International Sales," "-- Business Strategy."


MANUFACTURING

     The Company manufactures substantially all of its products at its three facilities in the United States and Mexico. See "-- Facilities." The Company operates a vertically integrated manufacturing operation at its Vista, California facility and is capable of producing a majority of its subassemblies and components in-house. These include metal stamped parts, injection molding components and fabric-strapping materials. The Company also has extensive in-house tool and die fabrication capabilities which provide savings in the development of typically expensive tools and molds as well as flexibility to capitalize on market opportunities as they are identified. Utilizing a variety of computational tools and computer aided design (CAD) systems during the development process, the Company can produce a design directly on computer-based fabrication equipment, reducing both production time and costs.

     The Company has achieved ISO 9001 certification, EN46001 certification and Certification to the European Medical Device Directive at its Vista facility. These certifications are internationally recognized quality standards for manufacturing and assist the Company in marketing its products in certain foreign markets.


     Utilizing the latest production technology and efficient manufacturing practices at its Vista and Mexico facilities, the Company is able to reduce the labor content of many of its products. For labor intensive operations, primarily sewing, the Company utilizes its two facilities in Mexico for subassembly and finished product manufacturing. The Company will continue to move portions of its labor intensive operations to its facilities in Mexico to generate labor cost savings and utilize the resulting additional capacity in its Vista facility to manufacture its more technologically advanced products.

     The Company's manufacturing operations use new and innovative technologies and materials including thermoplastics, various composites and polypropylene glass, as well as a variety of light weight metals and alloys. The Company also uses Velcro(TM) and neoprene, as well as Drytex, a warp-knit nylon and polyester composite, in the manufacture of its products. Most of the raw materials used by the Company in the manufacture of its products are available from more than one source and are generally readily available on the open market.



     The Company outsources some of its finished products from manufacturers in China. In addition, the Company distributes the PainBuster(TM) Pain Management System which is manufactured by I-Flow as well as certain other products which are manufactured by third parties.


FACILITIES


     The Company is headquartered in Vista, California and operates three manufacturing facilities. Manufacturing operations in the United States were consolidated in 1998 into the Vista facility which consists of three buildings. The Vista facility is subleased from Smith & Nephew. See "Certain Relationships and Related Transactions -- Other Agreements between DonJoy and Smith &
Nephew -- Sublease." The two other facilities are located in Tijuana, Mexico, within 100 miles of Vista, and are managed from the Vista facility.


                                        OWNED/  LEASE TERMINATION          SIZE
LOCATION                    USE         LEASED        DATE             (SQUARE FEET)
--------                    ---         ------  -----------------      -------------
Vista, California    Corporate          Leased    February 2008           266,000
                     Headquarters
                     Research &
                     Development
                     Manufacturing &
                     Distribution
                     Warehousing
Tijuana, Mexico      Manufacturing      Leased    December 2000(1)         48,600
Tijuana, Mexico      Manufacturing      Owned                              13,000

-------------------------

(1) The lease for the Tijuana facility automatically renews for additional one year periods unless terminated by either party on 30 days prior written notice.

COMPETITION


     The orthopedic recovery products industry is highly competitive and fragmented. The Company's competitors include a few large, diversified orthopedic companies and numerous smaller niche companies. Some of the Company's competitors are part of corporate groups that have significantly greater financial, marketing and other resources than the Company. The Company's primary competitors in the rigid knee brace market include, Innovation Sports Incorporated, Townsend Industries Inc., Bledsoe Brace Systems (a division of Medical Technology, Inc.), Generation II USA, Inc. and Breg, Inc. The Company competes in the non-retail sector of the soft goods products market and its competitors include DeRoyal Industries, Zimmer, Inc. (a division of Bristol-Meyers Squibb Company) and Technol Orthopedic Products (a division of Kimberly Clark Corp.). The Company competes with a variety of manufacturers of specialty and other orthopedic products, depending on the type of product. In addition, in certain foreign countries, the Company competes with one or more local competitors.


     Competition in the rigid knee brace market is primarily based on product technology, quality and reputation, relationships with customers, service and price. Competition in the soft goods market is less dependent on innovation and technology and is primarily based on product range, service and price. Competitors have initiated stock and bill programs similar to our OfficeCare program to provide value to their customers: Electro-Biology, Inc. ("EBI") Medical Systems, a division of Biomet, is the market leader with this type of program. Competition in specialty and other orthopedic products is based on a variety of factors, depending on the type of product.


     The Company believes that its extensive product lines, advanced product design, strong U.S. distribution networks, reputation with leading orthopedic surgeons and sports medicine specialists and customer service performance provide it with a competitive advantage over its competitors. In particular, the Company believes that its broad product lines provide it with a competitive advantage over the smaller niche companies which generally have innovative technology in a focused product category, while its established distribution networks and relationship-based selling efforts provide it with a competitive advantage over larger manufacturers.

INTELLECTUAL PROPERTY

     The Company's most significant intellectual property rights are its patents, trademarks, including the Company's DonJoy and ProCare brand names, and proprietary know-how.


     The Company owns or has licensing rights to over 50 patents and has several pending patent applications. The Company anticipates that it will apply for additional patents in the future as it develops new products and product enhancements. The Company's most significant patent involves the bracing technology and design which it has patented as the "Four Points of Leverage" system. Many of the Company's ligament bracing products have been designed using the "Four Points of Leverage" system which effectively produces pressure to the upper portion of the tibia, which, in turn, reduces strain on the damaged, reconstructed or torn ligament. Because this system is patented, the Company's competitors are prohibited from designing products which apply pressure to the tibia using the Company's technique. The Company's patent covering the "Four Points of Leverage" system expires in January 2005. The Company's other significant patents include the Custom Contour Measuring Instrument, which serves as an integral part of the measurement process for patients ordering the Company's customized ligament and OA braces. In addition, the Company owns patents covering a series of hinges for its post-operative braces, as well as pneumatic pad design and production technologies (which utilize air inflatable cushions that allow the patient to vary the location and degree of support) used in braces such as the Defiance and the Patient Ready Monarch. The Company also has patents relating to its OA braces and specific mechanisms in a number of the Company's products. In addition to these patents, the Company relies on non-patented know-how, trade secrets, process and other proprietary information, which the Company protects through a variety of methods, including confidentiality agreements and proprietary information agreements with vendors, employees, consultants and others who have access to the Company's proprietary information. See "Risk Factors -- Patents and Proprietary Know-How."


     The Company owns or has the licensing rights to a number of trademarks. In addition to the DonJoy(R), ProCare(R) and Orthotech(R) brand names, the Company's most significant trademarks include Defiance(R), GoldPoint(R), Monarch(R), RocketSoc(R), IceMan(R), Air DonJoy(R), Quadrant(R), Legend(TM), TROM(TM), Playmaker(TM), PainBuster(TM) OPAL(TM), 4TITUDE(TM), OAdjuster(TM) and OfficeCare(SM), registered worldwide.


     In August 1998, Smith & Nephew entered into a five-year exclusive arrangement with IZEX Technologies to license know-how and technology for the design, manufacture and distribution of the VISTA System, a computerized post-operative brace designed to optimize a patient's rehabilitation in the treatment of knee injuries, which the Company believes is the only such system currently under development. In connection with the recapitalization, Smith & Nephew assigned this license to the Company.


     As a result of the Orthotech Acquisition, the Orthotech business will no longer have the right to use the Johnson & Johnson and DePuy trademark and trade names. The Company believes that the sale of Orthotech products has benefited from the use of the Johnson & Johnson and DePuy trademark and trade names. The impact on the Orthotech business and operations of no longer using such trademarks and trade names cannot be fully predicted and could have a material adverse effect on the Orthotech business.


     The Company believes that its patents, trademarks and other proprietary rights are important to the development and conduct of its business and the marketing of its products. As a result, the Company aggressively protects its intellectual property rights.

EMPLOYEES


     As of April 1, 2000, the Company had 852 employees. The Company's workforce is not unionized. The Company has not experienced any strikes or work stoppages, and management generally considers its relationships with its employees to be satisfactory.


GOVERNMENT REGULATION

MEDICAL DEVICE REGULATION

     UNITED STATES. The Company's products and operations are subject to extensive and rigorous regulation by the FDA. The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, promotion, distribution, and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended uses. In addition, the FDA regulates the export of medical devices manufactured in the United States to international markets.

     Under the Federal Food, Drug, and Cosmetic Act (the "FFDCA"), medical devices are classified into one of three classes -- Class I, Class II or Class III -- depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. The Company's current products are all Class I or Class II medical devices. All of the Company's currently marketed products hold the relevant exemption or premarket clearance required under the FFDCA.

     Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation ("QSR"), facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials (the "General Controls"). Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process described below.


     Class II devices are those which are subject to the General Controls and most require premarket demonstration of adherence to certain performance standards or other special controls, as specified by the FDA, and clearance by the FDA. Premarket review and clearance by the FDA for these devices is accomplished through the 510(k) premarket notification procedure. For most Class II devices, the manufacturer must submit to the FDA a premarket notification submission, demonstrating that the device is "substantially equivalent" to either:


     (1) a device that was legally marketed prior to May 28, 1976, the date upon which the Medical Device Amendments of 1976 were enacted, or

     (2) to another commercially available, similar device which was subsequently cleared through the 510(k) process.

If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device. By regulation, the FDA is required to clear a 510(k) within 90 days of submission of the application. As a practical matter, clearance often takes longer; however, the Company's products have generally been cleared within the 90-day time period. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not "substantially equivalent", the FDA will place the device, or the particular use of the device, into Class III, and the device sponsor must then fulfill much more rigorous premarketing requirements.

     A Class III product is a product which has a new intended use or uses advanced technology that is not substantially equivalent to a use or technology with respect to a legally marketed device. The safety and effectiveness of Class III devices cannot be assured solely by the General Controls and the other requirements described above. These devices almost always require formal clinical studies to demonstrate safety and effectiveness.

     Approval of a premarket approval application ("PMA") from the FDA is required before marketing of a Class III product can proceed. The PMA process is much more demanding than the 510(k) premarket notification process. A PMA application, which is intended to demonstrate that the device is safe and effective, must be supported by extensive data, including data from preclinical studies and human clinical trials and existing research material, and must contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA application, once the FDA determines that the application is sufficiently complete to permit a substantive review, the FDA will accept the application for review. The FDA, by statute and by regulation, has 180 days to review a filed PMA application, although the review of an application more often occurs over a significantly longer period of time, up to several years. In approving a PMA application or clearing a 510(k) application, the FDA may also require some form of post-market surveillance, whereby the manufacturer follows certain patient groups for a number of years and makes periodic reports to the FDA on the clinical status of those patients when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

     When FDA approval of a Class I, Class II or Class III device requires human clinical trials, if the device presents a "significant risk" (as defined by the FDA) to human health, the device sponsor is required to file an investigational device exemption ("IDE") application with the FDA and obtain IDE approval prior to commencing the human clinical trial. If the device is considered a "non-significant" risk, IDE submission is not required. Instead, only approval from the Institutional Review Board conducting the clinical trial is required. Human clinical studies are generally required in connection with approval of Class III devices and to a much lesser extent for Class I and II devices. None of the Company's current products have required human clinical trials for approval.

     In addition, the Company's manufacturing processes are required to comply with the applicable portions of the QSR, which covers the methods and documentation of the design, testing, production, processes, controls, quality assurance, labeling, packaging, and shipping of the Company's products. The QSR also, among other things, requires maintenance of a device master record, device history record, and complaint files. The Company's domestic facility, records, and manufacturing processes are subject to periodic unscheduled inspections by the FDA. The Company's Mexican facilities, which export products to the United States, may also be inspected by the FDA. The Company's U.S. facility was recently inspected by the FDA and was found to be in compliance with the applicable QSR regulations. Based on the Company's own internal audits of its Mexican facilities, the Company believes that its Mexican facilities are in substantial compliance with the applicable QSR regulations.

     Failure to comply with the applicable U.S. medical device regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, repairs, replacements, refunds, recalls or seizures of products, total or partial suspension of production, the FDA's refusal to grant future premarket clearances or approvals, withdrawals or suspensions of current product applications, and criminal prosecution. There are currently no adverse regulatory compliance issues or actions pending with the FDA at any of the Company's facilities or relating to the Company's products and none of the recent FDA audits of its Vista, California facility has resulted in any enforcement actions by the FDA.

     There are no restrictions under U.S. law on the export from the United States of any medical device that can be legally distributed in the United States. In addition, there are only limited restrictions under U.S. law on the export from the United States of medical devices that cannot be legally distributed in the United States. If a Class I or Class II device does not have 510(k) clearance, but is eligible for approval under the 510(k) process, then the device can be exported to a foreign country for commercial marketing without the submission of any type of export request or prior FDA approval, if it satisfies certain limited criteria relating primarily to specifications of the foreign purchaser and compliance with the laws of the country to which it is being exported. Class III devices which do not have PMA approval may be exported to any foreign country, if the product complies with the laws of that country and, with respect to the following countries, has valid marketing authorization under the laws of such country: Australia, Canada, Israel, Japan, New Zealand, Switzerland, South Africa, the European Union, a country in the European Economic Area or such other countries as may be approved by the FDA. The unapproved device must also satisfy the criteria required to be satisfied by Class I and Class II devices as well as additional criteria applicable to the devices. All of the Company's products which are exported to foreign countries currently comply with the restrictions described in this paragraph.

     Certificates for export (certifying the status of a product under the FFDCA) are not required by the FDA for export. However, they are often required by the foreign country importing the product.

     INTERNATIONAL. In many of the foreign countries in which the Company markets its products, it is subject to regulations affecting, among other things, product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. Many of the regulations applicable to the Company's devices and products in such countries are similar to those of the FDA, including those in Germany, the Company's largest foreign market. In many countries, the national health or social security organizations require the Company's products to be qualified before they can be marketed with the benefit of reimbursement eligibility. To date, the Company has not experienced difficulty in complying with these regulations. Due to the movement towards harmonization of standards in the European Union, the Company expects a changing regulatory environment in Europe characterized by a shift from a country-by-country regulatory system to a European Union wide single regulatory system. The timing of this harmonization and its effect on the Company cannot currently be predicted.

     The Company is implementing policies and procedures intended to position itself for the expected international harmonization of regulatory requirements. The ISO 9000 series of standards have been developed as an internationally recognized set of guidelines that are aimed at ensuring the design and manufacture of quality products. ISO 9001 is the highest level of ISO certification, covering both the quality system for manufacturing as well as that for product design control; ISO 9002 covers the quality system for manufacturing operations that do not include product design. The Company's Vista facility has received ISO 9001 certification. See "-- Manufacturing." A company that passes an ISO audit and obtains ISO registration becomes internationally recognized as functioning under a competent quality system. In certain foreign markets, it may be necessary or advantageous to obtain ISO 9000 series certification, which, in certain respects, is analogous to compliance with the FDA's QSR requirements. The European Economic Community has promulgated rules which require that medical products receive a CE mark. All of the Company's products currently distributed in Europe have received the CE mark. A CE mark is an international symbol indicating that the device meets common European standards of performance and safety.

FRAUD AND ABUSE


     The Company is subject to various federal and state laws pertaining to health care fraud and abuse, including antikickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including Medicare, Medicaid, VA health programs and TRICARE. The Company has never been challenged by a governmental authority under any of these laws and believes that its operations are in material compliance with such laws. However, because of the far-reaching nature of these laws, there can be no assurance that the Company would not be required to alter one or more of its practices to be in compliance with these laws. In addition, there can be no assurance that the occurrence of one or more violations of these laws would not result in a material adverse effect on the Company's financial condition and results of operations.



     ANTIKICKBACK LAWS. The Company's operations are subject to federal and state antikickback laws. Certain provisions of the Social Security Act, that commonly known collectively as the "Medicare Fraud and Abuse Statute," prohibit entities, such as the Company, from offering, paying, soliciting or receiving any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Violation of the Medicare Fraud and Abuse Statute is a felony, punishable by fines up to $25,000 per violation and imprisonment for up to five years. In addition, the Department of Health and Human Services may impose civil penalties of up to $50,000 per act plus three times the renumeration offered and exclude violators from participation in Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals to Medicaid and other third party payor patients.



     The Company provides compensation to physicians pursuant to certain consulting and licensing agreements and through its OfficeCare program. The consulting agreements generally provide for the payment of a flat fee in return for a fixed number of hours or days of consulting services and the licensing agreements generally provide for the payment of a fixed percentage of sales of products developed by the physician. In the OfficeCare program, the Company pays participating physicians a rental fee for office space used for inventory storage and, in some cases, a pro rata portion of the salary of a member of the physician's staff who assists in fitting products and/or handling paperwork.


     PHYSICIAN SELF-REFERRAL LAWS. The Company is also subject to federal and state physician self-referral laws. Federal physician self-referral legislation (known as the "Stark" law) prohibits, subject to certain exceptions, a physician or a member of his immediate family from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. The Stark law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral. The penalties for violations include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme." Various state laws also contain similar provisions and penalties.


     The payment of compensation to physicians who refer patients to the Company can implicate the Medicare Fraud and Abuse Statute and the Stark law. In particular, the rental of space in physicians' offices by persons or entities to which the physicians may refer has been the subject of a recent Special Fraud Alert issued by the Office of Inspector General of the Department of Health and Human Services (OIG). Under the Fraud Alert, the OIG indicates that it may scrutinize stock and bill programs involving excessive rental payments for possible violation of the Medicare Fraud and Abuse Statute, but notes that legitimate arrangements, including fair market value rental agreements that meet the requirements of applicable safe harbors, will be immune from prosecution under the Statute. Accordingly, the OIG strongly recommends that stock and bill programs be structured so as to comply with such safe harbors. The Company believes that its relationships with physicians described above fall within recognized safe harbors and exceptions in both statutes. In addition to structuring relationships with referring physicians in order to comply with the relevant statutes, the Company also monitors these relationships on an ongoing basis in an attempt to ensure continued compliance.



     FALSE CLAIMS LAWS. Under separate statutes, submission of claims for payment that are "not provided as claimed" may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These false claims statutes include the Federal False Claims Act, which allows any person to bring suit alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. Such suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that a health care company will have to defend a false claim action, pay fines or be excluded from the Medicare and for Medicaid programs as a result of an investigation arising out of such action.


ENVIRONMENTAL AND OTHER MATTERS

     The Company's facilities and operations are subject to federal, state and local environmental and occupational health and safety requirements of the U.S. and foreign countries, including those relating to discharges of substances to the air, water and land, the handling, storage and disposal of wastes and the cleanup of properties affected by pollutants. The Company believes it is currently in compliance with such requirements and does not currently anticipate any material adverse effect on its business or financial condition as a result of its efforts to comply with such requirements.

     In the future, federal, state, local or foreign governments could enact new or more stringent laws or issue new or more stringent regulations concerning environmental and worker health and safety matters that could effect the Company's operations. Also, in the future, contamination may be found to exist at the Company's current or former facilities or off-site locations where the Company has sent wastes. The Company could be held liable for such newly-discovered contamination which could have a material adverse effect on the Company's business or financial condition. In addition, changes in environmental and worker health and safety requirements or liabilities from newly-discovered contamination could have a material effect on the Company's business or financial condition.


GOVERNMENTAL AUDITS



     The Company's operations are subject to periodic survey by governmental entities or contractors to assure compliance with Medicare and Medicaid standards and requirements. From time to time in the ordinary course of business, the Company, like other health care companies, receives survey audits or reviews from governmental entities, which may cite certain deficiencies based on the Company's alleged failure to comply with applicable supplier standards and other requirements. The Company reviews such audits or reports and attempts to take appropriate corrective action. The failure to effect such action or to obtain, renew or maintain any of the required regulatory approvals, certifications or licenses could adversely affect the Company's business, results of operations or financial condition and could prevent the programs involved from offering products and services to patients.



OTHER FEDERAL AND STATE REGULATIONS



     There may be other federal, state and local laws, rules and regulations that affect the Company's business. In addition, new laws, rules and regulations may be adopted to regulate new and existing products, services and industries. There can be no assurances that either the states or the federal government will not impose additional regulations upon the activities of the Company that might adversely affect its business, results of operations and financial condition.


LEGAL PROCEEDINGS

     The Company is involved from time to time in litigation arising in the ordinary course of business, including product liability claims, none of which is currently expected to have a material adverse effect on the Company. The Company maintains product liability insurance in amounts which it believes to be reasonable and standard in the industry.

                                   MANAGEMENT

BOARD OF MANAGERS AND EXECUTIVE OFFICERS


     The following table sets forth certain information with respect to persons who are members of the Board of Managers (each a "Manager") of both DonJoy and the company which share a common board of Managers and executive officers of DonJoy and the Company. Two additional Managers will be designated by CDP, however, such individuals have not yet been identified.



NAME                                 AGE                 POSITION
----                                 ---                 --------
Leslie H. Cross....................  49     President, Chief Executive Officer
                                            and Manager
Cyril Talbot III...................  45     Senior Vice President -- Finance,
                                            Chief Financial Officer and
                                            Secretary
Ken Rolfes.........................  52     Senior Vice President -- Global
                                            Operations and Customer Care
Michael R. McBrayer................  41     Senior Vice President -- Domestic
                                            Sales
Peter Bray.........................  52     Vice President -- International
                                            Business
Kent Bachman.......................  37     Vice President -- Operations
Charles T. Orsatti.................  56     Manager
Mitchell J. Blutt, M.D. ...........  43     Manager
Damion E. Wicker, M.D. ............  39     Manager
John J. Daileader..................  35     Manager
Ivan R. Sabel, CPO.................  55     Manager
Kirby L. Cramer....................  64     Manager


     Leslie H. Cross has served as President of the Company since July 1995 and became the Chief Executive Officer and a Manager of DonJoy upon consummation of the recapitalization. From 1990 to 1994, Mr. Cross held the position of Senior Vice President of Marketing and Business Development. He was a Managing Director of two different divisions of Smith & Nephew from 1982 to 1990. Prior to that time, he worked at American Hospital Supply Corporation. Mr. Cross earned a diploma in Medical Technology from Sydney Technical College in Sydney, Australia and studied Business at the University of Cape Town in Cape Town, South Africa.


     Cyril Talbot III has served as Vice President -- Finance of the Company since 1994 and became the Chief Financial Officer of DonJoy upon consummation of the recapitalization. He joined the Company in 1991 as Director of Finance. From 1981 to 1991, he held several management positions at American Hospital Supply Corporation and McGaw, Inc. Prior to that time, he was an Audit Manager at Miller, Cooper & Co. Ltd. Mr. Talbot earned his B.S. (Accounting/Finance) at Miami University in Oxford, Ohio and is a Certified Public Accountant.



     Ken Rolfes joined the Company as Senior Vice President, Global Operations and Customer Care in January 2000. Prior to joining the Company, Mr. Rolfes was Vice President, Operations at Graphic Controls, a medical device company serving acute care and alternate care markets. He was with Graphic Controls from 1986 to

1999. Prior to his tenure at Graphic Controls, Mr. Rolfes held management positions with NCR and Control Data Corporation. He is active in the Association for Manufacturing Excellence and held national director and regional president positions for the organization. Mr. Rolfes obtained his B.S. (Industrial Engineering) at the University of Dayton in Dayton, Ohio and received his M.B.A. (Finance) from Drexel University in Philadelphia, Pennsylvania.



     Michael R. McBrayer has served as Vice President -- Domestic Sales of the Company since 1993. He held several managerial positions after joining the Company in 1987 as a national sales manager for the retail product line. Mr. McBrayer received his B.S. (Marketing and Management) at Northern Arizona University in Flagstaff, Arizona.



     Peter Bray has served as Vice President -- International Business of the Company since 1998. From 1996 to 1998, he was the Vice President -- Anatomical Supports. Prior to joining the Company, he held several management positions with Baxter HealthCare Corporation. Mr. Bray earned a Bachelors of Commerce (Accounting and Marketing) in South Africa and is an active Fellow of the Royal Institute of Chartered Management Accountants in the United Kingdom.



     Kent Bachman has served as Vice President -- Operations of the Company since 1998. He held several managerial positions after joining the Company in 1987 as a manufacturing assembler. Prior to joining the Company, Mr. Bachman was a professional baseball player for the Montreal Expos and the Milwaukee Brewers from 1984 to 1987. Mr. Bachman earned a B.S. (Industrial Technology) at California Polytechnic State University at San Luis Obispo.


     Charles T. Orsatti became a Manager of DonJoy upon consummation of the recapitalization. He has been a partner of Fairfield Chase since 1998. From 1995 to 1998, Mr. Orsatti was a senior consultant to CCP. Prior to that, he was the Chairman and Chief Executive Officer of Fairfield Medical Products Corporation, a worldwide manufacturer of critical care products sold to hospitals and alternative care facilities. Mr. Orsatti earned a B.S. (Management and Marketing) from Pennsylvania State University. He serves as a director of Vitagen, Inc.

     Mitchell J. Blutt, M.D. became a Manager of DonJoy upon consummation of the recapitalization. He has been an Executive Partner of CCP since 1992 and was a General Partner of CCP from 1988 to 1992. Dr. Blutt has a B.A. and a M.D. from the University of Pennsylvania and an M.B.A. from The Wharton School of the University of Pennsylvania. He serves as a director of FHC, Fisher Scientific International, Inc., Hanger Orthopedic Group, Inc., La Petite Academy, Inc., Medical Arts Press, Inc., Senior Psychology Services Management, Inc., UtiliMED, Inc., Vista Healthcare Asia Pte. Ltd. and IBC Asia Health Care Ltd.


     Damion E. Wicker, M.D. became a Manager of DonJoy upon consummation of the recapitalization. He has been a General Partner of CCP since 1997. Prior to joining CCP, Dr. Wicker was President of Adams Scientific and held positions with MBW Venture Partners and Alexon, Inc. Dr. Wicker received a B.S. with honors from The Massachusetts Institute of Technology, an M.D. from Johns Hopkins and an M.B.A. from the Wharton School of the University of Pennsylvania. He serves as a director of Genomic Solutions, Inc., Landec Corporation, Optiscan Biomedical Corp., Praecis Pharmaceuticals, Inc., Transurgical, Inc., Vitagen, Inc. and V.I. Technologies, Inc.

     John J. Daileader became a Manager of DonJoy upon consummation of the recapitalization. He has been a Principal of CCP since 1997. Prior to joining CCP, Mr. Daileader worked in the Merchant Banking Group at The Chase Manhattan Bank and held strategic planning positions at Chemical Bank, Manufacturers Hanover Trust Company and National Westminster Bank USA. Mr. Daileader has a B.S. from Rensselaer Polytechnic Institute and an M.B.A. from New York University. He serves as a director of Vinings Industries, Inc., Mackie Automotive Systems and M2 Automotive, Inc.

     Ivan R. Sabel, CPO, became a Manager of DonJoy in August 1999. Mr. Sabel has been the Chairman of the Board of Directors and Chief Executive Officer of Hanger Orthopedic Group since August 1995 and was President of Hanger Orthopedic Group from November 1987 to July 1, 1999. Mr. Sabel also served as the Chief Operating Officer of Hanger Orthopedic Group from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President -- Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by Hanger Orthopedic Group in 1986. Hanger Orthopedic Group is a portfolio investment of CCP. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee and a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel serves on the Board of Nurse Finders Inc. and is a member of their compensation and audit committee. Mr. Sabel is also a current member of the Board of Directors of Mid-Atlantic Medical Services, Inc., a company engaged in the health care management services business.


     Kirby L. Cramer became a Manager of DonJoy in December 1999. Mr. Cramer is a professional corporate director, having served as Chairman of five companies. He is Chairman Emeritus of Hazleton Laboratories Corporation (HLC), the world's largest contract biological and chemical research laboratory. He is also Chairman of the Board of Northwestern Trust and Investors Advisory Company located in Seattle, Washington and president of Keystone Capital Company, a firm specializing in leveraged buyouts and venture capital in the Pacific Northwest. Prior to that time, Mr. Cramer served as Chairman of Kirschner Medical Corporation (KMDC) during its inception as a publicly traded company, and then as Chairman of the Executive Committee. Biomet acquired KMDC in a stock and cash exchange in 1994 for approximately $100 million. Additionally, he is a Trustee Emeritus and Past President of Virginia's Colgate Darden Graduate School of Business Administration, Chairman of the Major Gifts Committee of the University of Washington Foundation, and has served as Chairman of the Advisory Board of the School of Business Administration of the University of Washington. In 1997, Mr. Cramer received the University of Washington's Business School's Alumni Service Award. Mr. Cramer is a graduate of Harvard Business School's Advanced Management Program, where he was class president, received his M.B.A. degree from the University of Washington and obtained his B.A. degree from Northwestern University. He is a Chartered Financial Analyst (CFA) and, in 1988, he received an honorary Doctor of Laws degree from James Madison University.

COMMITTEES OF THE BOARD OF MANAGERS


     The Board of Managers has an Executive Committee, currently consisting of Messrs. Blutt, Cross and Orsatti. The Board of Managers has a Compensation Committee/Stock Option Committee (the "Compensation Committee") that determines compensation for executive officers of DonJoy and the Company and administers DonJoy's Option Plan. Currently, Messrs. Cramer, Orsatti, Daileader and Sabel serve on the Compensation Committee. The Board has an Audit Committee (the "Audit Committee") that reviews the scope and results of audits and internal accounting controls and all other tasks performed by the independent public accountants of DonJoy. Currently, Messrs. Wicker, and Daileader serve on the Audit Committee.


COMPENSATION OF BOARD OF MANAGERS


     The members of the Board of Managers affiliated with CDP do not receive compensation for their service on the Board of Managers but are reimbursed for their out-of-pocket expenses. Managers who are neither officers of the Company nor affiliated with CDP receive $12,000 per year for serving on the Board of Managers plus out-of-pocket expenses, an option grant of 2,000 common units in DonJoy, L.L.C. and the right to purchase an additional 2,000 common units in DonJoy, L.L.C. In connection with the Orthotech Acquisition, Mr. Orsatti was paid a fee of $250,000 for successful completion of the Orthotech Acquisition. The Company, DonJoy and Charles T. Orsatti expect to enter into an agreement pursuant to which the Company will agree to pay Mr. Orsatti up to $250,000 per year if the Company achieves certain performance objectives to be established by negotiation among such parties, CDP and CCP.



EXECUTIVE COMPENSATION



     The following table sets forth information concerning the compensation of the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company and a former executive officer for the year ended December 31, 1999.



                                                  ANNUAL COMPENSATION
                                      --------------------------------------------
                                                                      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS     COMPENSATION(1)
---------------------------           ----   --------   --------   ---------------
Leslie H. Cross.....................  1999   $234,487   $ 62,944      $238,464
President and Chief Executive         1998    226,825    183,258         2,669
  Officer                             1997    215,000         NA         1,803

Cyril Talbot III....................  1999    151,088     20,352       153,825
Senior Vice President -- Finance and  1998    146,100     48,397         1,888
Chief Financial Officer               1997    139,820     11,484         1,817

Charles Bastyr......................  1999    200,094     43,112       103,970
Former Senior Vice President --       1998    193,500     69,946         3,350
Research & Business Development.....  1997    174,838     15,459         3,200

Michael R. McBrayer.................  1999    154,800     29,119       158,112
Senior Vice President -- Domestic     1998    148,300     47,923         2,363
Sales...............................  1997    141,925     11,271         2,257

                                                  ANNUAL COMPENSATION
                                      --------------------------------------------
                                                                      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS     COMPENSATION(1)
---------------------------           ----   --------   --------   ---------------
Peter Bray..........................  1999    161,976     30,558        84,616
Vice President -- International       1998    156,750     50,649         3,350
Business                              1997    150,000      3,238         2,883

Kent Bachman........................  1999    122,650     22,709        64,637
Vice President -- Operations          1998    117,504     30,000         2,884
                                      1997    100,000      5,517         2,460


-------------------------


NA = Not applicable



(1) Includes contributions to the Company's 401(k) Plan and retention bonuses paid to these executive officers upon consummation of the recapitalization. The recapitalization constituted a Change of Control or Division Divestiture (as defined in the retention agreements of these employees). Consequently, each of these members of management of the Company who remained in his position through the consummation of the Change of Control or Division Divestiture received a special retention bonus. Pursuant to the recapitalization agreement, such special bonus was paid by Smith & Nephew. 1999 retention bonuses were paid out as follows: Leslie H. Cross received $235,900; Cyril Talbot III, $151,945; Charles Bastyr, $100,620; Michael R. McBrayer, $155,715; Peter Bray, $81,510; and Kent Bachman, $61,792.



                                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                       -----------------------------------------------------------------------------------------------
                                     PERCENT OF                            POTENTIAL REALIZABLE   POTENTIAL REALIZABLE
                       NUMBER OF       TOTAL                                 VALUE AT ASSUMED       VALUE AT ASSUMED
                       SECURITIES     OPTIONS/                               ANNUAL RATES OF        ANNUAL RATES OF
                       UNDERLYING       SARS       EXERCISE                    STOCK PRICE            STOCK PRICE
                        OPTIONS/     GRANTED TO    PRICE AT                  APPRECIATION FOR       APPRECIATION FOR
                          SARS      EMPLOYEES IN   THE TIME   EXPIRATION      OPTION TERM AT         OPTION TERM AT
NAME                   GRANTED(#)       1999       OF GRANT      DATE             5%(1)                  10%(1)
----                   ----------   ------------   --------   ----------   --------------------   --------------------
                                                     (PER                                            (IN THOUSANDS)
                                                    UNIT)                     (IN THOUSANDS)
Les Cross............    26,760          22%         $100        6/30/14          $2,887                 $8,502
Michael McBrayer.....     8,920           7%          100        6/30/14             962                  2,834
Cy Talbot............     8,920           7%          100        6/30/14             962                  2,834
Kent Bachman.........     4,460           4%          100        6/30/14             481                  1,417
Peter Bray...........     4,460           4%          100        6/30/14             481                  1,417
Chuck Bastyr.........     1,000           1%          100        12/2/14             108                    318


-------------------------


(1) The potential realizable value listed in the table represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the units on the date of grant appreciates at 5% or 10% over the option term, and that the option is exercised and sold on the last day of its option term for the appreciated unit value. The assumed 5% and 10% rates of unit value appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future unit value. Actual gains, if any, on option exercises will depend on the future performance of our unit value.

1999 OPTION PLAN


     DonJoy has adopted the Amended and Restated 1999 Option Plan (the "Plan") pursuant to which options with respect to 15% of the voting Units of DonJoy on a fully diluted basis are available for grant to certain members of management (each an "Optionee"). The Plan is administered by the Compensation Committee appointed from time to time by the Board of Managers. The Plan expires on January 15, 2015 unless earlier terminated by the Board of Managers of DonJoy. Options granted under the Plan will be nonqualified options.


     Options will be granted in amounts to be agreed upon by the Compensation Committee. Options will vest either


     - ratably at specified annual intervals from the date of grant (the "Time-Vesting Options") or



     - upon the occurrence of a Liquidity Event or Material Transaction (each as defined below) and then only to the extent the Common Units of DonJoy owned by CDP have provided CDP with specified internal rates of return (as set forth in the Plan) since the closing date of the recapitalization (the "Event-Vesting Options"); provided that if no Liquidity Event has occurred by December 31, 2007, such options shall become vested and exercisable.



A Liquidity Event means a sale or other disposition of all or substantially all of the assets of DonJoy or all or substantially all of the outstanding equity interests in DonJoy or a registered public offering of the common equity interests in DonJoy resulting in a market capitalization of more than $150 million for a period of at least 20 consecutive trading days. A Material Transaction means a dissolution or liquidation of DonJoy, a reorganization, merger or consolidation in which DonJoy is not the surviving corporation, or sale of all or substantially all of the assets of DonJoy. The exercise price for the options will be the fair market value of the Common Units of DonJoy on the date each such option is granted. The options will expire upon the earliest of
(i) the fifteenth anniversary of the date of grant, (ii) 12 months after the date an Optionee's employment is terminated due to the Optionee's death or permanent disability, (iii) immediately upon an Optionee's termination of employment by the Company "for cause" (as defined in the Plan), (iv) 90 days after the date an Optionee ceases to be an employee (other than as listed in (ii) and (iii) above), (v) the effective date of a Material Transaction if provision is made in connection with such transaction for the assumption of outstanding options by, or the substitution for such option of new options covering equity securities of, the surviving, successor or purchasing corporation, or (vi) the expiration of such other period of time or the occurrence of such other event as the Compensation Committee, in its discretion, may provide in any option agreement. Common Units in DonJoy purchased by an Optionee upon exercise of an option may be repurchased by DonJoy (or its designee) upon terms and at a price determined in accordance with the provisions of the applicable option agreement.



     As of April 1, 2000, DonJoy has granted options to purchase up to 132,245 Units under the Plan, of which 42% are Time-Vesting Options and 58% are Event-Vesting Options, to members of management. The Time-Vesting Options vest over a four year period beginning on June 30, 2000; however, some are subject to certain sales targets.

401(k) AND INCENTIVE PLANS

     DonJoy has established its own 401(k) Plan, which is substantially the same as the plan previously provided by Smith & Nephew. The assets funding the Smith & Nephew plan were transferred to the DonJoy 401(k) Plan.

EMPLOYMENT AGREEMENTS


     In connection with the recapitalization, the Company entered into employment agreements with Leslie H. Cross, Cyril Talbot III and Michael R. McBrayer. The employment agreements terminate on June 30, 2002. Pursuant to their respective employment agreement, Mr. Cross serves as President of the Company at an annual base salary of $235,900, Mr. Talbot serves as Senior Vice President of Finance of the Company at an annual base salary of $151,945 and Mr. McBrayer serves as Senior Vice President of Domestic Sales of the Company at an annual base salary of $155,715. These base salaries are subject to annual review and adjustment by the Board of Managers of the Company. In addition, each executive is entitled to such annual bonuses as may be determined by the Board of Mangers, four weeks paid vacation per year, a car allowance and, for 1999 only, club membership dues and tax preparation fees. Each executive may be terminated at any time during the term of the applicable employment agreement with or without "cause" (as defined in the applicable employment agreement). In the event of an executive's termination without cause, the executive will be entitled to receive his base salary from the date of termination until the first anniversary of the date of termination. Pursuant to the applicable employment agreement, each executive has agreed that until the fourth anniversary of the date of termination or expiration of his employment with the Company, he will not


     (1) induce or attempt to induce any employee of the Company or any affiliate of the Company to leave the employ of the Company or any such affiliate, or in any way interfere with the relationship between the Company or any such affiliate and any employee thereof,

     (2) hire any person who was an employee of the Company until six months after such person's employment with the Company or any affiliate thereof was terminated, or

     (3) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any affiliate to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any such affiliate.

Each employment agreement also contains customary non-disclosure provisions. In addition, each executive has agreed that any inventions or other developments relating to the Company or its products or services conceived, developed or made by the executive while employed by the Company belong to the Company.

RETENTION AGREEMENTS

     In December 1998, Smith & Nephew entered into retention agreements with certain members of management of the Company (each, a "Management Employee"), including the persons listed in the summary compensation table, to induce each Management Employee to remain an employee of the Company in the event of a Change of Control or Division Divestiture (as defined in the retention agreement). The recapitalization constituted a Change of Control or Division Divestiture. Each such Management Employee who remained in his position through the consummation of the Change of Control or Division Divestiture received a special retention bonus. Pursuant to the recapitalization agreement, such special bonus was paid by Smith & Nephew. In addition, pursuant to the retention agreements with certain Management Employees, if within one year of a Change of Control or Division Divestiture, a Management Employee's employment with DonJoy is terminated for other than Cause (as defined in the retention agreement), then the Management Employee will be entitled to one year's base salary plus one year's taxable bonus (calculated as maximum normal bonus, excluding the retention bonus) and such amounts are payable by DonJoy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     All of the Company's membership units are owned by DonJoy and all of DJ Capital's equity securities are owned by the Company. The following table sets forth information with respect to the ownership of the Common Units of DonJoy as of July 15, 2000 by


     - each person known to own beneficially more than 5% of the Units,

     - each Manager of DonJoy,

     - each executive officer of the Company and DonJoy, and

     - all executive officers and Managers of the Company and DonJoy as a group.


The Redeemable Preferred Units which vote together with the Common Units as a single class (see "-- Description of Operating Agreement") are owned approximately 51% by CB Capital, an affiliate of CDP, approximately 33% by TCW and approximately 16% by an affiliate of First Union Investors.


     The amounts and percentages of Units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.


                                                        NUMBER OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      UNITS         CLASS
------------------------------------                    ---------     ----------
Chase DJ Partners, LLC(1).............................   771,770         92.1%
CB Capital Investors L.P.(1)..........................   794,343(2)      94.8%
Charles T. Orsatti(3).................................   771,770         92.1%
Leslie H. Cross(4)....................................    14,946          1.8%
Cyril Talbot III(4)...................................     3,587          0.4%
Michael R. McBrayer(4)................................     3,587          0.4%
Charles Bastyr(4).....................................         0            0%
Peter Bray(4).........................................         0            0%
Kent Bachman(4).......................................         0            0%
Ken Rolfes(4).........................................         0            0%
Mitchell J. Blutt, M.D.(5)............................        (6)          (6)
Damion E. Wicker, M.D.(5).............................        (6)          (6)
John J. Daileader(5)..................................        (6)          (6)

                                                        NUMBER OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      UNITS         CLASS
------------------------------------                    ---------     ----------
Ivan R. Sabel(7)......................................         0            0%
Kirby L. Cramer(8)....................................         0            0%
All directors and executive officers as a group (11
  persons)............................................   762,463         91.0%


-------------------------


(1) The address of CDP and CB Capital is c/o Chase Capital Partners, 1221 Avenue of the Americas, New York, New York 10020. CDP was formed by CB Capital, an affiliate of CCP, and Fairfield Chase. CB Capital owns approximately 87.0%, First Union Investors owns approximately 9.6%, TCW owns approximately 3.0% and Fairfield Chase owns approximately 0.4% of the membership interests in CDP. TCW and First Union Investors also own 14,802 and 7,030 Redeemable Preferred Units, respectively. Fairfield Chase is the managing member of CDP except that under the circumstances described below, CB Capital will become the managing member of CDP. CB Capital is a licensed small business investment company (an "SBIC") and as such is subject to certain restrictions imposed upon SBICs by the regulations established and enforced by the United States Small Business Administration. Among these restrictions are certain limitations on the extent to which an SBIC may exercise control over companies in which it invests. As a result of these restrictions, CB Capital will only become the managing member of CDP if certain events described in the constituent documents of CDP occur. See "Description of Members' Agreement and By-Laws."



(2) Includes (i) 22,573 Redeemable Preferred Units owned by CB Capital and (ii) the Common Units owned by CDP of which CB Capital may be deemed the beneficial owner given its status as a member of CDP owning approximately 87% of CDP's membership interests.



(3) Includes the Common Units owned by CDP given Mr. Orsatti's status as the person controlling Fairfield Chase, which is the managing member of CDP. As the managing member of CDP, Fairfield Chase may also be deemed to be the beneficial owner of these Units. The address of Mr. Orsatti is c/o Fairfield Chase Medical Partners, LLC, 600 Cleveland Street, Suite 1100, Clearwater, Florida 83755.



(4) The address of Messrs. Cross, Talbot, McBrayer, Rolfes, Bray and Bachman is c/o DonJoy, LLC, 2985 Scott Street, Vista, California 92083.



(5) The address of Messrs. Blutt, Wicker and Daileader is c/o Chase Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.



(6) Such person may be deemed the beneficial owner of Units owned by CDP and CB Capital due to his status as a Partner (in the cases of Messrs. Blutt, and Wicker) and a Principal (in the case of Mr. Daileader) of Chase Capital Partners.



(7) The address of Mr. Sabel is c/o Hangar Orthopedic Group, Inc., Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814.



(8) The address of Mr. Cramer is c/o Hazelton Laboratories, 243 Lake Avenue West, Suite 200, Kirkland, Washington 98033.

DESCRIPTION OF OPERATING AGREEMENT


     The Company and DonJoy are each limited liability companies organized under the Delaware Limited Liability Company Act. DonJoy is the sole member and managing member of the Company and controls the Company's policies and operations. DonJoy's operations are governed by a Third Amended and Restated Operating Agreement among DonJoy, CDP, CB Capital, DJ Investment, LLC, First Union Capital Partners, LLC, the Management Members and TCW (each a "member" and collectively the "members"). The operating agreement, together with the members' agreement described below, governs the relative rights and duties of the members.



     UNITS. DonJoy is authorized to issue up to 2,900,000 Common Units and up to 100,000 Redeemable Preferred Units. As of July 15, 2000, 793,890 Common Units and 44,405 Redeemable Preferred Units were issued and outstanding, and 15% of the Common Units on a fully diluted basis have been duly reserved for issuance to employees, directors and independent consultants and contractors of DonJoy or any subsidiary thereof pursuant to the 1999 Option Plan.


     The Redeemable Preferred Units accrue a cumulative preferred return at a fixed rate of 14.0% per annum, subject to increase to 16.0% per annum upon the occurrence of certain events of non-compliance, including

     - the failure to pay or distribute when required any amounts with respect to the Redeemable Preferred Units,

     - breaches of representations and warranties, covenants (which are substantially similar to the covenants contained in the indenture) and other agreements contained in the documentation relating to the Redeemable Preferred Units,


     - an event of default under the credit facility, the indenture or other indebtedness having an outstanding principal amount of $15 million or more and


     - certain events of bankruptcy, insolvency or reorganization with respect to DonJoy or any of its subsidiaries (an "event of non-compliance").


Distributions with respect to the preferred return (other than tax distributions as described below) are at the option of DonJoy, but to the extent the preferred return is not paid, the accrued amount of the preferred return will compound quarterly. Since the ability of the Company to make distributions to DonJoy (other than distributions to enable DonJoy to make tax distributions as described below) will be limited by the terms of the credit facility and the indenture, DonJoy expects that the preferred return will accrue and compound. See "Description of Credit Facility" and "Description of the Notes -- Certain Covenants -- Limitation on Restricted Payments". In addition to the rights with respect to the preferred return (including related tax distributions and distributions to the holders of Redeemable Preferred Units of their original capital investment in the Redeemable Preferred Units) the Redeemable Preferred Units will share ratably with the Common Units in any distributions (including related tax distributions and upon liquidation) made by DonJoy in respect of the Common Units (the "Redeemable Preferred Units Participating Interest").

     The Redeemable Preferred Units (other than the Redeemable Preferred Units Participating Interest) are subject to mandatory redemption 10 and one-half years following the closing of the recapitalization and may be redeemed at DonJoy's option at any time. Upon a change of control (which is defined in the operating agreement to be the same as a change of control under the indenture), holders of Redeemable Preferred Units will have the right, subject to certain conditions, to require DonJoy to redeem their Redeemable Preferred Units (including the Redeemable Preferred Units Participating Interest). In addition, at any time following the sixth anniversary of the closing of the recapitalization, holders whose Redeemable Preferred Units have been redeemed as described above, will have the right, subject to certain conditions, to require DonJoy to redeem their Redeemable Preferred Units Participating Interest. Unless equity proceeds or other funds are available to DonJoy for the purpose, the ability of DonJoy to make any of the foregoing payments will be subject to receipt of distributions from the Company in amounts sufficient to make such payments and such distributions will be subject to the restrictions contained in the credit facility and the indenture. See "Description of Credit Facility" and "Description of the Notes -- Certain Covenants -- Limitations on Restricted Payments."


     VOTING. Except as otherwise required by applicable law or as set forth in the operating agreement or the members' agreement, holders of Common Units and Redeemable Preferred Units shall vote together as a single class on all matters to be voted on by the members, with each Unit being entitled to one vote.

     MANAGEMENT. The Board of Managers consists of at least nine members as designated pursuant to the members' agreement. Upon the occurrence of an event of non-compliance, the Board of Managers will be increased to 11 members and the holders of the Redeemable Preferred Units will have the right to elect as a separate class two members to the Board of Managers of DonJoy.

     Under the members' agreement, any Manager may be removed with or without cause, except that a Manager shall not be removed without the consent of the Member or Managers entitled to nominate such Manager. The Member or Managers entitled to nominate any Manager may remove such Manager and may fill the vacancy created by such removal.

     TAX DISTRIBUTIONS. Subject to receipt of distributions from the Company to the extent permitted by restrictions contained in the new credit facility and the indenture, DonJoy will make distributions in agreed upon amounts to its members to enable them to pay income taxes payable in respect of their allocable share of the taxable income of DonJoy and its subsidiaries, including the Company.

     RESTRICTIONS ON TRANSFER. Subject to certain exceptions, no member may transfer its Units without having obtained the prior written consent of members holding greater than 50% of the number of Units outstanding at the time (excluding members that are transferring Units), which consent may be withheld in their sole discretion.

DESCRIPTION OF MEMBERS' AGREEMENT AND BY-LAWS


     DonJoy, CDP, CB Capital, First Union Investors, the Management Members and TCW are parties to a members' agreement. The members' agreement contains provisions with respect to the transferability and registration of the Units. The members' agreement also contains provisions regarding the designation of the members of the Board of Managers and other voting arrangements. The members' agreement terminates on a sale of the Company, whether by merger, consolidation, sale of Units, a sale of assets or otherwise (a "sale of the company").

     The members' agreement

     - restricts transfers of Units subject to certain exceptions,

     - grants the members (other than CDP and the Management Members) (the "Non-CDP Members") the right to tag along on certain sales of Common Units by CDP to unaffiliated third parties,

     - grants the Non-CDP Members certain preemptive rights,

     - grants certain rights of first refusal to DonJoy and CDP with respect to transfers of Common Units by Non-CDP Members and the Management Members,

     - grants DonJoy or its designee the right to repurchase a Management Member's Units if such Management Member's employment is terminated, and

     - requires the members to participate in and cooperate in consummating a sale of the company approved by CDP.

Under the members' agreement, subject to certain limitations, the members have been granted piggyback registration rights with respect to registrable Units held by them and CDP and holders of Redeemable Preferred Units have been granted certain demand registration rights, to which all members may piggyback. The members' agreement contains customary terms and provisions with respect to the registration rights contained therein.

     The members' agreement provides that the Board of Managers of DonJoy is to consist of nine Managers:

     - one Management Member (initially Leslie H. Cross) designated by Management Members holding at least a majority of all Units then held by all Management Members, provided that such Management Member shall be a member of the Board for only so long as he is both an employee and a holder of Units,

     - five individuals nominated by CDP,

     - an additional individual (initially Charles T. Orsatti) nominated by CDP and having special voting power as described below, and


     - two individuals with industry expertise designated by mutual agreement of the other Managers. Mr. Sabal and Mr. Cramer were appointed to the Board of Managers in August 1999 and December 1999, respectively, pursuant to this provision.


The constituent documents of CDP provide that the five individuals nominated by CDP shall be designated by CB Capital and that the additional individual nominated by CDP and having special voting power shall be designated by the managing member of CDP. The managing member of CDP is initially Fairfield Chase, except that upon the occurrence of certain events (including where CB Capital has determined that it is reasonably necessary for it to assume control of CDP for the protection of its investment or that any other event has occurred which would permit CB Capital to assume control of CDP under applicable law), CB Capital will become the managing member of CDP. The managing member of CDP controls CDP, including the exercise of its rights under the operating agreement and the members' agreement. Upon becoming the managing member of CDP, CB Capital will have the ability, through CDP, to designate Managers having a majority of the voting power of all Managers.

     The By-laws of DonJoy also provide that each Manager is entitled to one vote on each matter on which the Managers are entitled to vote, except that one individual appointed by the managing member of CDP (initially Charles T. Orsatti) has six votes on each matter on which the Managers are entitled to vote.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RECAPITALIZATION AGREEMENT

     In addition to providing for the sale of the Common Units of DonJoy to CDP and the Management Members, and the repurchase of a portion of Smith & Nephew's interests in DonJoy, the recapitalization agreement provides for certain other matters in furtherance of the transactions contemplated by the recapitalization, including those set forth below. The description below of certain provisions of the recapitalization agreement is subject to, and is qualified in its entirety by reference to, the definitive recapitalization agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     COVENANTS NOT TO COMPETE. Smith & Nephew has agreed that until June 30, 2004, neither it nor any of its affiliates will, subject to certain exceptions, engage anywhere in the world in a Non-Compete Business (as defined below) in competition with the business of the Company as it existed on June 30, 1999. "Non-Compete Business" means the developing, manufacturing or marketing of lower-leg walkers, post-operative hinged knee braces, functional hinged knee braces, osteoarthitic hinged knee braces, cold therapy and pain management systems, certain high-tech hinged knee braces, including high-tech hinged knee braces that incorporate technology covered by the Victoria Patents referred to below, and computer-assisted rehabilitation systems using the aforementioned hinged knee braces together with other electronic devices such as sensors and transducers.

     In connection with certain products and proprietary information relating to a rounded cannulated interference ("RCI") screw system (the "Proprietary RCI Screw Products"), a tissue fixation product developed by the Company but transferred to and retained by Smith & Nephew prior to the consummation of the recapitalization, CDP has agreed that neither it nor DonJoy or any of its subsidiaries, including the Company, will, subject to certain exceptions, develop or market with the cooperation of certain physicians who developed such Proprietary RCI Screw Products, any product which competes with the Proprietary RCI Screw Products.

     SMITH & NEPHEW NAME. Subject to certain limited exceptions, the Company has agreed that following the recapitalization, it shall not, and shall not permit any of its subsidiaries to, use any of Smith & Nephew's trademarks or trade names (including, without limitation, "Smith & Nephew").

     VICTORIA PATENTS. Smith & Nephew has agreed to assist the Company in obtaining from Victoria University of Manchester, England an exclusive worldwide license for the development, manufacturing and marketing of products within the Non-Compete Business employing technology covered by certain patents and patent applications owned by Victoria University relating to the use of electrostimulation products for skeletal muscle rehabilitation (the "Victoria Patents"). In the event the Company is not able to obtain such a license, Smith & Nephew has agreed to use commercially reasonable efforts to enter into an exclusive license with Victoria University relating to the Victoria Patents and, subject to approval of Victoria University, to enter into an exclusive worldwide sublicense with the Company for the right to manufacture, use and sell products within the Non-

Compete Business employing the Victoria Patents. No assurance can be given that the Company will enter into any such license or sublicense agreement, or, if any such agreement is entered into, that the Company will be able to develop and/or successfully market products using such technology.

     INDEMNIFICATION. Smith & Nephew has agreed to indemnify CDP and its affiliates, including the Company and its subsidiaries, for all losses and expenses incurred by them as a result of

     - any breach by Smith & Nephew of its representations and warranties, covenants and agreements in the recapitalization agreement,

     - any tax liabilities for which Smith & Nephew is liable pursuant to the recapitalization agreement and

     - certain excluded liabilities.

However, the recapitalization agreement provides that with respect to breaches of its representations and warranties, Smith & Nephew shall not be required to make indemnification payments with respect to any such breach unless the aggregate amount of the losses and expenses with respect thereto exceeds $3 million ($750,000 in the case of environmental matters) and that the aggregate amount of such payments shall not exceed $75 million ($7.5 million in the case of environmental matters). Smith & Nephew's indemnification obligations with respect to breaches of its representations, warranties, covenants and agreements in the recapitalization agreement terminate 15 months after the closing date of the recapitalization except as otherwise set forth in the recapitalization agreement.

OTHER AGREEMENTS BETWEEN DONJOY AND SMITH & NEPHEW

     In connection with the recapitalization, DonJoy and Smith & Nephew entered into several additional agreements providing for the continuation or transfer and transition of certain aspects of the business operations. Such agreements were assigned to the Company in connection with the consummation of the Recapitalization. The description below of these agreements is subject to, and is qualified in its entirety by reference to, the definitive agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

SUPPLY AGREEMENT

     Pursuant to a supply agreement between DonJoy and Smith & Nephew entered into in connection with the Recapitalization, the Company has agreed to supply to Smith & Nephew to the extent ordered by Smith & Nephew:

     (1) all ProCare line products,

     (2) all DonJoy products currently listed in Smith & Nephew's 1999 Rehabilitation Division catalog for the United States and any replacements, substitutions and improvements to such products and

     (3) such other products as may be mutually agreed (collectively, the "Supply Agreement Products").

So as not to interfere with the Company's international business plans (see Business -- Business Strategy -- Increase International Sales) Smith & Nephew has agreed not to export any products listed in clause (2) above from the United States after March 31, 2000. Through December 31, 1999, the Company sold Supply Agreement Products to Smith & Nephew at the same prices at which such products were sold to Smith & Nephew prior to the recapitalization, which prices were consistent with prices at which products were sold to third party international distributors. Commencing January 1, 2000 and for each year thereafter until termination of the supply agreement, the Company will sell the Supply Agreement Products to Smith & Nephew at its best distributor prices (including discounts and rebates offered to distributors) if and to the extent agreed to by Smith & Nephew and pursuant to purchase orders for the Company's products.


     Smith & Nephew has no obligation to purchase any specific or minimum quantity of products pursuant to the supply agreement. However, Smith & Nephew has agreed not to purchase from anyone other than the Company Supply Agreement Products which are included within the Non-Compete Business subject to certain limited exceptions including the failure of the Company to supply such products. The supply agreement provides that Smith & Nephew may manufacture or purchase from third party suppliers Supply Agreement Products which are not included within the Non-Compete Business.

     Pursuant to the supply agreement, DonJoy and the Company have agreed to indemnify Smith & Nephew and its officers and affiliates with respect to

     - any injury, death or property damage arising out of DonJoy's, the Company's or any of their employees or agents negligence or willful misconduct,

     - DonJoy's or the Company's negligent acts or omissions,

     - DonJoy's or the Company's misstatements or false claims with respect to the Supply Agreement Products,

     - any product liability claims relating to the Supply Agreement Products (other than those claims ("Non-Indemnifiable Claims") resulting from Smith & Nephew's or a third party's fault which do not give rise to an indemnifiable claim against DonJoy by Smith & Nephew under the Recapitalization Agreement),

     - any governmentally-required recall of the Supply Agreement Products (other than Non-Indemnifiable Claims),

     - its failure to comply with its obligations under the Supply Agreement, and

     - any claim of infringement by any third party of any patents or any claimed violation of any other intellectual property right of any third party arising in connection with the sale or distribution of Supply Agreement Products.

In order to ensure performance of its indemnity obligations, DonJoy has agreed to maintain at least $3 million of product liability and general public liability insurance with a deductible or self-insurance of no more than $100,000 and shall name Smith & Nephew as an additional insured. In addition, Smith & Nephew has agreed to indemnify DonJoy, the Company and its officers, managers, equity holders and affiliates with respect to

     - any injury, death or property damage arising out of Smith & Nephew's or its employees or agents negligence or willful misconduct,

     - Smith & Nephew's negligent act or omission,

     - Smith & Nephew's misstatements or false claims with respect to the Supply Agreement Products,

     - Smith & Nephew's misuse of Supply Agreement Product literature, or

     - Smith & Nephew's failure to comply with its obligations under the supply agreement.

     The supply agreement terminates in June 2004 unless extended by mutual agreement of DonJoy and Smith & Nephew.

DISTRIBUTION AGREEMENT


     Pursuant to a distribution agreement entered into in connection with the recapitalization among DonJoy, Smith & Nephew and the affiliates of Smith & Nephew which distributed the Company's products outside the United States as of the closing date of the recapitalization (each an "S&N Group Company"), each S&N Group Company will continue to distribute the Company's products in the specific international market (the "Territories") in which such S&N Group Company distributed such products prior to the recapitalization. Through December 31, 1999, the Company sold products to the S&N Group Companies at the same prices at which such products were sold to the S&N Group Companies prior to the recapitalization. Thereafter, the Company and S&N will negotiate the sale price of any product in good faith. During the term of the distribution agreement with respect to a Territory, each S&N Group Company has a royalty-free right to use the Company's trademarks in connection with its distribution of the Company's products.


     The S&N Group Companies have no obligation to purchase any minimum quantity of products pursuant to the distribution agreement. However, Smith & Nephew has agreed to use its commercially reasonable efforts to have the S&N Group Companies purchase from the Company the same quantity of products reflected in DonJoy's 1999 budgets (the "1999 Purchase Level") and the Company has agreed to sell to the S&N Group Companies pursuant to applicable purchase orders quantities of products at least equal to the 1999 Purchase Level. Smith & Nephew has also agreed to use its commercially reasonable efforts to have each S&N Group Company distribute and resell products in the same geographical markets within the Territories as such S&N Group Company distributed and sold Company products prior to the recapitalization, and Smith & Nephew and each S&N Group Company agrees to employ efforts and methods to sell and promote the sale of the products in its Territory that are substantially the same as the efforts and methods employed prior to the consummation of the recapitalization. The S&N Group Companies may not, subject to certain limited exceptions, sell or supply Company products or other similar products to anyone outside the Territories. During the time any Territory is subject to the distribution agreement, no S&N Group Company may import, sell or promote the sale of any products which are included within the Non-Compete Business other than products purchased from the Company. Pursuant to the distribution agreement, DonJoy and the Company have agreed to indemnify Smith & Nephew and the S&N Group Companies and their officers and affiliates, and Smith & Nephew have agreed to indemnify DonJoy and its officers, managers, equity holders and affiliates to the same extent that DonJoy and Smith & Nephew indemnify each other under the supply agreement.


     As of April 1, 2000, the Company has replaced 19 Smith & Nephew sales organizations with independent distributors. As to the remaining 11 Smith & Nephew distributors, Smith & Nephew has the right to terminate the distribution agreement on 60 days notice with respect to Australia, Canada, Ireland, Mexico, Philippines, Puerto Rico, Singapore, South Africa, Spain, Taiwan and Thailand. DonJoy also has the right to terminate the distribution agreement on 60 days notice, with respect to these Territories.


Upon termination of the distribution agreement with respect to a Territory, the applicable S&N Group Company has agreed to assist the Company in the transition to any new third party distributor designated by the Company. Subject to certain limited exceptions, any products remaining in the inventory of any terminated S&N Group Company (the "Repurchased Inventory") upon termination of the distribution agreement with respect to a Territory, will be repurchased by the Company, or any new third party distributor designated by the Company with respect to the Territory for an amount equal to

     (1) the original purchase price of such Repurchased Inventory plus any duty and tax paid by such S&N Group Company and the cost paid by such S&N Group Company in shipping the Repurchased Inventory to such S&N Group Company plus

     (2) any sales tax, VAT, duty or fee incurred by such S&N Group Company with respect to the delivery of such Repurchased Inventory to the Company or such new distributor.

If a dispute arises concerning the applicable repurchase price of the Repurchased Inventory and the parties are not able to resolve such dispute with ten business days, the applicable S&N Group Company has the right to sell and distribute the products that are the subject of the dispute within or outside the Territories. The Distribution Agreement continues until the termination of the last Territory.

TRANSITION SERVICES AGREEMENT

     Pursuant to a transition services agreement among DonJoy and Smith & Nephew, Smith & Nephew has agreed to assist in the transfer and transition of certain services provided by Smith & Nephew prior to the recapitalization as required by the Company, including human resources, payroll, sales tax reporting, insurance coverage, legal and treasury and cash management. Smith & Nephew will also act as authorized European Agent/representative/distributor for DonJoy for purposes of CE regulation. DonJoy will not pay any additional consideration to Smith & Nephew for such services, but will reimburse Smith & Nephew for all payments to third parties in connection with any of the foregoing services. Based on prior practice, such amounts are not expected to be material.


     In addition, Smith & Nephew was obligated under the agreement to continue to employ two individuals as employees of Smith & Nephew's affiliates in the United Kingdom and Belgium (the "International Employees") until the earlier of 15 days following receipt of notice from DonJoy requesting termination of the services of such employees or December 31, 1999. DonJoy was obligated under the agreement to reimburse Smith & Nephew for all compensation, expenses and benefits paid or provided to or on behalf of the International Employees.



     Smith & Nephew has also agreed to assist in the transition of master group buying contracts relating to ProCare products with NovaCare, Inc., Premier Purchasing Partners, L.P. and AmeriNet Inc. (the "Group Buying Contracts") to separate agreements or arrangements between such companies and the Company. Pending the execution of such separate agreements or arrangements, Smith & Nephew will permit the Company to continue to sell products under the Group Buying Contracts. Through December 31, 1999, the Company was not required to pay Smith & Nephew any fee for products sold under the Group Buying Contracts. If the Company decides to continue selling under the Group Buying Contracts, the Company will be required to pay Smith & Nephew a fee equal to 1.5% of the Company's gross sales for products sold under the Group Buying Contracts.


     Smith & Nephew agreed to indemnify DonJoy, the Company and its officers, managers, equity holders and affiliates with respect to

     - any injury, death or property damage arising out of Smith & Nephew or its employees or agents negligence or willful misconduct,

     - Smith & Nephew's negligent act or omission or

     - Smith & Nephew's failure to comply with its obligations under the transition services agreement. DonJoy has agreed to indemnify Smith & Nephew to the same extent as the foregoing and also with respect to any claim made in respect of the International Employees for actions or omissions after the consummation of the recapitalization and any claim made in respect of any product sold by the Company under any Group Buying Contract. Each party agrees to maintain insurance in the amount of at least $3 million per occurrence for bodily injury or death and $3 million per occurrence with respect to property damage with a deductible of no more than $250,000.


     DonJoy has the right to terminate any service provided under the transition services agreement on thirty days notice to Smith & Nephew. Except as it relates to Group Buying Contracts, the transition services agreement terminated on December 31, 1999 but was extended for certain services through November 30, 2000.


GROUP RESEARCH CENTRE TECHNOLOGY AGREEMENT

     Pursuant to a Group Research Centre Technology Agreement (the "GRC Agreement") between DonJoy and Smith & Nephew entered into in connection with the recapitalization, Smith & Nephew conveyed and assigned to DonJoy an undivided 50% interest in and to the GRC Technology (as defined below). In addition, Smith & Nephew has agreed to, among other things, grant to the Company exclusive or non-exclusive worldwide, royalty-free rights to manufacture, use, import and sell products included within the Non-Compete Business which products are based on certain specified technology and other proprietary information developed as of the closing date of the recapitalization by Group Research Centre, an affiliate of Smith & Nephew (the "GRC Technology"). The licenses granted under the GRC Agreement continue with respect to any particular patent incorporating any such technology until such patent expires, is cancelled or is declared invalid or unenforceable. No assurance can be given that the Company will be able to develop and/or successfully market products based on the technology and proprietary information licensed to the Company pursuant to the GRC Agreement. Any restriction contained in the GRC Agreement with respect to non-patented GRC Technology expires on June 30, 2009.

SUBLEASE


     Pursuant to a sublease between the Company and Smith & Nephew entered into in connection with the recapitalization, the Company is subleasing the premises occupied by the Vista facility from Smith & Nephew. The Company will pay rent during the term of the sublease in an amount equal to the amount required to be paid by Smith & Nephew as tenant under the master lease for the Vista facility together with all taxes and other amounts which are the responsibility of Smith & Nephew under the master lease. The initial minimum rent payable by the Company under the sublease is $149,009 per month. DonJoy has guaranteed the payment of rent and other amounts owing under the sublease by the Company. The sublease expires on February 19, 2008 unless sooner terminated as provided in the master lease or the sublease.


CERF LABORATORIES AGREEMENT


     Pursuant to a CERF Laboratories Agreement (the "CERF Agreement") between DonJoy and Smith & Nephew, the Company will allow Smith & Nephew and its employees, agents, representatives and invitees to use the Company's Clinical Education Research Facility ("CERF") laboratory, the equipment and supplies in the CERF laboratory and services offered at the CERF laboratory. Smith & Nephew will pay the Company a quarterly fee calculated in the same manner as it was calculated prior to the recapitalization. For 1998 and 1999, Smith & Nephew paid DonJoy $63,516 and $85,649, respectively, for use of the CERF laboratory. DonJoy and Smith & Nephew have agreed to indemnify each other and their respective officers, managers, equity holders and affiliates with respect to


     - any injury, death or property damage arising out of its or its employees or agents negligence or willful misconduct,

     - its negligent act or omission, or

     - its failure to comply with its obligations under the CERF Agreement.

In addition, each party has agreed to maintain insurance in the amount of at least $3 million per occurrence for bodily injury or death and $3 million per occurrence with respect to property damage with a deductible of no more than $250,000. The CERF Agreement expires on June 30, 2001 unless renewed upon mutual agreement or unless sooner terminated by Smith & Nephew upon 30 days notice.

OTHER ARRANGEMENTS WITH AFFILIATES OF CDP


     In connection with the recapitalization, the Issuers entered into the credit facility with Chase Securities Inc. ("CSI"), as arranger and book manager, and The Chase Manhattan Bank ("Chase"), as syndication agent and a lender, both of which are affiliates of CDP. In connection with the credit facility, Chase receives customary fees for acting in such capacities. CSI also acted as financial advisor to Smith & Nephew in connection with the recapitalization and was paid a fee of $2.0 million by Smith & Nephew upon consummation of the recapitalization.

                         DESCRIPTION OF CREDIT FACILITY



     The following is a summary of the material terms of the credit facility among the Company, DonJoy, certain financial institutions party thereto (the "Lenders"), First Union National Bank, as administrative agent and collateral agent, and Chase, as syndication agent. The following summary is qualified in its entirety by reference to the definitive documentation for the credit facility, copies of which have been filed as an exhibit to the registration statement of which this prospectus is a part.


THE FACILITIES


     STRUCTURE.  The credit facility provides for



     - the term loan in an aggregate principal amount of $15.5 million, which was borrowed to finance a portion of the recapitalization,



     - an additional term loan in an aggregate principal amount of $24 million, which was borrowed to finance the Orthotech Acquisition, and



     - the revolving credit facility providing for revolving loans to the Company, swingline loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount (including swingline loans and the aggregate stated amount of letters of credit) of $25.0 million.



     AVAILABILITY. The full amount of the initial term loan was drawn on the closing date of the recapitalization and amounts repaid or prepaid will not be permitted to be reborrowed. Availability under the revolving credit facility will be subject to various conditions precedent typical of bank loans. Amounts under the revolving credit facility will be available on a revolving basis. Upon the consummation of the Orthotech Acquisition, the Company had approximately $12.4 million remaining available under the revolving credit facility.


INTEREST


     Borrowings under the credit facility bear interest at a variable rate per annum equal (at the Company's option) to:


     - an adjusted London inter-bank offered rate ("LIBOR") plus a percentage based on the Company's financial performance or

     - a rate equal to the highest of the administrative agent's published prime rate, a certificate of deposit rate plus 1% and the Federal Funds effective rate plus 1/2 of 1% ("ABR")


plus, in each case, a margin based on the Company's financial performance. The borrowing margins applicable to the term loan is initially 3.25% for LIBOR loans and 2.25% for ABR loans. As of April 1, 2000, the interest rate on the term loan was 9.18%. The borrowing margins applicable to the revolving credit facility are initially 2.75% for LIBOR loans and 1.75% for ABR loans. Borrowing margins for each of the term loan and revolving credit facility are subject to downward adjustment based upon the Company's consolidated leverage ratio. Amounts outstanding under the credit facility not paid when due bear interest at a default rate equal to 2.00% above the rates otherwise applicable to the loans under the credit facility.

FEES


     The Company has agreed to pay certain fees with respect to the credit facility, including



     - fees on the unused commitments of the Lenders equal to 0.50% on the undrawn portion of the commitments in respect of the revolving credit facility (subject to a reduction based on the Company's consolidated leverage ratio);



     - letter of credit fees on the aggregate face amount of outstanding letters of credit equal to the then applicable borrowing margin for LIBOR loans under the revolving credit facility and a 0.25% per annum issuing bank fee for the issuing bank;


     - annual administration fees; and

     - agent, arrangement and other similar fees.

SECURITY; GUARANTEES


     The obligations of the Company under the credit facility are irrevocably guaranteed, jointly and severally, by DonJoy and DJ Capital and will be irrevocably guaranteed, jointly and severally, by each subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result therefrom, foreign) subsidiary of the Company. The Company's Mexican subsidiary (its only existing subsidiary besides DJ Capital) is not a guarantor of the Company's obligations under the credit facility. In addition, the credit facility and the guarantees thereunder are secured by substantially all the assets of DonJoy, the Company and DJ Capital and will be secured by substantially all the assets of each subsequently acquired or organized domestic (and, to the extent no adverse tax consequences to the Company would result therefrom, foreign) subsidiary, including but not limited to, in each case subject to certain exceptions:


     - a first priority pledge of all the membership interests in the Company,

     - a first-priority pledge of all the capital stock, membership interests and other equity interests held by DonJoy, the Company or any domestic (or, subject to the foregoing limitation, foreign) subsidiary of the Company of each existing and subsequently acquired or organized subsidiary of the Company (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock, membership interests or other equity interests of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to the Company), and

     - a perfected first priority security interest in, and mortgage on, substantially all tangible and intangible assets of the Company (not including the Company's Mexican subsidiary) and the guarantors (including, but not limited to, accounts receivable, documents, inventory, trademarks, other intellectual property, licensing agreements, equipment, the Company's sub-lease of the Vista, California facility, cash and cash accounts and proceeds of the foregoing).

COMMITMENT REDUCTIONS AND REPAYMENTS


     The term loan matures on June 30, 2005. The term loans amortize in quarterly amounts and are based upon the annual amounts shown below:



Fiscal Year 2000.....................................  $   887
Fiscal Year 2001.....................................    1,274
Fiscal Year 2002.....................................    1,274
Fiscal Year 2003.....................................    1,274
Fiscal Year 2004.....................................   17,202
Fiscal Year 2005.....................................   17,339
                                                       -------
                                                       $39,250
                                                       =======



In addition, the term loans are subject to mandatory prepayments and reductions in an amount equal to


     - 100% of the net cash proceeds of certain equity issuances by DonJoy, the Company or any of its subsidiaries,

     - 100% of the net cash proceeds of certain debt issuances of DonJoy, the Company or any of its subsidiaries,

     - 50% of the Company's excess cash flow (subject to an increase to 75% in the event the Company's consolidated leverage ratio exceeds a certain level), and

     - 100% of the net cash proceeds of certain asset sales or other dispositions of property by DonJoy, the Company or any of its subsidiaries.


     The revolving credit facility is available until June 30, 2004, and extensions of credit outstanding thereunder on such date will mature on the fifth business day prior to such date.


AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS


     The credit facility contains a number of covenants that, among other things, restrict the ability of DonJoy, the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur or guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends or make other distributions (except for certain tax distributions as described in the definitive documentation for the credit facility), redeem or repurchase membership interests or capital stock, create liens on assets, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, make capital expenditures, or engage in certain transactions with affiliates and otherwise engage in certain activities. In addition, the credit facility requires DonJoy and its subsidiaries to comply with specified financial ratios and tests, including a maximum consolidated leverage ratio test and a minimum consolidated interest coverage ratio test. The credit facility also contains provisions that prohibit any modifications of the Indenture in any manner adverse to the Lenders under the credit facility and that limit the Company's ability to refinance or otherwise prepay the notes without the consent of such Lenders.

EVENTS OF DEFAULT


     The credit facility contains customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other indebtedness, bankruptcy, ERISA events, material judgments and liabilities, actual or asserted invalidity of any material security interest and change of control.

                            DESCRIPTION OF THE NOTES

     Definitions of certain terms used in this Description of the Notes may be found under the heading "Certain Definitions." For the purposes of this section, the term "Company" refers only to dj Orthopedics, LLC and not any of its subsidiaries, "DJ Capital" refers to DJ Orthopedics Capital Corporation, a Wholly Owned Subsidiary of the Company with nominal assets which conducts no operations, and the "Issuers" refers to the Company and DJ Capital. The parent of the Company, DonJoy, L.L.C., is a guarantor of the notes. Although certain of the Company's subsidiaries formed or acquired in the future, if any, are required to guarantee the notes, the Company's only existing subsidiary (other than DJ Capital), Smith & Nephew DonJoy de Mexico, S.A. de C.V., a corporation formed under the laws of Mexico ("DonJoy Mexico"), is not a guarantor of the notes. Each company which guarantees the notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."


     The Issuers issued the notes under the indenture, dated as of June 30, 1999, among the Company, DJ Capital, DonJoy and The Bank of New York, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture contains provisions which define your rights under the notes. In addition, the indenture governs the obligations of the Issuers and of each Note Guarantor under the notes. The terms of the notes include those stated in the indenture and those made part of the Indenture by reference to the TIA.



     On June 30, 1999, the Issuers issued $100.0 million aggregate principal amount of old notes under the indenture. All of the old notes were exchanged for an equal aggregate principal amount of notes upon the consummation of an exchange offer in December 1999. The terms of the notes are identical in all material respects to the old notes, except the notes do not contain transfer restrictions and holders of notes do not have any registration rights or entitlement to any liquidated damages.


     The following description is meant to be only a summary of certain provisions of the indenture. It does not restate the terms of the indenture in their entirety. We urge that you carefully read the indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE NOTES AND THE NOTE GUARANTEES

THE NOTES

     These notes:

     - are general unsecured obligations of the Issuers;


     - are subordinated in right of payment to all existing and future Senior Indebtedness of each of the Issuers;



     - rank pari passu in right of payment with all future Senior Subordinated Indebtedness of each of the Issuers;



     - are senior in right of payment to any future Subordinated Obligations of each of the Issuers;


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


     - are effectively subordinated to any Secured Indebtedness of the Company, DJ Capital and the other Subsidiaries of the Company to the extent of the value of the assets securing such Indebtedness; and



     - are effectively subordinated to all liabilities of DonJoy Mexico, which is not guaranteeing the notes, and any other future Subsidiaries which do not guarantee the notes.



     DJ Capital has no, and the terms of the indenture prohibit it from having any, obligations other than the notes and its guarantee in respect of the credit facility.


THE NOTE GUARANTEES


     The notes are guaranteed by DonJoy but are not and will not be guaranteed by DonJoy Mexico, the Company's only existing subsidiary (other than DJ Capital).


     DonJoy's Note Guarantee and all Note Guarantees, if any, made by future subsidiaries of the Company:

     - are general unsecured obligations of the applicable Note Guarantor;


     - are subordinated in right of payment to all future Senior Indebtedness of such Note Guarantor;



     - rank pari passu in right of payment with all future Senior Subordinated Indebtedness of such Note Guarantor;



     - are senior in right of payment to any future Subordinated Obligations of such Note Guarantor; and



     - are effectively subordinated to any Secured Indebtedness of such Note Guarantor to the extent of the value of the assets securing such Indebtedness.


PRINCIPAL, MATURITY AND INTEREST


     We issued the notes in an aggregate principal amount of $100 million. The notes are limited to $100,000,000 in aggregate principal amount and will mature on June 15, 2009. The notes are in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.



     Each note bears interest at a rate of 12 5/8% per annum from the Closing Date, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 1999 to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date. We will pay interest on overdue principal and, to the extent lawful, overdue installments of interest at the rate borne by the notes.


PAYING AGENT AND REGISTRAR

     We will pay the principal of, premium, if any, and interest on the notes at any office of ours or any agency designated by us which is located in the Borough of

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

Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as our agent in such matters. The location of the corporate trust office is 101 Barclay Street, New York, New York 10286. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

     Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Issuers may not redeem the notes prior to June 15, 2004. On or after that date, the Issuers may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                     REDEMPTION
YEAR                                                   PRICE
----                                                 ----------
2004...............................................   106.313%
2005...............................................   104.208%
2006...............................................   102.104%
2007 and thereafter................................   100.000%

     Prior to June 15, 2002, the Issuers may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings (1) by the Company or (2) by DonJoy to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Equity Interests (other than Disqualified Equity Interests) of the Company from the Company, at a redemption price equal to 112.625% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

          (1) at least 65% of the original aggregate principal amount of the notes remains outstanding; and

          (2) any such redemption by the Issuers must be made within 90 days of such Equity Offering and must be made in accordance with certain procedures set forth in the indenture.

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

SELECTION


     If we partially redeem notes, the Trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the notes to be redeemed.


RANKING


     The notes are unsecured Senior Subordinated Indebtedness of the Issuers, are subordinated in right of payment to all existing and future Senior Indebtedness of each of the Issuers, rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of each of the Issuers and are senior in right of payment to all existing and future Subordinated Obligations of each of the Issuers. DJ Capital has no, and the terms of the indenture prohibit it from having any, obligations other than the notes and its guarantee of the credit facility. The notes also are effectively subordinated to any Secured Indebtedness of the Company, DJ Capital and the other Subsidiaries of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption
"-- Defeasance" will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.



     The Company currently conducts certain of its operations through DonJoy Mexico, its only Subsidiary (other than DJ Capital). DonJoy Mexico is not a guarantor of the notes. The indenture does not restrict the ability of the Company to create, acquire or capitalize Subsidiaries in the future. Creditors of DonJoy Mexico and any future Subsidiary that does not Guarantee the notes, including trade creditors and preferred equity holders (if any), generally will have priority with respect to the assets and earnings of DonJoy Mexico or such future Subsidiary over the claims of the Company's and DJ Capital's creditors, including Holders. The notes, therefore, are effectively subordinated to claims of creditors, including trade creditors and preferred equity holders (if any), of DonJoy Mexico and any other Subsidiaries of the Company formed or acquired in the future that do not guarantee the notes. As of April 1, 2000, DonJoy Mexico's total liabilities, including trade payables, as reflected on its balance sheet, were approximately $0.1 million. Although the indenture limits the Incurrence of Indebtedness by and the issuance of Preferred Equity Interests of DonJoy Mexico and certain of the Company's future Subsidiaries, such limitation is subject to a number of significant qualifications.


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


     Assuming that we had completed the Orthotech Acquisition as of April 1, 2000, there would have been outstanding:



          (1) $51.7 million of Senior Indebtedness of the Company, all of which would have been Secured Indebtedness (exclusive of unused commitments under the revolving credit facility);


          (2) no Senior Subordinated Indebtedness of the Company (other than the notes) and no indebtedness of the Company that is subordinate or junior in right of payment to the notes;

          (3) no Indebtedness of DJ Capital (other than the notes and its guarantee in respect of the Credit Agreement);

          (4) no Senior Indebtedness of DonJoy, the only Note Guarantor (other than its guarantee of Indebtedness under the Credit Agreement); and

          (5) no Senior Subordinated Indebtedness of DonJoy, currently the only Note Guarantor (other than its Note Guarantee), and no Indebtedness of DonJoy that is subordinate or junior in right of payment to its Note Guarantee.

     Subject to certain conditions, the indenture permits us to incur substantial amounts of additional Indebtedness. Such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" below.

     "Senior Indebtedness" of the Company, DJ Capital or any Note Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, DJ Capital or any Note Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company, DJ Capital or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the notes or such Note Guarantor's Note Guarantee; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of the Company to any Subsidiary of the Company or of any Note Guarantor or DJ Capital to the Company or any other Subsidiary of the Company;

          (2) any liability for federal, state, local or other taxes owed or owing by the Company, DJ Capital or any Note Guarantor;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or obligation of the Company, DJ Capital or any Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company, DJ Capital or such Note

     Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

          (5) any obligations with respect to any Equity Interest; or

          (6) any Indebtedness Incurred in violation of the indenture.

     Only Indebtedness of the Company or DJ Capital that is Senior Indebtedness will rank senior to the notes. The notes will rank pari passu in all respects with all other Senior Subordinated Indebtedness of the Company or DJ Capital. The Issuers have agreed in the indenture that each of them will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in right of payment to Senior Indebtedness of such Issuer unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     The Issuers may not pay principal of, premium (if any) or interest on the notes, or make any deposit pursuant to the provisions described under "Defeasance" below, and may not otherwise repurchase, redeem or otherwise retire any notes (collectively, "pay the notes") if:

          (1) any Designated Senior Indebtedness of either of the Issuers is not paid when due, or

          (2) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

             (x) the default has been cured or waived and any such acceleration has been rescinded, or

             (y) such Designated Senior Indebtedness has been paid in full;

provided, however, that the Issuers may pay the notes without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

     During the continuance of any default (other than a default described in clause (1) or (2) above) with respect to any Designated Senior Indebtedness of either Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers may not pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice, specified as a "Notice of Default" and describing with particularity the default under such Designated Senior Indebtedness (a "Blockage Notice"), of such default from the Representative of such Designated Senior Indebtedness

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

specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice,

          (2) by repayment in full of such Designated Senior Indebtedness, or

          (3) because the default giving rise to such Blockage Notice is no longer continuing).

     Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the second preceding sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Issuers may resume payments on the notes after the end of such Payment Blockage Period.

     Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company or DJ Capital to their respective creditors upon a total or partial liquidation or a total or partial dissolution of the Company or DJ Capital or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or DJ Capital or its property:

          (1) the holders of Senior Indebtedness of the Company or DJ Capital, as the case may be, will be entitled to receive payment in full of such Senior Indebtedness before the Holders of the notes are entitled to receive any payment of principal of or interest on the notes; and

          (2) until such Senior Indebtedness is paid in full, any payment or distribution to which Holders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the notes may receive Equity Interests and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the notes.

     If a payment or distribution is made to Holders of the notes that due to the subordination provisions of the indenture should not have been made to them, such Holders will be required to hold it in trust for the benefit of the holders of Senior Indebtedness of the Company or DJ Capital, as the case may be, and pay it over to them as their interests may appear.

     If payment of the notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of each Issuer's Designated Senior Indebtedness (or their Representative) of the acceleration. If any such Designated Senior Indebtedness is outstanding, the Issuers may not pay the notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

     By reason of the subordination provisions of the indenture, in the event of insolvency, creditors of the Issuers who are holders of Senior Indebtedness may recover more, ratably, than the Holders of the notes, and creditors of the Issuers who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the notes.

NOTE GUARANTEES


     DonJoy has, and certain future Subsidiaries of the Company (as described below) will, as primary obligors and not merely as sureties, jointly and severally unconditionally Guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the indenture (including obligations to the Trustee) and the notes, whether for payment of principal of or interest on or liquidated damages in respect of the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee is limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company has agreed to cause each Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the notes. See "-- Certain
Covenants -- Future Note Guarantors" below.



     The obligations of a Note Guarantor under its Note Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Note Guarantor pursuant to its Note Guarantee are subordinated in right of payment to the rights of holders of Senior Indebtedness of such Note Guarantor. The terms of the subordination provisions described above with respect to the

Issuers' obligations under the notes apply equally to a Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee.

     Each Note Guarantee is a continuing guarantee and shall

     - remain in full force and effect until payment in full of all the Guaranteed Obligations,

     - be binding upon each Note Guarantor and its successors, and

     - inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Issuers to repurchase all or any part of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (and, in the case of the old notes, liquidated damages, if any), to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to repurchase the notes pursuant to this covenant in the event that the Issuers have exercised their right to redeem all the notes under the terms of the section titled "Optional Redemption":

          (1) prior to the earlier to occur of

             (A) the first public offering of common Equity Interests of DonJoy or

             (B) the first public offering of common Equity Interests of the Company,

     the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Equity Interests of the Company or DonJoy, whether as a result of issuance of securities of DonJoy or the Company, any merger, consolidation, liquidation or dissolution of DonJoy or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Equity Interests of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Equity Interests of the parent entity);

          (2) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) a person (including a

     Permitted Holder) shall be deemed to have "beneficial ownership" of all Equity Interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of any event or otherwise), directly or indirectly, of more than 35% of the total voting power of the Voting Equity Interests of the Company or DonJoy, and

          (B) the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Equity Interests of the Company or DonJoy than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Governing Board of the Company or DonJoy, as the case may be (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Equity Interests of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Equity Interests of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Equity Interests of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Governing Board of such parent entity);

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Board of the Company or DonJoy, as the case may be (together with any new persons (A) elected in accordance with the Members' Agreement so long as such agreement is in effect or (B) whose election by such Governing Board of the Company or DonJoy, as the case may be, or whose nomination for election by the equity holders of the Company or DonJoy, as the case may be, was approved by a vote of at least a majority of the members of the Governing Board of the Company or DonJoy, as the case may be, then still in office who were either members of the Governing Board at the beginning of such period or who were selected in accordance with the Members' Agreement or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Governing Board of the Company or DonJoy, as the case may be, then in office;

          (4) the adoption of a plan relating to the liquidation or dissolution of the Company, DJ Capital or DonJoy;

          (5) the merger or consolidation of the Company or DonJoy with or into another Person or the merger of another Person with or into the Company or DonJoy, or the sale of all or substantially all the assets of the Company or DonJoy to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or DonJoy that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Equity Interests of the Company or DonJoy are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving Person or transferee; or

          (6) the Company ceases to own, of record or beneficially, all the Equity Interests of DJ Capital.

     In the event that at the time of a Change of Control the terms of any agreement governing Indebtedness of the Company or its Subsidiaries restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

          (1) repay in full all such Indebtedness or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer, or

          (2) obtain the requisite consent of the lenders under such agreements to permit the repurchase of the notes as provided for below.

     If the Company does not obtain such consents or repay such Indebtedness, the Company will remain prohibited from repurchasing the notes pursuant to this covenant. In such event the Company's failure to make an offer to purchase notes pursuant to this covenant would constitute an Event of Default under the indenture which in turn would constitute a default under the Credit Agreement. In such circumstances, the subordination provisions of the indenture would likely prohibit payments to Holders of the notes.

     Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and, in the case of the old notes, liquidated damages, if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts and financial information regarding such Change of Control;

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Issuers, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

     The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and

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purchases all notes validly tendered and not withdrawn under such Change of
Control Offer.

     The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations among the Issuers and the initial purchaser of the old notes in the private offering. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers would decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers' capital structures or credit ratings. Restrictions on the ability of the Issuers to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness" and "-- Limitation on the Conduct of Business of DJ Capital". Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuers to repurchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers' ability to pay cash to the Holders upon a repurchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the indenture relative to the Issuers' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

CERTAIN COVENANTS

     The indenture contains covenants including, among others, the following:

     LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after

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giving effect thereto the Consolidated Coverage Ratio would be greater than
2.00:1.00 if such Indebtedness is Incurred on or prior to December 31, 2000 and 2.25:1.00 if such Indebtedness is Incurred thereafter. Notwithstanding the foregoing, the Company will not permit DJ Capital to Incur any Indebtedness other than the notes and its guarantee in respect of the credit facility.


     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries (other than DJ Capital) may Incur the following
Indebtedness:

          (1) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $40.5 million at any one time outstanding less the aggregate amount of all repayments of principal of such Indebtedness pursuant to the covenant described under "-- Limitation on Sales of Assets and Subsidiary Equity Interests";

          (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that

             (A) any subsequent issuance or transfer of any Equity Interests or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof,

             (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes,

             (C) if a Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is made pursuant to an intercompany note, and

             (D) if a Note Guarantor is the obligor on such Indebtedness, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

          (3) Indebtedness

             (A) represented by the notes and the Note Guarantees,

             (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above),

             (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness Refinancing Refinancing Indebtedness) or the foregoing paragraph (a) and

             (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this paragraph (b);

          (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was

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     acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company) and

          (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

          (5) Indebtedness of the Company or a Restricted Subsidiary

          (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and

             (B) under Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that such Interest Rate Agreements or Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause
     (6) and all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6), does not exceed $10.0 million;

          (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course, provided that such Indebtedness is extinguished within five Business Days of Incurrence;

          (8) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the indenture, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that

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             (A) such Indebtedness is not reflected on the consolidated balance sheet of the Company and

             (B) the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Governing Board of noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; or

          (9) Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, shall not exceed $15.0 million.

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations secured by Liens on the assets of any entity existing at the time such entity is acquired by, and becomes a Restricted Subsidiary of, the Company, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens

          (1) are not created, incurred or assumed in connection with, or in contemplation of such entity being acquired by the Company, and

          (2) do not extend to any other assets of the Company or any of its Subsidiaries.

A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in right of payment to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness

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subordinated in right of payment to such Note Guarantee) such Secured
Indebtedness for as long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations of such Note Guarantor secured by Liens on the assets of any entity existing at the time such entity is acquired by such Note Guarantor, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens

          (1) are not created, incurred or assumed in connection with or in contemplation of such assets being acquired by such Note Guarantor and

          (2) do not extend to any other assets of the Company or any of its Subsidiaries.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

          (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

          (2) Guarantees or obligations in respect of letters of credit relating to Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

          (3) The principal amount of any Disqualified Equity Interests or Preferred Equity Interests shall be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the maximum liquidation preference,

          (4) The principal amount of Indebtedness, Disqualified Equity Interests or Preferred Equity Interests issued at a price less than the principal amount thereof, the maximum fixed redemption or repurchase price thereof or liquidation preference thereof, as applicable, will be equal to the amount of the liability or obligation in respect thereof determined in accordance with GAAP,

          (5) If such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof shall be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was Incurred,

          (6) The accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends or distributions in the form of additional Equity Interests shall not be deemed an incurrence of Indebtedness for purposes of this covenant,

          (7) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

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          (8) In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution of any kind on or in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders (in their capacities as such) of its Equity Interests except dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has equity holders other than the Company or other Restricted Subsidiaries, to its other equity holders on a pro rata basis),

          (2) purchase, redeem, retire or otherwise acquire for value any Equity Interests of DonJoy (or any other direct or indirect parent company of the Company), the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than

             (A) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and

             (B) Indebtedness described in clause (2) of paragraph (b) of the covenant described under "-- Limitation on Indebtedness"), or

          (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

             (A) a Default will have occurred and be continuing (or would result therefrom);

             (B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

             (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Governing Board, whose determination will be conclusive and evidenced by a resolution of the Governing Board)

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        declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

                  (i) 50% of the Consolidated Net Income accrued during the
             period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are publicly available (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

                  (ii) the aggregate Net Cash Proceeds received by the Company

                       - as capital contributions to the Company after the
                         Closing Date or

                       - from the issue or sale of its Equity Interests (other
                         than Disqualified Equity Interests) subsequent to the Closing Date

                       (other than a capital contribution from or an issuance or
                  sale to

                       - a Subsidiary of the Company or

                       - an employee equity ownership or participation plan or
                  other trust established by the Company or any of its Subsidiaries);

                  (iii) the amount by which Indebtedness of the Company or its
             Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Equity Interests (other than Disqualified Equity Interests) of DonJoy or the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                  (iv) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash from the sale or other disposition (other than to

                       - the Company or a Subsidiary of the Company or

                       - an employee equity ownership or participation plan or
                  other trust established by the Company or any of its Subsidiaries)

             of Restricted Investments made by the Company or any Restricted Subsidiary after the Closing Date and from repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary by any Person (other than

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                       - the Company or any of its Subsidiaries or

                       - an employee equity ownership or participation plan or
                  other trust established by the Company or any of its Restricted Subsidiaries)

             and from repayments of loans or advances which constituted Restricted Investments; provided, however, that the amount included in this clause (iv) with respect to any particular Restricted Investment shall not exceed the amount of cash expended by the Company or any Restricted Subsidiary in connection with making such Restricted Investment; and

                  (v) the amount equal to the net reduction in Investments in
             Unrestricted Subsidiaries resulting from

                       - payments of dividends, repayments of the principal of
                  loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or

                       - the redesignation of Unrestricted Subsidiaries as
                  Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any purchase, repurchase, retirement or other acquisition or retirement for value of, or other distribution in respect of, Equity Interests of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or capital contributions to the Company after the Closing Date (other than Disqualified Equity Interests and other than Equity Interests issued or sold to, or capital contributions from, a Subsidiary of the Company or an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

             (A) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments, and

             (B) the Net Cash Proceeds from such sale or capital contribution applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of,

                                       133
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             (A) Equity Interests of DonJoy or the Company (other than
        Disqualified Equity Interests) or

             (B) Subordinated Obligations of the Company or a Restricted Subsidiary that are permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness;"

        provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Equity Interests;" provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (4) dividends or other distributions paid to holders of, or redemptions from holders of, Equity Interests within 60 days after the date of declaration thereof, or the giving of formal notice of redemption, if at such date of declaration such dividends or other distributions or redemptions would have complied with this covenant; provided, however, that such dividend, distribution or redemption will be included in the calculation of the amount of Restricted Payments;

          (5) payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) and (B) below; provided, however, that such dividend, distribution or amount set forth in clause (A) shall be excluded and in clause (B) shall be included in the calculation of the amount of Restricted Payments for the purposes of paragraph (a) above:

             (A) to DonJoy in amounts equal to the amounts required for DonJoy to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of DonJoy, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses of being a public company, including, all costs and expenses with respect to filings with the SEC, of up to $500,000 per fiscal year; and

             (B) to DonJoy in amounts equal to amounts expended by DonJoy to repurchase Equity Interests of DonJoy owned by officers, directors, consultants and employees or former officers, directors, consultants or employees of DonJoy, the Company or its Subsidiaries or their assigns, estates and heirs; provided, however, that the aggregate amount of dividends, distributions or other amounts to DonJoy pursuant to this clause (B) shall not, in the aggregate, exceed $3.0 million per fiscal year of the Company, up to a maximum aggregate amount of $7.0 million during the term of the indenture;

          (6) for so long as the Company is treated as a pass-through entity for United States Federal income tax purposes, Tax Distributions; provided, however, that such Tax Distributions shall be excluded in the calculation of the amount of Restricted Payments;

                                       134
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          (7) in the event DonJoy is not treated as a pass-through entity for
     United States Federal income tax purposes, dividends or distributions to DonJoy in amounts equal to amounts required for DonJoy to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries); provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (8) the payment of dividends or distributions to DonJoy to fund the payment by DonJoy of dividends on DonJoy's common Equity Interests following the first public offering of common Equity Interests of DonJoy after the Closing Date, of up to 6% per annum of the net proceeds contributed to the Company by DonJoy from such public offering; provided, however, that such dividends or distributions will be included in the calculation of the amount of Restricted Payments; or

          (9) dividends or distributions to DonJoy in an amount equal to the purchase price adjustment, if any, which DonJoy is required to pay to Smith & Nephew in connection with the recapitalization pursuant to Article III of the recapitalization agreement as such agreement is in effect on the Closing Date; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments.

     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Equity Interests or pay any Indebtedness or other obligations owed to the Company;

          (2) make any loans or advances to the Company; or

          (3) transfer any of its property or assets to the Company, except:

             (A) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order, or an agreement in effect at or entered into on the Closing Date;

             (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Equity Interests or Indebtedness of such Restricted Subsidiary, in each case Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Equity Interests or Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

             (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agree-

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        ment referred to in clause (A) or (B) of this covenant or this clause
        (C) or contained in any amendment to an agreement referred to in clause
        (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreements;

             (D) in the case of clause (3), any encumbrance or restriction

                  (i) that restricts in a customary manner the assignment of any lease, license or similar contract or the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract,

                  (ii) that is or was created by virtue of any transfer of,
             agreement to transfer or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,

                  (iii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, or

                  (iv) encumbrances or restrictions relating to Indebtedness permitted to be Incurred pursuant to clause (b)(6) of the covenant described under "-- Limitation on Indebtedness" for property acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired;

             (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (F) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

             (G) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY EQUITY INTERESTS. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the Equity Interests and assets subject to such Asset Disposition,

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          (2) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of

             (A) cash or Temporary Cash Investments,

             (B) properties and assets to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business, or

             (C) Voting Equity Interests in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) FIRST,

                  (i) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Equity Interests) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Equity Interests) or

                  (ii) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary or the application by the Company of the Net Available Cash received by a Restricted Subsidiary of the Company), in each case within 320 days from the later of such Asset Disposition or the receipt of such Net Available Cash, provided that pending the final application of any such Net Available Cash, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the indenture;

             (B) SECOND, within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after such application in accordance with clause (A), to make an Offer (as defined below) to purchase notes pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Subordinated Indebtedness of the Company; and

             (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) (other than the proviso thereof) and (B), for any general corporate purpose not restricted by the terms of the indenture;

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        provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million.

     For the purposes of this covenant, the following are deemed to be cash:

     - the assumption of any liabilities of the Company (other than Disqualified Equity Interests of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such liabilities in connection with such Asset Disposition, and

     - securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(3)(B) of this covenant, the Issuers will be required to purchase notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Issuers for the notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription), set forth in the indenture. If the aggregate purchase price of notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes (and other Senior Subordinated Indebtedness), the Company may apply the remaining Net Available Cash for any general corporate purpose not restricted by the terms of the Indenture. The Issuers will not be required to make an Offer for notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (a)(3)(A)) is less than $5.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of the Offer, the amount of Net Available Cash shall be reduced to zero.

     (c) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and

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regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

          (1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

          (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million,

             (A) are set forth in writing, and

             (B) except as provided in clause (a)(3) below, have been approved by a majority of the members of the Governing Board having no personal stake in such Affiliate Transaction (if any such members exist), and

          (3) that, in the event

             (A) such Affiliate Transaction involves an amount in excess of $5.0 million, or

             (B) if there are no members of the Governing Board having no personal stake in such Affiliate Transaction and such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

             (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments,"

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, options to purchase Equity Interests of DonJoy or the Company and equity ownership or participation plans approved by the Governing Board,

          (3) the grant of options (and the exercise thereof) to purchase Equity Interests of DonJoy or the Company or similar rights to employees and directors of DonJoy or the Company pursuant to plans approved by the Governing Board,

          (4) loans or advances to officers, directors or employees in the ordinary course of business, but in any event not to exceed $1.5 million in the aggregate outstanding at any one time,

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          (5) the payment of reasonable fees to directors of DonJoy or the
     Company and its Subsidiaries who are not employees of DonJoy or the Company or its Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors or employees of the Company and its Restricted Subsidiaries,

          (6) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

          (7) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than Chase Capital Partners and Persons controlled by Chase Capital Partners) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries,

          (8) sales of Equity Interests to Permitted Holders approved by a majority of the members of the Governing Board who do not have a material direct or indirect financial interest in or with respect to the transaction being considered,

          (9) (A) the existence or performance by the Company or any Restricted Subsidiary under any agreement as in effect as of the Closing Date or any amendment thereto or replacement agreement therefor or any transaction contemplated thereby (including pursuant to any amendment thereto or replacement agreement therefor) so long as such amendment or replacement is not more disadvantageous to the Holders of the notes in any material respect than the original agreement as in effect on the Closing Date, and

          (B) the execution, delivery and performance of the contemplated agreement among the Company, DonJoy and Charles T. Orsatti described in this prospectus under the heading "Management -- Compensation of Board of Managers"; provided that the amount payable to Mr. Orsatti pursuant to such agreement shall not exceed $250,000 per year,

          (10) any tax sharing agreement or payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (as a consolidated group),or

          (11) any contribution to the capital of the Company by DonJoy or any purchase of Equity Interests of the Company by DonJoy.

     SEC REPORTS. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (if permitted by SEC practice and applicable law and regulations) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC (or if not permitted, within 15 days after it would have otherwise been required to file them with the
SEC), copies of the Company's or DonJoy's annual report and the information,

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documents and other reports that are specified in Sections 13 and 15(d) of the
Exchange Act. In addition, following an Equity Offering, the Issuers shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to equity holders and any other information provided by the Company or DonJoy to its public equity holders generally. The Issuers also will comply with the other provisions of Section 314(a) of the TIA.

     FUTURE NOTE GUARANTORS. The Company will cause each Domestic Subsidiary to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the indenture pursuant to which such Domestic Subsidiary will Guarantee payment of the Notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Domestic Subsidiary without rendering the Note Guarantee, as it relates to such Domestic Subsidiary, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.


     LIMITATION ON THE CONDUCT OF BUSINESS OF DJ CAPITAL. DJ Capital will not conduct any business or other activities, own any property, enter into any agreements or Incur any Indebtedness or other liabilities, other than in connection with serving as an Issuer and obligor with respect to the notes and its guarantee in respect of the credit facility.


MERGER AND CONSOLIDATION

     Neither the Company nor DJ Capital will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided, however, that the Company may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person if:

          (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the indenture;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; and

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

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

     In addition, the Company will not permit any Note Guarantor (other than DonJoy) to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

          (1) the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     Notwithstanding any of the foregoing:

             (A) any Restricted Subsidiary (other than DJ Capital) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary that is a Note Guarantor, and

             (B) the Company may merge with an Affiliate incorporated solely for

                  - the purpose of incorporating the Company or

                  - organizing the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     Each of the following is an Event of Default:

          (1) a default in any payment of interest or liquidated damages on any note when due and payable, whether or not prohibited by the provisions described under "Ranking" above, continued for 30 days,

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          (2) a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking" above,

          (3) the failure by either Issuer to comply with its obligations under the covenant described under "Merger and Consolidation" above,

          (4) the failure by either Issuer to comply for 30 days after written notice (specifying the default and demanding that the same be remedied) with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (in each case, other than a failure to purchase notes),

          (5) the failure by either Issuer or any Note Guarantor to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the notes or the indenture,

          (6) the failure by either Issuer or any Restricted Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the indenture,

          (7) certain events of bankruptcy, insolvency or reorganization of either Issuer or a Significant Subsidiary (the "bankruptcy provisions"),

          (8) the rendering of any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) or its foreign currency equivalent against the Company, DJ Capital or a Restricted Subsidiary of the Company if:

             (A) an enforcement proceeding thereon is commenced by any creditor or

             (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"), or

          (9) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

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     However, a default under clauses (4), (5), (6) or (9) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (4),
(5), (6) or (9) after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or DJ Capital) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes by written notice to the Issuers and the Trustee specifying the Event of Default and that it is a "notice of acceleration" may declare the principal of and accrued but unpaid interest and liquidated damages on all the notes to be due and payable. Upon such a declaration, such principal and interest and liquidated damages will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or DJ Capital occurs, the principal of and interest and liquidated damages on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the indenture or the notes unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

          (2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy,

          (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

          (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

          (5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or

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that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Issuers will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Issuers are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indenture or the notes may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things:

          (1) reduce the amount of notes whose Holders must consent to an amendment,

          (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any note,

          (3) reduce the principal of or extend the Stated Maturity of any note,

          (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "Optional Redemption" above,

          (5) make any note payable in money other than that stated in the note,

          (6) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder,

          (7) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes,

          (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

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          (9) modify the Note Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Issuers and Trustee may amend the indenture to:

          (1) cure any ambiguity, omission, defect or inconsistency,

          (2) provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

          (3) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

          (4) make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or DJ Capital (or any representative thereof) under such subordination provisions,

          (5) add additional Guarantees with respect to the notes,

          (6) secure the notes,

          (7) add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Issuers,

          (8) make any change that does not materially and adversely affect the rights of any Holder, subject to the provisions of the indenture,


          (9) provide for the issuance of the notes, or


          (10) comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA.

     However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company, DJ Capital or any Note Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

     After an amendment becomes effective, the Issuers are required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     Subject to compliance with the restrictions on transfer and exchange set forth in the Indenture, a Holder will be able to transfer or exchange notes. Upon any

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transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuers will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

DEFEASANCE

     The Issuers may at any time terminate all their obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. In addition, the Issuers may at any time terminate:

          (1) their obligations under the covenants described under "Change of Control" and "Certain Covenants",

          (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "Defaults" above and the limitations contained in clauses (3) under the first paragraph of "Merger and Consolidation" above ("covenant defeasance").

     In the event that the Issuers exercise their legal defeasance option or their covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect to Significant Subsidiaries only), (8) or (9) under "Defaults" above or because of the failure of the Issuers to comply with clause (3) under the first paragraph of "Merger and Consolidation" above.

     In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such

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Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Bank of New York is to be the Trustee under the indenture and has been appointed by the Issuers as Registrar and Paying Agent with regard to the notes.

GOVERNING LAW

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Equity Interests) to be used by the Company or a Restricted Subsidiary in a Permitted Business or any improvements to any property or assets that are used by the Company or a Restricted Subsidiary in a Permitted Business;

          (2) Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or

          (3) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

     provided, however, that any such Restricted Subsidiary described in clauses
(2) or (3) above is primarily engaged in a Permitted Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Equity Interests" only, "Affiliate" shall also mean any beneficial owner of Equity Interests representing 5% or more of the total voting power of the Voting Equity Interests (on a fully diluted basis) of DonJoy (or any other direct or indirect parent company of the Company) or the Company or of rights or warrants to purchase such Voting Equity Interests (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or

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series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any Equity Interests of a Restricted Subsidiary (other than directors' qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of (1), (2) and (3) above,

             (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,

             (B) for purposes of the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Equity Interests" only, the making of a Permitted Investment or a disposition subject to the covenant described under "-- Certain
        Covenants -- Limitation on Restricted Payments",

             (C) a disposition of obsolete or worn out property or equipment or property or equipment that is no longer useful in the conduct of business of the Company and its Restricted Subsidiaries, and

             (D) any other disposition of assets with a fair market value, as conclusively determined by senior management of the Company in good faith, of less than $500,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Equity Interests, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Equity Interests multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for

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reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Business Day" means each day which is not a Legal Holiday.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Closing Date" means the date of the indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

          (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available ending prior to the date of such determination to

          (2) Consolidated Interest Expense for such four fiscal quarters;

     provided, however, that:

             (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

             (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest

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        income actually earned during such period in respect of cash or
        Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

             (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

             (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with and into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

             (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Investment or acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense

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reductions for such period resulting from the acquisition which is being given pro forma effect that

     (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act or

     (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Governing Board of any closing) of any facility, as applicable, provided that, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states

     - the amount of such adjustment or adjustments,

     - that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and

     - that any related Incurrence of Indebtedness is permitted pursuant to the Indenture.

In addition, to the extent not covered by the foregoing, if the Transactions have occurred in the four quarter period used to determine the Consolidated Coverage Ratio, then the Consolidated Coverage Ratio shall be determined giving pro forma effect on the basis given in the offering memorandum dated June 17, 1999 used in connection with the private offering of the old notes to the Transactions, with all calculations relating thereto to be made at the date of determination by the Company's chief financial officer, and set forth in an Officer's Certificate signed by the chief financial officer and another Officer and meeting the requirements for the Officer's Certificate described in the preceding sentence.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement or Currency Agreement applicable to such Indebtedness if such Interest Rate Agreement or Currency Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization and write-off of debt issuance costs) plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

          (2) amortization of debt discount,

          (3) capitalized interest,

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          (4) non-cash interest expense,

          (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

          (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

          (7) net costs associated with Hedging Obligations (including amortization of fees),

          (8) dividends and distributions in respect of all Disqualified Equity Interests of the Company and all Preferred Equity Interests of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,

          (9) interest Incurred in connection with investments in discontinued operations and

          (10) the cash contributions to any employee equity ownership or participation plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the limitations contained in clause (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
        (3) below) and

             (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2) other than for purposes of clauses (D) and (E) of the definition of Consolidated Coverage Ratio, any net income (or loss) of any Person

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     acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions or loans or intercompany advances by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the limitations contained in clause (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed, loaned or advanced by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, distribution, loan or advance (subject, in the case of a dividend, distribution, loan or advance made to another Restricted Subsidiary, to the limitation contained in this clause) and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Equity Interests of any Person;

          (5) any extraordinary gain or loss; and

          (6) the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purpose of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(v) thereof.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of the Closing Date among the Company, DonJoy, the lenders named therein, First Union National Bank, as administrative agent and collateral agent, and The Chase Manhattan Bank, as syndication agent, in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time

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to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) whether with the original agents and lenders or otherwise and whether provided under the original credit agreement or other credit agreements or otherwise.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" of the Company means

          (1) the Bank Indebtedness and

          (2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $15.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

     "Designated Senior Indebtedness" of DJ Capital or a Note Guarantor has a correlative meaning.

     "Disqualified Equity Interest" means, with respect to any Person, any Equity Interest of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (2) is convertible or exchangeable for Indebtedness or Disqualified Equity Interests (excluding Equity Interests convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided, that any such conversion or exchange shall be deemed an issuance of Indebtedness or an issuance of Disqualified Equity Interests, as applicable) or

          (3) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to 91 days after the Stated Maturity of the notes; provided, however, that only the portion of the Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed Disqualified Equity Interests; provided, further, any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Equity Interests if the "asset sale" or "change of control" provisions applicable to such Equity Interests provide that such Person may not repurchase or redeem such Equity Interests pursuant to such provisions unless

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such Person has first complied with the provisions described under "Change of
Control" and the provisions of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Equity Interests", as applicable; and provided, further that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, shall not be deemed Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,

          (2) Consolidated Interest Expense,

          (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

          (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and

          (5) other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period).

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended, loaned or advanced to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its equity holders.

     "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Equity Interests, but excluding any debt securities convertible into such equity.

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     "Equity Offering" means any public or private sale of common Equity
Interests of the Company or DonJoy, as applicable, other than public offerings with respect to the Company's or DonJoy's common Equity Interests registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Management Stockholders" means each of Leslie H. Cross, Cyril Talbot III and Michael McBrayer.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (2) statements and pronouncements of the Financial Accounting Standards Board,

          (3) such other statements by such other entities as are approved by a significant segment of the accounting profession, and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

     "Governing Board" of the Company or any other Person means, (i) the managing member or members or any controlling committee of members of the Company or such Person, for so long as the Company or such Person is a limited liability company, (ii) the board of directors of the Company or such Person, if the Company or such Person is a corporation or (iii) any similar governing body.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

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provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name a note is registered on the Registrar's books.

     "Income Tax Liabilities" means an amount determined by multiplying

     (a)(1) all taxable income and gains of the Company for such calendar year (the "Taxable Amount") minus

         (2) an amount (not to exceed the Taxable Amount for such calendar year) equal to all losses of the Company in any of the three prior calendar years that have not been previously subtracted pursuant to this clause (2) from the Taxable Amount for any prior year by

     (b) forty-four percent (44%).

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and other accrued liabilities arising in the ordinary course of business which are not overdue), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests

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     or, with respect to any Subsidiary of such Person, any Preferred Equity
     Interests (but excluding, in each case, any accrued dividends);

          (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

             (A) the fair market value of such asset at such date of determination and

             (B) the amount of such Indebtedness of such other Persons;

          (8) to the extent not otherwise included in this definition, the net obligations under Hedging Obligations of such Person;

          (9) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing); and

          (10) all obligations of the type referred to in clauses (1) through
     (9) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

             (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

             (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer,

in each case as determined in good faith by

     - the senior management of the Company if the amount thereof is less than $1.0 million and

     - the Governing Board if in excess thereof.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).


     "Members' Agreement" means the Members' Agreement among DonJoy, Chase DJ Partners, LLC, First Union Investors, Inc., Leslie H. Cross, Cyril Talbot III and Michael R. McBrayer, as such agreement shall be in effect on the Closing Date and any amendments, modifications, supplements or waivers thereto (collectively, "amendments"), other than any such amendment to the provisions thereof relating to the election or appointment of members of the Governing Board of the Company or DonJoy that are materially adverse to the Holders of the notes.


     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

          (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means each Guarantee of the obligations with respect to the notes issued by a Person pursuant to the terms of the indenture. Each such Note Guarantee will have subordination provisions equivalent to those contained in the indenture and will be substantially in the form prescribed in the indenture.

     "Note Guarantor" means any Person that has issued a Note Guarantee.

     "Officer" of either Issuer, as the case may be, means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Issuer.

     "Officers' Certificate" of either Issuer, as the case may be, means a certificate signed by two Officers of such Issuer.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business" means the design, manufacture and/or marketing of orthopedic products, devices, accessories or services, other medical products, devices, accessories or services or any businesses that are reasonably related, ancillary or complementary thereto.

     "Permitted Holders" means each of

     (1) Chase Capital Partners and its Affiliates,

     (2) Chase DJ Partners, LLC and its Affiliates,

     (3) First Union Capital Corporation and its Affiliates,

     (4) Fairfield Chase Medical Partners, LLC and its Affiliates,

     (5) Charles T. Orsatti and his Related Parties,

     (6) the Existing Management Stockholders and their Related Parties and

     (7) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or DonJoy's Equity Interests.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than DJ Capital); provided, however, that such Person's primary business is a Permitted Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary (other than DJ Capital) if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to officers, directors, consultants or employees made in the ordinary course of business and not exceeding $1.5 million in the aggregate outstanding at any one time;

          (7) Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Equity Interests";

          (9) Hedging Obligations entered into in the ordinary course of business;

          (10) endorsements of negotiable instruments and documents in the ordinary course of business;

          (11) assets or Equity Interests of a Person acquired by the Company or a Restricted Subsidiary to the extent the consideration for such acquisition consists of Equity Interests (other than Disqualified Equity Interests) of the Company or DonJoy;

          (12) Investments in existence on the Closing Date;

          (13) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and

          (14) additional Investments having an aggregate fair market value (as determined in good faith by (i) senior management of the Company if such fair market value is less than $1.0 million or (ii) by the Governing Board of the Company if in excess thereof), taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of 10% of Total Assets or $10.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Equity Interests", as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) that are preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

     "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the indenture (including Indebtedness of the Company or a Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

          (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) (whether in U.S. dollars or a foreign currency) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) (in U.S. dollars or such foreign currency, as applicable) then outstanding (plus, without duplication, accrued interest, fees and expenses, including premium and defeasance costs) of the Indebtedness being Refinanced and

          (4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes or a Note Guarantee of a Note Guarantor, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantee at least to the same extent as the Indebtedness being Refinanced;

     provided further, however, that Refinancing Indebtedness shall not include:

             (A) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that Refinances Indebtedness of the Company or

             (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Parties" means with respect to a Person that is a natural person

     (a) (1) any spouse, parent or lineal descendant of such Person or

          (2) the estate of such Person during any period in which such estate holds Equity Interests of DonJoy or the Company for the benefit of any person referred to in clause (a)(1) and

     (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means DJ Capital and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company or DJ Capital secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" of the Company means the notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of DJ Capital or a Note Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement. "Subordinated Obligation" of DJ Capital or a Note Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of Equity Interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person,

          (2) such Person and one or more Subsidiaries of such Person or

          (3) one or more Subsidiaries of such Person.

     "Tax Distribution" means any distribution by the Company to its members which

          (1) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company and

          (2) with respect to tax payments to be made with income tax returns filed for a full calendar year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities for each calendar year minus the aggregate amount distributed for such calendar year as provided in clause (1) above.

In the event the amount determined under clause (2) is a negative amount, the amount of any Tax Distributions in the succeeding calendar year (or, if necessary, any subsequent calendar years) shall be reduced by such negative amount.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentally thereof,

          (2) investments in checking accounts, savings accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

          (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"),

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc., and

          (6) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (1) through
     (5) above.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the Closing Date.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" has the meaning specified in this prospectus.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Board in the manner provided below and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Governing Board may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than DJ Capital, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests in or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

          - the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

          - if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments."

     The Governing Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          - the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and

          - no Default shall have occurred and be continuing.

     Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Governing Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Board giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Equity Interests" of a Person means the Equity Interests in a corporation or other Person with voting power under ordinary circumstances (without regard to the occurrence of any contingency) entitling the holders thereof to elect or appoint the board of managers, board of directors, executive committee, management committee or other governing body of such corporation or Person.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Equity Interests of which (other than directors' qualifying Equity Interests) are owned by the Company or another Wholly Owned Subsidiary.

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                         BOOK-ENTRY; DELIVERY AND FORM


     The notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme.


     Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Issuers nor DonJoy takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised the Issuers and DonJoy that it is

     (1) a limited purpose trust company organized under the laws of the State of New York,

     (2) a "banking organization" within the meaning of the New York Banking
         Law,

     (3) a member of the Federal Reserve System,

     (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

     (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.


     The Issuers and DonJoy expect that pursuant to procedures established by DTC ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).


     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.



     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note



     - will not be entitled to have notes represented by such global note registered in their names,



     - will not receive or be entitled to receive physical delivery of certificated notes, and


     - will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.


Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such global note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuers, DonJoy nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.



     Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, the Issuers, DonJoy and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuers, DonJoy nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterpart in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a global note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers, DonJoy nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If

     - the Company notifies the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

     - the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture or

     - upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.


     Neither the Issuers, DonJoy nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

                              PLAN OF DISTRIBUTION



     This prospectus has been prepared for use by CSI in connection with offers and sales of the notes in market-making transactions effected from time to time. CSI may act as a principal or agent in these transactions, including as agent for the counterparty when acting as principal or as agent for both parties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Issuers will not receive any of the proceeds of these sales. The Issuers have agreed to indemnify CSI against certain liabilities, including liabilities under the Securities Act, and to contribute payments which CSI might be required to make in respect thereof.



     As of the date of this prospectus, affiliates of CSI own approximately 94.8% of the voting units of DonJoy. See "Security Ownership of Certain Beneficial Owners and Management." CSI has informed the Issuers that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of these transactions by the customer.



     The Issuers have been advised by CSI that, subject to applicable laws and regulations, CSI currently intends to make a market in the notes. However, CSI is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Notes."


                                 LEGAL MATTERS


     The validity of the notes offered hereby and the guarantee of DonJoy was passed upon for the Issuers and DonJoy by O'Sullivan Graev & Karabell, LLP, New York, New York.

                                    EXPERTS


     The financial statements of DonJoy, L.L.C. at December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



     The (i) combined balance sheets as of December 31, 1999 and 1998, and the related combined statements of operations and changes in invested equity, and combined statements of cash flows for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998 of DePuy Orthopaedic Technology, Inc., an integrated operation of DePuy, Inc., which is a wholly-owned subsidiary of Johnson & Johnson; (ii) statements of operations and changes in invested equity, and statements of cash flows for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 of DePuy Orthopaedic Technology, Inc., an integrated operation of DePuy, Inc.; and
(iii) historical statements of revenues and expenses of the Bracing and Soft Supports Business of Johnson & Johnson, an integrated operation of Johnson & Johnson, for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, appearing herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
DONJOY, L.L.C.
  Consolidated Balance Sheet as of April 1, 2000 (unaudited)
     and December 31, 1999..................................   F-3
  Consolidated Statements of Income for the three months
     ended April 1, 2000 and April 3, 1999 (unaudited)......   F-4
  Statement of Changes in Consolidated Members Equity
     (Deficit) for the three months ended April 1, 2000
     (unaudited)............................................   F-5
  Consolidated Statements of Cash Flows for the three months
     ended April 1, 2000 and April 3, 1999 (unaudited)......   F-6
  Notes to Unaudited Consolidated Financial Statements......   F-7
  Report of Ernst & Young LLP, Independent Auditors.........  F-13
  Consolidated Balance Sheets as of December 31, 1999 and
     1998...................................................  F-14
  Consolidated Statements of Income for the years ended
     December 31, 1999, 1998 and 1997.......................  F-15
  Consolidated Statements of Changes in Member's Equity
     (Deficit) for the years ended December 31, 1999, 1998
     and 1997...............................................  F-16
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1999, 1998 and 1997.......................  F-17
  Notes to Consolidated Financial Statements................  F-18
DEPUY ORTHOPAEDIC TECHNOLOGY, INC.:
  Combined Balance Sheets as of March 31, 2000 (unaudited)
     and December 31, 1999..................................  F-38
  Combined Statements of Operations and Changes in Invested
     Equity for the Three Months ended March 31, 2000 and
     1999 (unaudited).......................................  F-39
  Combined Statements of Cash Flows for the Three Months
     ended March 31, 2000 and 1999 (unaudited)..............  F-40
  Notes to Unaudited Combined Financial Statements..........  F-41
  Report of Independent Accountants.........................  F-47
  Combined Balance Sheets as of December 31, 1999 and
     1998...................................................  F-48
  Combined Statements of Operations and Changes in Invested
     Equity for the Year Ended December 31, 1999 and the
     Period October 29, 1998 through December 31, 1998......  F-49
  Combined Statements of Cash Flows for the Year Ended
     December 31, 1999 and for the Period October 29, 1998
     through December 31, 1998..............................  F-50
  Notes to Combined Financial Statements....................  F-51
  Report of Independent Accountants.........................  F-64
  Statements of Operations and Changes in Invested Equity
     for the Period January 1, 1998 through October 28, 1998
     and for the Year Ended December 31, 1997...............  F-65

                                                              PAGE
                                                              ----
  Statements of Cash Flows for the Period from January 1,
     1998 through October 28, 1998 and for the Year Ended
     December 31, 1997......................................  F-66
  Notes to Financial Statements.............................  F-67
BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON & JOHNSON:
  Report of Independent Accountants.........................  F-79
  Statements of Revenues and Expenses for the Period January
     1, 1998 through October 28, 1998 and for the Year Ended
     December 31, 1997......................................  F-80
  Notes to Statements of Revenues and Expenses..............  F-81
DONJOY, L.L.C. PRO FORMA FINANCIAL INFORMATION:
  Unaudited Pro Forma Consolidated Financial Information....  F-86
  Unaudited Pro Forma Consolidated Balance Sheet as of April
     1, 2000................................................  F-88
  Notes to Unaudited Pro Forma Consolidated Balance Sheet...  F-89
  Unaudited Pro Forma Consolidated Statements of Income for
     the Year Ended December 31, 1999.......................  F-91
  Unaudited Pro Forma Consolidated Statements of Income for
     the Three Months Ended April 1, 2000...................  F-92
  Notes to Unaudited Pro Forma Consolidated Statements of
     Income.................................................  F-93

                                 DONJOY, L.L.C.

                          CONSOLIDATED BALANCE SHEETS


                                                      APRIL 1,      DECEMBER 31,
                                                        2000            1999
                                                     -----------    ------------
                                                     (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT UNIT
                                                                DATA)
ASSETS
Current assets:
  Cash and cash equivalents........................   $   8,676      $   5,927
  Accounts receivable, net of allowance for
     doubtful accounts of $1,391 and $989 at April
     1, 2000 and December 31, 1999, respectively...      21,579         20,056
  Accounts receivable, related parties.............       1,469          1,350
  Inventories, net.................................      13,707         13,664
  Other current assets.............................       1,123            917
                                                      ---------      ---------
Total current assets...............................      46,554         41,914
Property, plant and equipment, net.................       7,750          7,297
Intangible assets, net.............................      32,495         33,195
Debt issuance costs, net...........................       6,830          6,875
Other assets.......................................         321            135
                                                      ---------      ---------
Total assets.......................................   $  93,950      $  89,416
                                                      =========      =========
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable.................................   $   5,695      $   6,242
  Accounts payable, related parties................          20            169
  Accrued compensation.............................       1,872          2,443
  Accrued commissions..............................       1,132            954
  Long-term debt, current portion..................         500            500
  Accrued interest.................................       3,682            526
  Other accrued liabilities........................       4,085          3,667
                                                      ---------      ---------
Total current liabilities..........................      16,986         14,501
12 5/8% Senior Subordinated Notes..................      98,106         98,055
Long-term debt, less current portion...............      14,625         14,750
Redeemable Preferred Units; 100,000 units
  authorized, 40,184 units issued and outstanding
  at April 1, 2000 and December 31, 1999;
  liquidation preference $36,616 and $35,368 at
  April 1, 2000 and December 31, 1999,
  respectively.....................................      33,878         32,539
Members' deficit:
  Common units; 2,900,000 units authorized, 718,000
     units issued and outstanding at April 1, 2000
     and December 31, 1999.........................      66,521         66,521
  Notes receivable from officers...................      (1,400)        (1,400)
  Accumulated deficit..............................    (134,766)      (135,550)
                                                      ---------      ---------
Total members' deficit.............................     (69,645)       (70,429)
                                                      ---------      ---------
Total liabilities and members' deficit.............   $  93,950      $  89,416
                                                      =========      =========


See accompanying notes.

                                 DONJOY, L.L.C.


                       CONSOLIDATED STATEMENTS OF INCOME


                                                             THREE MONTHS ENDED
                                                            --------------------
                                                            APRIL 1,    APRIL 3,
                                                              2000        1999
                                                            --------    --------
                                                               (UNAUDITED, IN
                                                                 THOUSANDS)
Net revenues:
  Third parties...........................................  $29,962     $25,509
  Related parties.........................................    1,623       2,891
                                                            -------     -------
Total net revenues........................................   31,585      28,400
Cost of goods sold........................................   12,673      13,349
                                                            -------     -------
Gross profit..............................................   18,912      15,051
Operating expenses:
  Sales and marketing.....................................    7,713       6,938
  General and administrative..............................    4,783       4,475
  Research and development................................      607         558
                                                            -------     -------
Total operating expenses..................................   13,103      11,971
                                                            -------     -------
Income from operations....................................    5,809       3,080
Interest expense..........................................   (3,811)         --
Interest income...........................................      125          --
                                                            -------     -------
Income before income taxes................................    2,123       3,080
Provision for income taxes................................       --       1,263
                                                            -------     -------
Net income and comprehensive net income...................    2,123       1,817
Less: Preferred unit dividends and accretion of preferred
      unit fees...........................................   (1,226)         --
                                                            -------     -------
Net income available to members...........................  $   897     $ 1,817
                                                            =======     =======

See accompanying notes.

                                 DONJOY, L.L.C.

                     STATEMENTS OF CHANGES IN CONSOLIDATED
                           MEMBERS' EQUITY (DEFICIT)

                                                     NOTES                    TOTAL
                               COMMON UNITS        RECEIVABLE   RETAINED    MEMBERS'
                           ---------------------      FROM      EARNINGS     EQUITY
                             UNITS       AMOUNT     OFFICERS    (DEFICIT)   (DEFICIT)
                           ----------   --------   ----------   ---------   ---------
                                    (IN THOUSANDS, EXCEPT UNIT INFORMATION)
BALANCE AT DECEMBER 31,
  1998...................          --   $     --    $    --     $  12,832   $  12,832
Capital contribution by
  Smith & Nephew, Inc. in
  connection with the
  Recapitalization.......   2,054,000     64,117         --       (16,264)     47,853
Issuance of common units
  at $100 per unit, net
  of transaction fees of
  $1,563.................     645,500     62,987         --            --      62,987
Purchase of common units
  from Smith & Nephew,
  Inc....................  (2,000,000)   (62,433)        --      (136,707)   (199,140)
Issuance of common units
  at $100 per unit, in
  exchange for cash and
  notes receivable.......      18,500      1,850     (1,400)           --         450
Preferred unit dividends
  and accretion of
  preferred unit fees....          --         --         --        (2,343)     (2,343)
Net income (excluding
  $196 allocated to
  preferred unit
  holders)...............          --         --         --         6,932       6,932
                           ----------   --------    -------     ---------   ---------
BALANCE AT DECEMBER 31,
  1999...................     718,000     66,521     (1,400)     (135,550)    (70,429)
Preferred unit dividends
  and accretion of
  preferred unit fees
  (unaudited)............          --         --         --        (1,226)     (1,226)
Net income (excluding
  $113 allocated to
  preferred unit holders)
  (unaudited)............          --         --         --         2,010       2,010
                           ----------   --------    -------     ---------   ---------
BALANCE AT APRIL 1, 2000
  (UNAUDITED)............     718,000   $ 66,521    $(1,400)    $(134,766)  $ (69,645)
                           ==========   ========    =======     =========   =========

See accompanying notes.

                                 DONJOY, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             THREE MONTHS ENDED
                                                            --------------------
                                                            APRIL 1,    APRIL 3,
                                                              2000        1999
                                                            --------    --------
                                                               (UNAUDITED, IN
                                                                 THOUSANDS)
OPERATING ACTIVITIES
Net income................................................  $ 2,123     $ 1,817
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization...........................    1,267       1,188
  Amortization of debt issuance costs and discount on
     Senior Subordinated Notes............................      258          --
  Changes in operating assets and liabilities:
     Accounts receivable..................................   (1,523)       (739)
     Inventories..........................................      (43)      1,212
     Other current assets.................................     (206)        (66)
     Accounts payable.....................................     (547)     (2,738)
     Accrued compensation.................................     (571)        155
     Accrued commissions..................................      178        (187)
     Accrued interest.....................................    3,156          --
     Intercompany activity................................     (268)      1,290
     Restructuring reserve................................       --        (278)
     Other accrued liabilities............................      418         313
                                                            -------     -------
Net cash provided by operating activities.................    4,242       1,967
INVESTING ACTIVITIES
Purchases of property, plant and equipment................   (1,020)       (340)
Other assets..............................................     (186)         (1)
                                                            -------     -------
Net cash used in investing activities.....................   (1,206)       (341)
FINANCING ACTIVITIES
Repayment of long-term debt...............................     (125)         --
Debt issuance costs.......................................     (162)         --
Intercompany obligations..................................       --      (2,114)
                                                            -------     -------
Net cash used in financing activities.....................     (287)     (2,114)
                                                            -------     -------
Net increase (decrease) in cash...........................    2,749        (488)
Cash at beginning of period...............................    5,927         809
                                                            -------     -------
Cash at end of period.....................................  $ 8,676     $   321
                                                            =======     =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid...........................................  $   367     $    --
                                                            =======     =======
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Dividends and accretion of preferred unit fee related to
     redeemable preferred units...........................  $ 1,226     $    --
                                                            =======     =======

See accompanying notes.

                                 DONJOY, L.L.C.

                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements for the three months ended April 1, 2000 and April 3, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements of DonJoy, L.L.C. (the "Company") and footnotes thereto included in the Annual Report on Form 10-K for the year ended December 31, 1999. The accompanying consolidated financial statements at April 1, 2000 and April 3, 1999 are unaudited and include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the financial position, operating results and cash flows for the interim date and periods presented.

INTERIM ACCOUNTING PERIODS

     The Company's fiscal year ends on December 31. Each quarter consists of one five-week and two four-week periods. The first and fourth quarters may have more or less working days from year to year based on what day of the week holidays fall on. Results for the interim period ended April 1, 2000 are not necessarily indicative of the results to be achieved for the entire year or future periods. The three-month period ended April 1, 2000 contained one more business day than the three-month period ended April 3, 1999, resulting in the Company recognizing $0.5 million more in revenues in the three-month period ended April 1, 2000 as compared to the same period in 1999.

RECAPITALIZATION

     On June 30, 1999, the Company consummated a $215.3 million recapitalization (the "Recapitalization"). Under the Recapitalization, new investors, including Chase DJ Partners, L.L.C. ("CDP") and affiliates of CDP, invested new capital of $94.6 million in the Company. In addition, certain members of management invested net equity of $0.5 million, by purchasing $1.8 million in equity which was financed in part by $1.4 million in interest-bearing, full recourse loans from the Company. The Company's former sole equity holder (the "Former Parent") retained 54,000 common units, which represent approximately 7.5% of total units outstanding in the Company. In connection with the recapitalization transactions, the Company established dj Orthopedics, LLC ("dj Ortho") and dj Orthopedics Capital Corporation ("DJ Capital"). The Company sold all of its net assets to dj Ortho for cash, which was funded with the net proceeds of $100.0 million of 12 5/8% Senior Subordinated Notes (the "Notes") issued by dj Ortho and DJ Capital, as co-issuers, and the remainder by funds borrowed by dj Ortho under a senior credit facility. The Notes are fully and unconditionally guaranteed by the

                                 DONJOY, L.L.C.

                        NOTES TO UNAUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

Company. dj Ortho is a wholly-owned subsidiary of the Company and represents substantially all of the revenues and net income of the Company. DJ Capital is a wholly-owned subsidiary of dj Ortho, has no significant assets or operations and was formed solely for the purpose of being a co-issuer of the Notes (see Note
4).

     The proceeds of the equity investment together with $113.5 million of proceeds from debt financing were used for approximately $199.1 million of consideration paid to redeem a portion of members' equity from the Company's Former Parent, and approximately $8.8 million of costs and fees paid in association with the Recapitalization.

2. FINANCIAL STATEMENT INFORMATION

INVENTORIES

     Inventories consist of the following (in thousands):

                                                APRIL 1,    DECEMBER 31,
                                                  2000          1999
                                                --------    ------------
Raw materials.................................  $ 6,293       $ 6,392
Work-in-progress..............................    1,446         1,446
Finished goods................................    7,036         6,817
                                                -------       -------
                                                 14,775        14,655
Less reserve for excess and obsolete..........   (1,068)         (991)
                                                -------       -------
                                                $13,707       $13,664
                                                =======       =======

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following (in thousands):

                                               APRIL 1,    DECEMBER 31,
                                                 2000          1999
                                               --------    ------------
Buildings and leasehold improvements.........  $  3,585      $  3,577
Office furniture, fixtures, equipment and
  other......................................    16,241        15,817
Construction in progress.....................     1,889         1,297
                                               --------      --------
                                                 21,715        20,691
Less accumulated depreciation and
  amortization...............................   (13,965)      (13,394)
                                               --------      --------
                                               $  7,750      $  7,297
                                               ========      ========

                                 DONJOY, L.L.C.

                        NOTES TO UNAUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

INTANGIBLE ASSETS

     Intangible assets arose primarily from the initial acquisition of dj Ortho in 1987 and dj Ortho's acquisition of Professional Care Products, Inc. in 1995. dj Ortho acquired a license in 1999 related to the I-Flow technology. Intangible assets consist of the following (in thousands):

                                  USEFUL LIFE    APRIL 1,    DECEMBER 31,
                                  (IN YEARS)       2000          1999
                                  -----------    --------    ------------
Goodwill........................       20        $ 24,742      $ 24,742
Patented technology.............     5-20          14,437        14,437
Customer base...................       20          11,600        11,600
Licensing agreements............        5           2,000         2,000
Assembled workforce.............        5             250           250
Other...........................     5-20             399           399
                                                 --------      --------
                                                   53,428        53,428
Less accumulated amortization...                  (20,933)      (20,233)
                                                 --------      --------
                                                 $ 32,495      $ 33,195
                                                 ========      ========

3. SEGMENT AND RELATED INFORMATION

     The Company has two reportable segments as defined by Financial Accounting Standards Board SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. dj Ortho's reportable segments are business units that offer different products that are managed separately because each business requires different technology and marketing strategies. The rigid knee bracing segment designs, manufactures and sells rigid framed ligament and osteoarthritis knee braces and post-operative splints. The soft goods segment designs, manufactures and sells fabric, neoprene and Drytex based products for the knee, ankle, shoulder, back and wrist. dj Ortho's other operating segments are included in specialty and other orthopedic products. None of the other segments

                                 DONJOY, L.L.C.

                        NOTES TO UNAUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

met any of the quantitative thresholds for determining reportable segments. Information regarding industry segments is as follows (in thousands):

                                                     THREE MONTHS ENDED
                                                    --------------------
                                                    APRIL 1,    APRIL 3,
                                                      2000        1999
                                                    --------    --------
Net revenues:
  Rigid knee bracing..............................  $13,379     $12,947
  Soft goods......................................   10,641       9,495
                                                    -------     -------
  Net revenues for reportable segments............   24,020      22,442
  Specialty and other orthopedic products.........    7,565       5,958
                                                    -------     -------
Total consolidated net revenues...................  $31,585     $28,400
                                                    =======     =======
Gross profit:
  Rigid knee bracing..............................  $ 9,566     $ 9,418
  Soft goods......................................    5,300       4,632
                                                    -------     -------
  Gross profit for reportable segments............   14,866      14,050
  Specialty and other orthopedic products.........    4,494       2,935
  Brand royalties.................................       --        (987)
  Other cost of goods sold........................     (448)       (947)
                                                    -------     -------
Total consolidated gross profit...................  $18,912     $15,051
                                                    =======     =======

     The accounting policies of the reportable segments are the same as those described in the basis of presentation. dj Ortho allocates resources and evaluates the performance of segments based on gross profit. Intersegment sales were not significant for any period.

     For the three months ended April 1, 2000 and April 3, 1999, dj Ortho had no individual customer, supplier or distributor within a segment which accounted for

                                 DONJOY, L.L.C.

                        NOTES TO UNAUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

more than 10% or more of total annual revenues. Assets allocated in foreign countries were not significant. Net revenues to customers, attributed to countries based on the location of the customer, were as follows (in thousands):

                                                        THREE MONTHS
                                                           ENDED
                                                    --------------------
                                                    APRIL 1,    APRIL 3,
                                                      2000        1999
                                                    --------    --------
United States:
  Third parties...................................  $25,508     $23,057
  Related parties.................................      359         247
                                                    -------     -------
                                                     25,867      23,304
Europe:
  Third parties...................................    3,931       2,295
  Related parties.................................      266       1,468
                                                    -------     -------
                                                      4,197       3,763
Other foreign countries:
  Third parties...................................      523         157
  Related parties.................................      998       1,176
                                                    -------     -------
                                                      1,521       1,333
                                                    -------     -------
Total consolidated net revenues...................  $31,585     $28,400
                                                    =======     =======

     dj Ortho does not allocate assets to reportable segments because all property and equipment are shared by all segments of dj Ortho.

4. CONDENSED FINANCIAL DATA

     As discussed in Note 1 above, dj Ortho's obligations under the Notes are guaranteed by its parent, DonJoy L.L.C. This guarantee and any guarantee by a future wholly-owned subsidiary guarantor, is full and unconditional. Included in non-current assets is an intercompany payable to DonJoy, L.L.C. of $45.0 million. The following condensed summarized financial information of dj Ortho (the only

                                 DONJOY, L.L.C.

                        NOTES TO UNAUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

issuer with operations and assets) is presented at April 1, 2000 and for the three-months then ended:

                                                            APRIL 1, 2000
                                                            -------------
Current assets............................................    $ 46,497
Non-current assets........................................    $ 92,413
Current liabilities.......................................    $ 16,986
Non-current liabilities:
  Long-term debt..........................................    $112,731

                                                           THREE MONTHS
                                                               ENDED
                                                           APRIL 1, 2000
                                                           -------------
Net revenues.............................................     $31,585
Gross profit.............................................     $18,912
Net income...............................................     $ 2,104


     dj Ortho, DJ Capital and any future subsidiary guarantors comprise all the direct and indirect subsidiaries of DonJoy (other than inconsequential subsidiaries) and separate financial statements of dj Ortho, DJ Capital and any future wholly-owned subsidiary guarantors are not included, and dj Ortho, DJ Capital and such subsidiary guarantors are not filing separate reports under the Exchange Act because management has determined that they would not be material to investors. Although summarized information would normally be provided for DJ Capital, as a co-issuer of the Notes, such disclosure would not be meaningful given DJ Capital's lack of assets and activities. The notes and the credit facility contain covenants restricting the ability of dj Ortho and DJ Capital to, among other things, pay dividends or make other distributions (except for certain tax distributions) or make loans and other investments. These provisions limit the ability of dj Ortho and DJ Capital to make dividends or distributions (other than certain tax distributions) or loans or advances to DonJoy unless certain financial tests are satisfied in case of the indenture or the consent of the lenders is obtained in case of the credit facility. At April 1, 2000, under these requirements neither dj Ortho nor DJ Capital would be permitted to make dividends, distributions, loans or advances to DonJoy except for the permitted tax distributions.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Managers
DonJoy, L.L.C.


     We have audited the accompanying consolidated balance sheets of DonJoy, L.L.C. as of December 31, 1999 and 1998, and the related consolidated statements of income, members' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DonJoy, L.L.C. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                          ERNST & YOUNG LLP

San Diego, California
February 15, 2000

                                 DONJOY, L.L.C.

                          CONSOLIDATED BALANCE SHEETS


                                                               DECEMBER 31,      DECEMBER 31,
                                                                   1999              1998
                                                              --------------    --------------
                                                              (IN THOUSANDS, EXCEPT UNIT DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................     $   5,927          $   809
  Accounts receivable, net of allowance for doubtful
     accounts of $989 and $356 at December 31, 1999 and
     1998, respectively.....................................        20,056           17,543
  Accounts receivable, related parties......................         1,350            2,301
  Inventories, net..........................................        13,664           14,368
  Other current assets......................................           917              811
                                                                 ---------          -------
Total current assets........................................        41,914           35,832
Property, plant and equipment, net..........................         7,297            7,400
Intangible assets, net......................................        33,195           33,758
Debt issuance costs, net....................................         6,875               --
Other assets................................................           135               66
                                                                 ---------          -------
Total assets................................................     $  89,416          $77,056
                                                                 =========          =======
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................     $   6,242          $ 7,167
  Accounts payable, related parties.........................           169              137
  Accrued compensation......................................         2,443            1,385
  Accrued commissions.......................................           954            1,191
  Long-term debt, current portion...........................           500               --
  Accrued interest..........................................           526               --
  Intercompany obligations..................................            --            6,850
  Restructuring reserve.....................................            --            1,639
  Other accrued liabilities.................................         3,667            1,838
                                                                 ---------          -------
Total current liabilities...................................        14,501           20,207
12 5/8% Senior Subordinated Notes...........................        98,055               --
Intercompany obligations, less current portion..............            --           44,017
Long-term debt, less current portion........................        14,750               --
Redeemable Preferred Units; 100,000 units authorized, 40,184 units issued and outstanding at December 31, 1999;
  liquidation preference $35,368 at December 31, 1999.......        32,539               --
Commitments and contingencies
Members' equity (deficit):
  Common units; 2,900,000 units authorized, 718,000 units
     issued and outstanding at December 31, 1999............        66,521               --
  Notes receivable from officers............................        (1,400)              --
  Retained earnings (deficit)...............................      (135,550)          12,832
                                                                 ---------          -------
Total members' equity (deficit).............................       (70,429)          12,832
                                                                 ---------          -------
Total liabilities and members' equity (deficit).............     $  89,416          $77,056
                                                                 =========          =======


See accompanying notes.

                                 DONJOY, L.L.C.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  YEARS ENDED DECEMBER 31,
                                               ------------------------------
                                                 1999       1998       1997
                                               --------    -------    -------
                                                       (IN THOUSANDS)
Net revenues:
  Third parties..............................  $105,904    $90,083    $80,817
  Related parties............................     8,348     10,702     11,807
                                               --------    -------    -------
Total net revenues...........................   114,252    100,785     92,624
Cost of goods sold...........................    51,056     45,945     38,913
                                               --------    -------    -------
Gross profit.................................    63,196     54,840     53,711
Operating expenses:
  Sales and marketing........................    27,424     25,296     22,878
  General and administrative.................    16,755     16,484     15,802
  Research and development...................     2,115      2,248      2,055
  Restructuring costs........................        --      2,467         --
                                               --------    -------    -------
Total operating expenses.....................    46,294     46,495     40,735
                                               --------    -------    -------
Income from operations.......................    16,902      8,345     12,976
Interest expense.............................    (7,568)        --     (2,072)
Interest income..............................       181         --         --
                                               --------    -------    -------
Income before income taxes...................     9,515      8,345     10,904
Provision for income taxes...................     2,387      3,394      4,367
                                               --------    -------    -------
Net income and comprehensive net income......     7,128      4,951      6,537
Less: Preferred unit dividends and accretion
      of preferred unit fees.................    (2,343)       N/A        N/A
                                               --------    -------    -------
Net income available to members..............  $  4,785        N/A        N/A
                                               ========    =======    =======

See accompanying notes.

                                 DONJOY, L.L.C.

                     STATEMENTS OF CHANGES IN CONSOLIDATED
                           MEMBERS' EQUITY (DEFICIT)

                                                                                         TOTAL
                                        COMMON UNITS           NOTES       RETAINED    MEMBERS'
                                    ---------------------    RECEIVABLE    EARNINGS     EQUITY
                                      UNITS       AMOUNT    FROM OFFICER   (DEFICIT)   (DEFICIT)
                                    ----------   --------   ------------   ---------   ---------
                                              (IN THOUSANDS, EXCEPT UNIT INFORMATION)
BALANCE AT DECEMBER 31, 1996......          --   $     --     $    --      $   1,344   $   1,344
Net income........................          --         --          --          6,537       6,537
                                    ----------   --------     -------      ---------   ---------
BALANCE AT DECEMBER 31, 1997......          --         --          --          7,881       7,881
Net income........................          --         --          --          4,951       4,951
                                    ----------   --------     -------      ---------   ---------
BALANCE AT DECEMBER 31, 1998......          --         --          --         12,832      12,832
Capital contribution by Smith &
  Nephew, Inc. in connection with
  the Recapitalization............   2,054,000     64,117          --        (16,264)     47,853
Issuance of common units at $100
  per unit, net of transaction
  fees of $1,563..................     645,500     62,987          --             --      62,987
Purchase of common units from
  Smith & Nephew, Inc.............  (2,000,000)   (62,433)         --       (136,707)   (199,140)
Issuance of common units at $100
  per unit, in exchange for cash
  and notes receivable............      18,500      1,850      (1,400)            --         450
Preferred unit dividends and
  accretion of preferred unit
  fees............................          --         --          --         (2,343)     (2,343)
Net income (excluding $196
  allocated to preferred unit
  holders)........................          --         --          --          6,932       6,932
                                    ----------   --------     -------      ---------   ---------
BALANCE AT DECEMBER 31, 1999......     718,000   $ 66,521     $(1,400)     $(135,550)  $ (70,429)
                                    ==========   ========     =======      =========   =========

See accompanying notes.

                                 DONJOY, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                                1999       1998     1997
                                                              ---------   ------   -------
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES
Net income..................................................  $   7,128   $4,951   $ 6,537
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      4,952    4,853     4,803
  Amortization of debt issuance costs and discount on Senior
     Subordinated Notes.....................................        510       --        --
  Restructuring costs.......................................         --    2,467        --
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (2,514)  (4,239)   (1,440)
     Inventories............................................        704   (2,760)     (591)
     Other current assets...................................       (106)     (97)      444
     Accounts payable.......................................       (925)     623     2,341
     Accrued interest.......................................        526       --        --
       Accrued compensation.................................      1,057     (174)      422
       Accrued commissions..................................       (237)    (377)      110
     Intercompany activity..................................      3,498     (449)     (699)
     Restructuring reserve..................................       (339)  (1,197)       --
     Other accrued liabilities..............................      1,811      147      (851)
                                                              ---------   ------   -------
Net cash provided by operating activities...................     16,065    3,748    11,076
INVESTING ACTIVITIES
Purchases of property, plant and equipment..................     (2,502)  (3,189)   (2,273)
Increase in intangible assets...............................     (2,204)    (960)       --
Other assets................................................        (70)     100       (49)
                                                              ---------   ------   -------
Net cash used in investing activities.......................     (4,776)  (4,049)   (2,322)
FINANCING ACTIVITIES
Net proceeds from Senior Subordinated Notes.................     97,953       --        --
Proceeds from long-term debt................................     15,500       --        --
Repayment of long-term debt.................................       (250)      --        --
Debt issuance costs.........................................     (7,283)      --        --
Purchase of common units from Former Parent.................   (199,140)      --        --
Net proceeds from issuance of common units..................     63,437       --        --
Net proceeds from issuance of preferred units...............     30,000       --        --
Intercompany obligations....................................     (6,388)     200    (8,401)
                                                              ---------   ------   -------
Net cash (used in) provided by financing activities.........     (6,171)     200    (8,401)
                                                              ---------   ------   -------
Net increase (decrease) in cash.............................      5,118     (101)      353
Cash at beginning of period.................................        809      910       557
                                                              ---------   ------   -------
Cash at end of period.......................................  $   5,927   $  809   $   910
                                                              =========   ======   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.............................................  $   6,530   $   --   $    --
                                                              =========   ======   =======
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Settlement of note payable through intercompany
     obligations............................................  $      --   $   --   $38,000
                                                              =========   ======   =======
  Capital contribution in connection with the
     Recapitalization.......................................  $  47,853   $   --   $    --
                                                              =========   ======   =======
  Common units issued in exchange for notes receivable......  $   1,400   $   --   $    --
                                                              =========   ======   =======
  Dividends and accretion of preferred unit fee related to
     redeemable preferred units.............................  $   2,343   $   --   $    --
                                                              =========   ======   =======

See accompanying notes.

                                 DONJOY, L.L.C.


               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DonJoy, L.L.C. (the "Company") designs, manufactures and markets various lines of external recovery products and accessories. The Company was established in December 1982 as DonJoy, Inc. The Company was acquired by Smith & Nephew, Inc. (formerly Smith & Nephew Consolidated, Inc., the "Former Parent") effective September 18, 1987 through a purchase of all the then outstanding shares of the Company's stock. Smith & Nephew, Inc. is a wholly-owned subsidiary of Smith & Nephew plc., a United Kingdom company. In November 1996, Smith & Nephew DonJoy, Inc. was merged into Smith & Nephew, Inc. and began to operate as a division. Effective December 29, 1998, the Former Parent contributed the Company's net assets and shares of a Mexican subsidiary into DonJoy, L.L.C. a newly formed Delaware limited liability company and became the sole member of the new entity.

     DonJoy, L.L.C. will be dissolved on December 31, 2030, unless prior to that date certain events occur as defined in the Second Amended and Restated Operating Agreement dated as of July 30, 1999. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely debts, obligations and liabilities of the Company, and no member or manager of DonJoy, L.L.C. shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or manager.

RECAPITALIZATION

     On June 30, 1999, the Company consummated a $215.3 million recapitalization (the "Recapitalization"). Under the Recapitalization, new investors, including Chase DJ Partners, L.L.C. ("CDP") and affiliates of CDP, invested new capital of $94.6 million in the Company. In addition, certain members of management invested net equity of $0.5 million, by purchasing $1.8 million in equity which was financed in part by $1.4 million in interest-bearing, full recourse loans from the Company. The Company's "Former Parent" retained 54,000 common units, which represent approximately 7.5% of total units outstanding in the Company. In connection with the recapitalization transactions, the Company established dj Orthopedics, LLC ("dj Ortho") and DJ Orthopedics Capital Corporation ("DJ Capital"). The Company sold all of its net assets to dj Ortho for cash, which was funded with the net proceeds of $100.0 million of 12 5/8% Senior Subordinated Notes (the "Notes") issued by dj Ortho and DJ Capital, as co-issuers, and the remainder by funds borrowed by dj Ortho under a senior credit facility. The Notes are fully and unconditionally guaranteed by the Company. dj Ortho is a wholly-owned subsidiary of the Company and represents substantially all of the revenues and net income of the Company. DJ Capital is a wholly-owned subsidiary of dj Ortho, has no significant assets or operations and was formed solely for the purpose of being a co-issuer of the Notes (see Note
3).

     The proceeds of the equity investment together with $113.5 million of net proceeds from debt financing were used for approximately $199.1 million of

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

consideration paid to redeem a portion of members' equity from the Company's Former Parent, and approximately $8.8 million of costs and fees paid in association with the Recapitalization.

     The accompanying consolidated financial statements present the historical consolidated financial position and results of operations of dj Ortho and include the accounts of dj Ortho and the accounts of its wholly-owned Mexican subsidiary that manufactures a portion of dj Ortho's products under Mexico's maquiladora program. The maquiladora program allows foreign manufacturers to take advantage of Mexico's lower cost production sharing capabilities. The accompanying results of operations reflect only the operations of the business involved in the Recapitalization transactions and exclude any operations remaining in the control of the Former Parent. All intercompany accounts and transactions have been eliminated in consolidation. Certain expenses reflected in the accompanying consolidated statements of income are allocations from the Former Parent and Smith & Nephew plc and therefore differ from the expenses dj Ortho currently incurs as an autonomous entity (see Note 9).

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH EQUIVALENTS

     Cash equivalents are short-term, highly liquid investments and consist of investments in money market funds and commercial paper purchased with average maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     In accordance with requirements of Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, the following methods and assumptions were used by dj Ortho in estimating the fair value disclosures:

     - Cash and Short-Term Receivables. The carrying amounts approximate fair values because of short maturities of these instruments and the reserves for doubtful accounts which, in the opinion of management, is adequate to state short-term receivables at their fair value.

     - Long-Term Debt. Based on the borrowing rates currently available to dj Ortho for loans with similar terms and average maturities, management of dj Ortho believes the fair value of long-term debt approximates its carrying value at December 31, 1999.

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

LONG-LIVED ASSETS

     Property, plant and equipment and intangible assets are recorded at cost. dj Ortho provides for depreciation on property, plant and equipment and intangible assets using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of their estimated useful life or the term of the related lease.

     dj Ortho periodically reviews its long-lived assets, including intangibles, for indicators of impairment. If indicators exist, an analysis of future undiscounted cash flows would be performed. If such future undiscounted cash flows are less than the net book value of the assets, the carrying value would be reduced to estimated fair value.

COMPUTER SOFTWARE COSTS

     In 1999, dj Ortho adopted the American Institute of Certified Public Accountants Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. During 1999, there was minimal impact from the adoption of SOP 98-1. However, in future years, dj Ortho may have significant capitalized computer software costs.

INVENTORIES

     Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis. In connection with the Recapitalization transactions described in Note 1, dj Ortho changed its method of valuing its inventory from the last-in, first-out method (LIFO) to the FIFO method because management believes the FIFO method is preferable. This change was implemented during 1998, retroactively for all periods presented. The effect of the change was an increase (decrease) in net income of $346,000 in 1998 and $(125,000) in 1997.

REVENUE RECOGNITION

     Revenues and costs are recognized as products are shipped. Revenues from third-party payors are recorded net of contractual allowances. Estimated returns are accrued in the period sales are recognized in accordance with the terms of SFAS No. 48, "Revenue Recognition When Right of Return Exists". Some products have a limited warranty and estimated warranty costs are accrued in the period sales are recognized.

ADVERTISING EXPENSE

     The cost of advertising is expensed as incurred. dj Ortho incurred $152,000, $122,000 and $95,000 in advertising costs for the years ended December 31, 1999, 1998 and 1997.

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

FOREIGN CURRENCY TRANSLATION

     dj Ortho has determined that the functional currency of its Mexican operations is the U.S. dollar. Transaction gains and losses are reported as income or expense in the periods presented.

CONCENTRATION OF CREDIT RISK

     dj Ortho sells the majority of its products in the United States through 26 commissioned sale organizations (referred to as agents). Products which are generic are sold through large distributors, specialty dealers and buying groups. International sales comprise 16%, 18% and 18% in 1999, 1998 and 1997, respectively, of total revenues and are primarily sold through independent distributors. Credit is extended based on an evaluation of the customer's financial condition and generally collateral is not required. dj Ortho also provides a reserve for estimated sales returns. Both credit losses and returns have been within management's estimates.

     During the three years ended December 31, 1999, dj Ortho had no individual customer, supplier or distributor which accounted for 10% or more of total annual revenues.

STOCK-BASED COMPENSATION

     dj Ortho has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee options because the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock-Based Compensation, requires the use of valuation models that were not developed for use in valuing employee options. Under APB 25, when the exercise price of dj Ortho's employee options, is not less than the fair value for the underlying stock on the date of grant, no compensation expense is recognized.

INCOME TAXES

     dj Ortho's Former Parent files a consolidated federal income tax return which includes all of its eligible subsidiaries and divisions, which prior to the recapitalization included dj Ortho. The provision for income taxes has been presented assuming dj Ortho filed a separate federal income tax return. The recapitalization had no impact on the historical basis of dj Ortho's assets and liabilities as reflected in the consolidated financial statements except for the elimination of the restructuring reserve and intercompany accounts. However, as a result of the recapitalization, for federal income tax purposes, dj Ortho has recorded an increase in the tax basis of its inventory, fixed and intangible assets in an amount approximately equal to the taxable gain recognized by Smith & Nephew on the

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

sale of its interest in DonJoy. The increase in tax basis as of December 31, 1999 is as follows (in thousands):

Inventory...........................................  $  3,670
Property, plant and equipment.......................     4,145
Goodwill............................................   130,543
                                                      --------
                                                      $138,358
                                                      ========

     As a result, after the recapitalization, for tax purposes dj Ortho is able to depreciate assets with a higher tax basis than for financial reporting purposes. Prior to the recapitalization, dj Ortho's results of operations include a provision for income taxes assuming that dj Ortho had filed a separate federal income tax return. As a limited liability company, dj Ortho is not subject to income taxes. Instead, dj Ortho's earnings will be allocated to its members and included in the taxable income of its members. The indenture and the new credit facility permits dj Ortho to make distributions to DonJoy and DonJoy to make distributions to its members to pay income taxes in respect of their allocable share of taxable income of DonJoy and its subsidiaries, including dj Ortho.

COMPREHENSIVE INCOME

     dj Ortho has adopted SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. Comprehensive income for the years ended December 31, 1999, 1998 and 1997 did not differ from reported net income.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. The Statement will require the recognition of all derivatives on dj Ortho's balance sheet at fair value. The Financial Accounting Standards Board has subsequently delayed implementation of the Statement for the financial years beginning after June 15, 2000. dj Ortho expects to adopt the new Statement effective January 1, 2000. The impact on dj Ortho's financial statements is not expected to be material.

RECLASSIFICATIONS

     Certain amounts in prior periods have been reclassified to conform with current period presentation.

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

2. FINANCIAL STATEMENT INFORMATION

INVENTORIES

     Inventories consist of the following (in thousands):

                                            DECEMBER 31,    DECEMBER 31,
                                                1999            1998
                                            ------------    ------------
Raw materials.............................    $ 6,392         $ 6,321
Work-in-progress..........................      1,446           1,615
Finished goods............................      6,817           6,988
                                              -------         -------
                                               14,655          14,924
Less reserve for excess and obsolete......       (991)           (556)
                                              -------         -------
                                              $13,664         $14,368
                                              =======         =======

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following (in thousands):

                                            DECEMBER 31,    DECEMBER 31,
                                                1999            1998
                                            ------------    ------------
Buildings and leasehold improvements......    $  3,577        $  5,285
Office furniture, fixtures, equipment and
  other...................................      15,817          14,488
Construction in progress..................       1,297             337
                                              --------        --------
                                                20,691          20,110
Less accumulated depreciation and
  amortization............................     (13,394)        (12,710)
                                              --------        --------
                                              $  7,297        $  7,400
                                              ========        ========

INTANGIBLE ASSETS

     Intangible assets arose primarily from the initial acquisition of dj Ortho in 1987 and dj Ortho's acquisition of Professional Care Products, Inc. in 1995. dj Ortho

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

acquired a license in 1999 related to the I-Flow technology. Intangible assets consist of the following (in thousands):

                                       USEFUL          DECEMBER 31,
                                        LIFE       --------------------
                                     (IN YEARS)      1999        1998
                                     ----------    --------    --------
Goodwill...........................       20       $ 24,742    $ 24,742
Patented technology................     5-20         14,437      14,437
Customer base......................       20         11,600      11,600
Licensing agreements...............        5          2,000          --
Assembled workforce................        6            250         250
Other..............................     5-20            399         195
                                                   --------    --------
                                                     53,428      51,224
                                                   --------    --------
Less: accumulated amortization.....                 (20,233)    (17,466)
                                                   --------    --------
                                                   $ 33,195    $ 33,758
                                                   ========    ========

3. FINANCING ARRANGEMENTS

     Principal balances under dj Ortho's long-term financing arrangements consist of the following:

                                                           DECEMBER 31,
                                                               1999
                                                           ------------
12 5/8% Senior Subordinated Notes due 2009, including
  $1,945 of unamortized discount at December 31, 1999....    $ 98,055
Senior Credit Facility:
  Term loan due 2005, including interest rate of 9.75% at
     December 31, 1999...................................      15,250
  Revolving credit facility..............................          --
                                                             --------
                                                              113,305
Current portion of long-term debt........................        (500)
                                                             --------
Long-term debt net of current portion....................    $112,805
                                                             ========

12 5/8% SENIOR SUBORDINATED NOTES DUE 2009

     On June 30, 1999, dj Ortho issued $100.0 million of 12 5/8% Senior Subordinated Notes due 2009 (the "Notes") to various investors in connection with the financing of the Recapitalization. The Notes were issued at a discount of $2.0 million which will be accreted to the Notes balance and amortized to interest expense over the life of the Notes. The Notes are general unsecured obligations of dj Ortho, subordinated in right of payment to all existing and future senior

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

indebtedness of dj Ortho, pari passu in right of payment to all senior subordinated indebtedness of dj Ortho and senior in right of payment to all subordinated indebtedness.

     Interest on the Notes is payable in cash semi-annually on each June 15 and December 15, commencing on December 15, 1999. The aggregate principal amount of the Notes matures on June 15, 2009.

     Covenants. The Notes contain covenants restricting the ability of dj Ortho and its subsidiaries to (i) incur additional indebtedness; (ii) prepay, redeem or repurchase debt; (iii) make loans and investments; (iv) incur liens and engage in sale lease-back transactions; (v) enter into transactions with affiliates; (vi) engage in mergers, acquisitions and asset sales; (vii) make optional payments on or modify the terms of the subordinated debt; (viii) restrict preferred and capital stock of subsidiaries; (ix) declare dividends or redeem or repurchase capital stock; and (x) engage in other lines of businesses.

     Guarantees. The Notes are guaranteed by DonJoy and co-issued by dj Ortho and DJ Capital, but are not and will not be guaranteed by dj Orthopedics, LLC de Mexico de S.A. de C.V., dj Ortho's only existing subsidiary (other than DJ Capital).

     Optional Redemption. On or after June 15, 2004, the Notes may be redeemed, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                             REDEMPTION
YEAR                                                           PRICE
----                                                         ----------
2004.......................................................   106.313%
2005.......................................................   104.208%
2006.......................................................   102.104%
2007 and thereafter........................................   100.000%

SENIOR CREDIT FACILITY

     In connection with the Recapitalization, dj Ortho entered into a Credit Agreement with First Union National Bank ("First Union") and the Chase Manhattan Bank ("Chase") and other lenders, pursuant to which dj Ortho may borrow up to $40.5 million consisting of a revolving credit facility of up to $25.0 million (the "Revolving Credit Facility") and a term loan in a principal amount of $15.5 million (the "Term Loan"). The Revolving Credit Facility includes options by dj Ortho to enter into revolving loans of up to $25.0 million, to enter into swingline loans and to obtain letters of credit from time to time. The Revolving Credit Facility provides for letters of credit in an aggregate stated amount at any time outstanding not in excess of the lesser of $5.0 million and the difference between $25.0 million and the sum of the outstanding principal amount of dj Ortho

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

Revolving loans, letter of credit exposure and swingline exposure at such time. Letters of credit are payable on the date of issuance of such letters of credit; otherwise, the letters of credit bear interest at the rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base Certificate of Deposit Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. A commitment fee of
 1/2% per annum on the average unused portion of the revolving loan is payable quarterly. The full amount of the Term Loan was borrowed as part of the financing from the Recapitalization. Borrowings under the Revolving Credit Facility and Term Loan bear interest at variable rates plus an applicable margin (9.75% as of December 31, 1999). As of December 31, 1999, there were no outstanding borrowings on the dj Ortho's Revolving Credit Facility.

     Repayment. The Term Loan will mature on June 30, 2005 and is subject to mandatory repayments and reductions as defined in the Credit Agreement. The following table sets forth the principal payments on the Term Loan for the years 2000 through its maturity in 2005 (in thousands):

2000........................................................  $   500
2001........................................................      500
2002........................................................      500
2003........................................................      500
2004........................................................    6,750
2005........................................................    6,500
                                                              -------
Total.......................................................  $15,250
                                                              =======

     In addition, commencing with the year ending December 31, 1999, the dj Ortho is required to make annual mandatory prepayments of the term loan under the new credit facility in an amount equal to 50% of excess cash flow (as defined in the new credit facility) (75% if dj Ortho's leverage ratio exceeds a certain level). dj Ortho had no excess cash flow at December 31, 1999. In addition, the term loan is subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of certain equity and debt issuances by DonJoy, dj Ortho or any of its subsidiaries and (b) 100% of the net cash proceeds of certain asset sales or other dispositions of property by DonJoy, dj Ortho or any of its subsidiaries, in each case subject to certain exceptions. No mandatory prepayments were required by dj Ortho at December 31, 1999.

     Security; Guarantees. The obligations of dj Ortho under the new credit facility are irrevocably guaranteed, jointly and severally, by DonJoy, DJ Capital and future subsidiaries. In addition, the new credit facility and the guarantees thereunder are secured by substantially all the assets of DonJoy, dj Ortho and DJ Capital.

     Covenants. The new credit facility contains a number of covenants that, among other things, restrict the ability of dj Ortho and its subsidiaries to (i) dispose of assets; (ii) incur additional indebtedness; (iii) incur or guarantee

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

obligations; (iv) prepay other indebtedness or amend other debt instruments; (v) pay dividends or make other distributions (except for certain tax distributions); (vi) redeem or repurchase membership interests or capital stock, create liens on assets, make investments, loans or advances, make acquisitions;
(vii) engage in mergers or consolidations; (viii) change the business conducted by dj Ortho and its subsidiaries; (ix) make capital expenditures; (x) or engage in certain transactions with affiliates and otherwise engage in certain activities. In addition, the new credit facility requires dj Ortho and its subsidiaries to comply with specified financial ratios and tests, including a maximum consolidated leverage ratio test and a minimum consolidated interest coverage ratio test. The new credit facility also contains provisions that prohibit any modifications of the Notes in any manner adverse to the lenders under the new credit facility and that limit the dj Ortho's ability to refinance or otherwise prepay the Notes without the consent of such lenders.

4. MEMBERS' EQUITY (DEFICIT)

     dj Ortho is a limited liability company formed under the Delaware Limited Liability Company Act (as amended from time to time, the "Limited Liability Act") and is governed by the Second Amended and Restated Operating Agreement dated July 30, 1999 (the "LLC Agreement").

COMMON AND PREFERRED UNITS

     dj Ortho is authorized to issue up to 2,900,000 common units and up to 100,000 preferred units. As of December 31, 1999, 718,000 common units and 40,184 preferred units were issued and outstanding, and 15% of the common units on a fully diluted basis have been reserved for issuance to employees, directors and independent consultants and contractors of dj Ortho or any subsidiary thereof pursuant to the 1999 Option Plan.

     The preferred units accrue a cumulative quarterly preferred return at a fixed rate of 14.0% per annum, subject to increase to 16.0% per annum upon the occurrence of certain events of non-compliance. Total dividends for the year ended December 31, 1999 were $2.3 million. Payment of the preferred dividends is made at the discretion of the Board of Managers. The proceeds received from the sale of the Redeemable Preferred Units are net of $1.4 million of preferred unit fees paid to CB Capital and First Union Investors. These preferred unit fees are being accreted over a period of 114 months, beginning July 1, 1999 and ending on December 31, 2008. The accretion of these preferred units for the year ended December 31, 1999 was $0.07 million and are included in dividends. In addition to the rights with respect to the preferred return (including related tax distributions and distributions to the holders of preferred units of their original capital investment), the preferred units will share ratably with the common units in any distributions (including tax distributions and upon liquidation) made by dj Ortho in respect of common units (the Redeemable Preferred Units Participating Interest).

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

     The preferred units are subject to mandatory redemption ten and one-half years following the closing of the recapitalization and may be redeemed at dj Ortho's option at any time ("Redeemable Preferred Unit"). Upon a change of control, holders of Redeemable Preferred Units will have the right, subject to certain conditions, to require dj Ortho to redeem their Redeemable Preferred Units (including the Redeemable Preferred Units Participating Interest). In addition, at any time following the sixth anniversary of the closing of the recapitalization, holders will have the right, subject to certain conditions, to require dj Ortho to redeem their Redeemable Preferred Units Participating Interest. Unless equity proceeds or other funds are available to dj Ortho for the purpose, the ability of dj Ortho to make any of the foregoing payments will be subject to receipt of distributions from dj Ortho in amounts sufficient to make such payments and such distributions will be subject to the restrictions contained in the new credit facility and the indenture.

     Upon the occurrence of any Liquidation Event (as defined in the Second Amended and Restated Operating Agreement of DonJoy, L.L.C. dated July 30, 1999), the holders of redeemable preferred units are entitled to receive payment, before any payments shall be made to the holders of common units, equal to the original costs of such preferred unit plus any unpaid cumulative dividends. In addition, dj Ortho has the option to redeem the redeemable preferred units prior to the redemption date based upon the following percents which would be applied the the total of the original costs of such preferred unit plus any unpaid cumulative dividends:

Prior to June 30, 2000......................................  105%
From June 30, 2000 and prior to June 30, 2001...............  104%
From June 30, 2001 and prior to June 30, 2002...............  103%
From June 30, 2002 and prior to June 30, 2003...............  102%
From June 30, 2003 and prior to June 30, 2004...............  101%
On or after June 30, 2004...................................  100%

     Voting. Except as otherwise required by applicable law or as set forth in the operating agreement or the members' agreement, holders of Common Units and Redeemable Preferred Units shall vote together as a single class on all matters to be voted on by the members, with each unit being entitled to one vote.

     Tax Distributions. Subject to receipt of distributions from dj Ortho to the extent permitted by restrictions contained in the new credit facility and the indenture, dj Ortho will make distributions in agreed upon amounts to its members to enable them to pay income taxes payable in respect of their allocable share of the taxable income of dj Ortho and its subsidiaries.

UNIT OPTIONS

     On June 29, 1999, under DonJoy, L.L.C.'s 1999 Option Plan, 133,799 common units were reserved for issuance upon exercise of options granted by dj Ortho.

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

The plan is administered by the Compensation Committee appointed from time to time by the Board of Managers. The plan expires on June 30, 2014 unless earlier terminated by the Board of Managers. The plan provides for the grant of nonqualified options to officers, directors, and employees of, and consultants and advisors to, dj Ortho.

     Options will be granted in amounts to be agreed upon by the Compensation Committee. Options will vest either:

     - 25% beginning on June 30, 2000 and thereafter ratably over a 3 year period (Tier I), or

     - Tier II and III options which cliff vest on December 31, 2007; however, accelerated vesting can be achieved upon completion of certain events, or

     - Time-vested based upon achievement of certain sales targets.

     As of December 31, 1999, 13,287 units are available for future grant under the option plan. The following table summarizes option activity through December 31, 1999:

                                                                  WEIGHTED
                                                                   AVERAGE
                                                                  EXERCISE
                                     NUMBER                       PRICE PER
                                    OF UNITS    PRICE PER UNIT      UNIT
                                    --------    --------------    ---------
Outstanding as of December 31,
  1998............................       --
Granted...........................  120,512          $100           $100
Exercised.........................       --            --             --
Cancelled.........................       --            --             --
                                    -------          ----           ----
Outstanding at December 31, 199...  120,512          $100           $100
                                    =======          ====           ====

     Following is a further breakdown of the options outstanding as of December 31, 1999:

                                                                            WEIGHTED
                          WEIGHTED      WEIGHTED                 WEIGHTED    AVERAGE
RANGE OF                   AVERAGE      AVERAGE                  AVERAGE    EXERCISE
EXERCISE     UNITS        REMAINING     EXERCISE     OPTIONS     EXERCISE   PRICE PER
 PRICES   OUTSTANDING   LIFE IN YEARS    PRICE     EXERCISABLE    PRICE       UNIT
--------  -----------   -------------   --------   -----------   --------   ---------
  $100      120,512         14.52         $100          --         $100       $100

     Adjusted pro forma information regarding net income is required by SFAS 123 and has been determined as if dj Ortho had accounted for its employee options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using the minimum value model for option pricing with the following assumptions for 1999: a risk-free interest rate of 6.25%; a

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

dividend yield of zero; and a weighted average life of the option of 4 years for Tier I options and 8.5 years for Tier II and Tier III options.

     Option valuation models require the input of highly subjective assumption. Because dj Ortho's employee options have characteristics significantly different for those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee options.

     For purposes of adjusted pro forma disclosures the estimated fair value of the options is amortized to expense over the vesting period. dj Ortho's adjusted pro forma information is as follows for the year ended December 31, 1999 (in thousands):

Adjusted pro forma net income...............................  $6,569

     The pro forma effect on net income for 1999 is not necessarily indicative of potential pro forma effects on results for future years.

5. RECAPITALIZATION COSTS AND FEES

     In connection with the Recapitalization, dj Ortho incurred costs and fees of $8.8 million, $5.9 million for the Notes, $1.4 million for the Revolving Credit Facility & Term and $1.5 million for transaction fees and expenses related to equity. Of the $8.8 million, $7.3 million has been capitalized in the accompanying balance sheet as of December 31, 1999. The remaining $1.5 million has been recorded as a reduction to members' equity (deficit) transaction fees and expenses as of December 31, 1999. The capitalized debt fees are being amortized over the term of the related debt.

6. SEGMENT AND RELATED INFORMATION

     dj Ortho has two reportable segments as defined by Financial Accounting Standards Board SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. dj Ortho's reportable segments are business units that offer different products that are managed separately because each business requires different technology and marketing strategies. The rigid knee bracing segment designs, manufactures and sells rigid framed ligament and osteoarthritis knee braces and post-operative splints. The soft goods segment designs, manufactures and sells fabric, neoprene and Drytex based products for the knee, ankle, shoulder, back and wrist. dj Ortho's other operating segments are included in specialty and other orthopedic products. None of the other segments met any of

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

the quantitative thresholds for determining reportable segments. Information regarding industry segments is as follows (in thousands):

                                         YEARS ENDED DECEMBER 31,
                                      -------------------------------
                                        1999        1998       1997
                                      --------    --------    -------
Net revenues:
  Rigid knee bracing................  $ 49,406    $ 48,594    $48,310
  Soft goods........................    39,652      34,233     31,697
                                      --------    --------    -------
  Net revenues for reportable
     segments.......................    89,058      82,827     80,007
  Specialty and other orthopedic
     products.......................    25,194      17,958     12,617
                                      --------    --------    -------
Total consolidated net revenues.....  $114,252    $100,785    $92,624
                                      ========    ========    =======
Gross profit:
  Rigid knee bracing................  $ 35,721    $ 34,460    $33,910
  Soft goods........................    19,276      16,637     15,541
                                      --------    --------    -------
  Gross profit for reportable
     segments.......................    54,997      51,097     49,451
  Specialty and other orthopedic
     products.......................    12,516       8,978      6,132
  Brand royalties...................    (1,817)     (3,249)    (1,605)
  Other cost of goods sold..........    (2,500)     (1,986)      (267)
                                      --------    --------    -------
Total consolidated gross profit.....  $ 63,196    $ 54,840    $53,711
                                      ========    ========    =======

     The accounting policies of the reportable segments are the same as those described in the basis of presentation. dj Ortho allocates resources and evaluates the performance of segments based on gross profit. Intersegment sales were not significant for any period.

     For the years ended December 31, 1999 and 1998, dj Ortho had no individual customer, supplier or distributor within a segment which accounted for more than 10% or more of total annual revenues.

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

     Assets allocated in foreign countries were not significant. Net revenues to customers, attributed to countries based on the location of the customer, were as follows (in thousands):

                                         YEARS ENDED DECEMBER 31,
                                      -------------------------------
                                        1999        1998       1997
                                      --------    --------    -------
United States:
  Third parties.....................  $ 95,255    $ 82,019    $72,976
  Related parties...................     1,115         936      3,048
                                      --------    --------    -------
                                        96,370      82,955     76,024
Europe:
  Third parties.....................     9,294       7,412      7,131
  Related parties...................     3,597       4,964      5,235
                                      --------    --------    -------
                                        12,891      12,376     12,366
Other foreign countries:
  Third parties.....................     1,355         652        710
  Related parties...................     3,636       4,802      3,524
                                      --------    --------    -------
                                         4,991       5,454      4,234
                                      --------    --------    -------
Total consolidated net revenues.....  $114,252    $100,785    $92,624
                                      ========    ========    =======

     dj Ortho does not allocate assets to reportable segments because all property and equipment are shared by all segments of dj Ortho.

7. CONDENSED FINANCIAL DATA

     As discussed in Note 1 above, dj Ortho's obligations under the Notes are guaranteed by its parent, DonJoy L.L.C. This guarantee and any guarantee by a future wholly-owned subsidiary guarantor, is full and unconditional. Included in non-current assets is an intercompany payable to DonJoy, L.L.C. of $45.0 million. The following condensed summarized financial information of dj Ortho (the only issuer with operations and assets) is presented at December 31, 1999 and for the year then ended, the period since dj Ortho has been in existence (in thousands):

                                                       DECEMBER 31, 1999
                                                       -----------------
Current assets.......................................      $ 41,875
Non-current assets...................................      $ 92,520
Current liabilities..................................      $ 14,501
Non-current liabilities:
  Long-term debt.....................................      $112,805

                                 DONJOY, L.L.C.

                         NOTES TO AUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                          YEAR ENDED
                                                       DECEMBER 31, 1999
                                                       -----------------
Net revenues.........................................      $114,252
Gross profit.........................................      $ 63,196
Net income...........................................      $  7,089


     dj Ortho, DJ Capital and any future subsidiary guarantors comprise all the direct and indirect subsidiaries of DonJoy (other than inconsequential subsidiaries) and separate financial statements of dj Ortho, DJ Capital and any future wholly-owned subsidiary guarantors are not included, and dj Ortho, DJ Capital and such subsidiary guarantors are not filing separate reports under the Exchange Act because management has determined that they would not be material to investors. Although summarized information would normally be provided for DJ Capital, as a co-issuer of the notes, such disclosure would not be meaningful given DJ Capital's lack of assets and activities. The notes and the credit facility contain covenants restricting the ability of dj Ortho and DJ Capital to, among other things, pay dividends or make other distributions (except for certain tax distributions) or make loans and other investments. These provisions limit the ability of dj Ortho and DJ Capital to make dividends or distributions (other than certain tax distributions) or loans or advances to DonJoy unless certain financial tests are satisfied in case of the indenture or the consent of the lenders is obtained in case of the credit facility. At December 31, 1999, under these requirements neither dj Ortho nor DJ Capital would be permitted to make dividends, distributions, loans or advances to DonJoy except for the permitted tax distributions.


8. RELATED PARTY TRANSACTIONS

     The intercompany obligations included in the accompanying balance sheets represent a net balance as the result of various transactions between dj Ortho, its Parent and its affiliates. There are no terms of settlement or interest charges associated with the account balance. The balance results from dj Ortho's former participation in the Parent's central cash management program, wherein all dj Ortho's cash receipts were remitted to the Parent and all cash disbursements were funded by the Parent. Several other transactions were recorded through the intercompany obligations account as detailed below.

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

     An analysis of intercompany transactions are as follows (in thousands):

                                          YEARS ENDED DECEMBER 31,
                                       ------------------------------
                                         1999       1998       1997
                                       --------   --------   --------
Balance at beginning of period.......  $ 45,227   $ 45,027   $ 53,428
  Net cash remitted to Parent........   (17,743)   (18,256)   (27,362)
  Net intercompany sales.............      (112)    (5,078)    (4,116)
  Net fixation device sales..........        --        256        307
  Share of Parent's current income
     tax liability...................      (134)     4,287      4,192
  Corporate management expense
     allocations.....................     3,159      5,664      5,418
  Cash owed to Parent................     1,002         --         --
  I-Flow licensing agreement.........       800         --         --
  Dividend in connection with the
     merger of Smith & Nephew Don
     Joy, Inc........................
     Into Smith & Nephew, Inc........        --         --         --
  Capital contribution...............   (38,865)        --         --
  Dividends to Smith & Nephew,
     Inc.............................        --         --         --
  Interest on note payable...........        --         --      2,565
  Direct charges:
     Brand royalties.................     1,817      3,249      1,605
     Payroll taxes and benefits......     4,651      8,635      6,787
     Direct legal expenses...........        67        324        735
     Foreign Sales Corporation (FSC)
       commission....................        --        439        661
  Miscellaneous other administrative
     expenses........................       131        680        807
                                       --------   --------   --------
Balance at end of period.............        --     45,227     45,027
Less current portion.................        --     (1,210)    (1,500)
                                       --------   --------   --------
Long-term intercompany obligations...  $     --   $ 44,017   $ 43,527
                                       ========   ========   ========
Average balance during the period....  $ 22,614   $ 45,127   $ 49,227
                                       ========   ========   ========

     Prior to the Recapitalization, the Parent and Smith & Nephew, plc provided certain management, financial, administrative and legal services to dj Ortho. These expenses and all other central operating costs, were charged on the basis of direct usage when identifiable, with the remainder allocated among the Parent's

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

subsidiaries and divisions on the basis of their respective annual sales or percentage of capital employed.

     Parent allocations consist of the following (in thousands):

                                             YEARS ENDED DECEMBER 31,
                                            --------------------------
                                             1999      1998      1997
                                            ------    ------    ------
Corporate managed accounts and new
  business................................  $  195    $  394    $  368
Finance (risk management, treasury, audit,
  and taxes...............................     177       310       260
Human resources and payroll...............     147       291       130
Legal.....................................     128       223       177
Research and development..................     380       854       626
Corporate management expense..............     784     1,332     1,284
Bonus.....................................     467       503       879
Pension...................................     267       514       495
Insurance.................................     614     1,243     1,199
                                            ------    ------    ------
                                            $3,159    $5,664    $5,418
                                            ======    ======    ======
Amounts included in:
  Cost of goods sold......................  $  495    $  991    $  977
  Sales and marketing.....................      94       179       174
  General and administrative..............   2,553     4,439     4,229
  Research and development................      17        55        38
                                            ------    ------    ------
                                            $3,159    $5,664    $5,418
                                            ======    ======    ======

     Also prior to the Recapitalization, dj Ortho participated in the Parent's corporate insurance programs for workers' compensation, product and general liability. These charges were settled with the Parent, and thus, accruals for related liabilities, if any, were maintained by the Parent and are not reflected in the accompanying consolidated balance sheets.

9. RESTRUCTURING

     In March 1998, dj Ortho combined its two operating facilities into one location in Vista, California and accrued $2.5 million in costs resulting from the restructuring which had no future economic benefit. These costs relate primarily to remaining lease obligations on the vacated facility, net of projected sublease income, and severance costs associated with the termination of twelve employees. Included in general and administrative costs for 1998 are $0.2 million of costs also related to the combination of the facilities. Pursuant to the recapitalization agreement, the restructuring reserve, which amounted to $0.9 million at June 29,

                                 DONJOY, L.L.C.


                         NOTES TO AUDITED CONSOLIDATED

                      FINANCIAL STATEMENTS -- (CONTINUED)

1999 and consisted of the remaining lease obligations on the vacated facility, was assumed by Smith & Nephew.

10. COMMITMENTS AND CONTINGENCIES

     dj Ortho is obligated under various noncancellable operating leases for land, buildings, equipment, vehicles and office space through February 2008. Certain of the leases provide that dj Ortho pay all or a portion of taxes, maintenance, insurance and other operating expenses, and certain of the rents are subject to adjustment for changes as determined by certain consumer price indices and exchange rates. In connection with the Recapitalization, dj Ortho entered into a subleasing agreement with Smith & Nephew for its Vista facility. DonJoy has guaranteed the payment of rent and other amounts owed under the sublease by dj Ortho.

     Minimum annual lease commitments for noncancellable operating leases as of December 31, 1999 are as follows (in thousands):

2000........................................................  $ 2,429
2001........................................................    2,058
2002........................................................    1,882
2003........................................................    1,822
2004........................................................    1,808
2005 and thereafter.........................................    5,726
                                                              -------
                                                              $15,725
                                                              =======

     Aggregate rent expense was approximately $2.7 million, $3.2 million and $2.3 million for the years ended December 31, 1999, 1998 and 1997.

LICENSE AGREEMENTS

     In August of 1998, dj Ortho entered into an exclusive license agreement with IZEX Technologies, Incorporated (IZEX) to acquire the intellectual property rights and to retain IZEX to consult on the design and development of an advanced rehabilitation bracing system. In consideration for this exclusive agreement, dj Ortho has agreed to a series of payments tied to the achievement of specific milestone events (such as the granting of FDA approval), for a total of $3.5 million. Under the license, dj Ortho also has the worldwide exclusive rights to manufacture, use and sell developed products. At December 31, 1999, $1 million is included in intangible assets (patented technology) in the accompanying balance sheet.

     In 1999, dj Ortho entered into an agreement, which was subsequently amended, with I-Flow Corporation ("I-Flow") for the exclusive North American distribution rights for the PainBuster(TM) Pain Management System manufactured by I-Flow for use after orthopedic surgical procedures. The license payment has been capitalized during 1999 and is being amortized over 5 years. In addition, dj Ortho is required to purchase a minimum of $2.8 million in I-Flow product during 2000

                                 DONJOY, L.L.C.

                         NOTES TO AUDITED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

and 90% of prior year purchases of I-Flow product for subsequent years through 2003.

CONTINGENCIES

     dj Ortho is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of the proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material adverse effect on dj Ortho's consolidated financial position or results of operations.

11. RETIREMENT PLANS

     Prior to the recapitalization, substantially all of dj Ortho's employees participated in a defined benefit pension plan sponsored by the Former Parent. Benefits related to this plan were computed using formulas which were generally based on age and years of service. Aggregate pension prepayments and liabilities related to this plan are recorded by the Former Parent. Pension expense allocated (based on relative participation) to dj Ortho related to this plan was as follows (in thousands):


                                                     YEARS ENDED
                                                     DECEMBER 31,
                                                 --------------------
                                                 1999    1998    1997
                                                 ----    ----    ----
Service costs..................................  $242    $466    $449
Interest costs.................................    25      48      46
                                                 ----    ----    ----
Total pension expense allocated................  $267    $514    $495
                                                 ====    ====    ====



     DonJoy has a qualified 401(k) profit-sharing plan covering substantially all of its U.S. employees, which is substantially the same as the plan previously provided by Smith & Nephew. The assets funding the Smith & Nephew plan were transferred to the DonJoy 401(k) Plan. dj Ortho matches dollar for dollar the first $500, then matches at a 30 percent rate, employee contributions up to 6 percent of total compensation. dj Ortho's matching contributions related to this plan were $0.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. The plan also provides for discretionary dj Ortho contributions (employee profit sharing) which began on June 30, 1999 as approved by the Board of Directors. dj Ortho discretionary 401(k) contributions for the year ended December 31, 1999 were $228,000. dj Ortho's 401(k) plan is administered by Fidelity Investments Institutional Services Company, Inc.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                            COMBINED BALANCE SHEETS
                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999

                                                       AS OF           AS OF
                                                     MARCH 31,     DECEMBER 31,
                                                       2000            1999
                                                    -----------    -------------
                                                    (UNAUDITED)
                                                           (IN THOUSANDS)
ASSETS
  Current assets
     Cash.........................................    $   196         $    --
     Accounts receivable, less allowances ($2,490
       and $2,202 at March 31, 2000 and December
       31, 1999, respectively)....................     10,109          10,332
     Inventories..................................      7,397           7,203
     Deferred income taxes........................      1,760           1,761
     Other current assets.........................         44              52
                                                      -------         -------
     Total current assets.........................     19,506          19,348
  Property, plant and equipment, net..............      3,543           3,577
  Goodwill and other identifiable intangibles
     assets, net..................................     47,624          48,135
  Deferred income taxes...........................        272             272
  Other assets....................................         45              45
                                                      -------         -------
     Total assets.................................    $70,990         $71,377
                                                      -------         -------
LIABILITIES AND INVESTED EQUITY
  Current liabilities
     Accounts payable.............................    $ 1,131         $ 1,354
     Book overdraft...............................        684             539
     Accrued liabilities..........................      1,790           2,291
                                                      -------         -------
     Total current liabilities....................      3,605           4,184
  Invested equity.................................     67,385          67,193
                                                      -------         -------
          Total liabilities and invested equity...    $70,990         $71,377
                                                      =======         =======

The accompanying notes are an integral part of these combined financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                     COMBINED STATEMENTS OF OPERATIONS AND
                           CHANGES IN INVESTED EQUITY
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                   FOR THE THREE    FOR THE THREE
                                                   MONTHS ENDED     MONTHS ENDED
                                                     MARCH 31,        MARCH 31,
                                                       2000             1999
                                                   -------------    -------------
                                                            (UNAUDITED)
                                                           (IN THOUSANDS)
Net sales........................................     $12,406          $12,182
Cost of goods sold...............................       6,614            6,884
                                                      -------          -------
     Gross profit................................       5,792            5,298
Selling, general and administrative expenses.....       3,614            4,010
Research and development expense.................         139              101
Amortization expense.............................         511              511
Allocated expenses (Note 3)......................       1,189              417
                                                      -------          -------
                                                        5,453            5,039
Income before provision for income taxes.........         339              259
Provision for income taxes.......................         344              209
                                                      -------          -------
Net income (loss)................................     $    (5)         $    50
                                                      -------          -------
Invested equity -- beginning of period...........     $67,193          $66,266
Advances from (repayments to) DePuy..............         194           (1,006)
Currency translation adjustment..................           3                6
                                                      -------          -------
Invested equity -- end of period.................     $67,385          $65,316
                                                      =======          =======

The accompanying notes are an integral part of these combined financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                   FOR THE THREE    FOR THE THREE
                                                   MONTHS ENDED     MONTHS ENDED
                                                     MARCH 31,        MARCH 31,
                                                       2000             1999
                                                   -------------    -------------
                                                            (UNAUDITED)
                                                           (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..............................      $  (5)          $    50
  Adjustments to reconcile net income (loss) to
     net cash (used in) provided by operating
     activities..................................
     Depreciation................................        178               148
     Amortization................................        511               511
     Deferred income taxes.......................          1               556
     Provision for accounts receivable...........        288               182
     Loss on disposal of property and
       equipment.................................         --                 6
  Changes in operating assets and liabilities
     (Increase) in accounts receivable...........        (65)           (1,334)
     Decrease in other assets....................          8                34
     (Increase) decrease in inventory............       (194)              658
     (Decrease) increase in accounts payable.....       (223)              219
     (Decrease) increase in accrued expenses.....       (501)              140
                                                       -----           -------
     Net cash (used in) provided by operating
       activities................................         (2)            1,170
                                                       -----           -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment............       (141)             (191)
                                                       -----           -------
     Net cash used in investing activities.......       (141)             (191)
                                                       -----           -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from (repayments to) DePuy............        194            (1,006)
  Book overdraft.................................        145                82
                                                       -----           -------
     Net cash provided by (used in) financing
       activities................................        339              (924)
                                                       -----           -------
Net change in cash...............................        196                55
Cash, beginning of period........................         --                 2
                                                       -----           -------
     Cash, end of period.........................      $ 196           $    57
                                                       =====           =======

The accompanying notes are an integral part of these combined financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy"). Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft support business, was combined with Orthopaedic Technology and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). Subsequently, on October 29, 1998, Johnson & Johnson acquired DePuy in a purchase business combination, and the existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. As a result of these transactions, OrthoTech became an integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. The accompanying combined financial statements exclude the operations of an arthroscopy business of OrthoTech, which was transferred to another operation of Johnson & Johnson on January 1, 2000, as well as a casting business which is not part of the sale described above. Accordingly, the accompanying combined financial statements of OrthoTech present an aggregation of the bracing and soft supports operations of DePuy, as well as the J&J Business.

     OrthoTech engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. OrthoTech's primary markets are North America, Europe and the Asia Pacific Region. OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments necessary for a fair statement of the combined financial position of OrthoTech as of March 31, 2000 and the combined results of their operations and their cash flows for the three months ended March 31, 2000 and 1999. Such adjustments are generally of a normal recurring nature and include adjustments to certain accruals and reserves to appropriate levels.

     The unaudited combined quarterly financial statements contained herein should be read in conjunction with the combined annual financial statements and related notes thereto for the year ended December 31, 1999.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                          NOTES TO COMBINED FINANCIAL
                     STATEMENTS (UNAUDITED) -- (CONTINUED)

     As an integrated operation of DePuy, and an indirect wholly-owned subsidiary of Johnson & Johnson, OrthoTech did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying unaudited combined financial statements have been derived by extracting the assets, liabilities and revenues and expenses of OrthoTech from the consolidated assets, liabilities and revenues and expenses of DePuy and Johnson & Johnson. The accompanying unaudited combined financial statements reflect assets, liabilities, revenues and expenses directly attributable to OrthoTech as well as allocations deemed reasonable by management to present the combined results of their operations for the three month periods ended March 31, 2000 and 1999 on a stand alone basis. The allocation methodologies have been described within the respective notes and management considers the allocations to be reasonable. However, the combined financial position, results of operations and their cash flows of OrthoTech may differ from those that may have been achieved had OrthoTech operated autonomously or as an entity independent of DePuy and Johnson & Johnson. In addition, due to the reliance of the OrthoTech business on Johnson & Johnson and DePuy, the historical operating results may not be indicative of future results.

     There was no direct interest expense incurred by OrthoTech therefore, no interest expense has been reflected in the combined financial statements.

     All significant accounts and transactions within OrthoTech have been eliminated.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

CASH

     OrthoTech participates in DePuy's cash pooling arrangements, under which cash balances are cleared automatically to a central account. All transactions between OrthoTech and DePuy have been accounted for as settled in cash at the time such transactions were recorded by OrthoTech.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                          NOTES TO COMBINED FINANCIAL
                     STATEMENTS (UNAUDITED) -- (CONTINUED)

COMPREHENSIVE INCOME

     In accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", components of other comprehensive income
(loss) consist of the following:

                                                      FOR THE THREE
                                                       MONTHS ENDED
                                                  ----------------------
                                                  MARCH 31,    MARCH 31,
                                                    2000         1999
                                                  ---------    ---------
Net income (loss)...............................     $(5)         $50
Other comprehensive income
  Currency translation adjustments..............       3            6
                                                     ---          ---
     Total comprehensive income (loss)..........     $(2)         $56
                                                     ---          ---

3. TRANSACTIONS WITH JOHNSON & JOHNSON AND DEPUY

     OrthoTech relies on Johnson & Johnson and DePuy for certain services, including treasury, cash management, employee benefits, tax compliance, risk management, internal audit, financial reporting and general corporate services. Although certain expenses related to services have been allocated to OrthoTech, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements may not have been the same as those that would have occurred had OrthoTech been an independent entity. A description of the related party transactions follows:

SALES OF PRODUCTS

     OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market. Net sales for such products were $798 and $1,084 for the three months ended March 31, 2000 and 1999, respectively.

ALLOCATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Effective January 1, 2000, J&J began allocating certain costs to OrthoTech. These costs include insurance, fringe benefits (principally pension and postretirement benefits), legal, payroll, accounts payable, and certain other administrative costs. Such costs have been allocated to OrthoTech based upon headcount and sales, and amounted to $870 for the three months ended March 31, 2000. Management believes these allocations are reasonable. Prior to January 1, 2000, these cost were incurred and paid by OrthoTech.

     OrthoTech has been allocated a portion of the costs of the DePuy central support functions. These costs include central departments, notably legal, tax, treasury, finance, business development, and human resources. Such costs have

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                          NOTES TO COMBINED FINANCIAL
                     STATEMENTS (UNAUDITED) -- (CONTINUED)

been allocated to OrthoTech based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Such amounts were $56 and $61 for the three months ended March 31, 2000 and 1999, respectively. Management believes these allocations are reasonable.

     In addition, OrthoTech has been allocated a portion of the selling, general and administrative expenses of the Johnson & Johnson and DePuy affiliates outside of the U.S. that sold OrthoTech's products. Such amounts were $263 and $356 for the three months ended March 31, 2000 and 1999, respectively. These amounts have been allocated based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

     The total allocated selling, general and administrative expenses described above are separately identified on the combined statements of operations.

INVESTED EQUITY

     Invested equity consists of capital contributions by DePuy and Johnson & Johnson, borrowings and repayments to DePuy and Johnson & Johnson, retained earnings/deficit and the cumulative translation adjustment.

INTERCOMPANY ACCOUNT WITH DEPUY

     The average intercompany balance outstanding for the three month periods ended March 31, 2000 and 1999 was a net payable due to DePuy of $2,507 and $2,473, respectively.

INCOME TAXES

     OrthoTech is not a separate taxable entity in any jurisdiction. Rather, OrthoTech's taxable income is included in consolidated income tax returns of Johnson & Johnson in most jurisdictions. However, for purposes of these unaudited combined financial statements, the provision for income taxes has been computed on a separate return basis using estimated annual effective tax rates in various tax jurisdictions. Effective tax rates were 101.3% and 80.7% for the three month periods ended March 31, 2000 and 1999, respectively. Current income taxes are considered to have been paid or charged to Johnson & Johnson.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                          NOTES TO COMBINED FINANCIAL
                     STATEMENTS (UNAUDITED) -- (CONTINUED)

4. INVENTORIES

     Inventories consist of the following:

                                                 AS OF         AS OF
                                               MARCH 31,    DECEMBER 31,
                                                 2000           1999
                                               ---------    ------------
                                                      (UNAUDITED)
Raw materials................................   $4,028         $3,566
Work-in-process..............................       42             75
Finished goods...............................    3,327          3,562
                                                ------         ------
                                                $7,397         $7,203
                                                ======         ======

5. CONCENTRATION OF CREDIT RISK

     OrthoTech sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

     Concentrations of credit risk with respect to trade receivables are limited due to the large numbers of customers comprising OrthoTech's customer base. No one customer represents more than 10% of sales or receivables. Ongoing credit evaluations of customers' financial conditions are performed, and, generally, no collateral is required. OrthoTech maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

6. GEOGRAPHIC AREAS

     Information about OrthoTech's operations by geographic area for the three months ended March 31, 2000 and 1999 are shown below:

                                                                       OPERATING
                                                          SALES TO      INCOME
THREE MONTHS ENDED MARCH 31, 2000                         CUSTOMERS     (LOSS)
---------------------------------                         ---------    ---------
  North America.........................................   $11,858       $254
  Europe................................................       441         85
  Asia Pacific..........................................        87          2
  Rest of the World.....................................        20         (2)
                                                           -------       ----
     Total..............................................   $12,406       $339
                                                           =======       ====

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                          NOTES TO COMBINED FINANCIAL
                     STATEMENTS (UNAUDITED) -- (CONTINUED)

                                                                       OPERATING
                                                          SALES TO      INCOME
THREE MONTHS ENDED MARCH 31, 1999                         CUSTOMERS     (LOSS)
---------------------------------                         ---------    ---------
  North America.........................................   $11,334       $146
  Europe................................................       769        112
  Asia Pacific..........................................        55          3
  Rest of the World.....................................        24         (2)
                                                           -------       ----
     Total..............................................   $12,182       $259
                                                           =======       ====

7. CONTINGENCIES

     In the normal course of business, OrthoTech is party to claims and disputes. OrthoTech has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on OrthoTech's combined financial position, results of operations or cash flows.

8. SUBSEQUENT EVENTS

     On May 17, 2000, DePuy entered into a letter of exclusivity and term sheet with a Buyer in which the Buyer agreed to purchase the inventory, property, plant and equipment, plus certain rights and intellectual property of the bracings and soft supports business of OrthoTech. The sale is expected to be completed in the second quarter of 2000.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS



To the Board of Directors of

Johnson & Johnson:

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in invested equity, and combined statements of cash flows present fairly, in all material respects, the combined financial position of DePuy Orthopaedic Technology, Inc. ("OrthoTech"), an integrated operation of DePuy, Inc. ("DePuy"), which is a wholly-owned subsidiary of Johnson & Johnson as described in Note 1 to the combined financial statements, as of December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, in conformity with accounting principles generally accepted in the United States. These combined financial statements are the responsibility of OrthoTech's management; our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     OrthoTech is a fully integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. Consequently, as indicated in Note 2, these combined financial statements have been derived from the consolidated financial statements and accounting records of Johnson & Johnson and DePuy and reflect significant assumptions and allocations. Moreover, as indicated in Note 3, OrthoTech relies on DePuy for administrative, management and other services. The financial position, results of operations and cash flows of OrthoTech could differ from those that would have resulted had OrthoTech operated autonomously or as an entity independent of Johnson & Johnson and DePuy.

                                          /s/ PRICEWATERHOUSECOOPERS LLP


Florham Park, New Jersey

April 19, 2000

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998

                                                                  AS OF
                                                               DECEMBER 31,
                                                            ------------------
                                                             1999       1998
                                                            -------    -------
                                                              (IN THOUSANDS)
ASSETS
  Current assets
     Cash.................................................  $    --    $     2
     Accounts receivable, less allowances ($2,202 and
       $1,084 in 1999 and 1998, respectively).............   10,332      6,983
     Inventories..........................................    7,203      7,460
     Deferred income taxes................................    1,761      2,140
     Other current assets.................................       52         90
                                                            -------    -------
       Total current assets...............................   19,348     16,675
  Property, plant and equipment, net......................    3,577      3,356
  Goodwill and other identifiable intangibles assets,
     net..................................................   48,135     50,179
  Deferred income taxes...................................      272        254
  Other assets............................................       45         44
                                                            -------    -------
     Total assets.........................................  $71,377    $70,508
                                                            =======    =======
LIABILITIES AND INVESTED EQUITY
  Current liabilities
     Accounts payable.....................................  $ 1,354    $ 1,828
     Book overdraft.......................................      539         --
     Accrued liabilities..................................    2,291      2,414
                                                            -------    -------
       Total current liabilities..........................    4,184      4,242
     Invested equity......................................   67,193     66,266
                                                            -------    -------
       Total liabilities and invested equity..............  $71,377    $70,508
                                                            =======    =======

The accompanying notes are an integral part of these combined financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

        COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
                FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
               PERIOD OCTOBER 29, 1998 THROUGH DECEMBER 31, 1998

                                                 FOR THE        FOR THE PERIOD
                                                YEAR ENDED     OCTOBER 29, 1998
                                               DECEMBER 31,         THROUGH
                                                   1999        DECEMBER 31, 1998
                                               ------------    -----------------
                                                        (IN THOUSANDS)
Net sales....................................    $48,423            $ 8,046
Cost of goods sold (1998 includes $1,891 of
  inventory write-offs for restructuring)....     27,019              7,241
                                                 -------            -------
  Gross profit...............................     21,404                805
Selling, general and administrative
  expenses...................................     16,069              2,828
Research and development expense.............        286                 34
Amortization expense.........................      2,044                341
Allocated expenses (Note 3)..................      1,498                302
Restructuring charges (Note 9)...............         --              1,500
                                                 -------            -------
                                                  19,897              5,005
Income (loss) before provision/(benefit) for
  income taxes...............................      1,507             (4,200)
Provision/(benefit) for income taxes.........      1,406             (1,485)
                                                 -------            -------
Net income (loss)............................    $   101            $(2,715)
                                                 -------            -------
Invested equity -- beginning of period.......    $66,266            $68,324
Advances from (repayments to) DePuy..........        803                660
Currency translation adjustment..............         23                 (3)
                                                 -------            -------
Invested equity -- end of period.............    $67,193            $66,266
                                                 =======            =======

The accompanying notes are an integral part of these combined financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
               PERIOD OCTOBER 29, 1998 THROUGH DECEMBER 31, 1998


                                                 FOR THE        FOR THE PERIOD
                                                YEAR ENDED     OCTOBER 29, 1998
                                               DECEMBER 31,         THROUGH
                                                   1999        DECEMBER 31, 1998
                                               ------------    -----------------
                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..........................    $   101            $(2,715)
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities
     Depreciation............................        629                 89
     Amortization............................      2,044                341
     Deferred income taxes...................        361             (1,832)
     Provision for accounts receivable.......      1,118                114
     Provisions for restructuring............         --              1,500
     Loss on disposal of property and
       equipment.............................          6                 --
  Changes in operating assets and liabilities
     (Increase) decrease in accounts
     receivable..............................     (4,467)               244
     Decrease (increase) in other assets.....         37                (63)
     Decrease in inventory...................        257              2,150
     (Decrease) increase in accounts
       payable...............................       (474)               189
     (Decrease) in accrued expenses..........       (123)              (770)
                                                 -------            -------
     Net cash used in operating activities...       (511)              (753)
                                                 -------            -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment........       (833)              (116)
                                                 -------            -------
     Net cash used in investing activities...       (833)              (116)
                                                 -------            -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from DePuy........................        803                660
  Book overdraft.............................        539                 --
                                                 -------            -------
     Net cash provided by financing
       activities............................      1,342                660
                                                 -------            -------
Net change in cash...........................         (2)              (209)
Cash, beginning of period....................          2                211
                                                 =======            =======
Cash, end of period..........................    $    --            $     2
                                                 =======            =======


The accompanying notes are an integral part of these combined financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy"). Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft support business, was combined with Orthopaedic Technology and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). Subsequently, on October 29, 1998, Johnson & Johnson acquired DePuy in a purchase business combination, and the existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. As a result of these transactions, OrthoTech became an integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. The accompanying combined financial statements exclude the operations of an arthroscopy business of OrthoTech, which was transferred to another operation of Johnson & Johnson on January 1, 2000, as well as a casting business which is not part of the sale described above. Accordingly, the accompanying combined financial statements of OrthoTech present an aggregation of the bracing and soft supports operations of DePuy, as well as the J&J Business, effective October 29, 1998 (the date upon which the combined business being sold was under common control). Refer to Note 2 for additional details.

     OrthoTech engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. OrthoTech's primary markets are North America, Europe and the Asia Pacific Region. OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     As described in Note 1, the businesses that comprise OrthoTech were not under common management control during the entire three year period ended December 31, 1999. Accordingly, the combined financial statements of OrthoTech presented herein represent the business being sold for the period they were under common control (Johnson & Johnson's acquisition of DePuy on October 29, 1998). Separate financial statements of OrthoTech and separate financial state-

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

ments of the J&J Business have been prepared for the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998 as follows:

          a. Separate financial statements have been prepared which depict the results of operations and cash flows of OrthoTech for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997 which represents the period OrthoTech was controlled by DePuy (prior to Johnson & Johnson acquiring DePuy).

          b. Separate financial statements have been prepared to depict the revenues and direct expenses of the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997. This represents the period in which the bracing and soft supports business, which was later transferred to OrthoTech and is part of the net assets being sold, was owned directly by Johnson & Johnson.

     As an integrated operation of DePuy, and an indirect wholly-owned subsidiary of Johnson & Johnson, OrthoTech did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying combined financial statements have been derived by extracting the assets, liabilities and revenues and expenses of OrthoTech from the consolidated assets, liabilities and revenues and expenses of DePuy and Johnson & Johnson. The accompanying combined financial statements reflect assets, liabilities, revenues and expenses directly attributable to OrthoTech as well as allocations deemed reasonable by management to present the combined financial position of OrthoTech at December 31, 1999 and 1998, and the combined results of their operations and cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998 on a stand alone basis. The allocation methodologies have been described within the respective notes and management considers the allocations to be reasonable. However, the combined financial position, results of operations and cash flows of OrthoTech may differ from those that may have been achieved had OrthoTech operated autonomously or as an entity independent of DePuy and Johnson & Johnson. In addition, due to the reliance of the OrthoTech business on Johnson & Johnson and DePuy, the historical operating results may not be indicative of future results.

     There was no direct interest expense incurred by OrthoTech therefore, no interest expense has been reflected in the combined financial statements.

     All significant accounts and transactions within OrthoTech have been eliminated.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

REVENUE RECOGNITION

     Revenues from product sales are recognized when goods are shipped and title and risk of loss passes to customers.

CASH

     OrthoTech participates in DePuy's cash pooling arrangements, under which cash balances are cleared automatically to a central account. All transactions between OrthoTech and DePuy have been accounted for as settled in cash at the time such transactions were recorded by OrthoTech.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. OrthoTech utilizes the straight-line method of depreciation over the estimated useful lives of the assets:

Leasehold improvements..............  Shorter of life of lease or 15 years
Machinery and equipment.............  3-10 years

     Gains and losses on disposals are included in selling, general and administrative expense. Major additions and betterments are capitalized, whereas maintenance and repairs are expensed as incurred.

INTANGIBLE ASSETS

     The goodwill reflected in these combined financial statements relates to the acquisition of DePuy by Johnson & Johnson and is being amortized on a straight-line basis over a period of 40 years. Values assigned to other identifiable intangible assets, consisting of the trademarks and OrthoTech's existing products, are being amortized on a straight-line basis over a period of 40 years and 20 years, respectively.

LONG-LIVED ASSETS

     OrthoTech continually evaluates the carrying value of its long-lived assets, including intangibles, for impairment. Any impairments would be recognized when the expected future operating cash flows derived from such intangible assets is less than their carrying value.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

FOREIGN CURRENCY TRANSLATION

     The local currencies of OrthoTech's international operations represent their respective functional currencies. Assets and liabilities of foreign operations are translated from their respective local currencies to U.S. dollars using exchange rates in effect at the corresponding balance sheet dates. Income statement and cash flow amounts are translated using the average exchange rates in effect during the period. Adjustments resulting from the translation of foreign currency financial statements have been included in invested equity. Gains and losses resulting from foreign currency transactions are included in the results of operations and are immaterial to the periods presented.

COMPREHENSIVE INCOME

     In accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," components of other comprehensive income/
(loss) consist of the following:

                                                              FOR THE
                                                               PERIOD
                                                            OCTOBER 29,
                                              FOR THE           1998
                                             YEAR ENDED       THROUGH
                                            DECEMBER 31,    DECEMBER 31,
                                                1999            1998
                                            ------------    ------------
Net income/(loss).........................      $101          $(2,715)
Other comprehensive income
  Currency translation adjustments........        23               (3)
                                                ----          -------
     Total comprehensive income/(loss)....      $124          $(2,718)
                                                ====          =======

ADVERTISING

     Costs associated with advertising are expensed in the year incurred. Advertising expenses, which are comprised of print media, television and radio advertising, were $74 and $45 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

3. TRANSACTIONS WITH JOHNSON & JOHNSON AND DEPUY

     OrthoTech relies on Johnson & Johnson and DePuy for certain services, including treasury, cash management, employee benefits, tax compliance, risk management, internal audit, financial reporting and general corporate services.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

Although certain expenses related to services have been allocated to OrthoTech, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements may not have been the same as those that would have occurred had OrthoTech been an independent entity. A description of the related party transactions follows:

SALES OF PRODUCTS

     OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market. Net sales for such products were $3,816 and $655 for the year ended December 31, 1999 and the period from October 29, 1998 through December 31, 1998, respectively.

ALLOCATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     OrthoTech has been allocated a portion of the costs of the DePuy central support functions. These costs include central departments, notably legal, tax, treasury, finance, business development, and human resources. Such costs have been allocated to OrthoTech based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Such amounts were $243 and $73 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively. Management believes these allocations are reasonable.

     In addition, OrthoTech has been allocated a portion of the selling, general and administrative expenses of the Johnson & Johnson and DePuy affiliates outside of the U.S. that sold OrthoTech's products. Such amounts were $1,255 and $229 for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998, respectively. These amounts have been allocated based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

     The total allocated selling, general and administrative expenses described above are separately identified on the combined statements of operations.

INVESTED EQUITY

     Invested equity consists of capital contributions by DePuy and Johnson & Johnson, borrowings and repayments to DePuy and Johnson & Johnson, retained earnings/deficit and the cumulative translation adjustment.

INTERCOMPANY ACCOUNT WITH DEPUY

     The average intercompany balance outstanding for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998 was a net payable due to DePuy of $5,244 and a net receivable due from DePuy of $13,364, respectively.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

PENSIONS

     Eligible OrthoTech employees are provided with pension benefits through a noncontributory defined contribution plan which covers substantially all non-union employees of DePuy in the United States. This plan provides for targeted benefits based on the employee's average compensation in the years preceding retirement. In general, DePuy's policy is to contribute actuarially determined amounts that are expected to be sufficient to meet projected benefit payment requirements.

     Employees of DePuy's international subsidiaries are covered by various pension benefit arrangements, some of which are considered to be defined benefit plans for financial reporting purposes. Funding policies are based on legal requirements, tax considerations and local practices.

     Since the aforementioned pension arrangements are part of certain DePuy employee benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. Therefore, no liability or asset is reflected in the accompanying combined financial statements. OrthoTech has been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying combined financial statements was $284 and $31 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Certain OrthoTech employees are covered under DePuy's unfunded postretirement health care benefit plans. In general, DePuy pays a defined portion of an eligible retiree's health care premium. The plans are contributory based on years of services, with contributions adjusted annually.

     Since the aforementioned postretirement benefit arrangements are part of certain DePuy benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. Therefore, no asset or liability is reflected in the accompanying combined financial statements. OrthoTech has been allocated postretirement benefit costs based upon participant employee headcount. Net postretirement benefit expense included in the accompanying combined financial statements was $159 and $17 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

SAVINGS PLAN

     Under an employee savings plan sponsored by DePuy, non-union employees of OrthoTech in the United States may contribute up to 11% of their compensation, subject to certain limitations. DePuy matches 100% of an employees' contribution up to 4% of their compensation. Matching contributions made by DePuy and expensed were $315 and $55 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

STOCK BASED COMPENSATION

     For the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, certain employees of OrthoTech participated in certain Johnson & Johnson sponsored share option and long-term share incentive plans. Stock options expire 10 years from the date they are granted and vest over service periods that range from one to six years. All options granted are valued at current market price.

     A summary of the status of OrthoTech's participation in Johnson & Johnson's stock option plans as of December 31, 1999 and December 31, 1998 and changes during the period ending on those dates, is presented below:

                                                                WEIGHTED
                                                                AVERAGE
                                                   OPTIONS      EXERCISE
                                                 OUTSTANDING     PRICE
                                                 -----------    --------
BALANCE AT OCTOBER 29, 1998....................        --       $    --
Option granted.................................    15,350         80.31
Options exercised..............................        --            --
Options cancelled/forfeited....................        --            --
                                                   ------       -------
BALANCE AT DECEMBER 31, 1998...................    15,350         80.31
Options granted................................    12,550        100.16
Options exercised..............................        --            --
Options cancelled/forfeited....................     2,000         80.31
                                                   ------       -------
BALANCE AT DECEMBER 31, 1999...................    25,900       $ 89.93
                                                   ======       =======

     The following table summarized stock options outstanding and exercisable at December 31, 1999:

                 OUTSTANDING                        EXERCISABLE
----------------------------------------------   ------------------
                                      AVERAGE              AVERAGE
    EXERCISE                AVERAGE   EXERCISE             EXERCISE
  PRICE RANGE     OPTIONS    LIFE      PRICE     OPTIONS    PRICE
----------------  -------   -------   --------   -------   --------
     $80.31       13,350      8.9     $ 80.31      --         $--
    $100.16       12,550      9.9      100.16      --         --
                  ------      ---     -------       --        --
$80.31 - $100.16  25,900      9.4     $ 89.93      --         $--
                  ======      ===     =======       ==        ==

     Johnson & Johnson applies the provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," that calls for companies to measure employee stock compensation expense based on the fair value method of accounting. However, as allowed by the Statement, Johnson & Johnson elected continued use of Accounting Principle Board (APB) Opinion

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

No. 25, "Accounting for Stock Issued to Employees," with pro forma disclosure of net income determined as if the fair value method had been applied in measuring compensation cost. Had the fair value method been applied, net (loss) income would have been adjusted to the amounts indicated below:

                                                          FOR THE PERIOD
                                           FOR THE       OCTOBER 29, 1998
                                          YEAR ENDED         THROUGH
                                         DECEMBER 31,      DECEMBER 31,
                                             1999              1998
                                         ------------    ----------------
Net income (loss) -- as reported.......      $101            $(2,715)
Net income (loss) -- as adjusted.......      $ 63            $(2,718)

     Compensation cost for the determination of "net income (loss) -- as adjusted" were estimated using the Black-Scholes option pricing model and the following assumptions:

                                                          FOR THE PERIOD
                                           FOR THE       OCTOBER 29, 1998
                                          YEAR ENDED         THROUGH
                                         DECEMBER 31,      DECEMBER 31,
                                             1999              1998
                                         ------------    ----------------
Risk free interest rate................       6.35%             4.47%
Expected volatility....................      24.00%            22.00%
Expected dividend yield................       1.13%             1.30%
Expected life..........................   5.0 years         5.0 years

     The weighted average fair value of options granted in the year ended December 31, 1999 and the period from October 29, 1998 through December 31, 1998 was $30.21 and $19.61, respectively.

INCOME TAXES

     OrthoTech is not a separate taxable entity in any jurisdiction. Rather, the OrthoTech's taxable income is included in consolidated income tax returns of Johnson & Johnson in most jurisdictions. However, for purposes of these combined financial statements, the provision for income taxes has been computed on a separate return basis. Current income taxes are considered to have been paid or charged to Johnson & Johnson. The principal components of deferred taxes are related to depreciation and amortization of fixed assets and intangibles, and the impact of certain costs and accruals not currently deductible.

4. JOHNSON & JOHNSON ACQUISITION OF DEPUY

     On October 29, 1998, Johnson & Johnson completed its acquisition of DePuy. The excess of purchase price over the estimated fair value of net tangible assets acquired has been allocated to identifiable intangibles and goodwill in the

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

consolidated financial statements of Johnson & Johnson. Included in the purchase price allocations from the acquisition of DePuy were the following intangible assets relating to OrthoTech:

Intangible assets
  Goodwill..................................................  $11,467
  Existing OrthoTech products...............................   31,256
  Trademarks................................................    7,797
                                                              -------
     Total..................................................  $50,520
                                                              =======

5. INVENTORIES

     Inventories consist of the following:

                                                           AS OF
                                                        DECEMBER 31,
                                                      ----------------
                                                       1999      1998
                                                      ------    ------
Raw materials.......................................  $3,566    $4,102
Work-in-process.....................................      75       120
Finished goods......................................   3,562     3,238
                                                      ------    ------
                                                      $7,203    $7,460
                                                      ======    ======

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                           AS OF
                                                        DECEMBER 31,
                                                      ----------------
                                                       1999      1998
                                                      ------    ------
Leasehold improvements..............................  $  581    $  279
Machinery and equipment.............................   3,723     3,070
Construction in progress............................      --        78
                                                      ------    ------
                                                      $4,304    $3,427
Less: Accumulated depreciation......................    (727)      (71)
                                                      ------    ------
                                                      $3,577    $3,356
                                                      ------    ------

     Depreciation expense amounted to $629 and $89 for the year ended December 31, 1999 and for the period from October 29, 1998 through December 31, 1998, respectively.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

7. INCOME TAXES

     The provision for income taxes was calculated by applying statutory tax rates to the reported pretax income after considering permanent items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Johnson & Johnson, which are related to OrthoTech.

     The effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                          FOR THE PERIOD
                                           FOR THE       OCTOBER 29, 1998
                                          YEAR ENDED         THROUGH
                                         DECEMBER 31,      DECEMBER 31,
                                             1999              1998
                                         ------------    ----------------
U.S. ..................................     $1,078           $(4,265)
Foreign................................        429                65
                                            ------           -------
  Income/(loss) before provision/
     (benefit) for income taxes........      1,507            (4,200)
                                            ------           -------
     Statutory taxes...................     $  527           $(1,470)
                                            ------           -------
Tax rates:
  Statutory Federal income tax rate....       35.0%            (35.0)%
  Goodwill amortization not
     deductible........................       48.0%              2.8%
  State and local taxes, net of Federal
     tax benefit.......................        2.8%              3.8%
  Other................................        7.5%             (7.0)%
                                            ------           -------
     Effective income tax rate.........       93.3%            (35.4)%
                                            ======           =======

     Other consists principally of non-deductible business meal and entertainment expenses and tax differences related to foreign operations.

     Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates to differences between the financial reporting and the tax basis of existing assets and liabilities. The more

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

significant temporary differences giving rise to deferred tax assets and liabilities are as follows:

                                      AS OF                    AS OF
                                DECEMBER 31, 1999        DECEMBER 31, 1998
                              ---------------------    ---------------------
                              ASSETS    LIABILITIES    ASSETS    LIABILITIES
                              ------    -----------    ------    -----------
Reserves....................  $1,130                   $1,354
Accruals....................     313                      312
Intangibles.................     525                      525
Depreciation................               $(297)                   $(215)
Other.......................     362                      418
                              ------       -----       ------       -----
     Total deferred income
       taxes................  $2,330       $(297)      $2,609       $(215)
                              ======       =====       ======       =====

8. INTANGIBLE ASSETS

     Components of net intangible assets were:

                                                          AS OF
                                                       DECEMBER 31,
                                                    ------------------
                                                     1999       1998
                                                    -------    -------
Goodwill..........................................  $11,467    $11,467
Trademarks........................................    7,797      7,797
Existing OrthoTech products.......................   31,256     31,256
                                                    -------    -------
                                                     50,520     50,520
Less: Accumulated amortization....................   (2,385)      (341)
                                                    -------    -------
                                                    $48,135    $50,179
                                                    =======    =======

     Amortization expense was $2,044 and $341 for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998, respectively.

9. RESTRUCTURING CHARGES

     In the fourth quarter of 1998, Johnson & Johnson approved a plan to reconfigure its global network of manufacturing and operating facilities with the objective of enhancing operating efficiencies. The estimated cost of this plan was $613 million which was reflected in the 1998 consolidated financial statements of Johnson & Johnson (cost of sales ($60 million), and restructuring charge ($553 million)). The charge consisted of employee separation costs of $161 million, assets impairments of $322 million, impairments of intangibles of $52 million, and other exit cost of $78 million.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

     Restructuring charges which were included in the overall $613 million charge taken by Johnson and Johnson that related to OrthoTech included:

                                                           FOR THE PERIOD
                                                            OCTOBER 29,
                                                            1998 THROUGH
                                                            DECEMBER 31,
                                                                1998
                                                           --------------
Inventory write-off's....................................      $1,891
Write-off of intangible assets...........................       1,500
                                                               ------
Total....................................................      $3,391
                                                               ======

     Inventory write-off's represent costs to exit business related to certain bracing and soft supports products. The write-off of intangible assets consists of the net book value of a patent related to a product which was discontinued.

10. RENTAL EXPENSE AND LEASE COMMITMENTS

     Rental expense relating to OrthoTech's administrative building and land under an operating lease amounted to approximately $505 and $84 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998.

     The approximate minimum rental payments required under the operating lease that has initial or remaining noncancellable lease terms in excess of one year at December 31, 1999 are:

2000..................................................  $  505
2001..................................................     505
2002..................................................     505
2003..................................................     505
2004..................................................     505
Thereafter............................................   6,521
                                                        ------
                                                        $9,046
                                                        ======

11. CONCENTRATION OF CREDIT RISK

     OrthoTech sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

     Concentrations of credit risk with respect to trade receivables are limited due to the large numbers of customers comprising OrthoTech's customer base. No one customer represents more than 10% of sales or receivables. Ongoing credit evaluations of customers' financial conditions are performed, and, generally, no

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

collateral is required. OrthoTech maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

23. GEOGRAPHIC AREAS

     Information about OrthoTech's operations by geographic area for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998 are shown below:

                                      SALES TO     OPERATING     TOTAL
                                      CUSTOMERS     INCOME      ASSETS
                                      ---------    ---------    -------
YEAR ENDED DECEMBER 31, 1999
  North America.....................   $45,610      $  995      $70,643
  Europe............................     2,452         489          669
  Asia Pacific......................       267          17           55
  Rest of the World.................        94           6           10
                                       -------      ------      -------
     Total..........................   $48,423      $1,507      $71,377
                                       =======      ======      =======

                                  SALES TO       OPERATING       TOTAL
                                  CUSTOMERS    INCOME (LOSS)    ASSETS
                                  ---------    -------------    -------
PERIOD OCTOBER 29, 1998 THROUGH
  DECEMBER 31, 1998
  North America.................   $7,566         $(4,259)      $69,737
  Europe........................      411              44           712
  Asia Pacific..................       58              14            53
  Rest of the World.............       11               1             6
                                   ------         -------       -------
     Total......................   $8,046         $(4,200)      $70,508
                                   ======         =======       =======

13. CONTINGENCIES

     In the normal course of business, OrthoTech is party to claims and disputes. OrthoTech has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on OrthoTech's combined financial position, results of operations or cash flows.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Johnson & Johnson

     In our opinion, the accompanying statements of operations and changes in invested equity, and statements of cash flows present fairly, in all material respects, the results of operations and cash flows of DePuy Orthopaedic Technology, Inc. ("OrthoTech"), an integrated operation of DePuy, Inc., as described in Note 1, for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of OrthoTech's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     For the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, OrthoTech was a fully integrated operation of DePuy. Consequently, as indicated in Note 2, these statements have been derived from the consolidated financial statements and accounting records of DePuy and reflect significant assumptions and allocations. Moreover, as indicated in Note 3, OrthoTech relied on DePuy for administrative, management and other services. The results of operations and cash flows of OrthoTech could differ from those that would have resulted had OrthoTech operated autonomously or as an entity independent of DePuy.

                                          /s/ PRICEWATERHOUSECOOPERS LLP


Florham Park, New Jersey

April 19, 2000

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

            STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
          FOR THE PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                FOR THE PERIOD
                                               JANUARY 1, 1998         FOR THE
                                                   THROUGH           YEAR ENDED
                                               OCTOBER 28, 1998   DECEMBER 31, 1997
                                               ----------------   -----------------
                                                          (IN THOUSANDS)
Net sales....................................      $32,863             $38,846
Cost of goods sold...........................       18,190              21,281
                                                   -------             -------
     Gross profit............................       14,673              17,565
Selling, general and administrative
  expenses...................................       10,932              12,795
Research and development expenses............          173                 323
Amortization expense.........................        1,163               1,389
Allocated expenses from DePuy (Note 3).......          749                 792
                                                   -------             -------
                                                    13,017              15,299
                                                   -------             -------
Income before provision for income taxes.....        1,656               2,266
Provision for income taxes...................        1,061               1,434
                                                   -------             -------
     Net income..............................      $   595             $   832
                                                   =======             =======
Invested equity -- beginning of period.......      $51,418             $52,714
Advances from (repayments to) DePuy..........       (1,513)             (2,089)
Currency translation adjustment..............           (2)                (39)
                                                   -------             -------
     Invested equity -- end of period........      $50,498             $51,418
                                                   =======             =======

The accompanying notes are an integral part of these financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                FOR THE PERIOD
                                               JANUARY 1, 1998         FOR THE
                                                   THROUGH           YEAR ENDED
                                               OCTOBER 28, 1998   DECEMBER 31, 1997
                                               ----------------   -----------------
                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.................................      $   595             $   832
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation............................          447                 388
     Amortization............................        1,163               1,389
     Deferred income taxes...................         (298)                (26)
     Provision for accounts receivable.......          572                 102
     Changes in operating assets and
       liabilities:
       Increase in accounts receivable.......         (708)               (211)
       Decrease in other assets..............           72                 375
       (Increase) decrease in inventory......         (939)                295
       Increase in accounts payable..........          121                 327
       Increase in accrued expenses..........          843                  27
                                                   -------             -------
Net cash provided by operating activities....        1,868               3,498
                                                   -------             -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment........         (756)               (620)
                                                   -------             -------
     Net cash used in investing activities...         (756)               (620)
                                                   -------             -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments to DePuy........................       (1,513)             (2,089)
  Book overdraft.............................           --                (356)
                                                   -------             -------
     Net cash used in financing activities...       (1,513)             (2,445)
                                                   -------             -------
Net change in cash...........................         (401)                433
Cash, beginning of period....................          612                 179
                                                   -------             -------
     Cash, end of period.....................      $   211             $   612
                                                   =======             =======

The accompanying notes are an integral part of these financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy") in a purchase business combination. Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft supports business, was combined with Orthopedic Technology and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). DePuy was formed as the result of a worldwide reorganization completed by its parent, Corange Limited ("Corange"), to realign its worldwide orthopaedic operations into a stand-alone entity in order to sell shares of the realigned entity to the public through an Initial Public Offering ("IPO"). The IPO occurred in October 1996 and approximately 16% of DePuy's shares were sold to the public.

     On May 24, 1997, the shareholders of Corange entered into an agreement to sell 100% of its shares to an indirect subsidiary of Roche Holding Ltd. ("Roche"), a multinational company. This transaction was finalized on March 5, 1998. As a result of this transaction, Roche held approximately 84% of DePuy. DePuy continued to operate as an independent organization until October 28, 1998.

     On October 29, 1998, Johnson & Johnson acquired DePuy, in a purchase business combination, and the existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. As a result of these transactions, OrthoTech became an integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. Refer to Note 2 for additional details.

     OrthoTech engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. OrthoTech's primary markets are North America, Europe and the Asia Pacific Region. OrthoTech sells its products through DePuy affiliated companies outside of the U.S. market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     As described in Note 1, the businesses that comprise OrthoTech were not under common management control during the entire three year period ended December 31, 1999. Accordingly, the financial statements of OrthoTech presented herein represent the predecessor business being sold for the period in which it was controlled by DePuy and not under common management control (the period

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

prior to Johnson & Johnson acquiring DePuy on October 29, 1998). Separate combined financial statements of OrthoTech and the J&J Business have been prepared for the period the business was under common control (the period subsequent to Johnson & Johnson acquiring DePuy on October 29, 1998) and separate financial statements of the J&J Business have been prepared for the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998 as follows:

          a. Separate combined financial statements have been prepared which depict the combined financial position of OrthoTech and the J&J Business as of December 31, 1999 and 1998, and the combined results of their operations and cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998. This represents the period in which OrthoTech was controlled by Johnson & Johnson (October 29, 1998 through December 31, 1999).

          b. Separate financial statements have been prepared to depict the revenues and direct expenses of the J&J Business for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997. This represents the period in which the bracing and soft supports business, which was later transferred to OrthoTech and is part of the net assets being sold, was owned directly by Johnson & Johnson.

     The accompanying financial statements exclude the operations of an arthroscopy business of OrthoTech, which was transferred to another operation of Johnson & Johnson on January 1, 2000, and is not part of the sale described in
Note 1.

     As an integrated operation of DePuy, OrthoTech did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying financial statements have been derived by extracting the assets, liabilities and revenues and expenses of OrthoTech from the consolidated assets, liabilities and revenues and expenses of DePuy. The accompanying financial statements reflect assets, liabilities, revenues and expenses directly attributable to OrthoTech as well as allocations deemed reasonable by management to present the results of OrthoTech's operations and cash flows for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997 on a stand alone basis. The allocation methodologies have been described within the respective notes and management considers the allocations to be reasonable. However, the results of operations and cash flows of OrthoTech may differ from those that may have been achieved had OrthoTech operated autonomously or as an entity independent of DePuy. In addition, due to the reliance of the OrthoTech business on DePuy, the historical operating results may not be indicative of future results.

     There was no direct interest expense incurred by OrthoTech therefore, no interest expense has been reflected in the financial statements.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

     All significant accounts and transactions within OrthoTech have been eliminated.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from product sales are recognized when goods are shipped and title and risk of loss passes to customers.

CASH

     OrthoTech participated in DePuy's cash pooling arrangements, under which cash balances are cleared automatically to a central account held by another DePuy business. All transactions between OrthoTech and DePuy have been accounted for as settled in cash at the time such transactions were recorded by OrthoTech.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

     Property, plant and equipment are stated at cost. OrthoTech utilizes the straight-line method of depreciation over the estimated useful lives of the assets:

Leasehold improvements..................  Shorter of life of lease or 15 years
Machinery and equipment.................  3-10 years

     Gains and losses on disposals are included in selling, general and administrative expenses. Major additions and betterments are capitalized, whereas maintenance and repairs are expensed as incurred.

INTANGIBLE ASSETS

     The excess of the cost over the fair value of the net assets of purchased businesses is recorded as goodwill and is amortized on a straight-line basis over periods of 30 years or less. The cost of other identifiable intangibles is amortized on a straight-line basis over their estimated useful lives.

LONG-LIVED ASSETS

     OrthoTech continually evaluates the carrying value of its long-lived assets, including intangibles, for impairment. Any impairments would be recognized when the expected future operating cash flows derived from such intangible assets is less than their carrying value.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

FOREIGN CURRENCY TRANSLATION

     The local currencies of OrthoTech's international operations represent their respective functional currencies. Assets and liabilities of foreign operations are translated from their respective local currencies to U.S. dollars using exchange rates in effect at the corresponding balance sheet dates. Income statement and cash flow amounts are translated using the average exchange rates in effect during the period. Gains and losses resulting from foreign currency transactions are included in the results of operations and are immaterial to the periods presented.

COMPREHENSIVE INCOME

     In accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," components of other comprehensive income/(loss) consist of the following:

                                                FOR THE
                                                PERIOD
                                              JANUARY 1,
                                                 1998          FOR THE
                                                THROUGH       YEAR ENDED
                                              OCTOBER 28,    DECEMBER 31,
                                                 1998            1997
                                              -----------    ------------
Net income..................................     $595            $832
Other comprehensive income
  Currency translation adjustments..........       (2)            (39)
                                                 ----            ----
     Total comprehensive income.............     $593            $793
                                                 ====            ====

ADVERTISING

     Costs associated with advertising are expensed in the year incurred. Advertising expenses, which are comprised of print media, television and radio were $5 and $9 for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

3. TRANSACTIONS WITH DEPUY

     OrthoTech relies on DePuy for certain services, including treasury, cash management, employee benefits, tax compliance, risk management, financial reporting and general corporate services. Although certain expenses related to these services have been allocated to OrthoTech, the results of operations and cash flows presented in the financial statements may not have been the same as those that would have occurred had OrthoTech been an independent entity. A description of the related party transactions follows:

SALES OF PRODUCTS

     OrthoTech sells its products through DePuy affiliated companies outside of the U.S. market. Net sales for such products were $1,392 and $1,677 for the period from January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

ALLOCATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     OrthoTech has been allocated a portion of the costs of the DePuy central support functions. These costs include central departments, notably legal, tax, treasury, finance, business development, investor relations and human resources. Such amounts were $324 and $349 for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively. Such costs have been allocated to OrthoTech based upon Ortho Tech's sales to third parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

     In addition, OrthoTech has been allocated a portion of the selling, general and administrative expenses of the DePuy affiliates outside of the U.S. that sold OrthoTech's products. Such amounts were $425 and $443 for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively. These amounts have been allocated based upon OrthoTech's sales to third Parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

     The total allocated selling, general and administrative expenses described above are separately identified on the statements of operations.

INVESTED EQUITY

     Invested equity consists of capital contributions by DePuy, borrowings and repayments to DePuy, retained earnings/deficit and the cumulative translation adjustment.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

INTERCOMPANY ACCOUNT WITH DEPUY

     The average intercompany balance outstanding for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 was a net receivable due from DePuy of $15,200 and $13,902, respectively.

PENSIONS

     Eligible OrthoTech employees are provided with pension benefits through a noncontributory defined contribution plan which covers substantially all non-union employees of DePuy in the United States. This plan provides for targeted benefits based on the employee's average compensation in the years preceding retirement. In general, DePuy's policy is to contribute actuarially determined amounts that are expected to be sufficient to meet projected benefit payment requirements.

     Employees of DePuy's international subsidiaries are covered by various pension benefit arrangements, some of which are considered to be defined benefit plans for financial reporting purposes. Funding policies are based on legal requirements, tax considerations and local practices.

     Since the aforementioned pension arrangements are part of certain DePuy employee benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. OrthoTech has been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying financial statements was $153 and $40 for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

SAVINGS PLAN

     DePuy also sponsors a 401(k) plan for non-union employees of its domestic operations. Non-union employees may contribute up to 11% of their compensation, subject to certain limitations. DePuy matches 100% of an employee's contribution up to 4% of their compensation. Matching contributions made by DePuy and expensed were $235 and $278 for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Effective January 1, 1998, certain OrthoTech employees become eligible to be covered under DePuy's unfunded postretirement healthcare benefit plans. In general, DePuy pays a defined portion of an eligible retiree's healthcare premium. The plans are contributory based on years of services, with contributions adjusted annually.

     Since the aforementioned postretirement benefit arrangements are part of certain DePuy benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. OrthoTech has been allocated postretirement benefit costs based upon participant employee headcount. Net postretirement benefit expense

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

included in the accompanying financial statements was $84 for the period January 1, 1998 through October 28, 1998.

STOCK BASED COMPENSATION

     For the period January 1, 1998 through October 28, 1998 and the year January 1, 1997 through December 31, 1997, certain employees of OrthoTech participated in certain DePuy sponsored share option and long-term share incentive plans. Grants pursuant to these plans were at the market price of the DePuy shares at the date of grant except for the DePuy Stock Purchase Plan described below for which the option price is 85% of the fair market value of DePuy stock. DePuy elected to measure compensation expense based upon the intrinsic value approach under APB No. 25.

     A summary of the status of OrthoTech's participation in DePuy's stock option plans as of October 28, 1998 and December 31, 1997 and changes during the periods ending on those dates, is presented below:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                           OPTIONS      EXERCISE
                                                         OUTSTANDING     PRICE
                                                         -----------    --------
BALANCE AT JANUARY 1, 1997.............................     61,500       $17.50
Option granted.........................................     52,500        23.46
Options exercised......................................     (1,412)       17.50
Options cancelled/forfeited............................    (20,750)       17.50
                                                           -------       ------
BALANCE AT DECEMBER 31, 1997...........................     91,838        20.86
Options granted........................................         --           --
Options exercised......................................         --           --
Options cancelled/forfeited............................    (18,335)       20.38
                                                           -------       ------
BALANCE AT OCTOBER 28, 1998............................     73,503       $21.04
                                                           =======       ======

     Had compensation cost for DePuy's stock option grants been determined consistent with the fair value approach of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" which requires recognition of compensation cost ratably over the vesting period of the underlying instruments and had such compensation cost been allocated to OrthoTech,

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

OrthoTech's net income would have been adjusted to the amounts indicated below:

                                                FOR THE
                                                PERIOD
                                              JANUARY 1,
                                                 1998          FOR THE
                                                THROUGH       YEAR ENDED
                                              OCTOBER 28,    DECEMBER 31,
                                                 1998            1997
                                              -----------    ------------
Net income -- as reported...................     $595            $832
Net income -- as adjusted...................      438             662

     Compensation cost for the determination of Net Income -- as adjusted were estimated using the Black-Scholes option pricing model and the following assumptions:

                                                        FOR THE
                                                        PERIOD
                                                      JANUARY 1,
                                                         1998          FOR THE
                                                        THROUGH       YEAR ENDED
                                                      OCTOBER 28,    DECEMBER 31,
                                                         1998            1997
                                                      -----------    ------------
Risk free interest rate.............................      5.90%          5.90%
Expected volatility.................................     39.74%         39.74%
Expected dividend yield.............................      0.75%          0.75%
Expected life.......................................    6 years        6 years

     The weighted-average fair value of options granted during the year ended December 31, 1997 was $11.49. The weighted-average fair value of options granted below market price during 1997 was $11.74. The weighted-average exercise price of options granted at market price during 1997 was $25.60. The weighted-average exercise price of options granted below market price during 1997 was $17.50. There were no options granted during the period January 1, 1998 through October 28, 1998.

     Effective January 1, 1997, DePuy adopted the DePuy, Inc. Employee Stock Option/Purchase Plan (the "Stock Purchase Plan") for purposes of providing its employees with an opportunity to participate in equity ownership by purchasing DePuy stock at a discount. The committee administering the Stock Purchase Plan determined the maximum number of shares to be issued during each annual period. All employees who had completed 90 days of employment were eligible to participate in offerings under the Stock Purchase Plan. In order to participate, an eligible employee had to authorize a payroll deduction at a rate of 1% to 10% of base pay, which was credited to the participant's plan account. The option price of the stock under the Stock Purchase Plan was 85% of the fair market value of the

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

stock on the offering commencement date. During 1997, OrthoTech employees purchased approximately 8,850 shares at an average price of $17.96. The weighted average fair value was $5.49 per share. There were no shares purchased by OrthoTech employees during the period January 1, 1998 through October 28, 1998. Compensation cost for the determination of "Net income-as adjusted" were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free interest rate.....................................   5.46%
Expected volatility.........................................  36.60%
Dividend yield..............................................   0.75%

INCOME TAXES

     OrthoTech is not a separate taxable entity in any jurisdiction. Rather, the OrthoTech's taxable income is included in consolidated income tax returns of DePuy in most jurisdictions. However, for purposes of these financial statements, the provision for income taxes has been computed on a separate return basis. Current income taxes are considered to have been paid or charged to DePuy. The principal components of deferred taxes are related to depreciation and amortization of fixed assets and intangibles, and the impact of certain costs and accruals not currently deductible.

4. DEPUY ACQUISITION OF ORTHOTECH

     On March 11, 1996, DePuy acquired all of the outstanding shares of common stock of Orthopedic Technology, in consideration of $46.3 million in cash. The purchase method of accounting was applied to this acquisition and the excess of purchase price over the estimated fair value of net assets acquired of $41.5 million was allocated to goodwill. The goodwill relating to this acquisition is amortized on a straight-line basis over a period of 30 years.

5. INCOME TAXES

     The provision for income taxes was calculated by applying statutory tax rates to the reported pretax income after considering permanent items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of DePuy, which are related to OrthoTech.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

     The effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                PERIOD
                                              JANUARY 1,
                                                 1998          FOR THE
                                                THROUGH       YEAR ENDED
                                              OCTOBER 28,    DECEMBER 31,
                                                 1998            1997
                                              -----------    ------------
U.S. .......................................    $1,551          $2,107
Foreign.....................................       105             159
                                                ------          ------
Income before provision for income taxes....    $1,656          $2,266
                                                ------          ------
Statutory taxes.............................    $  580          $  793
Tax rates:
  Statutory Federal income tax rate.........      35.0%           35.0%
  Goodwill amortization not deductible......      24.6%           21.5%
  State and local taxes, net of federal tax
     benefit................................       3.5%            3.2%
  Other.....................................       1.0%            3.6%
                                                ------          ------
  Effective income tax rate.................      64.1%           63.3%
                                                ------          ------

6. AMORTIZATION OF INTANGIBLE ASSETS

     Amortization expense was $1,163 and $1,389 for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively.

7. RENTAL EXPENSE AND LEASE COMMITMENTS

     Rental expense relating to OrthoTech's administrative building and land under an operating lease amounted to approximately $387 and $323 for the period January 1, 1998 through October 28, 1998 and $323 for the year ended December 31, 1997, respectively.

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

     The approximate minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year at October 31, 1998 are:


1998 (October through December).............................  $   84
1999........................................................     505
2000........................................................     505
2001........................................................     505
2002........................................................     505
2003........................................................     505
Thereafter..................................................   7,025
                                                              ------
     Total..................................................  $9,634
                                                              ======

8. CONCENTRATION OF CREDIT RISK

     OrthoTech sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

     Concentrations of credit risk is limited due to the large numbers of customers comprising OrthoTech's customer base and their dispersion across geographic areas. No one customer represents more than 10% of sales. Ongoing credit evaluations of customers' financial conditions are performed, and, generally, no collateral is required. OrthoTech maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

9. GEOGRAPHIC AREAS

     Information about OrthoTech's operations by geographic area for the period January 1, 1998 through October 28, 1998 and for the year end December 31, 1997 are shown below:

                                                          SALES TO     OPERATING
PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998           CUSTOMERS     INCOME
-----------------------------------------------           ---------    ---------
  North America.........................................   $32,084      $1,480
  Europe................................................       640         126
  Asia Pacific..........................................       139          50
                                                           -------      ------
     Total..............................................   $32,863      $1,656
                                                           =======      ======

                       DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

                                                          SALES TO     OPERATING
PERIOD ENDED DECEMBER 31, 1997                            CUSTOMERS     INCOME
------------------------------                            ---------    ---------
  North America.........................................   $37,941      $2,039
  Europe................................................       697         155
  Asia Pacific..........................................       208          72
                                                           -------      ------
     Total..............................................   $38,846      $2,266
                                                           =======      ======

10. CONTINGENCIES

     In the normal course of business, OrthoTech is party to claims and disputes. OrthoTech has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on OrthoTech's results of operations or cash flows.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Johnson & Johnson:

     We have audited the accompanying historical statements of revenues and expenses of the Bracing and Soft Supports Business of Johnson & Johnson (the "Bracing and Soft Supports Business"), an integrated operation of Johnson & Johnson, for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997. These historical statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying historical statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Bracing and Soft Supports Business' revenues and expenses.

     In our opinion, the historical statements of revenues and expenses present fairly, in all material respects, the revenues and expenses described in Note 2 of the Bracing and Soft Supports Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.

     For the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, the Bracing and Soft Supports Business was a fully integrated operation of Johnson & Johnson. Consequently, as indicated in Note 2, these historical statements have been derived from the consolidated financial statements and accounting records of Johnson & Johnson and reflect significant assumptions and allocations. Moreover, as indicated Note 2, the Bracing and Soft Supports Business relied on Johnson & Johnson for administrative, management and other services. The results of operations of the Bracing and Soft Supports Business could differ from those that would have resulted had the Bracing and Soft Supports Business operated autonomously or as an entity independent of Johnson & Johnson.

                                          /s/ PricewaterhouseCoopers


Florham Park, New Jersey

April 19, 2000

                     BRACING AND SOFT SUPPORTS BUSINESS OF
                               JOHNSON & JOHNSON

                      STATEMENTS OF REVENUES AND EXPENSES
            FOR THE PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997

                                                        FOR THE
                                                        PERIOD
                                                      JANUARY 1,
                                                         1998          FOR THE
                                                        THROUGH       YEAR ENDED
                                                      OCTOBER 28,    DECEMBER 31,
                                                         1998            1997
                                                      -----------    ------------
                                                        (DOLLARS IN THOUSANDS)
Net sales...........................................    $7,640          $7,955
Expenses
  Costs of goods sold...............................     4,811           5,857
  Selling, marketing and distribution expenses......     2,566           2,870
                                                        ------          ------
     Total expenses.................................     7,377           8,727
                                                        ------          ------
       Revenues in excess of expenses/(expenses in
          excess of revenues).......................    $  263          $ (772)
                                                        ======          ======

The accompanying notes are an integral part of these financial statements.

                     BRACING AND SOFT SUPPORTS BUSINESS OF
                               JOHNSON & JOHNSON

                      NOTES TO STATEMENTS OF REVENUES AND
                                    EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy"). Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft supports business, was combined with OrthoTech, and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). Subsequently, on October 29, 1998, Johnson & Johnson acquired DePuy in a purchase business combination. The existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. The net assets of the J&J Business will be included in the potential sale of the net assets of OrthoTech. Accordingly, these accompanying financial statements relate to the J&J Business.

     The J&J Business engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. The J&J Business' primarily markets are North America, Europe and the Asia Pacific Region. The J&J Business sells its products through Johnson & Johnson affiliated companies outside of the U.S. market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     As described in Note 1, the businesses that comprise OrthoTech were not under common management control during the entire three years ended December 31, 1999. Accordingly, the financial statements of the J&J Business presented herein represent the J&J Business being sold during the period it was owned directly by Johnson & Johnson and not under common management control with OrthoTech (the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998). Separate combined financial statements of OrthoTech and the J&J Business have been prepared for the period it was under common management control (Johnson & Johnson acquisition of DePuy on October 29, 1998) and separate financial statements of OrthoTech have been prepared for the period it was not under common management control (the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998) as follows:

          a. Separate combined financial statements have been prepared to depict the financial position of OrthoTech and the J&J Business at December 31,

                     BRACING AND SOFT SUPPORTS BUSINESS OF
                               JOHNSON & JOHNSON

                      NOTES TO STATEMENTS OF REVENUES AND
                            EXPENSES -- (CONTINUED)

     1999 and 1998, and the results of their operations and cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998. This represents the period in which OrthoTech was controlled by Johnson & Johnson (October 29, 1998 through December 31,
     1999).

          b. Separate financial statements have been prepared which depict the results of operations and cash flows of OrthoTech for the year ended December 31, 1997 and the period January 1, 1998 through October 28, 1998. This represents the period in which OrthoTech was controlled by DePuy (prior to Johnson & Johnson acquiring DePuy).

     As an integrated operation of Johnson & Johnson, the J&J Business did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. The Statements of Revenues and Expenses are derived by extracting the revenues and direct expenses of the J&J Business from the consolidated revenues and expenses of Johnson & Johnson. Accordingly, the accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and reflect revenues and expenses directly attributable to the J&J Business and are not intended to be a complete presentation of the J&J Business' revenues and expenses. The operations of the J&J Business rely on Johnson & Johnson affiliated companies for selling, marketing, sales order processing, billing, collections, warehousing, distribution, information technology, insurance, human resources, accounting, premises, regulatory, treasury, tax and legal support. The direct expenses of the J&J Business presented in these statements include selling, marketing, warehousing and distribution and have been allocated based on management's estimates of the cost of service provided to the J&J Business by other Johnson & Johnson affiliated companies. Management believes that these allocations are based on assumptions that are reasonable under the circumstances. Allocations of general and administrative expenses and Johnson & Johnson Corporate overhead have been excluded from these statements. Due to the reliance of the J&J Business on Johnson & Johnson and its affiliated companies, the historical operating results may not be indicative of future results.

     There was no direct interest expense incurred by or allocated to the J&J Business, therefore, no interest expense has been reflected in these statements.

     All significant intercompany accounts and transactions within the J&J Business have been eliminated.

REVENUE RECOGNITION

     Revenue is recognized from product sales when the goods are shipped and title and risk of loss passes to the customer.

                     BRACING AND SOFT SUPPORTS BUSINESS OF
                               JOHNSON & JOHNSON

                      NOTES TO STATEMENTS OF REVENUES AND
                            EXPENSES -- (CONTINUED)

SELLING, MARKETING AND DISTRIBUTION EXPENSES

     The direct selling, marketing and distribution expenses includes an allocation of such expenses from Johnson & Johnson and its affiliates. Different allocation methods apply to the various components of these expenses. Management believes that these allocation methods, which include sales, employee headcount, case and volume weight, are reasonable.

     The direct expenses allocated to the J&J Business by Johnson & Johnson and its affiliates for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 for selling, marketing, warehousing and distribution were $2,566 and $2,870, respectively.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") method.

FOREIGN CURRENCY TRANSLATION

     The local currencies of the J&J Business' international operations represent their respective functional currencies. Revenues and expense amounts are translated using the average exchange rates in affect during the period.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

3. INCOME TAXES

     The J&J Business is not a separate legal taxable entity for Federal, state or local income tax purposes and therefore, a provision for income taxes has not been presented in these statements. The operations of the J&J Business are included in the consolidated Federal income tax return of Johnson & Johnson, to the extent appropriate and are included in the Foreign, state and local returns of the other Johnson & Johnson domestic and international affiliates.

4. INTERNATIONAL OPERATIONS

     Net sales of the international operations of the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, were $1,817 and $2,431, respectively.

                     BRACING AND SOFT SUPPORTS BUSINESS OF
                               JOHNSON & JOHNSON

                      NOTES TO STATEMENTS OF REVENUES AND
                            EXPENSES -- (CONTINUED)

5. RETIREMENT AND PENSION PLANS

     Certain of the J&J Business' employees are covered under various retirement and pension plans which are sponsored by Johnson & Johnson and its affiliates. Net pension expense charged to the J&J Business for its participation in the Johnson & Johnson defined benefit plans for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, was approximately $11 and $11, respectively.

     Certain of J&J Business' employees also participate in a voluntary 401(k) savings plan sponsored by Johnson & Johnson which is designed to enhance the existing retirement program covering eligible domestic employees. The J&J Business was charged approximately $12 and $11 for its portion of Johnson & Johnson contributions to the savings plan for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively.

6. OTHER POSTRETIREMENT BENEFITS

     The J&J Business, through Johnson & Johnson sponsored plans, provides postretirement benefits, primarily health care, to all domestic retired employees and their dependents. Most international employees are covered by government-sponsored programs and the cost of the J&J Business is not significant. The J&J Business does not fund retiree health care benefits in advance and has the right to modify these plans in the future. The cost of providing these postretirement benefits is determined in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

     Net postretirement benefit costs charged to the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 was $12 and $11, respectively.

     The J&J Business, through Johnson & Johnson, provides certain other postemployment benefits. The cost of providing these postemployment benefits is determined in accordance with the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

     Net postemployment benefit costs charged to the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 was $19 and $18, respectively.

7. CONCENTRATION OF CREDIT RISK

     The J&J Business sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

                     BRACING AND SOFT SUPPORTS BUSINESS OF
                               JOHNSON & JOHNSON

                      NOTES TO STATEMENTS OF REVENUES AND
                            EXPENSES -- (CONTINUED)

     Concentrations of credit risk is limited due to the large numbers of customers comprising the J&J Business customer base and their dispersion across geographic areas. No one customer represents more than 10% of sales.

8. CONTINGENCIES

     In the normal course of business, the J&J Business is party to claims and disputes. The J&J Business' has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on the J&J Business' results of operations.

                                 DONJOY, L.L.C.


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



     The following unaudited pro forma consolidated financial information of the Company is based on DonJoy's historical financial statements for the year ended December 31, 1999 and the three-month period ended April 1, 2000, and Orthotech's historical financial statements appearing elsewhere in this prospectus, as adjusted to illustrate the estimated effects of the Orthotech Acquisition and the Transactions, and reclassifications to Orthotech's financial statements to conform with the Company's presentation and financial statement classifications.



     The Orthotech Acquisition was completed on July 7, 2000 and the Transactions were completed on June 30, 2000. The unaudited pro forma consolidated balance sheet gives effect to the Orthotech Acquisition as if it occurred on April 1, 2000. The unaudited pro forma consolidated statement of income for the year ended December 31, 1999 gives effect to the Orthotech Acquisition and the Transactions as if they had occurred on January 1, 1999 and the unaudited pro forma consolidated statement of income for the three-month period ended April 1, 2000 gives effect to the Orthotech Acquisition as if it had occurred as of January 1, 1999. The recapitalization had no impact on the historical basis of DonJoy's assets and liabilities as reflected in the consolidated financial statements except for the elimination of the intercompany accounts.



     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data does not purport to represent what financial position or consolidated results of operations would have actually been if the Orthotech Acquisition and the Transactions had in fact occurred on the dates indicated and are not necessarily representative of the Company's consolidated financial position or consolidated results of operations for any future date or period. The unaudited pro forma consolidated financial data should be read in conjunction with the above-referenced historical financial statements and the notes thereto of the Company and Orthotech.



ORTHOTECH ACQUISITION OVERVIEW AND INTEGRATION PLAN



     The Company did not acquire any of Orthotech's facilities or the majority of its employees and instead will integrate the Orthotech operations into its existing business. Upon closing of the Orthotech Acquisition, DePuy Orthopaedic retained all responsibility with regards to lease obligations on the Orthotech facility and severance obligations for terminated Orthotech employees. The synergies the Company anticipates arising from the Orthotech Acquisition are due primarily to reduction of headcount, the transfer of the majority of Orthotech's sales force to independent distributors and consolidation of the operations into the Company's manufacturing facilities.



     In accordance with a transition services agreement, DePuy Orthopaedic has agreed to provide certain transitional services to the Company for varying periods while the operations of Orthotech are integrated into those of the Company. Such services include continued operation of Orthotech's manufacturing facilities, employee payroll service and benefits, and computer services and other administrative services.


     The Company plans to integrate Orthotech into its business over a period of 90 days. Approximately 85%-90% of Orthotech's manufactured products will be rationalized against the Company's product line, with the remaining manufactured products either offered as new products or discontinued. In addition, Orthotech product offerings will be rationalized into the Company's DonJoy, ProCare, international and OfficeCare distribution channels.


     Historically, Orthotech sold its products internationally to related party distributors who then re-sold the Orthotech products to the end user consumer. In Orthotech's historical financial statements, Orthotech recorded these revenues based on the sales value to the end user consumer. The Company will not utilize Orthotech's related party distributors. The Company intends to sell internationally at a pre-determined transfer price to third party distributors at sales values that are less than those realized on sales to the end user consumer.

                                 DONJOY, L.L.C.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 APRIL 1, 2000


                                                            PRO FORMA
                                              HISTORICAL   ADJUSTMENTS    PRO FORMA
                                              ----------   -----------    ---------
                                                     (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................  $   8,676      $(1,980)(a)  $   6,696
  Accounts receivable, net of allowance for
     doubtful accounts of $1,391............     21,579           --         21,579
  Accounts receivable, related parties......      1,469           --          1,469
  Inventories, net..........................     13,707        5,475(b)      19,182
  Other current assets......................      1,123           --          1,123
                                              ---------      -------      ---------
Total current assets........................     46,554        3,495         50,049
Property, plant and equipment, net..........      7,750        1,250(b)       9,000
Intangible assets, net......................     32,495       42,510(b)      75,005
Debt issuance costs, net....................      6,830          425(a)       7,255
Other assets................................        321          451(b)         772
                                              ---------      -------      ---------
Total assets................................  $  93,950      $48,131      $ 142,081
                                              =========      =======      =========
LIABILITIES AND MEMBERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable..........................  $   5,695      $    --      $   5,695
  Accounts payable, related parties.........         20           --             20
  Accrued compensation......................      1,872           --          1,872
  Accrued commissions.......................      1,132           --          1,132
  Long-term debt, current portion...........        500          580(a)       1,080
  Accrued interest..........................      3,682           --          3,682
  Other accrued liabilities.................      4,085           --          4,085
                                              ---------      -------      ---------
Total current liabilities...................     16,986          580         17,566
12 5/8% Senior Subordinated Notes...........     98,106           --         98,106
Long-term debt, less current portion........     14,625       23,420(a)      38,045
Revolving credit facility...................         --       12,600(a)      12,600
Redeemable Preferred Units; 100,000 units
  authorized, 40,184 units issued and
  outstanding at April 1, 2000; liquidation
  preference $36,616 at April 1, 2000.......     33,878        3,433(a)      37,311
Members' deficit:
  Common units; 2,900,000 units authorized,
     718,000 units issued and outstanding at
     April 1, 2000..........................     66,521        8,272(a)      74,793
  Notes receivable from officers............     (1,400)        (174)(a)     (1,574)
  Accumulated deficit.......................   (134,766)          --       (134,766)
                                              ---------      -------      ---------
Total members' (deficit) equity.............    (69,645)       8,098        (61,547)
                                              ---------      -------      ---------
Total liabilities and members' (deficit)
  equity....................................  $  93,950      $48,131      $ 142,081
                                              =========      =======      =========


See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet.

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET
                      (DOLLARS IN THOUSANDS IN ALL TABLES)


     (a) The Company financed the Orthotech Acquisition through borrowings under its credit agreement which was amended in connection with the Orthotech Acquisition, common and preferred equity financing and available cash. Under the amended credit agreement, the Company borrowed $24.0 million under a new term loan facility along with a $12.6 million borrowing on the revolving line of credit. Gross proceeds of $8.3 million from the sale of common units were received through the issuance of 73,775 common units to CDP for gross proceeds of $8.0 million along with the issuance of 2,115 common units to the Management Members for gross proceeds of $231,000 (of which $174,000 in promissory notes were issued by DonJoy, L.L.C.). Gross proceeds of $3.6 million from the sale of 4,221 units of Redeemable Preferred Units were received from existing Redeemable Preferred Unit holders of which the net proceeds totaled $3.4 million (excluding preferred unit fees). The following table lists the sources and uses of funds related to the Orthotech Acquisition (in thousands):



SOURCES
-------
Cash........................................................  $ 1,980
Revolving credit facility...................................   12,600
Term loan...................................................   24,000
Redeemable Preferred Units..................................    3,433
Common unit investment by CDP...............................    8,041
Common unit investment by Management........................      231
                                                              -------
                                                              $50,285
                                                              =======



USES
----
Cash to DePuy Orthopaedic...................................  $47,111
Management promissory notes.................................      174
Transaction fees and costs..................................    2,575
Debt issuance costs.........................................      425
                                                              -------
                                                              $50,285
                                                              =======



     (b) The purchase price of $49.7 million includes $47.1 million paid to DePuy Orthopaedic along with $2.6 million in fees and costs (the remaining $0.4 million of fees and costs related to debt issuance costs that will be amortized over the terms of the related debt instruments). The Company is in the process of conducting an independent valuation to determine the fair value of the assets acquired. The purchase price, including related fees and costs, has been preliminarily allocated to the tangible and intangible assets acquired based on their estimated fair market values. Upon completion of the independent valuation, adjustments to the

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                          BALANCE SHEET -- (CONTINUED)


preliminary allocation may be required. Under the asset purchase agreement, the Company did not assume any liabilities existing prior to the closing date.



     The following is the allocation of the purchase price (in thousands):


Inventories(1)....................................             $ 5,475
Equipment and furniture(2)........................               1,250
Other assets held for sale........................                 451
Intangibles(2):
  Goodwill........................................  $37,010
  Customer list...................................    5,000
  Covenant not to compete.........................      500     42,510
                                                    -------    -------
Net assets acquired...............................             $49,686
                                                               =======

-------------------------

(1) Includes $0.7 million for the incremental cost of fair market value on inventories.

(2) The depreciation and amortization periods range from 3 to 7 years for equipment, furniture and fixtures and 3 to 15 years for the intangibles.

                                 DONJOY, L.L.C.


              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FISCAL YEAR ENDED DECEMBER 31, 1999


                                                                      PRO FORMA ADJUSTMENTS
                                                                   ---------------------------
                                           DONJOY     ORTHOTECH     ORTHOTECH
                                         HISTORICAL   HISTORICAL   ACQUISITION    TRANSACTIONS    PRO FORMA
                                         ----------   ----------   -----------    ------------    ---------
                                                               (DOLLARS IN THOUSANDS)
Total net revenues.....................   $114,252     $48,423       $(1,703)(a)         --         160,972
Cost of goods sold.....................     51,056      27,019        (3,957)(b)     (1,817)(h)      72,301
                                          --------     -------       -------        -------       ---------
Gross profit...........................     63,196      21,404         2,254          1,817          88,671
Operating expenses:
  Sales and marketing..................     27,424      12,859           927(c)          --          41,210
  General and administrative...........     16,755       6,752          (780)(d)     (1,411)(i)      21,316
  Research and development.............      2,115         286            --             --           2,401
  Merger and integration costs.........         --          --           400(e)          --             400
                                          --------     -------       -------        -------       ---------
Total operating expenses...............     46,294      19,897           547         (1,411)         65,327
                                          --------     -------       -------        -------       ---------
Income from operations.................     16,902       1,507         1,707          3,228          23,344
Interest expense.......................     (7,568)         --        (3,572)(f)     (7,516)(j)     (18,656)
Interest income........................        181          --            --             --             181
                                          --------     -------       -------        -------       ---------
Income before income taxes.............      9,515       1,507        (1,865)        (4,288)          4,869
Provision (benefit) for income taxes...      2,387       1,406        (1,406)(g)     (2,387)(k)          --
                                          --------     -------       -------        -------       ---------
Net income and comprehensive net
  income...............................   $  7,128     $   101       $  (459)       $(1,901)      $   4,869
                                          ========     =======       =======        =======       =========
EBITDA(l)(m)...........................   $ 25,082     $ 4,404                                    $  33,296
                                          ========     =======                                    =========


See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Income.

                                 DONJOY, L.L.C.


              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                        THREE MONTHS ENDED APRIL 1, 2000


                                                             PRO FORMA
                                                            ADJUSTMENTS
                                                              FOR THE
                                    DONJOY     ORTHOTECH     ORTHOTECH
                                  HISTORICAL   HISTORICAL   ACQUISITION      PRO FORMA
                                  ----------   ----------   -----------      ---------
                                                 (DOLLARS IN THOUSANDS)
Total net revenues..............   $31,585      $12,406       $    35(a)      $44,026
Cost of goods sold..............    12,673        6,614        (1,107)(b)      18,180
                                   -------      -------       -------         -------
Gross profit....................    18,912        5,792         1,142          25,846
Operating expenses:
  Sales and marketing...........     7,713        3,401           608(c)       11,722
  General and administrative....     4,783        1,913          (352)(d)       6,344
  Research and development......       607          139            --             746
  Merger and integration
     costs......................        --           --            --              --
                                   -------      -------       -------         -------
Total operating expenses........    13,103        5,453           256          18,812
                                   -------      -------       -------         -------
Income from operations..........     5,809          339           886           7,034
Interest expense................    (3,811)          --          (893)(f)      (4,704)
Interest income.................       125           --            --             125
                                   -------      -------       -------         -------
Income before income taxes......     2,123          339            (7)          2,455
Provision (benefit) for income
  taxes.........................        --          344          (344)(g)          --
                                   -------      -------       -------         -------
Net income and comprehensive net
  income........................   $ 2,123      $    (5)      $   337         $ 2,455
                                   =======      =======       =======         =======
EBITDA(l).......................   $ 7,076      $ 1,007                       $ 9,217
                                   =======      =======                       =======


See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Income.

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              STATEMENTS OF INCOME
                      (DOLLARS IN THOUSANDS IN ALL TABLES)


     (a) Reclassification entry to make treatment of Orthotech's accounts receivable adjustments consistent with the Company's presentation and eliminate the sales value in excess of the transfer price associated with Orthotech international related party distributors, as follows:



                                                            THREE MONTHS
                                          YEAR ENDED            ENDED
                                       DECEMBER 31, 1999    APRIL 1, 2000
                                       -----------------    -------------
Reclassification of accounts
  receivable adjustments.............       $ 2,113             $ 833
Elimination of sales value in excess
  of transfer price..................        (3,816)             (798)
                                            -------             -----
                                            $(1,703)            $  35
                                            =======             =====


     (b) Entry records the (i) elimination of cost of goods sold associated with Orthotech international related party distributors, (ii) elimination of salaries, wages and benefits as a result of the consolidation of the Orthotech operations into the Company's existing facilities in Vista, California, (iii) elimination of discontinued building costs for the Orthotech facility, (iv) estimated incremental cost of the fair market value of acquired inventories, and
(v) estimated incremental depreciation of the fair market value of acquired property, plant and equipment on a straight line basis over the estimated economic lives of the underlying fixed assets ranging from 3 to 7 years, as follows:

                                                            THREE MONTHS
                                          YEAR ENDED            ENDED
                                       DECEMBER 31, 1999    APRIL 1, 2000
                                       -----------------    -------------
Cost of sales associated with
  Orthotech international related
  party distributors.................       $(2,132)           $  (471)
Elimination of salaries, wages and
  benefits...........................        (2,103)              (525)
Elimination of building costs........          (543)              (136)
Incremental cost of fair market value
  on inventories.....................           717                 --
Incremental depreciation on fair
  market value on property, plant and
  equipment..........................           104                 25
                                            -------            -------
                                            $(3,957)           $(1,107)
                                            =======            =======

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)


     (c) Reclassification entry to make treatment of Orthotech's accounts receivable adjustments consistent with the Company's presentation and eliminate selling costs associated with Orthotech international related party distributors, as follows:



                                                            THREE MONTHS
                                          YEAR ENDED            ENDED
                                       DECEMBER 31, 1999    APRIL 1, 2000
                                       -----------------    -------------
Reclassification of accounts
  receivable adjustments.............       $ 1,979             $ 828
Elimination of selling costs
  associated with Orthotech
  international related party
  distributors.......................        (1,052)             (220)
                                            -------             -----
                                            $   927             $ 608
                                            =======             =====



     (d) Entry records (i) reclassification to make treatment of Orthotech's accounts receivable adjustments consistent with the Company's presentation, (ii) elimination of administrative expenses associated with Orthotech international related party distributors, (iii) transition expenses including relocation costs, facility move costs, training and other related costs that are not allowed to be classified as merger and integration costs, (iv) depreciation on expenditures associated with the consolidation of Orthotech into the Company's existing facilities, (v) elimination of salaries, wages and benefits as a result of the consolidation of Orthotech operations into the Company's existing facilities, (vi) elimination of discontinued building costs for the Orthotech facility, (vii) elimination of amortization recorded by Orthotech, and (viii) amortization of the estimated fair value of goodwill and other intangible assets acquired over economic lives ranging from 3 to 15 years, as follows:



                                                            THREE MONTHS
                                          YEAR ENDED            ENDED
                                       DECEMBER 31, 1999    APRIL 1, 2000
                                       -----------------    -------------
Reclassification of accounts
  receivable adjustments.............       $   134             $   5
Elimination of administrative
  expenses related to Orthotech
  international related party
  distributors.......................          (203)              (42)
Transition expenses..................           550                --
Elimination of salaries, wages and
  benefits...........................        (1,919)             (480)
Elimination of building costs........          (224)              (56)
Elimination of amortization recorded
  by Orthotech.......................        (2,044)             (510)
Amortization of intangibles recorded
  at fair market value...............         2,926               731
                                            -------             -----
                                            $  (780)            $(352)
                                            =======             =====

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

     (e) Entry records estimated one-time, non-recurring merger and integration costs associated with the consolidation of the Orthotech operations into the Company's existing facilities including merger and integration and information systems consulting.

     (f) Pro forma adjustments to interest expense as a result of the Transaction are as follows:

                                                            THREE MONTHS
                                          YEAR ENDED            ENDED
                                       DECEMBER 31, 1999    APRIL 1, 2000
                                       -----------------    -------------
Increase in term loan ($24,000 at
  assumed weighted average rate of
  9.57%).............................       $2,297              $574
Existing revolving credit facility
  ($12,600 at assumed weighted
  average rate of 9.07%).............        1,142               285
Commitment fee on unused portion of
  revolving credit facility ($12,400
  at 0.5%)...........................           62                16
Amortization of debt issuance
  costs..............................           71                18
                                            ------              ----
                                            $3,572              $893
                                            ======              ====

     (g) Eliminates the provision for income taxes recorded by Orthotech. On June 30, 1999, DonJoy became a stand-alone limited liability company, as such the earnings of DonJoy and its subsidiaries will be included in the taxable income of its members. The provision for income taxes for 1999 is for the period prior to DonJoy becoming a stand-alone limited liability company.


     (h) Entry records elimination of brand royalties charged by Smith & Nephew for use of Smith & Nephew's trademarks and trade names. Following the Transactions, the Company does not have the license to use any of the Smith & Nephew trademarks or tradenames.



     (i) Entry records the elimination of (i) Smith & Nephew overhead allocations for corporate managed accounts and new business expense and corporate management expense which the Company does not incur following the Transactions (the "Eliminated Allocations"), (ii) Smith & Nephew overhead allocations for research and development and for amounts charged by Smith & Nephew for services provided to DonJoy for finance (risk management, treasury, audit and taxes), human resources and payroll and legal services (collectively, the "Other Corporate Allocations"); and the inclusion of (iii) the estimated costs to replace

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)


the services previously provided by Smith & Nephew as part of the Other Corporate Allocations, as follows:



                                                          YEAR ENDED
                                                       DECEMBER 31, 1999
                                                       -----------------
    Eliminated Allocations.........................            979
    Other Corporate Allocations....................            832
    Estimated cost to replace Smith & Nephew
      services.....................................           (400)
                                                            ------
                                                            $1,411
                                                            ======



          The pro forma statement of income for the year ended December 31, 1999 does not reflect adjustments for Smith & Nephew allocations for bonus, pension and insurance or payroll taxes and benefits or charges for direct legal expenses incurred by Smith & Nephew on DonJoy's behalf, which costs and expenses DonJoy believes it would have incurred on a stand-alone basis in approximately the same amounts during the pro forma period occurring prior to the Transactions, and are of a nature it has continued to incur following the Transactions. Accordingly, no pro forma adjustments for these items have been made. For a more complete description of the corporate charges and allocations, the services performed by Smith & Nephew after the recapitalization and the ability of DonJoy to replace such services, see
     Note 8 of Notes to DonJoy's Audited Consolidated Financial Statements, "Risk Factors -- No Recent Prior Operations as an Independent Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview -- Smith & Nephew Allocations and Sales" and "Certain Relationships and Related Transactions -- Other Agreements between DonJoy and Smith & Nephew -- Transition Services Agreement."



     (j) These pro forma adjustments reflect the effect on interest expense of the debt incurred to finance the Transactions for the period January 1, 2000 to the date of the recapitalization. Thereafter, such interest expense is included in the

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)


Company's historical financial statements. The pro forma adjustments to interest expense as a result of the Transactions are as follows:



                                                          YEAR ENDED
                                                       DECEMBER 31, 1999
                                                       -----------------
    Credit facility ($15,500 at assumed weighted
      average rate of 8.25%).........................       $   639
    Notes............................................         6,313
    Commitment fee on unused portion of new revolving
      credit facility ($25,000 at 0.5%)..............            63
                                                            -------
    Total pro forma cash interest expense............         7,015
    Amortization of debt issuance costs..............           401
    Amortization of discount.........................           100
                                                            -------
    Total pro forma interest expense.................       $ 7,516
                                                            =======



     (k) Eliminates provision for income taxes. DonJoy and the Company are limited liability companies; as such neither will be subject to tax following the Transactions as DonJoy's earnings will be included in the taxable income of its members. The indenture and the credit facility permit the Company to make distributions to DonJoy in certain amounts to allow DonJoy to make distributions to its members to pay income taxes on such allocated earnings.



     (l) EBITDA is defined as income from operations plus merger and integration costs, and depreciation and amortization. EBITDA is not a measure of performance under general accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. However, Management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. The Company's definition of EBITDA may not be comparable to that of other companies.



     (m) "Adjusted EBITDA" represents EBITDA (as defined above) adjusted to eliminate:


     - charges for brand royalties paid by DonJoy to Smith & Nephew for use of the Smith & Nephew trademarks and trade names which amounts are no longer paid following the recapitalization;

     - Smith & Nephew overhead allocations for corporate managed accounts and new business expense and corporate management expense which were not

                                 DONJOY, L.L.C.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

       incurred following consummation of the recapitalization (the "Eliminated Allocations");

     - Smith & Nephew overhead allocations for research and development and for amounts charged by Smith & Nephew for services provided to DonJoy for finance (risk management, treasury, audit and taxes), human resources and payroll and legal services (collectively, the "Other Corporate Allocations");

     - adjustments to include the costs incurred by DonJoy to replace the services previously provided by Smith & Nephew as part of the Other Corporate Allocations;

     The following are the EBITDA adjustments:


                                                YEAR ENDED DECEMBER 31, 1999
                              ----------------------------------------------------------------
                                                          PRO FORMA ADJUSTMENTS
                                                        --------------------------
                                DONJOY     ORTHOTECH     ORTHOTECH
                              HISTORICAL   HISTORICAL   ACQUISITION   TRANSACTIONS   PRO FORMA
                              ----------   ----------   -----------   ------------   ---------
EBITDA......................   $21,854       $4,180       $3,093(1)      $3,228       $32,355
Brand royalties.............     1,817           --           --         (1,817)           --
Eliminated Allocations......       979           --           --           (979)           --
Other Corporate
  Allocations...............       832           --           --           (832)           --
Estimated costs to replace
  Smith & Nephew services...      (400)          --           --            400            --
Eliminated step-up in
  inventory.................        --          224          717(2)          --           941
                               =======       ======       ======         ======       =======
EBITDA, as adjusted.........   $25,082       $4,404       $3,810         $   --       $33,296
                               =======       ======       ======         ======       =======


-------------------------

(1) Pro Forma Adjustments related to EBITDA include the amounts discussed above in Notes to Unaudited Pro Forma Consolidated Statements of Income, excluding the amounts for depreciation and amortization, interest and income taxes.


(2) Eliminates the incremental cost of the fair market value of acquired inventories associated with the Orthotech Acquisition (See Note (b) to Notes to Unaudited Pro Forma Consolidated Statements of Income).

$100,000,000



DJ ORTHOPEDICS, LLC



DJ ORTHOPEDICS CAPITAL CORPORATION


12 5/8% SENIOR SUBORDINATED NOTES DUE 2009


CHASE SECURITIES INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to Section 102(b)(7) of the DGCL, the Certificate of Incorporation of DJ Capital provides that the directors of DJ Capital, individually or collectively, shall not be held personally liable to DJ Capital Corp or its stockholders for monetary damages for breaches of fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to DJ Capital Corp or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under
Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The by-laws of DJ Capital provide for indemnification of its officers and directors to the full extent authorized by law.

     Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in a limited liability company's operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Bylaws of the Company and DonJoy provide that the Company and DonJoy shall, to the fullest extent authorized under the Act, indemnify and hold harmless against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered, any manager or officer of the Company or DonJoy, as the case may be, including indemnification for negligence or gross negligence but excluding indemnification (i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnitee derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


 3.1    Amended and Restated Operating Agreement of dj Orthopedics,
        LLC
 3.2    Second Amended and Restated Operating Agreement of DonJoy,
        LLC
 3.2A   Third Amended and Restated Operating Agreement dated as of
        July 7, 2000 of DonJoy, L.L.C. (Incorporated by reference to
        Exhibit 3.1 to DonJoy's report on Form 8-K dated July 21,
        2000).
 3.3    Certificate of Amendment to Certificate of Incorporation of
        DJ Orthopedics Capital Corporation
 3.4    By-laws of dj Orthopedics, LLC

 3.5    By-laws of DonJoy, LLC
 3.6    By-laws of DJ Orthopedics Capital Corporation
 4.1    Indenture dated as of June 30, 1999 among the Issuers,
        DonJoy and The Bank of New York, as Trustee
 4.2    Form of Note (included as Exhibit B to Exhibit 4.1)
 4.3    Exchange and Registration Rights Agreement dated as of June
        30, 1999 among the Issuers, DonJoy and Chase Securities
        Inc., as Initial Purchaser
 5.1    Opinion of O'Sullivan Graev & Karabell, LLP
10.1    Recapitalization Agreement dated as of April 29, 1999 among
        CDP, DonJoy and Smith & Nephew
10.2    Group Research Centre Technology Agreement dated as of June
        30, 1999 between DonJoy and Smith & Nephew
10.3 Supply Agreement dated as of June 30, 1999 between DonJoy and Smith & Nephew
10.4 Transition Services Agreement dated as of June 30, 1999 between DonJoy and Smith & Nephew
10.4A   First Amendment to Transition Services Agreement dated as of
        December 21, 1999 between DonJoy and Smith & Nephew.
        (Incorporated by reference to Exhibit 10.29 to the Annual
        Report on Form 10-K for the fiscal year ended December 31,
        1999).
10.5    Distribution Agreement dated as of June 30, 1999 between
        DonJoy, Smith & Nephew and the affiliates of Smith & Nephew listed on Schedule I thereto
10.6 CERF Laboratories Agreement dated as of June 30, 1999 between DonJoy and Smith & Nephew
10.7 Subleases dated as of June 30, 1999 between the Company and Smith & Nephew
10.8    Guaranties dated as of June 30, 1999 executed by DonJoy
10.9 Preferred Unit Purchase Agreement dated as of June 30, 1999 among DonJoy, CB Capital and First Union Investors
10.10   Members' Agreement dated as of June 30, 1999 among DonJoy,
        CDP, CB Capital, First Union Investors, Smith & Nephew and the Management Members
10.11   Credit Agreement dated as of June 30, 1999 among the
        Issuers, DonJoy, the Lenders party thereto and First Union
        National Bank, as Administrative Agent
10.11A  Agreement dated as of July 13, 2000 among DonJoy, L.L.C., DJ
        Orthopedics, L.L.C., the Lenders under that certain Credit
        Agreement dated as of June 30, 1999, as amended, First Union
        National Bank, as administrative agent, and The Chase
        Manhattan Bank, as syndication agent. (Incorporated by reference to Exhibit 10.3 to DonJoy's report on Form 8-K dated July 21, 2000).
10.12 Indemnity, Subrogation and Contribution Agreement dated as of June 30, 1999 among the Company, DJ Capital and First
        Union National Bank, as Collateral Agent
10.13   Parent Guarantee Agreement dated as of June 30, 1999 between
        DonJoy and First Union National Bank, as Collateral Agent
10.14 Subsidiary Guarantee Agreement dated as of June 30, 1999 between DJ Capital and First Union National Bank, as
        Collateral Agent
10.15   Pledge Agreement dated as of June 30, 1999 among the
        Company, DonJoy and First Union National Bank, as Collateral
        Agent
10.16   Security Agreement dated as of June 30, 1999 among the
        Company, DonJoy, DJ Capital and First Union National Bank, as Collateral Agent

10.17 Leasehold Deed of Trust, Security Agreement and Assignment of Leases and Rents dated as of June 30, 1999 by the Company, as grantor, to First American Title Insurance
        Company, as trustee
10.18   Employment Agreement dated as of June 30, 1999 between the
        Company and Leslie H. Cross
10.19   Employment Agreement dated as of June 30, 1999 between the
        Company and Cyril Talbot III
10.20   Employment Agreement dated as of June 30, 1999 between the
        Company and Michael R. McBrayer
10.21   Amended and Restated 1999 Option Plan of DonJoy dated
        January 20, 2000. (Incorporated by reference to Exhibit
        10.30 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
10.22   Retention Agreement dated December 14, 1998 between Smith &
        Nephew and Les Cross
10.23   Retention Agreement dated December 14, 1998 between Smith &
        Nephew and Cy Talbot
10.24   Retention Agreement dated December 14, 1998 between Smith &
        Nephew and Michael McBrayer
10.25   Retention Agreement dated December 14, 1998 between Smith &
        Nephew and Chuck Bastyr
10.26   Retention Agreement dated December 14, 1998 between Smith &
        Nephew and Peter Bray
10.27   Retention Agreement dated December 14, 1998 between Smith &
        Nephew and Kent Bachman. (Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
10.28   Employment and Separation Agreement dated as of October 25,
        1999 between Chuck Bastyr and dj Orthopedics, LLC.
        (Incorporated by reference to Exhibit 10.28 to the Annual
        Report on Form 10-K for the fiscal year ended December 31,
        1999).
10.29   Asset Purchase Agreement dated as of July 7, 2000 among
        DePuy Orthopaedic Technology, Inc., dj Orthopedics, L.L.C., and DonJoy, L.L.C. (Incorporated by reference to Exhibit 2.1 to DonJoy's report on Form 8-K dated July 21, 2000).
10.30 Preferred Unit Purchase Agreement dated as of July 7, 2000, among DonJoy, L.L.C., and CB Capital Investors, L.L.C.,
        First Union Capital Partners, L.L.C., DJC, Inc.,
        TCW/Crescent Mezzanine Trust II, and TCW Leveraged Income
        Trust II, L.P. (Incorporated by reference to Exhibit 4.1 to
        DonJoy's report on Form 8-K dated July 21, 2000).
10.31 Common Unit Purchase Agreement dated as of July 7, 2000, among DonJoy, L.L.C., and Chase DJ Partners, L.L.C., Leslie
        H. Cross & Deborah L. Cross Family Trust, Michael R.
        McBrayer, and Cyril Talbot III. (Incorporated by reference to Exhibit 4.2 to DonJoy's report on Form 8-K dated July 21,
        2000).
10.32   Secured Promissory Note dated as of July 7, 2000 between the
        Leslie H. Cross & Deborah L. Cross Family Trust and Leslie
        H. Cross, and DonJoy, L.L.C. (Incorporated by reference to
        Exhibit 4.3 to DonJoy's report on Form 8-K dated July 21,
        2000).
10.33   Secured Promissory Note dated as of July 7, 2000 between
        Cyril Talbot III and DonJoy, L.L.C. (Incorporated by reference to Exhibit 4.4 to DonJoy's report on Form 8-K dated July 21, 2000).
10.34   Secured Promissory Note dated as of July 7, 2000 between
        Michael R. McBrayer and DonJoy, L.L.C. (Incorporated by reference to Exhibit 4.5 to DonJoy's report on Form 8-K dated July 21, 2000).

10.35   Second Amended and Restated Pledge Agreement dated as of
        July 7, 2000, among Leslie H. Cross, Leslie H. Cross &
        Deborah L. Cross Family Trust, and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.6 to DonJoy's report on Form 8-K dated July 21, 2000).
10.36   Second Amended and Restated Pledge Agreement dated as of
        July 7, 2000 between Cyril Talbot III and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.7 to DonJoy's report on Form 8-K dated July 21, 2000).
10.37   Second Amended and Restated Pledge Agreement dated as of
        July 7, 2000, between Michael R. McBrayer and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.8 to DonJoy's report on Form 8-K dated July 21, 2000).
10.38   Unit Purchase Agreement dated as of June 28, 2000, among
        Smith & Nephew Disposal, Inc. and Chase DJ Partners, L.L.C.,
        Leslie H. Cross & Deborah L. Cross Family Trust, Michael R.
        McBrayer, and Cyril Talbot III. (Incorporated by reference to Exhibit 4.9 to DonJoy's report on Form 8-K dated July 21,
        2000).
10.39   Amended and Restated Secured Promissory Note dated as of
        June 28, 2000 between Michael R. McBrayer and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.10 to DonJoy's report on Form 8-K dated July 21, 2000).
10.40   Amended and Restated Secured Promissory Note dated as of
        June 28, 2000 among Leslie H. Cross & Deborah L. Cross
        Family Trust, Leslie H. Cross and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.11 to DonJoy's report on Form 8-K dated July 21, 2000).
10.41   Amended and Restated Secured Promissory Note dated as of
        June 28, 2000 between Cyril Talbot III and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.12 to DonJoy's report on Form 8-K dated July 21, 2000).
10.42   Secured Promissory Note dated as of June 28, 2000 among
        Leslie H. Cross & Deborah L. Cross Family Trust, Leslie H.
        Cross and DonJoy, L.L.C. (Incorporated by reference to Exhibit 4.13 to DonJoy's report on Form 8-K dated July 21,
        2000).
10.43   Secured Promissory Note dated as of June 28, 2000 between
        Cyril Talbot III and DonJoy, L.L.C. (Incorporated by reference to Exhibit 4.14 to DonJoy's report on Form 8-K dated July 21, 2000).
10.44   Secured Promissory Note dated as of June 28, 2000 between
        Michael R. McBrayer and DonJoy, L.L.C. (Incorporated by reference to Exhibit 4.15 to DonJoy's report on Form 8-K dated July 21, 2000).
10.45   Amended and Restated Pledge Agreement dated as of June 28,
        2000 among Leslie H. Cross, Leslie H. Cross & Deborah L.
        Cross Family Trust, and DonJoy, L.L.C. (Incorporated by reference to Exhibit 4.16 to DonJoy's report on Form 8-K dated July 21, 2000).
10.46   Amended and Restated Pledge Agreement dated as of June 28,
        2000 between Cyril Talbot III and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.17 to DonJoy's report on Form 8-K dated July 21, 2000).
10.47   Amended and Restated Pledge Agreement dated as of June 28,
        2000 between Michael R. McBrayer and DonJoy, L.L.C.
        (Incorporated by reference to Exhibit 4.18 to DonJoy's report on Form 8-K dated July 21, 2000).
10.48   Amendment No. 1 dated as of May 25, 2000 to the Credit
        Agreement dated as of June 30, 1999 (Incorporated by reference to Exhibit 10.1 to DonJoy's report on Form 8-K dated July 21, 2000).
10.49   Transition Services Agreement dated as of July 7, 2000 among
        DePuy Orthopaedic Technology, Inc., DonJoy, L.L.C., and dj
        Orthopedics, L.L.C. (Incorporated by reference to Exhibit
        10.2 to DonJoy's report on Form 8-K dated July 21, 2000).
12.1* Statement re: computation of ratios of earning to fixed charges
21.1    Subsidiaries of the Registrants

23.1    Consent of O'Sullivan Graev & Karabell, LLP (included in
        Exhibit 5.1)
23.2*   Consent of Ernst & Young LLP
23.3*   Consent of PricewaterhouseCoopers LLP
24.1    Powers of Attorney other than Kirby L. Cramer (included on the signature pages)
24.2*   Power of Attorney of Kirby L. Cramer
25.1    Statement of Eligibility and Qualifications under the Trust
        Indenture Act of 1939 of The Bank of New York as Trustee


-------------------------

* Filed herewith

     (b) FINANCIAL STATEMENT SCHEDULES


                              DJ ORTHOPEDICS, LLC


  SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES FOR THE THREE
                         YEARS ENDED DECEMBER 31, 1999



                                                         ALLOWANCE FOR
                                                           DOUBTFUL       RESERVE FOR
                                                           ACCOUNTS       EXCESS AND
                                                           AND SALES       OBSOLETE
                                                            RETURNS        INVENTORY
                                                         -------------    -----------
Balance at December 31, 1996...........................   $   229,000     $  472,000
  Provision............................................       823,000        495,000
  Write-offs and recoveries, net.......................      (640,000)      (217,000)
                                                          -----------     ----------
Balance at December 31, 1997...........................       412,000        750,000
  Provision............................................     1,407,000        172,000
  Write-offs and recoveries, net.......................    (1,463,000)      (366,000)
                                                          -----------     ----------
Balance at December 31, 1998...........................       356,000        556,000
  Provision............................................     2,678,000      1,052,000
  Write-offs and recoveries, net.......................    (2,045,000)      (617,000)
                                                          -----------     ----------
Balance at December 31, 1999...........................   $   989,000     $  991,000
                                                          ===========     ==========



     All other schedules are omitted because they are not applicable or not required or because the required information is shown in the Consolidated Financial Statements of DonJoy, L.L.C. or notes thereto.


ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the Corporation Law, the Certificate of Incorporation and By-laws, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          4. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of August, 2000.


                                          DJ ORTHOPEDICS, LLC

                                          By: /s/ LESLIE H. CROSS
                                            ------------------------------------
                                              Leslie H. Cross
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 7th day of August, 2000 by the following persons on behalf of the registrant and in the capacities indicated:



SIGNATURE                                   TITLE
---------                                   -----

/s/ LESLIE H. CROSS                         President, Chief Executive
------------------------------------------  Officer and Manager (Principal
Leslie H. Cross                             Executive Officer)

*                                           Vice President, Chief Financial
------------------------------------------  Officer and Secretary
Cyril Talbot III                            (Principal Financial and
                                            Accounting Officer)

*                                           Manager
------------------------------------------
Charles T. Orsatti

*                                           Manager
------------------------------------------
Mitchell J. Blutt, M.D.

*                                           Manager
------------------------------------------
Damion E. Wicker, M.D.

*                                           Manager
------------------------------------------
John J. Daileader

*                                           Manager
------------------------------------------
Ivan R. Sabel

*                                           Manager
------------------------------------------
Kirby L. Cramer

*By: /s/ LESLIE H. CROSS
-----------------------------------------
      Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of August, 2000.


                                          DJ ORTHOPEDICS CAPITAL CORPORATION

                                          By: /s/   LESLIE H. CROSS
                                            ------------------------------------
                                              Leslie H. Cross
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 7th day of August, 2000 by the following persons on behalf of the registrant and in the capacities indicated:



SIGNATURE                                                TITLE
---------                                                -----

/s/ LESLIE H. CROSS                         President, Chief Executive
------------------------------------------  Officer and Manager (Principal
Leslie H. Cross                             Executive Officer)

*                                           Vice President, Chief Financial
------------------------------------------  Officer and Secretary
Cyril Talbot III                            (Principal Financial and
                                            Accounting Officer)

*                                           Director
------------------------------------------
Charles T. Orsatti

*                                           Director
------------------------------------------
Mitchell J. Blutt, M.D.

*                                           Director
------------------------------------------
Damion E. Wicker, M.D.

*                                           Director
------------------------------------------
John J. Daileader

*                                           Director
------------------------------------------
Ivan R. Sabel

*                                           Director
------------------------------------------
Kirby L. Cramer

*By: /s/ LESLIE H. CROSS
-----------------------------------------
      Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of August, 2000.


                                          DONJOY, L.L.C.

                                          By: /s/   LESLIE H. CROSS
                                            ------------------------------------
                                              Leslie H. Cross
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 7th day of August, 2000 by the following persons on behalf of the registrant and in the capacities indicated:



SIGNATURE                                                TITLE
---------                                                -----

/s/ LESLIE H. CROSS                         President, Chief Executive
------------------------------------------  Officer and Manager (Principal
Leslie H. Cross                             Executive Officer)

*                                           Vice President, Chief Financial
------------------------------------------  Officer and Secretary
Cyril Talbot III                            (Principal Financial and
                                            Accounting Officer)

*                                           Manager
------------------------------------------
Charles T. Orsatti

*                                           Manager
------------------------------------------
Mitchell J. Blutt, M.D.

*                                           Manager
------------------------------------------
Damion E. Wicker, M.D.

*                                           Manager
------------------------------------------
John J. Daileader

*                                           Manager
------------------------------------------
Ivan R. Sabel

*                                           Manager
------------------------------------------
Kirby L. Cramer

*By: /s/ LESLIE H. CROSS
-----------------------------------------
      Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER
-------                            EXHIBIT

 3.1     Amended and Restated Operating Agreement of dj Orthopedics,
         LLC
 3.2     Second Amended and Restated Operating Agreement of DonJoy,
         L.L.C.
 3.2A    Third Amended and Restated Operating Agreement dated as of
         July 7, 2000 of DonJoy, L.L.C. (Incorporated by reference to
         Exhibit 3.1 to DonJoy's report on Form 8-K dated July 21,
         2000).
 3.3     Certificate of Amendment to Certificate of Incorporation of
         DJ Orthopedics Capital Corporation
 3.4     By-Laws of dj Orthopedics, LLC
 3.5     By-Laws of DonJoy, L.L.C.
 3.6     By-Laws of DJ Orthopedics Capital Corporation
 4.1     Indenture dated as of June 30, 1999 among the Issuers,
         DonJoy and The Bank of New York, as Trustee
 4.2     Form of Note (included as Exhibit B to Exhibit 4.1)
 4.3     Exchange and Registration Rights Agreement dated as of June,
         30, 1999 among the Issuers, DonJoy and Chase Securities
         Inc., as Initial Purchaser
 5.1     Opinion of O'Sullivan Graev & Karabell, LLP
10.1     Recapitalization Agreement dated as of April 29, 1999 among
         CDP, DonJoy and Smith & Nephew
10.2     Group Research Centre Technology Agreement dated as of June
         30, 1999 between DonJoy and Smith & Nephew
10.3 Supply Agreement dated as of June 30, 1999 between DonJoy and Smith & Nephew
10.4 Transition Services Agreement dated as of June 30, 1999 between DonJoy and Smith & Nephew
10.4A    First Amendment to Transition Services Agreement dated as of
         December 21, 1999 between DonJoy and Smith & Nephew.
         (Incorporated by reference to Exhibit 10.29 to the Annual
         Report on Form 10-K for the fiscal year ended December 31,
         1999).
10.5     Distribution Agreement dated as of June 30, 1999 between
         DonJoy, Smith & Nephew and the affiliates of Smith & Nephew listed on Schedule I thereto
10.6 CERF Laboratories Agreement dated as of June 30, 1999 between DonJoy and Smith & Nephew
10.7 Subleases dated as of June 30, 1999 between the Company and Smith & Nephew
10.8     Guaranties dated as of June 30, 1999 executed by DonJoy
10.9 Preferred Unit Purchase Agreement dated as of June 30, 1999 among DonJoy, CB Capital and First Union Investors
10.10    Members' Agreement dated as of June 30, 1999 among DonJoy,
         CDP, CB Capital, First Union Investors, Smith & Nephew and the Management Members
10.11    Credit Agreement dated as of June 30, 1999 among the
         Issuers, DonJoy, the Lenders party thereto and First Union
         National Bank, as Administrative Agent

EXHIBIT
NUMBER
-------                            EXHIBIT
10.11A   Agreement dated as of July 13, 2000 among DonJoy, L.L.C., DJ
         Orthopedics, L.L.C., the Lenders under that certain Credit
         Agreement dated as of June 30, 1999, as amended, First Union
         National Bank, as administrative agent, and The Chase
         Manhattan Bank, as syndication agent. (Incorporated by
         reference to Exhibit 10.3 to DonJoy's report on Form 8-K
         dated July 21, 2000).
10.12    Indemnity, Subrogation and Contribution Agreement dated as of June 30, 1999 among the Company, DJ Capital and First
         Union National Bank, as Collateral Agent
10.13    Parent Guarantee Agreement dated as of June 30, 1999 between
         DonJoy and First Union National Bank, as Collateral Agent
10.14    Subsidiary Guarantee Agreement dated as of June 30, 1999
         between DJ Capital and First Union National Bank, as
         Collateral Agent
10.15    Pledge Agreement dated as of June 30, 1999 among the
         Company, DonJoy and First Union National Bank, as Collateral
         Agent
10.16    Security Agreement dated as of June 30, 1999 among the
         Company, DonJoy, DJ Capital and First Union National Bank,
         as Collateral Agent
10.17    Leasehold Deed of Trust, Security Agreement and Assignment
         of Leases and Rents dated as of June 30, 1999 between the
         Company and First American Title Insurance Company, as
         trustee
10.18..  Employment Agreement dated as of June 30, 1999 between the
         Company and Leslie H. Cross
10.19..  Employment Agreement dated as of June 30, 1999 between the
         Company and Cyril Talbot III
10.20..  Employment Agreement dated as of June 30, 1999 between the
         Company and Michael R. McBrayer
10.21..  Amended and Restated 1999 Option Plan of DonJoy dated
         January 20, 2000. (Incorporated by reference to Exhibit
         10.30 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
10.22..  Retention Agreement dated as of December 14, 1998 between
         Smith & Nephew and Les Cross
10.23..  Retention Agreement dated as of December 14, 1998 between
         Smith & Nephew and Cy Talbot
10.24..  Retention Agreement dated as of December 14, 1998 between
         Smith & Nephew and Michael McBrayer
10.25..  Retention Agreement dated December 14, 1998 between Smith &
         Nephew and Chuck Bastyr
10.26..  Retention Agreement dated December 14, 1998 between Smith &
         Nephew and
         Peter Bray
10.27    Retention Agreement dated December 14, 1998 between Smith &
         Nephew and Kent Bachman. (Incorporated by reference to
         Exhibit 10.27 to the Annual Report on Form 10-K for the
         fiscal year ended December 31, 1999).
10.28    Employment and Separation Agreement dated as of October 25,
         1999 between Chuck Bastyr and dj Orthopedics, LLC.
         (Incorporated by reference to Exhibit 10.28 to the Annual
         Report on Form 10-K for the fiscal year ended December 31,
         1999).
10.29    Asset Purchase Agreement dated as of July 7, 2000 among
         DePuy Orthopaedic Technology, Inc., dj Orthopedics, L.L.C.,
         and DonJoy, L.L.C. (Incorporated by reference to Exhibit 2.1 to DonJoy's report on Form 8-K dated July 21, 2000).

EXHIBIT
NUMBER
-------                            EXHIBIT
10.30    Preferred Unit Purchase Agreement dated as of July 7, 2000, among DonJoy, L.L.C., and CB Capital Investors, L.L.C.,
         First Union Capital Partners, L.L.C., DJC, Inc.,
         TCW/Crescent Mezzanine Trust II, and TCW Leveraged Income
         Trust II, L.P. (Incorporated by reference to Exhibit 4.1 to
         DonJoy's report on Form 8-K dated July 21, 2000).
10.31    Common Unit Purchase Agreement dated as of July 7, 2000,
         among DonJoy, L.L.C., and Chase DJ Partners, L.L.C., Leslie
         H. Cross & Deborah L. Cross Family Trust, Michael R.
         McBrayer, and Cyril Talbot III. (Incorporated by reference to Exhibit 4.2 to DonJoy's report on Form 8-K dated July 21,
         2000).
10.32    Secured Promissory Note dated as of July 7, 2000 between the
         Leslie H. Cross & Deborah L. Cross Family Trust and Leslie
         H. Cross, and DonJoy, L.L.C. (Incorporated by reference to
         Exhibit 4.3 to DonJoy's report on Form 8-K dated July 21,
         2000).
10.33    Secured Promissory Note dated as of July 7, 2000 between
         Cyril Talbot III and DonJoy, L.L.C. (Incorporated by
         reference to Exhibit 4.4 to DonJoy's report on Form 8-K
         dated July 21, 2000).
10.34    Secured Promissory Note dated as of July 7, 2000 between
         Michael R. McBrayer and DonJoy, L.L.C. (Incorporated by
         reference to Exhibit 4.5 to DonJoy's report on Form 8-K
         dated July 21, 2000).
10.35    Second Amended and Restated Pledge Agreement dated as of
         July 7, 2000, among Leslie H. Cross, Leslie H. Cross &
         Deborah L. Cross Family Trust, and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.6 to DonJoy's report on Form 8-K dated July 21, 2000).
10.36    Second Amended and Restated Pledge Agreement dated as of
         July 7, 2000 between Cyril Talbot III and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.7 to DonJoy's report on Form 8-K dated July 21, 2000).
10.37    Second Amended and Restated Pledge Agreement dated as of
         July 7, 2000, between Michael R. McBrayer and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.8 to DonJoy's report on Form 8-K dated July 21, 2000).
10.38    Unit Purchase Agreement dated as of June 28, 2000, among
         Smith & Nephew Disposal, Inc. and Chase DJ Partners, L.L.C.,
         Leslie H. Cross & Deborah L. Cross Family Trust, Michael R.
         McBrayer, and Cyril Talbot III. (Incorporated by reference to Exhibit 4.9 to DonJoy's report on Form 8-K dated July 21,
         2000).
10.39    Amended and Restated Secured Promissory Note dated as of
         June 28, 2000 between Michael R. McBrayer and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.10 to DonJoy's
         report on Form 8-K dated July 21, 2000).
10.40    Amended and Restated Secured Promissory Note dated as of
         June 28, 2000 among Leslie H. Cross & Deborah L. Cross
         Family Trust, Leslie H. Cross and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.11 to DonJoy's
         report on Form 8-K dated July 21, 2000).
10.41    Amended and Restated Secured Promissory Note dated as of
         June 28, 2000 between Cyril Talbot III and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.12 to DonJoy's
         report on Form 8-K dated July 21, 2000).
10.42    Secured Promissory Note dated as of June 28, 2000 among
         Leslie H. Cross & Deborah L. Cross Family Trust, Leslie H.
         Cross and DonJoy, L.L.C. (Incorporated by reference to
         Exhibit 4.13 to DonJoy's report on Form 8-K dated July 21,
         2000).
10.43    Secured Promissory Note dated as of June 28, 2000 between
         Cyril Talbot III and DonJoy, L.L.C. (Incorporated by
         reference to Exhibit 4.14 to DonJoy's report on Form 8-K
         dated July 21, 2000).

EXHIBIT
NUMBER
-------                            EXHIBIT
10.44    Secured Promissory Note dated as of June 28, 2000 between
         Michael R. McBrayer and DonJoy, L.L.C. (Incorporated by
         reference to Exhibit 4.15 to DonJoy's report on Form 8-K
         dated July 21, 2000).
10.45    Amended and Restated Pledge Agreement dated as of June 28,
         2000 among Leslie H. Cross, Leslie H. Cross & Deborah L.
         Cross Family Trust, and DonJoy, L.L.C. (Incorporated by
         reference to Exhibit 4.16 to DonJoy's report on Form 8-K
         dated July 21, 2000).
10.46    Amended and Restated Pledge Agreement dated as of June 28,
         2000 between Cyril Talbot III and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.17 to DonJoy's
         report on Form 8-K dated July 21, 2000).
10.47    Amended and Restated Pledge Agreement dated as of June 28,
         2000 between Michael R. McBrayer and DonJoy, L.L.C.
         (Incorporated by reference to Exhibit 4.18 to DonJoy's
         report on Form 8-K dated July 21, 2000).
10.48    Amendment No. 1 dated as of May 25, 2000 to the Credit
         Agreement dated as of June 30, 1999 (Incorporated by
         reference to Exhibit 10.1 to DonJoy's report on Form 8-K
         dated July 21, 2000).
10.49    Transition Services Agreement dated as of July 7, 2000 among
         DePuy Orthopaedic Technology, Inc., DonJoy, L.L.C., and dj
         Orthopedics, L.L.C. (Incorporated by reference to Exhibit
         10.2 to DonJoy's report on Form 8-K dated July 21, 2000).
12.1*..  Statement re: computation of ratio of earnings to fixed charges
21.1...  Subsidiaries of the Registrants
23.1...  Consent of O'Sullivan Graev & Karabell, LLP (included in
         Exhibit 5.1)
23.2*..  Consent of Ernst & Young LLP
23.3*    Consent of PricewaterhouseCoopers LLP
24.1...  Powers of Attorney other than Kirby L. Cramer (included on the signature pages)
24.2*    Power of Attorney of Kirby L. Cramer
25.1...  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of The Bank of New York as Trustee


-------------------------

* Filed herewith